As filed with the Securities and Exchange Commission on January 14, 2022
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT
OF
1933

AdTheorent Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7370	85-3978415
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)
330 Hudson Street, 13th Floor
New York, New York, 10013
Telephone: (800
804-1359
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Lawson
Chief Executive Officer
330 Hudson Street, 13th Floor
New York, New York, 10013
Telephone: (800)
804-1359
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Steve Camahort
Teri O’Brien
200 Park Avenue
New York, NY 10166
Telephone: (212)
318-6800

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, $0.0001 par value	15,973,904 (2)	$11.50 (3)	$183,699,896	$17,028.98
Secondary Offering:
Common Stock, $0.0001 par value	76,713,193 (4)	$5.25 (5)	$402,744,263	$37,334.39
Warrants to purchase Common Stock	5,432,237 (6)	—	—	— (7)
Total			$586,444,159	$54,363.37

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Consists of (i) 5,432,237 shares of common stock, par value $0.0001 per share (the “Common Stock”), of AdTheorent Holding Company, Inc., a Delaware corporation (the “Company”) issuable upon the exercise of 5,432,237 Private Warrants (as defined below) by the holders thereof and (ii) 10,541,667 shares of Common Stock issuable upon the exercise of 10,541,667 Public Warrants (as defined below) by the holders thereof.

(3)	The price per share is based upon the exercise price per Warrant (as defined below) of $11.50 per share.
(4)
Consists of 76,713,193 shares of Common Stock registered for sale by the selling securityholders named in this registration statement, including 5,432,237 shares of Common Stock issuable upon the exercise of Private Warrants by the holders thereof.

(5)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $5.25, which is the average of the high and low per share prices of the Common Stock on January 13, 2022 on the Nasdaq Stock Market.

(6)	Represents the resale of 5,432,237 Private Warrants.
(7)	In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED JANUARY 14, 2022
PRELIMINARY PROSPECTUS

AdTheorent Holding Company, Inc.
Up to 76,713,193 Shares of Common Stock
Up to 15,973,904 Shares of Common Stock Issuable Upon the Exercise of Warrants
Up to 5,432,237 Warrants

This prospectus relates to the issuance by us of up to an aggregate of 15,973,904 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 10,541,667 shares of Common Stock issuable upon the exercise of 10,541,667 warrants (the “Public Warrants”) originally issued in the initial public offering of MCAP Acquisition Corporation, a Delaware corporation (“MCAP”), by the holders thereof, and (ii) up to 5,432,237 shares of Common Stock issuable upon the exercise of 5,432,237 warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) originally issued in a private placement in connection with the initial public offering of MCAP (551,096 of which are subject to escrow and forfeiture unless certain earn-out
targets are achieved pursuant to the Business Combination Agreement (as defined below)). We will receive the proceeds from any exercise of the Warrants for cash.
This prospectus also relates to the offer and sale from time to time, upon the expiration of lock-up
agreements, if applicable, by (a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest)
(collectively, the “Selling Stockholders”) of up to 76,713,193 shares of Common Stock, consisting of (i) up to 12,150,000 shares of Common Stock, issued in a private placement to the PIPE Investors (as defined below) pursuant to the terms of separate Subscription Agreements (as defined below) in connection with the Business Combination (as defined below), (ii) up to 5,432,237 shares of Common Stock that may be issued upon the exercise of the Private Warrants, (iii) up to 7,906,250 shares of Common Stock held by MCAP Acquisition, LLC (the “Sponsor”) and its affiliates, (iv) up to 13,935,678 shares of Common Stock held by or underlying equity awards held by affiliates of AdTheorent Holding Company, Inc. (“AdTheorent” or the “Company”), (v) up to 34,064,174 shares of Common Stock held by H.I.G. Growth—AdTheorent, LLC, and (vi) up to 3,224,854 additional shares of Common Stock held by entities affiliated with Monroe Capital, LLC and (b) the selling warrant holders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest)
(collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 5,432,237 Private Warrants.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants registered hereby. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbols “ADTH” and “ADTHW,” respectively. On January 13, 2022, the closing price of our Common Stock was $5.34 per share and the closing price of our Public Warrants was $0.71 per Warrant.

See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2022

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “
Where You Can Find More Information
.”
On December 22, 2021 (the “Closing Date”), MCAP, now known as AdTheorent Holding Company, Inc., consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified, the “Business Combination Agreement”), by and among MCAP, GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4”
and, together with Merger Sub 1, Merger Sub 2 and Merger Sub 3, the “Merger Sub Entities”), H.I.G. Growth—AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth—AdTheorent, LLC, a Delaware limited liability company, and AdTheorent Holding Company, LLC, a Delaware limited liability company (“Legacy AdTheorent”). Pursuant to the terms of the Business Combination Agreement, Legacy AdTheorent, the Blocker and the Merger Sub Entities engaged in a series of four mergers, which resulted in Legacy AdTheorent becoming a wholly owned subsidiary of MCAP (the “Business Combination’). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), MCAP changed its name to AdTheorent Holding Company, Inc.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “AdTheorent,” “we,” “us,” “our” and similar terms refer to AdTheorent Holding Company, Inc. and its consolidated subsidiaries (including Legacy AdTheorent). References to “MCAP” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “outlook,” “forecast,” “possible,” “potential,” “predict,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus may include, for example, statements about:

•
our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	our financial and business performance following the Business Combination, including financial projections and business metrics;

•	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model;

•	demand for our platform and services and the drivers of that demand;

•	our estimated total addressable market and other industry projections, and our projected market share;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the novel coronavirus (“COVID-19”) pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”);

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	the outcome of any legal proceedings;

•
our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	our success in retaining or recruiting, or changes required in, officers, key employees or directors following the Business Combination;

•	changes in applicable laws or regulations;

•	our ability to execute our business model, including market acceptance of our planned products and services;

•	that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

•	the possibility that the Business Combination disrupts our current plans and potential difficulties in our employee retention as a result of the Business Combination;

•	the ability to maintain the listing of our securities on Nasdaq or any other exchange;

•	the possibility that the COVID-19 pandemic may adversely affect our results of operations, financial position and cash flows; and

•	the possibility that we may be adversely affected by other economic, business or competitive factors.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at
www.sec.gov
.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
The Company
We are a digital media platform which focuses on performance-first, privacy-forward methods to execute programmatic digital advertising campaigns, serving both advertising agency and brand customers. Without relying on individualized profiles or sensitive personal data for targeting, we utilize machine learning and advanced data analytics to make programmatic digital advertising more effective and efficient at scale, delivering measurable real-world value for advertisers. Our differentiated advertising capabilities and superior campaign performance, measured by customer-defined business metrics or Key Performance Indicators (“KPIs”), have helped fuel our customer adoption and year-after-year growth. Our technology and solutions, conceived and developed in-house
since 2012, have been recognized with numerous awards including Drum Digital Advertising Awards (2020), MMA Smarties Awards (2018-2020), Martech Breakthrough Awards (2020-2021) and Deloitte’s Technology Fast 500 (2015-2018). Additionally, we were awarded “Best
AI-Based
Advertising Solution” (AI Breakthrough Awards) (2018-2021) and “Most Innovative Product” (B.I.G. Innovation Awards) (2018-2021) for four consecutive years. AdTheorent is also the only five-time recipient of Frost & Sullivan’s “Digital Advertising Leadership Award” (2016-2020).
Background
We were originally known as MCAP Acquisition Corporation. On December 22, 2021, MCAP consummated the Business Combination with Legacy AdTheorent pursuant to the Business Combination Agreement, dated as of July 27, 2021, by and among MCAP, the Merger Sub Entities, the Blocker, H.I.G. Growth—AdTheorent, LLC and Legacy AdTheorent. In connection with the Closing of the Business Combination, MCAP changed its name to AdTheorent Holding Company, Inc. Legacy AdTheorent was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While MCAP was the legal acquirer in the Business Combination, because Legacy AdTheorent was deemed the accounting acquirer, the historical financial statements of Legacy AdTheorent became the historical financial statements of the combined company, upon the consummation of the Business Combination.
Concurrently with the execution of the Business Combination Agreement, MCAP entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and MCAP agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 12,150,000 shares of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of MCAP (the “PIPE Shares”), for a purchase price of $10.00 per share, representing aggregate gross proceeds of $121.50 million (the “PIPE Financing”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the PIPE Investors with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.
The PIPE Shares were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2) and/or Regulation D promulgated thereunder.
Pursuant to our prior amended and restated certificate of incorporation, each issued and outstanding share of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), converted into one share of

Class A Common Stock, at the Closing. After the Closing and following the effectiveness of our second amended and restated certificate of incorporation (“Certificate of Incorporation”), each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable
share of Common Stock, without any further action by us or any stockholder.
Our Common Stock and Public Warrants are currently listed on the on the NASDAQ under the symbols ADTH” and “ADTHW,” respectively.
The rights of holders of our Common Stock and Warrants are governed by our Certificate of Incorporation, our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated February 25, 2021, between MCAP and Continental Stock Transfer & Trust Company(the “Warrant Agreement”). See the sections entitled “
Description of Securities
” and “
Certain Relationships and Related Party Transactions
.”
Emerging Growth Company
We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earlier of (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of MCAP’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.
Corporate Information
MCAP was incorporated on November 12, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. MCAP completed its initial public offering in March 2021. In December 2021, Legacy AdTheorent, the Blocker and the Merger Sub Entities engaged in a series of four mergers, which resulted in Legacy AdTheorent becoming a wholly owned subsidiary of MCAP. In connection with the Business Combination, we changed our name to AdTheorent Holding Company, Inc. Our principal executive offices are located at 330 Hudson Street, 13 th
Floor, New York, New York, 10013 and our telephone number is (800)
804-1359.
Our website address is
www.adtheorent.com
. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	AdTheorent Holding Company, Inc. (f/k/a MCAP Acquisition Corporation)
Issuance of Common Stock

Shares of Common Stock Offered by us	15,973,904 shares of Common Stock issuable upon exercise of the Warrants, consisting of (i) 5,432,237 shares of Common Stock that are issuable upon the exercise of 5,432,237 Private Warrants by the holders thereof and (ii) 10,541,667 shares of Common Stock that are issuable upon the exercise of 10,541,667 Public Warrants by the holders thereof.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	85,743,994 shares (as of December 22, 2021).

Shares of Common Stock Outstanding Assuming Exercise of All Warrants	101,717,898 shares (based on total shares outstanding as of December 22, 2021).

Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $183.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “
Use of Proceeds
.”
Resale of Common Stock and Warrants

Shares of Common Stock Offered by the Selling Securityholders	76,713,193 shares (including up to 5,432,237 shares of Common Stock that may be issued upon exercise of the Private Warrants).

Warrants Offered by the Selling Securityholders	5,432,237 Warrants, consisting of all outstanding Private Warrants.

Redemption	The Warrants are redeemable in certain circumstances. See “ Description of Securities—Warrants ” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

Lock-Up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up
periods. See “
Selling Securityholders—Certain Relationships with Selling Securityholders
” for further discussion.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on the NASDAQ under the symbols “ADTH” and “ADTHW,” respectively.

Risk Factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

SUMMARY RISK FACTORS
An investment in shares of our Common Stock involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

•	Risks Related to our Business and Industry, including:

•
Our success and revenue growth is dependent on our marketing efforts, ability to maintain our brand, adding new customers, launch and marketing of new products and services, effectively educating and training our existing customers and increasing usage of our platform and services by our customers.

•	If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain customers and our revenue and results of operations may decline.

•	We rely on key customers and a loss of such customers could harm our business, operating results and financial condition.

•	We are subject to payment-related risks and if our customers do not pay, or dispute their invoices, our business, operating results and financial condition may be adversely affected.

•	Our revenue could decline and our growth could be impeded if our access to advertising inventory is diminished or fails to grow.

•
We allow our customers and suppliers to utilize application programming interfaces, or APIs, with our platform, which could result in outages or security breaches and negatively impact our business, operating results and financial condition.

•
If our access to data or
non-proprietary
technology is diminished, including through third-party hosting and transmission services, the effectiveness of our platform and services would be decreased, which could harm our operating results and financial condition.

•
Our failure to meet content and inventory standards and provide services that our customers and inventory suppliers trust could harm our brand and reputation and negatively impact our business, operating results and financial condition.

•	Risks Related to Data Privacy, including:

•	Changes in legislative, judicial, regulatory, or cultural environments relating to information collection, use and processing may limit our ability to collect, use and process data.

•	Our business or ability to operate our platform could be impacted by changes in the technology industry by established technology companies or government regulation.

•	Risks Related to our Intellectual Property and Technology, including:

•	Our internal information technology systems may fail or suffer security breaches, loss or leakage of data, and other disruptions.

•	Risks Related to Government Regulation, including:

•
Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business, financial condition, and results of operations.

•	General Risk Factors Relating to Our Business

•	The market in which we participate is intensely competitive and fragmented.

•	Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our business, operating results and financial condition.

•	Seasonal fluctuations in advertising activity could have a material impact on our revenue, cash flow and operating results.

•	Future acquisitions, strategic investments or alliances could disrupt our business and harm our business, operating results and financial condition.

•
We may utilize a significant amount of indebtedness in the operation of our business, and our cash flows and operating results could be adversely affected by required payments of any debt or related interest and other risks of any debt financing.

•	A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our products.

•	Risks Related to the Ownership of Our Common Stock, including:

•	The market price of our Common Stock may be volatile or may decline, and you may not be able to resell your shares at or above the price you paid for such shares.

•	Insiders continue to have substantial control over our company after the Business Combination, which could limit your ability to influence the outcome of key decisions, including a change of control.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and “Summary Risk Factors,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition, liquidity, results of operations and prospects.
RISKS RELATED TO OUR BUSINESS AND INDUSTRY
Our success and revenue growth is dependent on our marketing efforts, ability to maintain our brand, adding new customers, effectively educating and training our existing customers on how to make full use of our platform and services and increasing usage of our platform and services by our customers.
Our success is dependent on regularly adding new customers and increasing our customers’ usage of our platform and services. Our customers typically have relationships with numerous providers and can use both our platform and services and those of our competitors without incurring significant costs or disruption. Our customers may also choose to decrease their overall advertising spend for any reason, including if they do not believe they are receiving a sufficient return on their advertising spend. Accordingly, we must continually work to win new customers and retain existing customers, increase their usage of our platform and services and capture a larger share of their advertising spend. We may not be successful at educating and training customers, particularly our newer customers, on how to use our platform and services, in order for our customers to get the most benefit from our platform and services and increase their usage. If these efforts are unsuccessful or customers decide not to continue to maintain or increase their usage of our platform and services for any other reason, or if we fail to attract new customers, our revenue could fail to grow or decline, which would materially and adversely harm our business, operating results and financial condition. We cannot assure you that our customers will continue to use and increase their spend on our platform and service offerings or that we will be able to attract a sufficient number of new customers to continue to grow our business and revenue. If customers representing a significant portion of our business decide to materially reduce their use of our platform or service offerings or cease using them altogether, our revenue could be significantly reduced, which could have a material adverse effect on our business, operating results and financial condition. We may not be able to replace customers who decrease or cease their usage of our platform or service offerings with new customers that will use them to the same extent.
We may be unsuccessful in launching or marketing new products or services, or launching existing products and services into new markets, or we may be unable to successfully integrate new offerings into our existing platform, which would result in significant expense and may not achieve desired results.
We regularly evaluate expanding our products into new markets or launching new service offerings in existing or new markets and plan to expand our markets significantly. Any expansion or new offering requires significant expenses and the time of our key personnel, particularly at the outset of the process, and such new service offerings or expansion of our platform may not result in the customer conversion or profitability that we expect. Our plans to expand and deepen our market share in our existing markets and expand into additional markets are subject to a variety of risks and challenges. We cannot assure you that we will be able to increase revenue and create business model efficiencies in new markets in the manner we have in our more mature existing markets.
As we continue to expand, we may launch products or services in markets that prove to be more challenging for our business model. As we expand across new territories, we will have to adapt our business and operations to local conditions. If we are unable to adapt to these new markets and scale effectively, our business and results of operations may be adversely affected.
New markets and new product or service offerings may also subject us to new regulatory environments, which could increase our costs as we evaluate compliance with any new regulatory regime. Notwithstanding the expenses and time devoted to expanding an existing product or service offering into a new market or launching a new product offering, we may fail to achieve the financial and market share goals associated with the expansion. If we cannot manage our expansion efforts efficiently, our market share gains could take longer than planned and our related costs could exceed expectations. In addition, we could incur significant costs to seek to expand our market share, and still not succeed in attracting sufficient customers to offset such costs. See also “—
Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on its business, operating results and financial condition
” and “—
Future acquisitions, strategic investments or alliances could disrupt our business and harm our business, operating results and financial condition
.”
We may not realize the expected benefits of an industry shift away from cookie-based consumer tracking and such shift may not occur as rapidly as we expect or may not be realized at all.
We expect to benefit as compared to others in our industry from marketers reducing their reliance on vendors and software platforms that rely on third-party cookies for tracking and ad-targeting.
However, we cannot assure you that the shift away from cookie-based consumer tracking and ad-
targeting will happen as rapidly as we expect or that such shift will occur at all. Additionally, even if the shift away from cookie-based consumer tracking does occur, we may not be as successful in growing our business and increasing revenue as expected. For example, marketers may not shift their business away from our competitors if our competitors are successful in developing alternative products or services that are not significantly reliant on the cookie-based framework.
The effects of the ongoing
COVID-19
pandemic and other sustained adverse market events have had, and could in the future have, an adverse impact on our business, operating results and financial condition.
Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global
COVID-19
pandemic. The
COVID-19
pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our customers and partners operate, and are significantly impacting economic activity and financial markets. Many marketers, particularly those in the travel, retail and automotive industries, decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other
COVID-19-related
impacts, which has negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which we may not be able to accurately predict. The spread of an infectious disease may also result in, and, in the case of the
COVID-19
pandemic has resulted in, regional quarantines, labor shortages or stoppages, changes in consumer purchasing patterns, disruptions to service providers’ ability to deliver data on a timely basis, or at all, and overall economic instability.
A recession, depression or other sustained adverse market events resulting from the spread of
COVID-19
could materially and adversely affect our business and that of our customers or potential customers. our customers’ and potential customers’ businesses or cash flows have been and may continue to be negatively impacted by the
COVID-19
pandemic, which has led and may continue to lead them to reduce their advertising spending and delay their advertising initiatives or technology spending, which may materially and negatively impact our business, operating results and financial condition. Our customers may also seek adjustments to their payment terms, delay making payments or default on their payables, any of which may impact the timely receipt and/or collectability of our receivables. As a result, our financial condition and results of operations may be adversely impacted if the business or financial condition of our customers and marketers is negatively affected by the pandemic.

Our operations are subject to a range of external factors related to the
COVID-19
pandemic that are not within our control. We have taken precautionary measures intended to minimize the risk of the spread of the virus to our employees, partners and customers, and the communities in which we operate. A wide range of governmental restrictions have also been imposed on our employees’, customers’ and partners’ physical movement to limit the spread of
COVID-19.
There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, and customer service efforts, delay and lengthen our sales cycles, decrease our employees’ or customers’ or partners’ productivity, or create operational or other challenges, any of which could harm our business, operating results and financial condition.
The economic uncertainty caused by the
COVID-19
pandemic has made and may continue to make it difficult for us to forecast revenue and operating results and to make decisions regarding operational cost structures and investments. Our business depends on the overall demand for advertising and on the economic health of our customers that benefit from our platform and services. Economic downturns or unstable market conditions may cause our customers to decrease their advertising budgets, which could reduce usage of our platform and services and adversely affect our business, operating results and financial condition. We have committed, and we plan to continue to commit, resources to grow our business, including to expand our employee base and develop our platform, service offerings and systems, and such investments may not yield anticipated returns, particularly if worldwide business activity continues to be impacted by the
COVID-19
pandemic. The duration and extent of the impact from the
COVID-19
pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed. Such future developments may include, among others, the duration and spread of the outbreak, new information that may emerge concerning the severity of
COVID-19
and government actions to contain
COVID-19
or treat its impact, the level of relief efforts designed to help businesses and consumers, including any declines in such levels, impact on our customers and our sales cycles, impact on our customer, industry or employee events, and effect on our advertising inventory partners.
Our results may also fluctuate unpredictably as and to the extent there is a recovery from the pandemic and a return to non-pandemic
business conditions. We cannot predict the impact of a post- pandemic recovery on the economy, our customers or consumer patterns or the degree to which certain trends will continue.
If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain customers and our revenue and results of operations may decline.
Our industry is subject to rapid and frequent changes in technology, evolving customer needs and the frequent introduction by competitors of new and enhanced offerings. We must regularly make investment decisions regarding offerings and technology to maintain the technological competitiveness of our products and services and meet customer demand and evolving industry standards. The complexity and uncertainty regarding the development of new technologies and the extent and timing of market acceptance of innovative products and services create difficulties in maintaining this competitiveness. The success of any enhancement or new solution depends on many factors, including timely completion, adequate quality testing, appropriate introduction and market acceptance. Without the timely introduction of new products, services and enhancements, our offerings could become technologically or commercially obsolete over time, in which case our revenue and operating results would suffer. If new or existing competitors have more attractive offerings, we may lose customers or customers may decrease their use of our platform or services. New customer demands, superior competitive offerings or new industry standards could require us to make unanticipated and costly changes to our platform, service offerings or business model. If we fail to enhance our current products and services or fail to develop new products to adapt to our rapidly changing industry or to evolving customer needs, demand for our platform or services could decrease and our business, operating results and financial condition may be adversely affected.

The market for programmatic buying for advertising campaigns is dynamic and evolving. If this market develops more slowly or differently than expected, our business, operating results and financial condition may be adversely affected.
We derive revenue from the sale of targeting digital advertising media through our platform. We expect that ad sales will continue to be our primary source of revenue for the foreseeable future, and that our revenue growth will largely depend on increasing customers’ usage of our platform and services. While the market for programmatic ad buying for mobile and desktop display ads is relatively established, the market in other channels such as connected TV (“CTV”) is still emerging, and our current and potential customers may not shift quickly enough into these channels, which would reduce our growth potential. If the market for programmatic ad buying deteriorates or develops more slowly than we expect, it could reduce demand for our platform and services, and our business, growth prospects and financial condition would be adversely affected.
In particular, the market for programmatic buying for advertising campaigns across multiple advertising channels is an emerging market. Our ability to provide capabilities across multiple advertising channels may be constrained if we are not be able to maintain or grow advertising inventory for channels, and some of our offerings may not gain market acceptance. We may not be able to accurately predict changes in overall industry demand for the channels in which we operate and cannot make assurances that our investment in channel development will correspond to any such changes. For example, we cannot predict whether the growth in demand for our CTV offering will continue. Furthermore, if our channel mix changes due to a shift in customer demand, such as customers shifting their usage more quickly or more extensively than expected to channels in which we have relatively less functionality, features, or inventory, such as linear TV, then demand for our platform and service offerings could decrease, and our business, financial condition, and results of operations could be adversely affected.
We receive a significant amount of revenue from certain advertising agencies and brand marketers, and the loss of such customers could harm our business, operating results and financial condition.
We had 306 active customers as of September 30, 2021, consisting primarily of independent advertising agencies and brand marketers and to a lesser extent, agencies owned by global holding companies.
We do not have exclusive relationships with advertising agencies and we depend on agencies to engage with us on advertising campaigns for their clients. The loss of such agencies could significantly harm our business, operating results and financial condition. If we fail to maintain satisfactory relationships with an advertising agency, we risk losing business from the brand marketers represented by that agency.
Brand marketers may change advertising agencies, or work with other platforms. If a brand marketer switches from an agency that utilizes our platform and services to one that does not, or chooses a different platform for direct engagement, we could lose revenue from that brand marketer. In addition, some advertising agencies have strong relationships with competing platforms and may direct their brand marketers to other providers.
We may experience fluctuations in its operating results, which could make its future operating results difficult to predict or cause our operating results to fall below securities analysts’ and investors’ expectations.
Our quarterly and annual operating results have fluctuated in the past, and we expect that our future operating results will fluctuate due to a variety of factors, many of which are beyond our control. Period-
to-period
comparisons of our operating results should not be relied upon as an indication of its future performance. Fluctuations in our operating results could cause our performance to fall below the expectations of securities analysts and investors, and adversely affect the price of our Common Stock. Because our business is changing and evolving rapidly, and the macroeconomic environment continues to evolve as a result of the
COVID-19
pandemic, our historical operating results may not be necessarily indicative of our future operating results. It is also difficult to predict the impact of a post- pandemic recovery on our business and operating results. In addition, factors that may cause our operating results to fluctuate include the following:

•	changes in demand for our platform and services, including those related to the seasonal nature of customers’ spending on digital advertising campaigns;

•	changes in our pricing policies, the pricing policies of competitors and the pricing or availability of inventory, data or other third-party services;

•	changes in our customer base, platform and service offerings;

•	the addition or loss of advertising agencies and marketers as customers;

•	changes in advertising budget allocations, agency affiliations or marketing strategies;

•	changes to our channel mix (including, for example, changes in demand for CTV);

•	changes and uncertainty in the regulatory and business environment for us or our customers (for example, when Apple or Google change policies for their operating systems and browsers, respectively);

•
changes in the economic prospects of marketers or the economy generally (due to
COVID-19
or otherwise), which could alter marketers’ spending priorities, or could increase the time or costs required to complete advertising inventory sales;

•	changes in the availability of advertising inventory or in the cost of reaching end consumers through digital advertising;

•	disruptions or outages on our platform;

•	the introduction of new technologies or offerings by competitors;

•	changes in our capital expenditures as we acquire the hardware, equipment and other assets required to support our business;

•	the length and unpredictability of our sales cycle;

•	costs related to acquisitions of businesses or technologies, or employee recruiting; and

•	shifting views and behaviors of consumers concerning use of data.
Based upon the factors above and others beyond our control, we have a limited ability to forecast our future revenue, costs and expenses, and, as a result, our operating results may, from time to time, fall below our estimates or the expectations of securities analysts and investors.
Customers have the option to use our platform on a self-service basis, which requires us to commit substantial time and expenses towards training potential customers on how to make full use of our platform. If we fail to offer sufficient customer training and support for our platform, we may not be able to attract new customers or maintain our current customers.
Because we operate a platform that has many powerful tools, is capable of performing complicated campaign executions and customers can choose to use on a self-service basis, we may be required to spend a substantial amount of time and effort educating and training current customers and potential customers on how to make full use of our platform. Because potential customers may already be trained to use competitors’ platforms, we are also required to spend a significant amount of time cultivating relationships with those potential customers to ensure they understand the potential benefits of our platform and this relationship building process can take many months and may not result in us winning an opportunity with any given potential customer. As a result, customer training and support is critical for the successful and continued use of our platform and for maintaining and increasing spend through the platform from existing and new customers.

Providing this training and support requires that our platform operations personnel have specific domain knowledge and expertise, making it more difficult for us to hire qualified personnel and to scale up our support operations due to the extensive training required. The importance of high-quality customer service will increase as we expand our business and pursue new customers. If we are not responsive and proactive regarding our customers’ advertising needs, or do not provide effective support for our customers’ advertising campaigns, our ability to retain existing customers would suffer and our reputation with existing or potential customers would be harmed, which would negatively impact our business.
We are subject to payment-related risks and if our customers do not pay, or dispute their invoices, our business, operating results and financial condition may be adversely affected.
We may be involved in disputes with customers over the operation of our platform and services, the terms of our service or our billings for purchases made by them through our platform. When we are unable to collect or make adjustments to our bills to customers, we incur write-offs for bad debt, which could have a material adverse effect on our results of operations for the periods in which the write-offs occur. In the future, bad debt may exceed reserves for such contingencies and our bad debt exposure may increase over time. Any increase in write-offs for bad debt could have a materially negative effect on our business, operating results and financial condition.
Furthermore, we are generally contractually required to pay suppliers of advertising inventory and data within a negotiated period of time, regardless of whether our customers pay on time, or at all. While we attempt to negotiate long payment periods with our suppliers and shorter periods from our customers, it is not always successful. As a result, our accounts payable are often due on shorter cycles than our accounts receivables, requiring us to remit payments from our own funds, and accept the risk of bad debt. Our standard payment terms range from 30 to 60 days. Our consolidated average days sales outstanding (“DSO”) for the year ended December 31, 2020, was 95 days, for the year ended December 31, 2019, was 94 days, for the nine months ended September 30, 2021, was 93 days, and for the nine months ended September 30, 2020, was 107 days. DSO is calculated by dividing average accounts receivable for the period by revenue recorded for the period multiplied by the number of days in the period. For the periods presented, our DSO has exceeded the standard payment terms of customers, because like many companies in its industry, we often experience slow payment by advertising agencies, such that advertising agencies must first collect payment from their customers before remitting payment to us. We evaluate the creditworthiness of customers on a regular basis. Accounts receivable are recorded at the invoiced amount, are unsecured, and do not bear interest. The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. We individually review all balances that exceed 90 days from the invoice date and assess for provisions for doubtful accounts based on an assessment of the balance that will not be collected. Factors considered include the aging of the receivable, historical write off experience, the creditworthiness of each agency customer, and general economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.
Days payable outstanding (“DPO”) is calculated by dividing the average accounts payable for the period presented by the expense activity classified as platform operations less allocated costs of our personnel and allocated depreciation and amortization for the periods presented multiplied by the number of days in the period. DPO for the year ended December 31, 2020, was 56 days and for the year ended December 31, 2019 was 55 days. No significant change is noted between periods. DPO for the nine months ended September 30, 2021, was 53 days and for the nine months ended September 30, 2020 was 59 days. No significant change is noted between periods.
 DSO for the year ended December 31, 2020, was 95 days and for the year ended December 31, 2019 was 94 days. No significant change is noted between periods. DSO for the nine months ended September 30, 2021, was 93 days and for the nine months ended September 30, 2020 was 107 days. The decrease in DSO was primarily due to a decrease in customer payment cycles as compared to the nine-month period ended September 30, 2020 during which DSO had increased due to the impact of
COVID-19
on customers.
This payment process will increasingly consume working capital if we continue to be successful in growing our business. In addition, like many companies in our industry, we often experience slow payment by advertising agencies, such that our liabilities may exceed our assets at times. If we are unable to borrow against our assets on commercially acceptable terms, our working capital availability could be reduced, and as a consequence our results of operations and financial condition would be adversely impacted.
Due to these timing considerations, we may rely on our credit facility and cash on hand (including net proceeds from this transaction) to partially or completely fund its working capital requirements. We cannot assure you that as we continues to grow, our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the credit facility in an amount sufficient to fund our working capital needs. If our cash flows and credit facility borrowings are insufficient to fund our working capital requirements, we may not be able to grow at the rate we currently expect or at all. In addition, in the absence of sufficient cash flows from operations, we might be unable to meet our obligations under our credit facility and we may therefore be at risk of default thereunder. We cannot assure you that we would be able to access additional financing or increase our borrowing or borrowing capacity under our current or any future credit facility on commercially reasonable terms or at all.
If our access to advertising inventory is diminished or fails to grow, our revenue could decline and our growth could be impeded.
We must maintain a consistent supply of ad inventory. Our success depends on our ability to secure inventory on reasonable terms across a broad range of advertising inventory partners in various verticals and formats. The amount, quality and cost of inventory available to us can change at any time. If our relationships with any of our significant suppliers were to cease, or if the material terms of these relationships were to change unfavorably, our business would be negatively impacted. Our suppliers are generally not bound by long-term contracts. As a result, there is no guarantee that we will have access to a consistent supply of inventory on favorable terms. Inventory suppliers control the sales process for the inventory they supply, and their processes may not always work in our favor. For example, suppliers may place restrictions on the use of their inventory, including prohibiting the placement of advertisements on behalf of specific marketers.
As new types of inventory, such as digital advertising for television, become more readily available, we will need to expend significant resources to ensure that we have access to such new inventory. Although television advertising is a large market, only a relatively small percentage of it is currently purchased programmatically. We are investing heavily in our programmatic television offering, including by increasing our workforce and by adding new features, functions and integrations to our platform. If the digital television advertising market does not grow as we anticipate or it fails to successfully serve such a market, our growth prospects could be harmed.
Our success depends on consistently adding valued inventory in a cost-effective manner. If we are unable to maintain a consistent supply of inventory for any reason, customer retention and loyalty, and our operating results and financial condition could be harmed.
If we do not effectively grow and train our sales and support teams, we may be unable to add new customers or increase usage of our platform and services by our existing customers and our business will be adversely affected.
We are substantially dependent on our sales and support teams to obtain new customers and to increase usage of our platform and services by our existing customers. We believe that there is significant competition for sales personnel with the skills and technical knowledge that we require.

Our ability to achieve revenue growth will depend, in large part, on our success in recruiting, training, integrating and retaining sufficient numbers of sales personnel to support our growth. Due to the complexity of our platform and services, a significant time lag exists between the hiring date of sales and support personnel and the time when they become fully productive. Our recent and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. If we are unable to hire and train sufficient numbers of effective sales personnel, or the sales personnel are not successful in obtaining new customers or increasing our existing customers’ spend, our business will be adversely affected.
As our costs increase, we may not be able to generate sufficient revenue to sustain current level of profitability.
We anticipate continued growth that could require substantial financial and other resources to, among other things:

•
develop our platform, including by investing in our engineering team, creating, acquiring or licensing new products or features, and improving the functionality, availability and security of our platform;

•	improve our technology infrastructure, including investing in internal technology development and acquiring outside technologies;

•	cover general and administrative expenses, including legal, accounting and other expenses necessary to support a larger organization;

•	cover sales and marketing expenses, including a significant expansion of our direct sales organization;

•	cover expenses relating to data collection and consumer privacy compliance, including additional infrastructure, automation and personnel; and

•	explore strategic acquisitions.
Investing in the foregoing, however, may not yield anticipated returns. Consequently, as our costs increase, we may not be able to generate sufficient revenue to achieve or sustain profitability.
We have plans to allow our customers to utilize application programming interfaces, or APIs, with our platform, which could result in outages or security breaches and negatively impact our business, operating results and financial condition.
We may permit our customers to access our platform using application programming interfaces, or APIs. To the extent this occurs, our APIs may allow customers to develop custom integration of their business with our platform. The use of APIs would increase security and operational risks to our systems, including the risk for intrusion attacks, data theft, or denial of service attacks. Furthermore, while APIs would allow customers greater ease and power in accessing our platform, they also present risks related to overusing our systems, potentially causing outages. While we intend to take measures to decrease security and outage risks associated with the use of APIs, we cannot guarantee that such measures will be successful. Our failure to prevent outages or security breaches resulting from API use could result in government enforcement actions against us, claims for damages by consumers and other affected individuals, costs associated with investigation, notification, mitigation, and remediation, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, operating results and financial condition.
Operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems, may adversely affect our business, operating results and financial condition.
We depend upon the sustained and uninterrupted performance of our platform to manage our inventory supply; acquire inventory for each campaign; collect, process and interpret data; and optimize campaign performance in real time and provide billing information to our financial systems. If our platform cannot scale to meet demand, if there are errors in our execution of any of these functions on our platform, or if we experience outages, then our business may be harmed.
Our platform is complex and multifaceted, and operational and performance issues could arise both from the platform itself or from outside factors, such as cyberattacks or other third-party attacks. Errors, failures, vulnerabilities or bugs have been found in the past, and may be found in the future. Our platform also relies on third-party technology and systems to perform properly, and our platform is often used in connection with computing environments utilizing different operating systems, system management software, equipment and networking configurations, which may cause errors in, or failures of, our platform or such other computing environments. Operational and performance issues with our platform could include the failure of our user interface, outages, errors during upgrades or patches, discrepancies in costs billed versus costs paid, unanticipated volume overwhelming our databases, server failure, or catastrophic events affecting one or more server facilities. While we have built redundancies in our systems, full redundancies do not exist. Some failures could shut our platform down completely, others only partially.
As we grow our business, we expect to continue to invest in technology services and equipment. Without these improvements, our operations might suffer from unanticipated system disruptions, slow transaction processing, unreliable service levels, impaired quality or delays in reporting accurate information regarding transactions in our platform, any of which could negatively affect our reputation and ability to attract and retain customers. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance our business will grow. If we fail to respond to technological change or to adequately maintain, expand, upgrade and develop our systems and infrastructure in a timely fashion, our growth prospects and results of operations could be adversely affected.
Operational and performance issues with its platform could also result in negative publicity, damage to our brand and reputation, loss of or delay in market acceptance of our platform, increased costs or loss of revenue, loss of the ability to access our platform, loss of competitive position or claims by customers for losses sustained by them. Alleviating problems resulting from such issues could require significant expenditures of capital and other resources and could cause interruptions, delays or the cessation of our business, any of which may adversely affect our operating results and financial condition.
If our access to data is diminished, the effectiveness of our platform and services would be decreased, which could harm our operating results and financial condition.
A portion of the data that we use is obtained through integrations with third-party data suppliers. We are dependent upon our ability to obtain necessary data licenses on commercially reasonable terms. We could suffer material adverse consequences if we were unable to obtain data through our integrations with data suppliers. Our ability to serve particular customers is also enhanced when such customers upload their own data. Our operation of our platform and access to data could be negatively affected if, due to legal, contractual, privacy, market optics, competition or other economic concerns, third parties cease entering into data integration agreements with us or customers cease uploading their data to our platform.
Additionally, we could terminate relationships with our data suppliers if they fail to adhere to our data quality and privacy standards.
If we were to lose access to significant amounts of the data that enables our framework, our ability to provide products and services to customers could be materially and adversely impacted, which could be materially adverse to our business, operating results and financial condition. See “—
Our business or ability to operate
our
platform could be impacted by changes in the technology industry by established technology companies or government regulation. Such developments, including the restriction of “third-party cookies,” could cause instability in the advertising technology industry.
”

We are dependent on the continued availability of third-party hosting and transmission services. Operational issues with, or changes to the costs of, our third-party data center providers could harm our business, reputation or results of operations.
We currently serve the majority of our platform functions from third-party data center hosting facilities, and we primarily use shared servers in such facilities. We are dependent on these third parties to provide continuous power, cooling, Internet connectivity and physical and technological security for its servers, and its operations depend, in part, on their ability to protect these facilities against any damage or interruption from natural disasters, such as earthquakes and hurricanes, power or telecommunication failures, criminal acts and similar events. In the event that any of our third-party facilities arrangements are terminated, or if there is a lapse of service or damage to a facility, we could experience interruptions in our platform as well as delays and additional expenses in arranging new facilities and services.
Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our platform. Despite precautions taken at our data centers, the occurrence of spikes in usage volume, a natural disaster, such as an earthquake or hurricane, an act of terrorism, vandalism or sabotage, a decision to close a facility without adequate notice, or other unanticipated problems at a facility could result in lengthy interruptions in the availability of its platform. Even with current and planned disaster recovery arrangements, our business could be harmed. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue, subject us to liability and cause us to issue credits or cause customers to stop using our platform, any of which could materially and adversely affect our business.
We incur significant costs with our third-party data hosting services. If the costs for such services increase due to vendor consolidation, regulation, contract renegotiation, or otherwise, we may not be able to increase the fees for our products and services to cover the changes. As a result, our operating results may be significantly worse than forecasted.
If the
non-proprietary
technology, software, products and services that we use are unavailable, have future contractual terms we cannot agree to, or do not perform as we expect, our business, operating results and financial condition could be harmed.
We depend on various technology, software, products and services from third parties or available as open source, including for critical features and functionality of our platform and tools, payment processing, payroll and other professional services. Identifying, negotiating, complying with and integrating with third-party terms and technology are complex, costly and time-consuming matters. Failure by third-party providers to maintain, support or secure their technology either generally or for our accounts specifically, or downtime, errors or defects in their products or services, could materially and adversely impact our platform, our administrative obligations or other areas of our business. Having to replace any third-party providers or their technology, products or services could result in outages or difficulties in our ability to provide its services.
Our failure to meet content and inventory standards and provide services that our customers and inventory suppliers trust could harm our brand and reputation and negatively impact our business, operating results and financial condition.
We do not provide or control the content of the advertisements we serve or that of the websites providing the inventory. Our customers provide the advertising content and inventory suppliers provide the inventory. Both customers and inventory suppliers are concerned about being associated with content they consider inappropriate, competitive or inconsistent with their brands, or illegal, and they are hesitant to spend money without guaranteed brand security. Consequently, our reputation depends in part on providing services that our customers and inventory suppliers trust. We prohibits the misuse of our platform by our agency and their brand marketer customers, and certain suppliers. Additionally, we use our proprietary technology and third-party services to, and we participate in industry
co-
ops that work to, detect malware and other content issues as well as click fraud (whether by humans or software known as “bots”) and to block fraudulent inventory. Despite such efforts, our customers may inadvertently purchase inventory that proves to be unacceptable for their campaigns, in which case we may not be able to recoup the amounts paid to inventory suppliers. Preventing and combating fraud is an industry-wide issue that requires constant vigilance, as well as a balancing of cost effectiveness and risk, and we cannot guarantee that we will be fully successful in our efforts to combat fraud. We may provide access to inventory that is objectionable to our customers or we may serve advertising that contains malware or objectionable content to our inventory suppliers, which could harm our or our customers’ brands and reputation, cause customers to decrease or terminate their relationship with us or otherwise negatively impact our business, operating results and financial condition.
We may have long sales cycles, which can result in significant time between initial contact with a prospect and converting that prospect to a customer, making it difficult to project when, if at all, we will obtain new customers and when we will generate revenue from those customers.
Our sales cycle, from initial contact to campaign implementation and payment collection, can take significant time, on average about 45 days. As part of its sales cycle, we may incur significant expenses before we generate any revenue from a prospective customer. We have no assurance that the substantial time and money spent on our sales efforts will generate significant revenue. If conditions in the marketplace, generally or with a specific prospective customer, change negatively, it is possible that we will be unable to recover any of these expenses. Our sales efforts involve educating our customers about the use, technical capabilities and benefits of our platform and service offerings. Some of our customers undertake an evaluation process that frequently involves not only our platform and services but also the offerings of our competitors. As a result, it is difficult to predict when we will obtain new customers and begin generating revenue from these new customers. Even if our sales efforts result in obtaining a new customer, the customer controls when and to what extent it uses our platform and services and therefore the amount of revenue generated, and we may not sufficiently justify the expenses incurred to acquire the customer and the related training support. As a result, we may not be able to add customers, or generate revenue, as quickly as we may expect, which could harm our growth prospects.
We face potential liability and harm to our business based on the human factor of inputting information into our platform.
We or our customers set up campaigns on our platform using a number of available variables. While our platform includes several checks and balances, it is possible for human error to result in significant over-spending. For example, campaigns which last for a period of time can be set to pace evenly or as quickly as possible. If a customer with a high credit limit enters an incorrect daily cap with a campaign set to a rapid pace, it is possible for a campaign to accidently go significantly over budget. Our potential liability for such errors may be higher when they occur in situations in which we are executing purchases on behalf of a customer rather than the customer using the self-service feature of our platform.
The market growth forecasts provided by us may prove to be inaccurate and, even if the market in which we compete achieves forecasted growth, we cannot assure you that our business will grow at similar rates, if at all.
Market growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. The forecasts provided by us relating to expected growth in the digital advertising and programmatic ad markets may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow its business at similar rates, or at all. Our growth is subject to many factors including our success in implementing our business strategy, which is subject to many risks and uncertainties.

RISKS RELATED TO DATA PRIVACY
Changes in legislative, judicial, regulatory, or cultural environments relating to information collection, use and processing may limit our ability to collect, use and process data. Such developments could cause revenue to decline, increase the cost of data, reduce the availability of data and adversely affect the demand for our products and services.
As a demand side platform within the digital programmatic ecosystem, we receive, store and process certain personal information and other data from and about consumers in addition to personal information and other data from and about our customers, employees, and services providers. Our handling of this data is subject to a wide variety of federal, state, and foreign laws and regulations and is subject to regulation by various government authorities and consumer actions. Our data handling is also subject to contractual obligations and may be deemed to be subject to industry standards.
The U.S. federal and various state and foreign governments have adopted or proposed laws relating to the collection, disclosure, processing, use, storage and security of data relating to individuals and households, including the use of contact information and other data for marketing, advertising and other communications with individuals and businesses. In the U.S., various laws and regulations apply to the collection, disclosure, processing, use, storage and security of certain types of data. Additionally, the FTC, many state attorneys general, and many courts are interpreting federal and state consumer protection laws as imposing standards for the collection, disclosure, process, use, storage and security of data. The regulatory framework for data privacy issues worldwide is complex, continually evolving and often conflicting, and is likely to remain uncertain for the foreseeable future. The occurrence of unanticipated events often rapidly drives the adoption of legislation or regulation affecting the use, collection or other processing of data and the manner in which we conduct our business. As a result, further restrictions could be placed upon the collection, disclosure, processing, use, storage and security of information, which could result in a material increase in the cost of obtaining certain kinds of data and could limit the ways in which we may collect, disclose, process, use, store or secure information.
U.S. federal and state legislatures, along with federal regulatory authorities, have recently increased their focus on matters concerning the collection and use of consumer data, including relating to interest- based advertising, or the use of data to draw inferences about a user’s interests and deliver relevant advertising to that user, and similar or related practices, such as cross-device data collection and aggregation, and steps taken to de-identify
personal data and to use and distribute the resulting data, including for purposes of personalization and the targeting of advertisements. In the U.S., non-sensitive
consumer data generally may be used under current rules and regulations, subject to certain restrictions, including relating to transparency and affirmative
“opt-out”
rights of the collection or use of such data in certain instances. To the extent additional opt-out
rights are made available in the U.S., additional regulations are imposed, or if an
“opt-in”
model were to be adopted, less data would be available, the cost of data and compliance would be higher, or we could be required to modify our data processing practices and policies. For example, California recently enacted legislation, the CCPA, that became operative on January 1, 2020 and came under California Attorney General (“AG”) enforcement on July 1, 2020. The CCPA requires covered companies to, among other things, provide new disclosures to California consumers and grant such consumers a new right to opt-out
of “sales” of personal information, a concept that is defined broadly. The CCPA is also subject to regulations issued by the California AG, which were finalized and became effective in August 2020. The California Privacy Rights and Enforcement Act (“CPRA”), which was passed as a ballot initiative in November 2020 and comes into effect on January 1, 2023, expands upon the CCPA and, among other things, creates new categories of personal information with additional protections, creates new data subject rights such as a right of correction, creates a new state rulemaking and enforcement agency for the CPRA, expands potential liability for violations and gives consumers rights to opt out of additional forms of data sharing with third parties. It remains unclear how aspects of the CCPA (as amended by the CPRA) or its implementing regulations will be interpreted. We cannot yet fully predict the impact of these laws on our business or operations, but it or future regulations (particularly any regulations using an
“opt-
in” model), could require us or our customers to modify data processing practices and policies and to incur substantial costs and expenses in an effort to comply. Decreased availability and increased costs of information and costs of compliance could adversely affect our ability to meet our customers’ expectations and requirements and could result in decreased revenue.
While our platform and framework operate primarily in the United States and Canada, some of its operations may subject it to data privacy laws outside the United States. In the European Union (“EU”), the European General Data Protection Regulation (“GDPR”) took effect on May 25, 2018 and applies to our processing of personal data related to individuals who are in the European Union. The GDPR includes significant penalties for noncompliance of up to the greater of €20 million or 4% of an enterprise’s global turnover (or revenue) for the preceding fiscal year, and each European Union Member State may provide for other penalties applicable to such noncompliance.
We are subject to evolving laws and regulations that dictate whether, how, and under what circumstances we, or our data processors, may transfer, process and/or receive certain data, including data shared between countries or regions in which we operate and data shared among our products and services. For example, ongoing legal uncertainty in Europe regarding the transfer of data to the United States could result in further limitations, including in light of the recent Schrems II ruling from the Court of Justice of the European Union dated July 16, 2020. This ruling effectively invalidated the
EU-U.S.
Privacy Shield framework, and while it upheld the Standard Contractual Clauses (“SCCs”) as an alternative mechanism, it requires the parties to the SCCs to ensure that the level of protection required by European Union law is respected, potentially by yet-to-be-clarified
supplementary measures. Similarly, legal uncertainty could result in further limitations regarding the United Kingdom, which exited the European Union on January 31, 2020, in particular in relation to data transfers to and from the United Kingdom. Certain countries outside of the European Union have also passed (e.g. Russia, China) or are considering passing laws requiring local data residency or otherwise impeding the transfer of data across borders. If one or more of the legal bases for transferring data is invalidated, if we are unable to transfer or receive data between and among countries and regions in which we operates, or if we are prohibited from sharing data among our products and services, it could affect the manner in which we provide our services or adversely affect our financial results.
In addition to government regulation, self-regulatory standards and other industry standards may legally or contractually apply to us or be argued to apply to us, or we may elect to comply with such standards or to facilitate our customers’ compliance with such standards. Because privacy, data protection, and information security are competitive factors in our industry, we may make statements on our website, in marketing materials, or in other settings about our data security measures and our compliance with, or our ability to facilitate our customers’ compliance with, these standards. We are a member of self-regulatory bodies that impose additional requirements related to the collection, use, and disclosure of consumer data. Under the requirements of these self-regulatory bodies, in addition to other compliance obligations, we are obligated to provide all consumers with notice about our use of cookies and other technologies to execute the collection of consumer data and of our collection and use of consumer data for certain purposes, and to provide consumers with certain choices relating to the use of consumer data. Some of these self-regulatory bodies have the ability to discipline members or participants, which could result in fines, penalties, and/or public censure (which could in turn cause reputational harm). Additionally, some of these self-regulatory bodies might refer violations of their requirements to the Federal Trade Commission or other regulatory bodies.
Regulatory investigations and enforcement actions could also impact us. In the United States, the FTC uses its enforcement powers under Section 5 of the Federal Trade Commission Act (which prohibits “unfair” and “deceptive” trade practices) to investigate companies engaging in online tracking and the processing of consumer personal information more generally. Advocacy organizations have also filed complaints with applicable data protection authorities against advertising technology companies, arguing that certain of these companies’ practices do not comply with the GDPR or other applicable authorities. It is possible that investigations or enforcement actions will involve our practices or similar practices.

Our legal risk depends in part on our customers’ or other third parties’ adherence to privacy laws and regulations and their use of our services in ways consistent with end user expectations. We rely on representations made to us by customers and data suppliers that they will comply with all applicable laws, including all relevant privacy and data protection regulations. Although we make reasonable efforts to enforce such representations and contractual requirements, we do not fully audit our customers’ or data suppliers’ compliance with our recommended disclosures or their adherence to privacy laws and regulations. If our customers or data suppliers fail to adhere to our expectations or contracts in this regard, we and our customers or data suppliers could be subject to adverse publicity, damages, and related possible investigation or other regulatory activity.
Because the interpretation and application of privacy and data protection laws, regulations and standards are uncertain, it is possible that these laws, regulations and standards may be interpreted and applied in manners that are, or are asserted to be, inconsistent with our data management practices or the technological features of our products and services. If so, in addition to the possibility of fines, investigations, lawsuits and other claims and proceedings, it may be necessary or desirable for us to fundamentally change our business activities and practices or modify our products and services, which could have an adverse effect on our business. We may be unable to make such changes or modifications in a commercially reasonable manner or at all. Any inability to adequately address privacy concerns, even if unfounded, or any actual or perceived failure to comply with applicable privacy or data protection laws, regulations, standards or policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and harm our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, standards and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our platform. Privacy concerns, whether valid or not valid, may inhibit market adoption of our platform particularly in certain industries and foreign countries.
Adapting our business to the CCPA and its implementing regulations and to the enhanced and evolving privacy obligations in the EU and elsewhere could continue to involve substantial expense and may cause us to divert resources from other aspects of our operations, all of which may adversely affect our business. Further, adaptation of the digital advertising marketplace requires increasingly significant collaboration between participants in the market, such as publishers and marketers. Failure of the industry to adapt to changes required for operating under laws including the CCPA and the GDPR and user response to such changes could negatively impact inventory, data, and demand. We cannot control or predict the pace or effectiveness of such adaptation, and we cannot currently predict the impact such changes may have on our business.
Our business or ability to operate our platform could be impacted by changes in the technology industry by established technology companies or government regulation. Such developments, including the restriction of “third-party cookies,” could cause instability in the advertising technology industry.
Digital advertising and
in-app
advertising are largely dependent on established technology companies and their operation of the most commonly used Internet browsers (Chrome, Firefox, Internet Explorer and Safari), devices and their operating systems (Android and iOS). These companies may change the operations or policies of their browsers, devices and operating systems in a manner that fundamentally changes our ability to operate our platform or collect data. Users of these browsers, devices or operating systems may also adjust their behaviors and use of technology in ways that change our ability to collect data. Digital advertising and in-app
advertising are also dependent, in part, on internet protocols and the practices of internet service providers, including IP address allocation. Changes that these providers make to their practices, or adoption of new internet protocols, may materially limit or alter the availability of data. A limitation or alteration of the availability of data in any of these or other instances may have a material impact on the advertising technology industry, which could decrease advertising budgets and subsequently reduce our revenue and adversely affect our business, operating results and financial condition.
For example, browser providers have recently enacted changes restricting the use of third-party cookies in their browsers, which may cause instability in the digital advertising market. Execution of digital advertising relies to a significant extent on the use of cookies, pixels and other similar technology, including mobile device identifiers that are provided by mobile operating systems for advertising purposes, to collect data about users and devices. Although our business is less reliant on cookies than some of its competitors because it does not need cookies to target digital ads effectively, we may use third-party cookies, to the extent available, as a targeting component or in other capacities such as attribution or frequency capping. Third-party cookies are cookies owned and used by parties other than the owners of the website visited by the Internet user, in connection with their business for obtaining information about consumers, and for delivering digital advertising. In June 2021, Google publicly stated it intends for Chrome to phase out third-party cookies by the end of 2023, and it is possible Google will make additional related announcements. Google has also introduced ad blocking software in its Chrome web browser that will block certain ads based on quality standards established under a multi-stakeholder coalition. Additionally, the Safari browser currently blocks third-party cookies by default and has recently added controls that algorithmically block or limit some cookies. Other browsers have added similar controls. These actions will have significant impacts on the digital advertising and marketing ecosystems in which we operate, which could cause changes in advertising budget allocations and thereby could negatively impact its business.
For
in-app
advertising, data regarding interactions between users and devices are tracked mostly through stable, pseudonymous mobile device identifiers that are built into the device operating system with privacy controls that allow users to express a preference with respect to data collection for advertising, including to disable the identifier. These identifiers and privacy controls are defined by the developers of the mobile platforms and could be changed by the mobile platforms in a way that may negatively impact our business. Privacy aspects of other channels for programmatic advertising, such as CTVs or over-
the-top
video, are still developing. Technical or policy changes, including regulation or industry self- regulation, could harm our growth in those channels.
Digital advertising is also subject to government regulation which may impact our ability to collect and use data. As the collection and use of data for digital advertising has received ongoing media attention over the past several years, some government regulators, such as the FTC, and privacy advocates have raised significant concerns around observed data. There has been an array of
‘do-not-track’
efforts, suggestions and technologies introduced to address these concerns. However, the potential regulatory and self-regulatory landscape is inherently uncertain, and there is no consensus definition of tracking, nor agreement on what would be covered by
‘do-not-track’
functionality. There is activity by the major Internet browsers to make
‘do-not-track’
functionality the default setting, including by Safari and Firefox. It is not clear if other Internet browsers will follow.
Limitations on our or our customers’ ability to collect and use data for advertising, whether imposed by established technology companies or U.S. legislation, or otherwise, may impact the performance of our platform and our results of operations.
Uncertainty caused by lack of uniformity among laws to which we are or may become subject and instability in the global legal landscape may cause us to incur additional or unexpected costs and legal risk, increase our risk of reputational harm, or cause us to change our platform, service offerings or business model.
We cannot predict the future of the regulatory landscape regarding the protection of personal information. U.S. (state and federal) and foreign governments are considering enacting additional legislation related to privacy and data protection and we expect to see an increase in, or changes to, legislation and regulation in this area. For example, in the U.S., a federal privacy law is the subject of active discussion and several bills have been introduced. Additionally, industry groups in the U.S. and their international counterparts have self-regulatory guidelines that are subject to periodic updates to which we have agreed to adhere. High profile incidents involving breaches of personal information or misuse of consumer information may increase the likelihood of new U.S. federal, state, or international laws or regulations in addition to those set out above, and such laws and regulations may be inconsistent across jurisdictions.

In addition to laws regulating the processing of personal information, we are also subject to regulation with respect to political advertising activities, which is governed by various federal and state laws in the U.S., and national and provincial laws worldwide. Online political advertising laws are rapidly evolving, and in certain jurisdictions have varying transparency and disclosure requirements. The lack of uniformity and increasing requirements on transparency and disclosure could adversely impact the inventory made available for political advertising and the demand for such inventory on our platform, and otherwise increase our operating and compliance costs. Concerns about political advertising, whether or not valid and whether or not driven by applicable laws and regulations, industry standards, customer or inventory provider expectations, or public perception, may harm our reputation, result in loss of goodwill, and inhibit use of our platform and services by current and future customers.
Additionally, as the advertising industry evolves, and new ways of collecting, combining and using data are created, governments may enact legislation in response to technological advancements and changes that could result in us having to redesign features or functions of our platform, therefore incurring unexpected compliance costs.
These laws and other obligations may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our platform. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on its business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new products and features could be limited. All of this could impair our or our customers’ ability to collect, use, or disclose information relating to consumers, which could decrease demand for our platform and services, increase our costs, and impair our ability to maintain and grow our customer base and increase our revenue.
Commitments to advertising technology industry self-regulation may subject us to investigation by government or self-regulatory bodies, government or private litigation, and operational costs or harm to our reputation or brand.
In addition to its legal obligations, we have committed to comply, and generally requires our customers and partners to comply, with applicable self-regulatory principles, such as the Network Advertising Initiative’s Code of Conduct and the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising in the U.S., and similar self-regulatory principles in Europe and Canada adopted by the local Digital Advertising Alliance.
Trade associations and industry self-regulatory groups have also promulgated best practices and other industry standards relating to targeted advertising. Our efforts to comply with these self- regulatory principles include offering Internet users notice and choice when advertising is served to them based, in part, on their interests. If we or our customers or partners make mistakes in the implementation of these principles, or if self-regulatory bodies expand these guidelines or government authorities issue different guidelines regarding Internet-based advertising, or opt out mechanisms fail to work as designed, or if Internet users misunderstand our technology or our commitments with respect to these principles, we may, as a result, be subject to negative publicity, government investigation, government or private litigation, or investigation by self-regulatory bodies or other accountability groups. Any such action against us, or investigations, even if meritless, could be costly and time consuming, require us to change our business practices, cause us to divert management’s attention and our resources, and be damaging to our brand, reputation, and business. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. We cannot yet determine the impact such future standards may have on our business.

Unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and perceived failure to comply with laws and industry self-regulation, could adversely affect our business and operating results.
With the growth of digital advertising and
e-commerce,
there is increasing awareness and concern among the general public, privacy advocates, mainstream media, governmental bodies and others regarding marketing, advertising, and data privacy matters, particularly as they relate to individual privacy interests and the global reach of the online marketplace. Concerns about industry practices with regard to the collection, use, and disclosure of personal information, whether or not valid and whether driven by applicable laws and regulations, industry standards, customer or inventory provider expectations, or the broader public, may harm our reputation, result in loss of goodwill, and inhibit use of our platform and services by current and future customers. Any unfavorable publicity or negative public perception about us, our industry, including our competitors, or even other data focused industries can affect our business and results of operations, and may lead to digital publishers or its customers changing their business practices or additional regulatory scrutiny or lawmaking that affects us or our industry. For example, in recent years, consumer advocates, mainstream media and elected officials have increasingly and publicly criticized the data and marketing industry for its collection, storage and use of personal data. Additional public scrutiny may lead to general distrust of our industry, consumer reluctance to share and permit use of personal data, increased consumer opt-out
rates or increased private class actions, any of which could negatively influence, change or reduce our current and prospective customers’ demand for our products and services, subject us to liability and adversely affect our business and operating results.
RISKS RELATED TO OUR INTELLECTUAL PROPERTY AND TECHNOLOGY
Our internal information technology systems may fail or suffer security breaches, loss or leakage of data, and other disruptions, which could disrupt our business or result in the loss of critical and confidential information.
The evolution of technology systems introduces ever more complex security risks that are difficult to predict and defend against. An increasing number of companies, including those with significant online operations, have recently disclosed breaches of their security, some of which involved sophisticated tactics and techniques allegedly attributable to criminal enterprises or nation-state actors. Successful breaches, employee malfeasance, or human or technological error could result in, for example, unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third-party data or systems; theft of sensitive, regulated, or confidential data including personal information and intellectual property; the loss of access to critical data or systems through ransomware, destructive attacks or other means; and business delays, service or system disruptions or denials of service. We experience cyber incidents and other security incidents of varying degrees from time to time, and there can be no assurance that any future incidents would not lead to costs or consequences that materially impact our operations or business. In response to these incidents, we have implemented controls, conducted security assessments and taken other preventative actions to further strengthen our systems against future incidents. However, we cannot guarantee that such measures will provide sufficient security, that we will be able to react in a timely manner, or that our remediation efforts following an assessment or a cybersecurity incident will be successful.
In addition, we do not know whether our current practices will be deemed sufficient under applicable laws or whether new regulatory requirements might require us to make significant changes to our current practices. If there is a breach of our computer systems, and we know or suspect that certain personal information has been accessed, or used inappropriately, we may need to inform the affected individual and may be subject to significant fines and penalties. Further, under certain regulatory schemes, we may be liable for statutory damages on a per-breached record basis, irrespective of any actual damages or harm to the individual. In the event of a breach we could face government scrutiny or consumer class actions alleging statutory damages amounting to hundreds of millions, and possibly billions, of dollars.

The risk of cybersecurity incidents directed at us or our third-party vendors includes uncoordinated individual attempts to gain unauthorized access to information technology systems, as well as to sophisticated and targeted measures known as advanced persistent threats. In addition, we face the risk of confidential data inadvertently leaking through human or technological errors.
Cybersecurity incidents are also constantly evolving, increasing the difficulty of detecting and successfully defending against them. In the ordinary course of its business, we and our third-party vendors collect and store personal information, as well as our proprietary business information and intellectual property and that of our customers and employees.
Additionally, we rely on third parties and their security procedures for the secure storage, processing, maintenance, and transmission of information that is critical to our operations. Despite measures designed to prevent, detect, address, and mitigate cybersecurity incidents, such incidents may occur to us or our third-party providers and, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including personal information of our customers and employees) and the disruption of business operations. Any such compromises to our security, or that of our third-party vendors, could cause customers to lose trust and confidence in us and stop using our website and mobile applications. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers, employees, and business partners. We may also be subject to government enforcement proceedings and legal claims by private parties. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.
Any actual or alleged security breaches or alleged violations of federal or state laws or regulations relating to privacy and data security could result in mandated user notifications, litigation, government investigations, significant fines, and expenditures; divert management’s attention from operations; deter people from using our platform and services; damage our brand and reputation; and materially adversely affect our business, results of operations, and financial condition. Defending against claims or litigation based on any security breach or incident, regardless of their merit, will be costly and may cause reputational harm. The successful assertion of one or more large claims against us that exceed available insurance coverage, denial of coverage as to any specific claim, or any change in or cessation of our insurance policies and coverages, including premium increases or the imposition of large deductible requirements, could have a material adverse effect on our business, results of operations, and financial condition.
Our proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of our
technology without compensating us, thereby eroding
our
competitive advantages and harming
our
business.
Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or otherwise acquire, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology and our business might be adversely affected. We rely on a combination of patent, trademark, copyright and trade secret laws, as well as third-party confidentiality and non-disclosure
agreements, to establish and protect our proprietary rights.
Establishing trade secret, copyright, trademark, domain name, and patent protection can be difficult and expensive, and the laws, procedures and restrictions may provide only limited protection. It may be possible for unauthorized third parties to copy or reverse engineer aspects of our technology or otherwise obtain and use information that we regard as proprietary, or to develop technologies similar or superior to our technology or design around our proprietary rights, despite the steps we have taken to protect our proprietary rights. The theft or misuse of our proprietary information could occur by employees or contractors who have access to its technology.

While we have patent applications pending, we may be unable to obtain patent protection for the technology covered in our patent applications or such patent protection may not be obtained quickly enough to meet our business needs. Furthermore, the patent prosecution process is expensive, time-consuming, and complex, and we may not be able to prepare, file, prosecute, maintain, and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. The scope of patent protection also can be reinterpreted after issuance and issued patents may be invalidated. Even if our patent applications do issue as patents, they may not issue in a form that is sufficiently broad to protect our technology, prevent competitors or other third parties from competing with us or otherwise provide us with any competitive advantage.
Policing unauthorized use of our technology is difficult. In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those of the United States, and mechanisms for enforcing proprietary rights in such countries may be inadequate. If we are unable to protect our proprietary rights (including in particular, the proprietary aspects of its platform) we may find itself at a competitive disadvantage to others who have not incurred the same level of expense, time and effort to create and protect their intellectual property.
We may be subject to third-party claims for alleged infringement of proprietary rights, which could result in additional expense and potential damages.
To the extent we gain greater public recognition, we may face a higher risk of being the subject of intellectual property claims. There is significant patent and other intellectual property development activity in the digital advertising industry. Third-party intellectual property rights may cover aspects of our technologies or business methods or block us from expanding our offerings. Our success depends on the continual development of our platform. We may receive claims from third parties that our platform and underlying technology infringe or violate such third parties’ intellectual property rights. The cost of defending against such claims, whether or not the claims have merit, is significant, regardless of whether we are successful in our defense, and could divert the attention of management, technical personnel and other employees from our business operations.
Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending against such matters. Additionally, we may be obligated to indemnify our customers or inventory and data suppliers in connection with any such litigation. If we are found to infringe these rights, we could potentially be required to cease utilizing portions of our platform. We may also be required to develop alternative non-infringing
technology, which could require significant time and expense. Alternatively, we could be required to pay royalty payments, either as a one-time
or ongoing fee, as well as damages for past use that was deemed to be infringing. If we cannot license or develop technology for any allegedly infringing aspect of its business, we would be forced to limit our service and may be unable to compete effectively. Any of these results could harm our business.
We face potential liability and harm to our business based on the nature of our business and the content on our platform.
Advertising often results in litigation relating to copyright or trademark infringement, public performance royalties or other claims based on the nature and content of advertising that is distributed through our platform. We do not independently verify whether it is permitted to deliver, or review the content of, such advertisements. If any of these representations are untrue, we may be exposed to potential liability and our reputation may be damaged. In addition to settlement costs, we may be responsible for our own litigation costs, which can be extensive.

RISKS RELATING TO GOVERNMENTAL REGULATION
Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business, financial condition, and results of operations.
Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, consumer protection laws, anti-bribery laws, import and export controls, federal securities laws, and tax laws and regulations. These laws and regulations impose added costs on our business and could require us to make changes to our business, platform or service offerings. Noncompliance with applicable regulations or requirements could subject us to investigations, enforcement actions, sanctions, fines, damages, penalties, injunctions or termination of contracts. Any such matters could have a material adverse effect on our business, results of operations and financial condition.
GENERAL RISK FACTORS RELATING TO OUR BUSINESS
The market in which we participate is intensely competitive and fragmented, and we may not be able to compete successfully with our current or future competitors.
We operate in a highly competitive and rapidly changing industry that is subject to changing technology and customer demands and that includes many companies providing competing solutions. With the introduction of new technologies and the influx of new entrants into the market, we expect competition to persist and intensify in the future, which could harm our ability to increase revenue and maintain profitability. New technologies and methods of buying advertising present a dynamic competitive challenge, as market participants offer multiple new products and services aimed at capturing advertising spend.
We compete with smaller, privately held companies, with public companies such as The Trade Desk, as well as with divisions of large, well-established companies such as Google. AdTheorent’s current and potential competitors may have significantly more financial, technical, marketing and other resources than we have, allowing them to devote greater resources to the development, promotion, sale and support of their products and services. They may also have more extensive customer bases and broader supplier relationships than we have. As a result, these competitors may be better able to respond quickly to new technologies, develop deeper marketer relationships or offer services at lower prices. Increased competition may result in reduced pricing for our platform and services, increased sales and marketing expense, longer sales cycles or a decrease of our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business. These companies may also have greater brand recognition and longer histories than we have and may actively seek to serve our market and have the power to significantly change the nature of the marketplace to their advantage. Some of our larger competitors, particularly those that are divisions of large companies, have substantially broader product offerings and may leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that may discourage customers from using our platform and services, including through selling at zero or negative margins or product bundling with other services they provide at reduced prices. Customers may prefer to purchase advertising from social medial platforms or other closed platforms, which they cannot acquire through our platform. Potential customers may also prefer to purchase from their existing platform rather than a new platform regardless of product performance or features. Larger competitors often have broader product lines and market focus than us and may therefore not be as susceptible to downturns in a particular market. We may also experience negative market perception as a result of being a smaller company than our larger competitors.
In addition, we derive a significant portion of our revenue from advertising in the desktop, tablet, mobile and CTV channels, which are rapidly evolving, highly competitive, complex and fragmented. We face significant competition in these markets which we expect will intensify in the future.

Our future success depends on the continuing efforts of our key employees and our
ability to attract, hire, retain and motivate highly skilled employees in the future.
Our future success depends on the continuing efforts of our executive officers and other key employees. We rely on the leadership, knowledge and experience that our executive officers provide. They foster our corporate culture, which has been instrumental to its ability to attract and retain new talent. We also rely on employees in our engineering, technical, product development, support and sales teams to attract and retain key customers.
The market for talent in our key areas of operations is intensely competitive, which could increase our costs to attract and retain talented employees. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. We have at times experienced employee turnover. Because of the complexity of our platform and service offerings, new employees often require significant training and, in many cases, take significant time before they achieve full productivity. Our account managers, for instance, need to be trained quickly on the features of our platform since failure to offer high-quality support may adversely affect our relationships with its customers.
Employee turnover, including changes in our management team, could disrupt our business. Our key employees, other than James Lawson, its Chief Executive Officer, do not have employment agreements for specific terms, and any of such employees may terminate his or her employment with us at any time. The loss of one or more of our executive officers or our inability to attract and retain highly skilled employees could have an adverse effect on our business, operating results and financial condition.
Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our business, operating results and financial condition.
We have experienced significant growth since inception. To manage our growth effectively, we must continually evaluate and evolve our organization. We must also manage our employees, operations, finances, technology and development and capital investments efficiently. Our efficiency, productivity and the quality of our platform, service offerings and customer service may be adversely impacted if we do not train our new personnel, particularly our sales and support personnel, quickly and effectively, or if we fail to appropriately coordinate across our organization. Additionally, our rapid growth may place a strain on our resources, infrastructure and ability to maintain and improve the quality of our platform and services. You should not consider our revenue growth and levels of profitability in recent periods as indicative of future performance. In future periods, our revenue or profitability could decline or grow more slowly than we expect. Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our operating results and financial condition.
Seasonal fluctuations in advertising activity could have a material impact on our revenue, cash flow and operating results.
Our revenue, cash flow, operating results and other key operating and performance metrics may vary from quarter to quarter due to the seasonal nature of our customers’ spending on advertising campaigns. For example, in prior years, customers tended to devote more of their advertising budgets to the fourth calendar quarter to coincide with consumer holiday spending. In contrast, the first quarter of the calendar year has typically been the slowest in terms of advertising spend.
Future acquisitions, strategic investments or alliances could disrupt our business and harm our business, operating results and financial condition.
To the extent we find suitable and attractive acquisition candidates and business opportunities in the future, we may acquire other complementary businesses, products and technologies and enter into joint ventures or similar strategic relationships. We have no present commitments or agreements to enter into any such acquisitions or make any such investments. However, if we identify an appropriate acquisition candidate, we may not be successful in negotiating the terms or financing of the acquisition, and our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or architecture, regulatory compliance practices, revenue recognition or other accounting practices, tax liabilities, privacy or cybersecurity issues or employee or customer issues. There is no certainty that we will be able to integrate successfully the services, products and personnel of any acquired business into our operations. In addition, any future acquisitions, joint ventures or similar relationships may cause a disruption in our ongoing business and distract our management. Further, we may be unable to realize the revenue improvements, cost savings and other intended benefits of any such transaction. Acquisitions involve numerous other risks, any of which could harm our business, including:

•	regulatory hurdles;

•	failure of anticipated benefits to materialize;

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	retention of employees from the acquired company;

•	corporate cultural challenges associated with integrating employees from the acquired company into our organization;

•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

•	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

•	coordination of product development and sales and marketing functions;

•	liability for activities of the acquired company before the acquisition, including known and unknown liabilities; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, users, former stockholders or other third parties.
Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or completely eliminating any anticipated benefits of such transactions, and harm AdTheorent’s business generally. Future acquisitions could also result in dilutive issuances of AdTheorent’s or the Post-Combination Company’s equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could harm AdTheorent’s business, operating results and financial condition.
Our management team has limited experience managing a public company.
Most members of our management team have limited or no experience managing a publicly- traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. There are significant obligations we will be subject to relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage our transition to being a public company. These new obligations and added scrutiny will require significant attention from our management and could divert their attention away from the day-to-day
management of our business, which could adversely affect our business, operating results and financial condition.

Our corporate culture has contributed to our success and, if we are unable to maintain it as we grow, our business, operating results and financial condition could be harmed.
We have experienced and may continue to experience rapid expansion of its employee ranks. We believe that our corporate culture has been critical to our success and we have invested substantial time and resources in building our team within our company culture. However, as our organization grows, it may be difficult to maintain our culture, which could reduce our ability to innovate and operate effectively and proactively focus on and pursue our corporate objectives. The failure to maintain the key aspects of our culture as our organization grows could result in decreased employee satisfaction, increased difficulty in attracting top talent, increased turnover and degraded quality of customer service, all of which are important to our success and to the effective execution of our business strategy. In the event we are unable to maintain our corporate culture as we grow to scale, our business, operating results and financial condition could be harmed.
We rely on agreements with third parties to finance our business. We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs, which may in turn impair our growth.
We intend to continue to grow our business, which may require additional capital to develop new features or enhance our platform, improve our operating infrastructure, finance working capital requirements or acquire complementary businesses and technologies. Accordingly, we may need to engage in additional equity or debt financings to secure additional capital. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to secure additional funding on favorable terms, or at all, when we require, our ability to continue to grow our business to react to market conditions could be impaired and our business may be harmed.
We may utilize a significant amount of indebtedness in the operation of our business, and our cash flows and operating results could be adversely affected by required payments of any debt or related interest and other risks of any debt financing.
We may incur indebtedness subject to covenants that limit our ability and our subsidiaries’ ability to, among other things, incur indebtedness, create liens, make investments, merge with other companies, dispose of its assets, prepay other indebtedness and make dividends and other distributions. The terms of these agreements may restrict our current and future operations and could adversely affect our ability to finance our future operations or capital needs or to execute business strategies in the means or manner desired. In addition, complying with these covenants may make it more difficult for us to successfully execute our business strategy, invest in our growth strategy and compete against companies who are not subject to such restrictions.
If we are unable to comply with any payment requirements, our lenders may accelerate obligations under their loan agreements and foreclose upon the collateral, or we may be forced to sell assets, restructure any indebtedness or seek additional equity capital, which would dilute our stockholders’ interests. If we fail to comply with our covenants under the loan agreements, it could result in an event of default under the agreements and our lenders could make the entire debt immediately due and payable. If this occurs, we might not be able to repay any debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us.
Interest rates under our loan agreements are based partly on SOFR, the Secured Overnight Financing Rate. Interest rates under any other loan or commercial agreements (if any) may be based partly on LIBOR, the London interbank offered rate, which is the basic rate of interest used in lending between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. On March 5,

2021, the authority that regulates LIBOR announced that it intends to stop compelling banks to submit rates for the calculation of one, three and six month LIBOR after June 30, 2023. It is unclear whether new methods of calculating such LIBOR periods will be established such that they continue to exist after June 30, 2023. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United States or elsewhere. If the method for calculation of LIBOR changes, if LIBOR is no longer available, or if lenders have increased costs due to changes in LIBOR, we may suffer from potential increases in interest rates on our borrowings. Further, we may need to renegotiate our loan agreements or any other agreements that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established.
RISKS RELATED TO THE OWNERSHIP OF OUR COMMON STOCK
The market price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price you paid for such shares.
The market price of equity securities of technology companies has historically experienced high levels of volatility. If you purchase shares of our Common Stock, you may not be able to resell those shares at or above the price which you paid for such shares. The market price of our Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond our control and may not be related to our operating performance, including:

•	announcements of new offerings, products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of technology companies in general and of companies in the digital advertising industry in particular;

•	fluctuations in the trading volume of our shares or the size of our public float;

•	actual or anticipated changes or fluctuations in our operating results;

•	whether our operating results meet the expectations of securities analysts or investors;

•	actual or anticipated changes in the expectations of investors or securities analysts;

•	litigation involving us, our industry, or both;

•	regulatory developments in the United States, foreign countries, or both;

•	general economic conditions and trends;

•	major catastrophic events;

•	lockup releases or sales of large blocks of our Common Stock;

•	departures of key employees; or

•	an adverse impact on the company from any of the other risks cited herein.
In addition, if the stock market for technology companies, or the stock market generally, experiences a loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, operating results or financial condition. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. The trading price of our Common Stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, stockholders have filed securities class action litigation following periods of market volatility.

If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from the business, and adversely affect the business.
Sales of substantial blocks of our Common Stock into the public market after this offering, including when
“lock-up”
or “market standoff” periods end, or the perception that such sales might occur, could cause the market price of our Common Stock to decline.
Sales of substantial blocks of our Common Stock into the public market, including when
“lock-up”
or “market standoff” periods end, or the perception that such sales might occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your Common Stock at a time and price that you deem appropriate. As of December 22, 2021, we have approximately 85,743,994 shares of our Common Stock outstanding.
Certain holders of our capital stock and securities convertible into, or exchangeable for, our capital stock have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of Common Stock for a period of 180 days from the date of the Business Combination. The Sponsor has agreed not to transfer, assign or sell any of the Common Stock issued upon conversion of its Founder Shares until the earlier to occur of: (i) one year after the completion of the Business Combination or (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Common Stock will be released from the lock-up. When the applicable lock-up
period expires, the
locked-up
equity-holders will be able to sell shares into the public market.
We intend to register the offer and sale of all shares of Common Stock that we may issue under our equity compensation plans.
Insiders have substantial control over our company, which could limit your ability to influence the outcome of key decisions, including a change of control.
H.I.G. Capital, LLC (“H.I.G. Capital”) controls more than 30% of the voting power of our Common Stock in the election of directors. This control will limit or preclude your ability to influence corporate matters for the foreseeable future. These stockholders will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. Their interests may differ from yours and they may vote in a manner that is adverse to your interests. This control may deter, delay or prevent a change of control of our company, deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of our Company and may ultimately affect the market price of our Common Stock.
We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.
We do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of the business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors (the “Board”) and the terms of our debt arrangements, if any. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.
We have recently become a public company, and as such, we are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the

Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Global Market, and other applicable securities rules and regulations. Compliance with these rules and regulations has increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and operating results and maintain effective disclosure controls and procedures and internal controls over financial reporting. Significant resources and management oversight will be required to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. Although we have already hired additional employees to comply with these requirements, we may need to hire even more employees in the future, which will increase our costs and expenses.
We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
Reduced reporting and disclosure requirements applicable to emerging growth companies could make our Common Stock less attractive to investors.
We are an emerging growth company (“EGC”) and, for as long as we continue to be an EGC, we may choose to continue to take advantage of exemptions from various reporting requirements applicable to other public companies. Consequently, we are not required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, and we are subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an EGC can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of the dates such pronouncements are effective for public companies.
We could be an EGC for up to five years following the completion of MCAP’s initial public offering. We will cease to be an EGC upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of MCAP’s initial public offering, (ii) the first fiscal year after our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in nonconvertible debt securities or (iv) the end of any fiscal year in which the market value of our Common Stock held by non-affiliates
exceeded $700 million as of the end of the second quarter of that fiscal year. We cannot predict whether investors will find our Common Stock less attractive if the company chooses to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock, and the price of our Common Stock may be more volatile.
If we fail to maintain or implement effective internal controls, we may not be able to report financial results accurately or on a timely basis, or to detect fraud, which could have a material adverse effect on our business and the per share price of our Common Stock.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.
Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business.
Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of management reports and independent registered public accounting firm audits of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures, and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the market price of our Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NASDAQ.
We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form
10-K.
Our independent registered public accounting firm is not required to audit the effectiveness of its internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating.
Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results, and cause a decline in the market price of our Common Stock.
If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.
The trading market for our Common Stock will partially depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline. The market value of our securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of the proxy statement/prospectus, or the date on which our stockholders vote on the business combination proposal and the other proposals presented to them.
Our charter documents and Delaware law could discourage takeover attempts and other corporate governance changes.
Our certificate of incorporation and bylaws in effect contain provisions that could delay or prevent a change in control of the company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our Board or take other corporate actions, including effecting changes in our management. These provisions include the following provisions that:

•	eliminate the ability of our stockholders to call special meetings of stockholders;

•	restrict the forum for certain litigation against us to Delaware;

•	permit our Board to alter our bylaws without obtaining stockholder approval; and

•	establish advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.
In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a period of time. In addition, debt instruments we may enter into in the future may include provisions entitling the lenders to demand immediate repayment of all borrowings upon the occurrence of certain change of control events relating to us, which also could discourage, delay or prevent a business combination transaction.
Our Certificate of Incorporation includes an exclusive forum clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders, (iii) any action arising under our certificate of incorporation, our Bylaws or the DGCL or (iv) any action asserting a claim against us governed by the internal affairs doctrine. In addition, our certificate of incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the exclusive forum provisions in our certificate of incorporation.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
These choice of forum provisions may limit a stockholder’s ability to bring a claim in other judicial forums for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees in jurisdictions other than Delaware, or federal courts, as applicable. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition or results of operations.
The foregoing provisions may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

USE OF PROCEEDS
All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $183.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NASDAQ under the symbol “ADTHW.”
We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our Common Stock and Public Warrants are currently listed on the NASDAQ under the symbols “ADTH” and “ADTHW,” respectively. Prior to the consummation of the Business Combination, MCAP’s units, common stock and warrants were listed on the NASDAQ under the symbols “MACQU,” “MACQ” and “MACQW,” respectively. As of December 22, 2021 following the completion of the Business Combination, there were 27 holders of record of our Common Stock, which amount does not include participants of The Depository Trust Company or beneficial owners holding shares through nominee names. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.
Dividend Policy
We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.
Securities Authorized for Issuance under Equity Compensation Plans
As of December 31, 2021, there were up to approximately 10,131,638 shares of Common Stock initially authorized for issuance under our 2021 Long-Term Incentive Plan (the “2021 Long-Term Plan”) and 2,026,328 shares of Common Stock initially authorized for issuance under our Employee Stock Purchase Plan (the “2021 ESPP”), each of which our stockholders approved on December 21, 2021 in connection with the Business Combination and became effective immediately upon the Closing.
We intend to file one or more registration statements on
Form S-8
under the Securities Act to register the shares of Common Stock issued or issuable under the 2021 Long-Term Plan, the 2021 ESPP and any assumed Legacy AdTheorent options or other awards. Any such
Form S-8
registration statement will become effective automatically upon filing. We expect that the initial registration statement on
Form S-8
will cover shares of Common Stock underlying the 2021 Long-Term Plan, the 2021 ESPP and any assumed Legacy AdTheorent options or other awards. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

SELECTED HISTORICAL FINANCIAL INFORMATION
MCAP’s balance sheet data as of December 31, 2020 and statement of operations data for the period from November 12, 2020 (inception) through December 31, 2020 are derived from MCAP’s audited financial statements, included elsewhere in this prospectus. The selected historical interim financial information of MCAP as of September 30, 2021 and for the nine months ended September 30, 2021 was derived from the unaudited interim financial statements of MCAP included elsewhere in this prospectus.
Legacy AdTheorent’s consolidated balance sheet data as of December 30, 2020 and December 31, 2019, consolidated statement of operations data and consolidated statement of cash flow data for the fiscal years ended December 31, 2020 and December 31, 2019 are derived from Legacy AdTheorent’s audited financial statements, included elsewhere in this prospectus. The selected historical interim financial information of Legacy AdTheorent as of September 30, 2021 and September 30, 2020 and for the nine months ended September 30, 2021 and 2020 are derived from the unaudited condensed consolidated interim financial statements of Legacy AdTheorent included elsewhere in this prospectus.
This information is only a summary and should be read in conjunction with each of Legacy AdTheorent’s and MCAP’s consolidated financial statements and related notes and the sections entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” included elsewhere in this prospectus. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of the Company. All amounts are in U.S. dollars.

MCAP’s Selected Financial Information

	At or for the nine months Ended September 30, 2021	At or for the period from November 12, 2020 (inception) to December 31, 2020
	(Unaudited)
Statement of Operations Data:
Operating expenses
Formation costs and other operating expenses	$1,312,020	$18,950
Loss from operations	(1,312,020)	(18,950)
Other income (loss)
Warrant issuance costs	(832,378)	—
Interest income	20,386	—
Change in fair value of warrant liability	(772,251)	—

Net income (loss)	$(2,896,263)	(18,950)
Basic and diluted net loss per share of Class A redeemable common stock	$(0.09)	$—
Weighted average shares outstanding of Class A redeemable common stock, basic and diluted	24,674,451	—
Basic and diluted net loss per share of Class B non-redeemable common stock	$(0.09)	$—
Weighted average shares outstanding of Class B non-redeemable common stock, basic and diluted	7,906,250	6,875,000
Cash Flow Data:
Net cash used in operating activities	$(1,414,019)	$(3,500)
Net cash used in investing activities	(316,250,000)	—
Net cash provided by financing activities	318,436,621	28,500

	September 30, 2021	December 31, 2020
	(unaudited)
Balance Sheet Data:
Cash	$797,602	$25,000
Prepaid expenses	454,364	—
Deferred offering costs	—	146,634
Other assets	178,020	—
Cash and marketable securities held in Trust Account	316,270,386	—
Total assets	317,700,372	171,634
Total liabilities	35,205,585	165,584
Class A Common Stock subject to possible redemption, 31,625,000 and 0 shares, at September 30, 2021 and December 31, 2020, respectively, at redemption value	316,270,386	—
Total Stockholders’ Equity	(33,775,599)	$6,050

Legacy AdTheorent’s Selected Financial Information
Consolidated Statements of Operations Data:

	Year Ended December 31,		Nine Months Ended September 30,
(amounts in US Dollars)	2020	2019	2021	2020

	(in thousands, except per unit amounts)
Revenue	$121,015	$120,406	$110,368	$73,910
Operating expenses:	—	—	—	—
Platform operations	59,458	59,691	52,368	38,066
Sales and marketing	31,608	31,119	25,689	22,190
Technology and development	9,709	8,052	8,046	6,994
General and administrative	8,126	7,918	13,187	5,757

Total operating expenses	108,901	106,780	99,290	73,007

Income (loss) from operations	12,114	13,626	11,078	903
Interest expense, net	(3,285)	(4,145)	(1,808)	(2,570)
Other income (expense), net	646	(1,965)	20	640

Total other expense, net	(2,639)	(6,110)	(1,788)	(1,930)
Income (loss) from operations before income taxes	9,475	7,516	9,290	(1,027)
(Provision for) benefit from taxes	(2,780)	(2,029)	(3,141)	215

Net income (loss)	$6,695	$5,487	$6,149	$(812)

Less: Net loss attributable to noncontrolling interest	$632	—	$539	$524

Net income attributable to common members	$7,327	$5,487	$6,688	$(288)

Net income (loss) per common unit: basic	$0.17	$0.13	$0.15	$(0.01)
Net income (loss) per common unit: diluted	$0.17	$0.13	$0.14	$(0.01)
Consolidated Balance Sheet Data:

	As of December 31,		As of September 30,
(amounts in US Dollars)	2020	2019	2021
	(in thousands)
Cash and cash equivalents	$16,717	$6,818	$22,640
Total assets	124,010	116,410	118,145
Total liabilities	62,743	62,596	50,329
Total liabilities and members’ equity	$124,010	$116,410	$118,145
Other Key Operating and Financial Performance Metrics
We calculate and monitor certain
non-GAAP
financial measures to help set budgets, establish operational goals, analyze financial results and performance, and make strategic decisions. We also believe that the presentation of these non-GAAP
financial measures in this proxy statement/prospectus provides an additional tool for investors to use in comparing our results of operations over multiple periods. However, the non-
GAAP financial measures presented in this proxy statement/prospectus may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP
financial measures presented should not be considered as the sole measure of our performance, and should not be considered insolation from, or a substitute for, comparable financial measures calculated in accordance with generally with accepted accounting principles in the United States (“GAAP”).

The information in the table below sets forth the
non-GAAP
financial measures that we use in this proxy statement/prospectus. Because of the limitations associated with these non-GAAP
financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a
%
of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP
measures on a supplemental basis. You should review the reconciliation of the non-GAAP
financial measures below and not rely on any single financial measure to evaluate our business.
Adjusted Gross Profit
Adjusted Gross Profit is a
non-GAAP
profitability measure. Adjusted Gross Profit is a
non-GAAP
financial measure of campaign profitability, monitored by management and the board, used to evaluate our operating performance and trends, develop short and long term operational plans, and make strategic decisions regarding the allocation of capital. We believe this measure provides a useful period to period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, we add back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.
The following table presents the calculation of gross profit and reconciliation of gross profit to Adjusted Gross Profit for the years ended December 31, 2020 and 2019, and the nine months ended September 30, 2021 and 2020.

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

(amounts in US Dollars)	(in thousands, except for percentages)
Revenue	$121,015	$120,406	$110,368	$73,910
Less: Platform operations	59,458	59,691	52,368	38,066

Gross Profit	61,557	60,715	58,000	35,844

Add back: Other platform operations	17,475	16,996	14,995	12,254

Adjusted Gross Profit (1)	$79,032	$77,711	$72,995	$48,098

EBITDA and Adjusted EBITDA
EBITDA is a
non-GAAP
financial measure defined by us as net income (loss), before interest expense, net, depreciation, amortization and income tax expense. Adjusted EBITDA is defined as EBITDA before stock compensation expense, transaction costs, management fees, non-core
operations and other potential
non-recurring
items.

Collectively, these
non-GAAP
financial measures are key profitability measures used by our management and board to understand and evaluate our operating performance and trends, develop short-and
long-term operational plans and make strategic decisions regarding the allocation of capital. We believe that these measures can provide useful period-to-period
comparisons of campaign profitability. Accordingly, we believe that these measures provide useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and the Board.

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

(amounts in US Dollars)	(in thousands, except for percentages)
Net income (loss)	$6,695	$5,487	$6,149	$(812)
Interest expense, net	3,285	4,145	1,808	2,570
Tax expense (benefit)	2,780	2,029	3,141	(215)
Depreciation and amortization	8,134	9,365	6,354	6,046

EBITDA (1)	$20,894	$21,026	$17,452	$7,589

Equity based compensation	657	776	382	547
Transaction costs (2)	1,412	3,200	3,345	1,116
Management fees (3)	872	898	653	654
Lease termination fee (4)	—	—	4,243	—
Non-core operations (5)	1,047	1,208	1,656	799

Adjusted EBITDA (1)	$24,882	$27,108	$27,731	$10,705

Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

(amounts in US Dollars)	(in thousands, except for percentages)
Gross Profit	$61,557	$60,715	$58,000	$35,844
Net income (loss)	$6,695	$5,487	$6,149	$(812)

Net income (loss) as a % of Gross Profit	10.9%	9.0%	10.6%	-2.3%

Adjusted Gross Profit (1)	$79,032	$77,711	$72,995	$48,098
Adjusted EBITDA (1)	$24,882	$27,108	$27,731	$10,705

Adjusted EBITDA as a % of Adjusted Gross Profit (1)	31.5%	34.9%	38.0%	22.3%

Gross Profit	$61,557	$60,715	$58,000	$35,844
Revenue	$121,015	$120,406	$110,368	$73,910

Gross Profit as a % of Revenue	50.9%	50.4%	52.6%	48.5%

Revenue	$121,015	$120,406	$110,368	$73,910
Adjusted Gross Profit (1)	$79,032	$77,711	$72,995	$48,098

Adjusted Gross Profit as a % of Revenue (1)	65.3%	64.5%	66.1%	65.1%

(1)
For a detailed discussion of our key operating and financial performance metrics and a reconciliation of this non-GAAP
financial measure to the most directly comparable financial measures calculated in accordance with GAAP, see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
.”

(2)
Legacy AdTheorent entered into strategic discussions and incurred transaction-related expenses in 2019, continuing into 2020, although such strategic initiatives were suspended due to the
Covid-19
pandemic. Legacy AdTheorent commenced a different strategic process in 2021, which process lead to the Business

Combination Agreement with MCAP. We expect to continue to incur related legal and professional services fees for the first quarter of 2021 related to the Business Combination.
(3)
On December 22, 2016, Legacy AdTheorent closed a growth recapitalization transaction with H.I.G. Capital. As part of that transaction Legacy AdTheorent agreed to pay monthly Management Fees to H.I.G. Capital. These fees were discontinued as of the Closing Date.

(4)
In April 2021, Legacy AdTheorent incurred a lease termination fee of approximately $4.2 million in connection with moving its primary headquarters office in New York City to another space in the same building at a lower cost.

(5)
Effective as of March 1, 2020, Legacy AdTheorent effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. Legacy AdTheorent periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Note”) with several parties (see AFS Note 11). We view SymetryML operations as non-core,
and do not intend to fund future operational expenses incurred in excess of SAFE Note funding secured. We are exploring several strategic alternatives that could result in the de-consolidation
of the entity in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” MCAP and AdTheorent are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Post-Combination Company. The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of MCAP and AdTheorent after giving effect to the Business Combination and related adjustments described in the accompanying notes.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it was completed on September 30, 2021.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the historical unaudited interim financial statements of MCAP as of September 30, 2021 and the nine months ended September 30, 2021, and the historical financial statements for the period from November 12, 2020 (date of inception) through December 31, 2020, and the related notes, in each case, included in the proxy statement/prospectus filed with the Commission on December 3, 2021;

•
the historical unaudited consolidated financial statements of AdTheorent as of and for the nine months ended September 30, 2021, and the historical financial statements of AdTheorent as of and for the year ended December 31, 2020, and the related notes, in each case, included in the proxy statement/prospectus filed with the Commission on December 3, 2021; and

•
other information relating to MCAP and AdTheorent contained in the proxy statement/prospectus filed with the Commission on December 3, 2021, including the Business Combination Agreement and the description of certain terms thereof set forth under “The Business Combination Agreement,” as well as the disclosures contained in the sections titled “MCAP Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “AdTheorent Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Accounting for the Business Combination
The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under the guidance in Accounting Standard Codification (“ASC”) 805, MCAP is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of AdTheorent issuing stock for the net assets of MCAP, accompanied by a recapitalization whereby the net assets of MCAP will be stated at historical cost and no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of AdTheorent.
AdTheorent was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	AdTheorent stockholders will have the largest voting interest in the Post-Combination Company immediately after the Business Combination;

•	the board of directors of the Post-Combination Company will have up to 9 members, and AdTheorent will have the ability to nominate the majority of the members of the board of directors;

•	AdTheorent management will continue to hold executive management roles for the Post-Combination Company and be responsible for the day-to-day operations;

•	the Post-Combination Company will assume the AdTheorent name;

•	the Post-Combination Company will maintain the current AdTheorent headquarters; and

•	the intended strategy of the Post-Combination Company will continue AdTheorent’s current strategy.
The unaudited pro forma condensed combined financial information is for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions been consummated on the assumed date or for the periods presented, or which may be realized in the future. The transaction accounting adjustments are based on the information currently available and the assumptions and estimates underlying the transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The Post-Combination Company will incur additional costs after the Business Combination in order to satisfy its obligations as an SEC reporting public company.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(UNAUDITED)
(in thousands, except for number of shares)

	MCAP Historical	AdTheorent Historical	Transaction Adjustments Accounting			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$798	$22,640	$316,270	(a	)	$101,408
			(252,224)	(b	)
			121,500	(c	)
			(11,069)	(d	)
			(27,942)	(e	)
			(24,368)	(f	)
			38,972	(g	)
			(83,169)	(n	)
Restricted cash	—	105	—			105
Accounts receivable, net	—	38,886	—			38,886
Income tax recoverable	—	46	—			46
Prepaid expenses	454	1,307	—			1,761
Deferred transaction costs	—	731	(731)	(e	)	—
Total current assets	1,252	63,715	77,239			142,206
Other assets	178	—	120	(g	)	298
Cash and marketable securities held in Trust Account	316,270	—	(316,270)	(a	)	—
Property and equipment, net	—	362	—			362
Customer relationships, net	—	10,114	—			10,114
Other intangible assets, net	—	8,086	—			8,086
Goodwill	—	35,778	—			35,778
Security deposits	—	90	—			90
Total assets	$317,700	$118,145	$(238,911)			$196,934

LIABILITIES AND SHAREHOLDERS’/MEMBERS’ EQUITY
Current liabilities
Accounts payable	$546	$8,260	$(363)	(e	)	$8,443
Accrued compensation	—	5,484	—			5,484
Accrued expenses	—	5,187	(1,113)	(e	)	4,074
Term loans, current portion	—	24,331	(24,331)	(f	)	—
Total current liabilities	546	43,262	(25,807)			18,001
SAFE notes	—	2,475	—			2,475
Warrant liability	23,591	—	(2,248)	(o	)	21,343
Earn-out liability	—	—	40,499	(h	)	41,623
			1,124	(q	)
Deferred underwriting fee payable	11,069	—	(11,069)	(d	)	—
Deferred income taxes	—	2,922	—			2,922
Revolving loan	—	—	39,092	(g	)	39,092
Deferred rent, net of current portion	—	1,670	—			1,670
Total liabilities	35,206	50,329	41,591			127,126
Commitments and contingencies
Redeemable Class A ordinary shares	316,270	—	(316,270)	(j	)	—
Stockholders’/Members’ equity
Preferred stock	—	—	—			—
Class A common stock	—	—	(2)	(b	)	9
			1	(c	)
			3	(j	)
			1	(k	)
			6	(l	)
Class B common stock	1	—	(1)	(k	)	—
Class A common units	—	26,000	(26,000)	(l	)	—
Class B common units	—	17,333	(17,333)	(l	)	—
Class C common units	—	—	—			—
Additional paid-in capital	—	2,657	(252,222)	(b	)	51,098
			121,499	(c	)
			(22,197)	(e	)
			(40,499)	(h	)
			3,527	(i	)
			316,267	(j	)
			43,327	(l	)
			(33,777)	(m	)
			(83,169)	(n	)
			2,248	(o	)
			(5,439)	(p	)
			(1,124)	(q	)
Earn-out	—	—	5,439	(p	)	5,439
Noncontrolling interests	—	(1,171)	—			(1,171)
(Accumulated deficit) Retained earnings	(33,777)	22,997	(5,000)	(e	)	14,433
			(37)	(f	)
			(3,527)	(i	)
			33,777	(m	)
Total stockholders’/members’ equity	(33,776)	67,816	35,768			69,808
Total liabilities and stockholders’/members’ equity	$317,700	$118,145	$(238,911)			$196,934
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(UNAUDITED)
(in thousands, except for per share amounts)

	MCAP Historical	AdTheorent Historical	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$—	$110,368	$—			$110,368
Operating expenses:
Platform operations	—	52,368	—			52,368
Sales and marketing	—	25,689	—			25,689
Technology and development	—	8,046	—			8,046
General and administrative	1,312	13,187	153	(a	)	14,652
Total operating expenses	1,312	99,290	153			100,755
Income (loss) from operations	(1,312)	11,078	(153)			9,613
Interest income (expense), net	20	(1,808)	(20)	(c	)	(953)
			1,808	(d	)
			(953)	(e	)
Warrant issue costs	(832)	—	—			(832)
Change in fair value of warrant liability	(772)	—	705	(f	)	(67)
Other expense, net	—	20	—			20
Total other income (expense), net	(1,584)	(1,788)	1,540			(1,832)
Income (loss) from continuing operations before income taxes	(2,896)	9,290	1,387			7,781
(Provision for) benefit from taxes	—	(3,141)	(291)	(g	)	(3,432)
Net income (loss)	$(2,896)	$6,149	$1,096			$4,349
Less: Net loss attributable to noncontrolling interest	—	539	—			539
Net income (loss) attributable to common shareholders	$(2,896)	$6,688	$1,096			$4,888
Post-Combination Company net income per share:
Basic						$0.06 (h)
Diluted						$0.05 (h)
Post-Combination Company common shares outstanding:
Basic						85,743,994 (h)
Diluted						94,317,618 (h)
AdTheorent net income per common unit:
Basic		$0.15
Diluted		$0.14
AdTheorent weighted-average common units outstanding:
Basic		43,499,745
Diluted		47,841,702
MCAP
Weighted-average Class A redeemable common shares outstanding, basic and diluted:	24,674,451
Net income per share of Class A redeemable common stock basic and diluted	$(0.09)
Weighted-average Class B non-redeemable common shares outstanding, basic and diluted	7,906,250
Net income per Class B non-redeemable common stock, basic and diluted	$(0.09)
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(UNAUDITED)
(in thousands, except for per share amounts)

	MCAP Historical	AdTheorent Historical	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$—	$121,015	$—			$121,015
Operating expenses:
Platform operations	—	59,458	—			59,458
Sales and marketing	—	31,608	—			31,608
Technology and development	—	9,709	—			9,709
General and administrative	19	8,126	4,448	(a	)	17,593
			5,000	(b	)
Total operating expenses	19	108,901	9,448			118,368
Income (loss) from operations	(19)	12,114	(9,448)			2,647
Interest income (expense), net	—	(3,285)	3,248	(d	)	(1,307)
			(1,270)	(e	)
Other expense, net	—	646	—			646
Total other income (expense), net	—	(2,639)	1,978			(661)
Income (loss) from continuing operations before income taxes	(19)	9,475	(7,470)			1,986
(Provision for) benefit from taxes	—	(2,780)	1,569	(g	)	(1,211)
Net income (loss)	$(19)	$6,695	$(5,901)			$775
Less: Net loss attributable to noncontrolling interest	—	632	—			632
Net income (loss) attributable to common shareholders	$ (19)	$7,327	$(5,901)			$1,407
Post-Combination Company net income per share:
Basic						$0.02	(h)
Diluted						$0.01	(h)
Post-Combination Company common shares:
Basic						85,743,994	(h)
Diluted						94,317,618	(h)
AdTheorent net income per common unit:
Basic		$0.17
Diluted		$0.17
AdTheorent weighted-average common units outstanding:
Basic		43,399,728
Diluted		43,399,728
MCAP
Weighted-average Class A redeemable common shares outstanding, basic and diluted:	n/a
Net income per share of Class A redeemable common stock basic and diluted	n/a
Weighted-average Class A and Class B non-redeemable common shares outstanding, basic and diluted	6,875,000
Net loss per share of Class A and Class B non-redeemable common stock, basic and diluted	$0.00
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combination
On July 27, 2021, MCAP Acquisition Corporation, a Delaware corporation (“MCAP”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4” and together with Merger Sub 1, Merger Sub 2 and Merger Sub 3, the “Merger Sub Entities”), H.I.G. Growth—AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth—AdTheorent, LLC, a Delaware limited liability company (the “Blocker Member”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (“AdTheorent”), entered into a business combination agreement (the “BCA” or the “Business Combination Agreement”) pursuant to which, among other things, (i) Merger Sub 1 will merge with and into the Blocker, with the Blocker surviving such merger as a wholly owned subsidiary of MCAP, (ii) immediately thereafter and pursuant to an integrated plan, the Blocker will merge with and into Merger Sub 2, with Merger Sub 2 surviving such merger as a wholly owned subsidiary of MCAP, (iii) immediately thereafter, Merger Sub 3 will merge with and into AdTheorent, with AdTheorent surviving such merger as a wholly owned subsidiary of MCAP and (iv) immediately thereafter and pursuant to an integrated plan, AdTheorent will merge with and into Merger Sub 4, with Merger Sub 4 surviving such merger as a wholly owned subsidiary of MCAP. The transaction is structured as four mergers, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination.”
The aggregate transaction consideration in the Business Combination is an amount equal to (a) $775.0 million, minus (b) an amount equal to 50% of the Company Management Bonus (as defined in the BCA), minus (c) an amount equal to the Monroe Credit Agreement Payoff Amount (as defined in the BCA), minus (d) an amount equal to the SVB Credit Agreement Payoff Amount (as defined in the BCA) minus (e) an amount equal to the Hudson Street Unpaid Sublease Termination Fee Amount (as defined in the BCA), minus (f) an amount equal to the Cares Act Unpaid Payroll Taxes Deferred Amount (the “Company Value”). The aggregate transaction consideration is comprised of the cash consideration to AdTheorent equityholders, shares of MCAP common stock delivered to AdTheorent equityholders at closing (“Close”) of the Business Combination, the restricted stock units in MCAP delivered to holders of AdTheorent interest units, and the options to purchase shares of MCAP common stock underlying outstanding vested and unvested stock options. In connection with preserving the aggregate transaction consideration for AdTheorent equityholders in connection with the Business Combination, if options to purchase MCAP common stock allocable to holders of vested or unvested stock options become forfeited, such options have been reallocated to the other equityholders of AdTheorent in accordance with the Payment Spreadsheet (as defined in the BCA). The aggregate transaction consideration consists of a combination of the Aggregate Cash Consideration and Aggregate Stock Consideration:

•
Aggregate Cash Consideration:
Cash consideration in an amount equal to (a) $162.0 million, plus (b) the Available Cash Excess Amount (as defined in the BCA), if any, minus (c) any amount by which the Available Cash Shortfall Amount (as defined in the BCA) exceeds $113.2 million, minus (d) any amount by which cash on AdTheorent’s balance sheet as of the closing shall be less than $3.5 million, minus (e) any amount by which any cash distributions to AdTheorent’s members following July 27, 2021 exceeds the amount of the Permitted Distribution (as defined in the BCA), plus (f) the portion of the Permitted Distribution amount that AdTheorent does not distribute prior to the Closing, minus (g) any amount by which the Transaction Expenses (as defined in the BCA) of AdTheorent and MCAP exceed $40.0 million, minus (h) any amount by which Identified Company Indebtedness (as defined in the BCA) exceeds $26.0 million; and

•
Aggregate Stock Consideration:
The remainder of the aggregate transaction consideration in shares of MCAP common stock valued at $10.00 per share (in the case of holders of Class A, Class B and issued and outstanding Class C membership interests in AdTheorent) and options to purchase MCAP common stock valued at $10.00 per share (in the case of holders of unexercised Class C membership interests in AdTheorent).

The unaudited pro forma condensed combined financial statements have been prepared to reflect:

•
An aggregate of 12,150,000 shares of MCAP Class A Common Stock at a purchase price of $10.00 per share, for an aggregate purchase price of $121.5 million in a private placement or placements (the “Private Placements”).

•
MCAP Acquisition, LLC, a Delaware limited liability company (the “Sponsor”) forfeiting 551,096 of its MCAP warrants and subjecting certain of its shares of the Post-Combination Company Common Stock and MCAP warrants to an
“earn-out”;

•	The conversion of Class B Common Stock of MCAP into Common Stock of the Post-Combination Company;

•
The AdTheorent Class A, Class B and Class C Interests issued and outstanding immediately prior to the Business Combination and not cancelled in connection with the Business Combination, converting into the number of shares of Post-Combination Company Common Stock, with such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the
Earn-Out
Consideration (as defined below), in each case, set forth in the Payment Spreadsheet;

•
The AdTheorent options outstanding immediately prior to the Business Combination, whether vested or unvested, converting into options to purchase shares of Common Stock of the Post-Combination Company (“Exchanged Options”) and such holder’s portion of the
Earn-Out
Consideration, each in accordance with the Payment Spreadsheet. The Exchanged Options continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former terms;

•
The AdTheorent interest units outstanding immediately prior to the Business Combination, whether vested or unvested, converting into restricted stock units with respect to Common Stock of the Post-Combination Company (“Exchanged Units”) and such holder’s portion of the
Earn-Out
Consideration, each in accordance with the Payment Spreadsheet. The Exchanged Units will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former terms;

•
The issued and outstanding MCAP warrants representing the right to purchase Post-Combination Company Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the MCAP warrant agreement;

•
The conversion of the Private Placement Warrants and Public Warrants exercisable into Class A Common Stock of MCAP into an equal number of the Post-Combination Company’s warrants for the Post-Combination Company’s Common Stock with the same terms;

•
The reflection of an
“earn-out,”
which stipulates that, if, at any time during the period following the Closing and expiring on the third anniversary of the Closing Date, (i) the VWAP of the Post-Combination Company Common Stock shall be greater than or equal to $14.00 for any twenty (20) trading days within a period of thirty (30) consecutive trading days or (ii) MCAP completes a liquidation, merger, stock exchange, reorganization or similar transaction that results in all MCAP Stockholders having the right to exchange their shares of Post-Combination Company Common Stock for cash, securities or other property pursuant to which the valuation of such shares of Post- Combination Company Common Stock equals or exceeds $14.00 per share (the
“Earn-Out
Target”), then within ten (10) Business Days following the achievement of the
Earn-Out
Target, MCAP shall pay or issue, as applicable, to the AdTheorent members and holders of an Exchanged Option or Exchanged Unit an aggregate amount equal to $95,000,000, which such
Earn-Out
Consideration shall be paid, at the sole and absolute discretion of the Post-Combination Company Board, in the form of (1) the issuance to AdTheorent members and holders of an Exchanged Option or Exchanged Unit of validly issued, fully-paid and nonassessable shares of Post-Combination Company Common Stock valued at $14.00 per share, (2) a payment in cash or (3) a combination of (1) and (2) (the
“Earn-Out

Consideration”); provided, however, that (x) no
Earn-Out
Consideration will be paid with respect to unvested Exchanged Options or Exchanged Units that expired or terminated prior to the date that MCAP pays the
Earn-Out
Consideration and (y) with respect to outstanding Exchanged Options and Exchanged Units that are unvested as of the date MCAP pays the
Earn-Out
Consideration, MCAP shall pay the
Earn-Out
Consideration to the applicable holder of an Exchanged Option and Exchanged Units within thirty (30) days following the date on which the unvested Exchanged Option and Exchanged Unit vests, subject to the holder’s continued employment or service through such vesting date;

•	The receipt of debt proceeds from a new revolving line of credit;

•	AdTheorent’s existing outstanding credit facilities being paid off; and

•	AdTheorent’s members receiving cash consideration below the minimum Aggregate Cash Consideration defined in the BCA. The minimum Aggregate Cash Consideration amount was waived by AdTheorent’s members.
Excess cash proceeds from the consummation of the Business Combination are expected to be used for general corporate purposes.
The following summarizes the unaudited pro forma Post-Combination Company Common Stock issued and outstanding immediately after the Business Combination:

Stockholder	Share ownership in the Post- Combination Company Shares %
Former non-H.I.G AdTheorent equityholders (1)(2)	25,818,349	30.1%
H.I.G. Growth—AdTheorent, LLC	34,064,174	39.7%
MCAP public stockholders (3)	6,404,096	7.5%
MCAP Sponsor (4)(5)	9,957,375	11.6%
PIPE Investors (6)	9,500,000	11.1%
	85,743,994	100.0%

(1)	Excludes an estimated 8,573,624 outstanding options in the Post-Combination Company.
(2)
Excludes $95,000,000 in
Earn-Out
Consideration (payable in cash or shares) under the No Redemption and Illustrative Maximum Redemption scenarios, respectively, as they are contingently issuable based upon the
Earn-Out
Target being achieved.

(3)	Excludes an estimated 10,541,667 shares underlying the Public Warrants beneficially held by the MCAP public stockholders.
(4)
Excludes an estimated 598,875 shares held in escrow subject to the
Earn-Out
Target and excludes an estimated 5,432,237 (excluding 551,096 MCAP warrants forfeited) shares underlying the Private Placement Warrants beneficially held by the Sponsor. Of the 5,432,237 warrants, 551,096 are to be held in escrow subject to the
Earn-Out
Target.

(5)	Includes 2,650,000 shares of MCAP common stock issued to members of the Sponsor or their affiliates in their capacity as a PIPE Investor.
(6)	Excludes 2,650,000 shares of MCAP common stock issued to members of the Sponsor or their affiliates in their capacity as a PIPE Investor.

The following tables summarize the sources and uses, for funding the Business Combination assuming the transaction closes on September 30, 2021 and using a deemed stock value of $10.00 per share:

Sources (in thousands)		Uses (in thousands)
Cash and investments held in the Trust Account	$64,020	Transaction expenses paid at Close	$39,011
Excess cash and investments held in the Trust Account	26	Shares and options of Post-Combination Company to shareholders	684,562
Shares and options of Post-Combination Company to shareholders	684,562	Existing debt repayment	24,368
New debt	38,972	Cash to balance sheet	100,000
PIPE Investment	121,500	Cash for transaction expenses paid after Close	1,408
MCAP Cash	798	Cash to shareholders	83,169
AdTheorent Cash	22,640
Total sources	$932,518	Total uses	$932,518
Total consideration to shareholders			$784,562

2.	Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release
No. 33-10786
replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The presentation of Management’s Adjustments has not been elected. Only Transaction Accounting Adjustments have been presented in the unaudited pro forma condensed financial information.
The historical financial information of MCAP and AdTheorent has been prepared in accordance with GAAP and has been adjusted in the unaudited pro forma combined financial information to give effect to events that are transaction accounting adjustments. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP.
One-time
direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Business Combination are reflected in the unaudited pro forma condensed consolidated balance sheet as a direct reduction to the Post-Combination Company’s additional paid-in
capital (“APIC”) and are assumed to be cash settled.
The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma statements are not necessarily indicative of what the Post-Combination Company’s financial position or results of operations would have been had the Business Combination been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Post-Combination Company.
MCAP and AdTheorent have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Accounting for the
earn-out
to equityholders:
The
earn-out
can be settled in cash or shares in the Post-Combination Company. As the earn-out
can be settled in shares, the accounting treatment of the
earn-out
was evaluated to assess if the arrangement qualifies as

an equity classified instrument or liability classified instrument, including evaluating if the
Earn-Out
Target includes events or adjustments that are not considered indexed to the fair value of the Post-Combination Company’s Common Stock.
As noted above, the Business Combination is accounted for as a reverse recapitalization, the issuance of the earn-out
shares to AdTheorent’s equity-holders, on a pro rata ownership basis, would be accounted for as an equity transaction (as a deemed dividend) if the contingency is met. Prior to the contingency achievement, the earn-out
will be classified as a liability under the ASC Topic 815,
Derivatives and Hedging
, (“Topic 815”). Topic 815 provides guidance that changes in the fair value of the earn-out
share liability in future periods will be recognized in the statement of operations.
The accounting for the
earn-out
was also evaluated under ASC Topic 480,
Distinguishing Liabilities from Equity
, to determine if the arrangement should be classified as a liability. As part of that analysis, it was determined that the earn-out
is not liability classified. It was next evaluated whether the earn-out
represents a derivative instrument pursuant to Topic 815. Paragraph ASC
815-10-15-74(a)
states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholder’s equity in its statement of financial position to be derivative instruments. In order to conclude that the earn-out
meets this scope exception and whether the
earn-out
should be accounted for as equity under ASC
815-40,
it was evaluated whether the
earn-out
meets both of these requirements. It was determined that the earn-out
is not indexed to the Post-Combination Company’s own stock and therefore this results in the earn-out
being classified as a liability pursuant to Topic 815. The fair value of the earn-out
has been recorded in the unaudited pro forma combined balance sheet. See Note 5 for further information.
Accounting for the
earn-out
to stock option and stock unit holders:
The grant of the
earn-out
to employee stock option and unit holders is considered a compensatory award and accounted for under ASC 718,
Share- based Compensation
. The payment of the
earn-out
is contingent on continued employment. Under this guidance, the award is measured at fair value at the grant (or issue) date and expense is recognized over the time-based vesting period (the
Earn-Out
Target is a market condition and does not impact expense recognition).
The
Earn-Out
Target for employees underlying the stock option are equity-classified so periodic expense is based on the fair value of the award as vesting occurs with a charge and a credit to accumulated paid-in-capital
(“APIC”).
Accounting for the MCAP Warrants:
The accounting treatment of the MCAP Public Warrants and Private Placement Warrants have been evaluated to assess if the arrangements qualify as equity classified instruments or liability classified instruments. The Public Warrants and the Private Placement Warrants will qualify as liability classified instruments.
Accounting for the Post-Combination MCAP escrow shares subject to earn-out:
Achieving the
Earn-Out
Target releases 598,875 shares in the Post-Combination Company held in escrow. As the earn-out
can be settled in shares, the accounting treatment of the
earn-out
was evaluated to assess if the arrangement qualifies as an equity classified instrument or liability classified instrument, including evaluating if the
Earn-Out
Target includes events or adjustments that are not considered indexed to the fair value of the Post-Combination Company’s Common Stock.
As noted above, the Business Combination is accounted for as a reverse recapitalization, the issuance of the earn-out
shares would be accounted for as an equity transaction (as a deemed dividend) if the contingency is met. Prior to the contingency achievement, the earn-out
will be classified as equity under the ASC Topic 815,
Derivatives and Hedging
, (“Topic 815”). Topic 815.

The accounting for the
earn-out
was also evaluated under ASC Topic 480,
Distinguishing Liabilities from Equity
, to determine if the arrangement should be classified as a liability. As part of that analysis, it was determined that the earn-out
is not liability classified. It was next evaluated whether the earn-out
represents a derivative instrument pursuant to Topic 815. Paragraph ASC
815-10-15-74(a)
states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholder’s equity in its statement of financial position to be derivative instruments. In order to conclude that the earn-out
meets this scope exception and whether the
earn-out
should be accounted for as equity under ASC
815-40,
it was evaluated whether the
earn-out
meets both of these requirements. It was determined that the earn-out
met both of these criteria and therefore this results in the earn-out
being classified as equity pursuant to Topic 815. The fair value of the earn-out
has been recorded in the unaudited pro forma combined balance sheet. See Note 5 for further information.
Accounting for the Post-Combination MCAP escrow warrants subject to earn-out:
The 551,096 MCAP warrants held in escrow subject to
earn-out
have the same terms and conditions as the other MCAP warrants described above. As such, they follow the same accounting treatment and are considered to be liability classified.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:
a)    Reflects the liquidation and reclassification of investments held in the trust account to cash and cash equivalents that for general use by the Post-Combination Company.
b)    The adjustment reflects the cash disbursement for the redemption of Class A Common Stock.
c)    Reflects the gross proceeds of $121.5 million from the PIPE Financing (12,150,000 shares of Class A Common Stock at $10.00 per share).
d)    Reflects the cash disbursement of $11.1 million to settle the deferred underwriters’ fees of $11.1 million which were originally incurred by MCAP during its IPO.
e)    Reflects the payment of direct and incremental transaction costs incurred prior to or concurrent with the Business Combination and PIPE Financing of $27.9 million, which were cash settled upon Closing in accordance with the BCA. Payment of $1.4 million of transaction costs is deferred until after close and is recorded in accrued expenses. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination and PIPE Financing. For purposes of a reverse recapitalization transaction, these direct and incremental transaction costs related to the Business Combination, with the exception of those costs already accrued and expensed and the $5.0 million management cash bonus paid, are treated as a reduction of the cash proceeds resulting from the Business Combination and are accordingly reported by the Post-Combination Company as a reduction to additional paid-in
capital rather than expensed as incurred. As of September 30, 2021, AdTheorent and MCAP had capitalized transaction costs of $0.7 million, accrued transaction costs of $2.5 million and $0.4 million in accounts payable and accrued expenses recorded in their books.
f)    Reflects the repayment of AdTheorent’s $24.4 million term loan using proceeds from the transaction and write-off
of deferred financing fees of $0.05 million.
g)    Reflects borrowing from the new $40.0 million revolving line of credit facility entered into to fund the Business Combination. Proceeds received of $39.0 million, are net of $0.1 million of loan fees and $0.9 million of letters of credit.

h)    Reflects the preliminary estimated fair value of $40.5 million of the earn-out
contingently issuable to AdTheorent equityholders as of the Closing. The eligible AdTheorent equityholders have been allowed to participate in the rights to contingently receive a pro rata portion of the earn-out
issuable upon achievement of the
Earn-Out
Target. The preliminary fair value was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined. There are no future service requirements related to the earn-out
target for the AdTheorent’s equityholders. Refer to Note 5 for more information.
i)    Reflects the preliminary estimated fair value of $3.5 million of the earn-out
contingently issuable to AdTheorent vested option and unit holders where all service requirements have been met, however the payment is contingent on future employment given the underlying option or unit would be forfeited in the event of an employment separation. The preliminary fair value was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined at the Closing. Refer to Note 5 for more information.
j)    Reflects the transfer of MCAP’s Class A Common Stock subject to possible redemptions as of September 30, 2021 to permanent equity.
k)    Reflects the conversion of MCAP’s Class B Common Stock to Class A Common Stock.
l)    Reflects the recapitalization of equity as a result of the exchange of AdTheorent common units for Common Stock at the Exchange Ratio.
m)    Reflects the elimination of MCAP’s accumulated deficit to additional paid-in
capital.
n)    Reflects the cash consideration paid, less any debt paid off using balance sheet cash, to existing AdTheorent members as part of the Business Combination.
o)    Reflects a reduction in the warrant liability to take into account the forfeiture of 551,096 MCAP warrants and a further 551,096 MCAP warrants that will be held in escrow subject to release back to MCAP based on meeting the
Earn-Out
Target defined in the BCA. See a further adjustment to establish an earn-out
liability for the MCAP warrants held in escrow.
p)    Reflects the preliminary estimated fair value of 598,875 shares in the Post-Combination Company held in escrow subject to release to MCAP based on meeting the
Earn-Out
Targets defined in the BCA. The preliminary fair value was $5.4 million and was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined. Refer to Note 5 for more information.
q)    Reflects the preliminary estimated fair value of 551,096 MCAP warrants held in escrow subject to release to MCAP based on meeting the
Earn-Out
Target defined in the BCA. The preliminary fair value was $1.1 million and was determined using the most reliable information available. The actual fair value could change materially once the final valuation is determined.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 are as follows:
a)    Reflects the estimated incremental stock-based compensation for the portion of the earn-out
issuable to holders of employee stock options and units who have a continuing employment requirement. An expense of $0.2 million and $0.9 million has been recognized for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, in relation to unvested option and unit holders. For vested option holders an expense of $3.5 million has been recognized for the year ended December 31, 2021. The adjustment assumes no forfeitures. For further details, refer to Note 5.

b)    Reflects the $5.0 million management bonus paid contingent to close of the transaction. These costs will not affect the income statement beyond 12 months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.
c)    Reflects an adjustment to eliminate interest income related to the trust account.
d)    Reflects an adjustment to eliminate interest expense related to the term loan paid off in connection with the transaction. For the year ended December 31, 2020, the adjustments to interest expense reflect the write-off
of deferred financing fees of $0.1 million. The
write-off
of deferred financing costs will not affect the income statement beyond 12 months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.
e)    Reflects interest expense associated with the new revolving line of credit.
f)    Reflects an adjustment to partially eliminate the change in the fair value of the warrant liability related to the 551,096 MCAP warrants forfeited and the 551,096 MCAP warrants now held in escrow subject to earn-out
conditions.
g)    Reflects the income tax benefit or expense effects of the pro forma adjustments based on the applicable statutory tax rate of 21%.
h)    Reflects the pro forma earnings per share computation. See Note 4.

4.	Earnings per Share
Represents net income per share calculated using the basic and diluted weighted average shares of common stock outstanding of as a result of the pro forma adjustments. As the Business Combination is being reflected as if it had occurred on January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented:

Pro Forma Combined Shares
Former non-H.I.G AdTheorent equityholders	25,818,349
H.I.G. Growth—AdTheorent, LLC	34,064,174
MCAP public stockholders	6,404,096
MCAP Sponsor (1)	9,957,375
Third Party PIPE Investors (2)	9,500,000
Total common shares outstanding	85,743,994
Stock options	8,573,624
Total diluted shares outstanding	94,317,618

(1)	Includes 2,650,000 shares of MCAP common stock to be issued to members of the Sponsor or their affiliates in their capacity as a PIPE investor.
(2)	Excludes 2,650,000 shares of MCAP common stock to be issued to members of the Sponsor or their affiliates in their capacity as a PIPE investor.
The number of shares of common stock attributed to AdTheorent stockholders represents the aggregate number of shares of MCAP common stock to be issued to equityholders of AdTheorent and the maximum number of shares of MCAP common stock underlying stock options that may be assumed pursuant to the transactions described herein. The following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods:
1)    The MCAP Public Warrants and the Private Placement Warrants with an exercise price of $11.50 per share will become exercisable for one Post-Combination Company Common Share. The Public Warrants and the

Private Placement Warrants are not dilutive on a pro forma basis and have been excluded from the diluted number of shares outstanding at the time of Closing.
2)    Excludes $95.0 million in total earnout value (payable in cash or shares) under the No Redemption and Illustrative Maximum Redemption scenarios, respectively, as they are contingently issuable based upon triggering events that have not been achieved as of the Closing.
3)    Excludes an estimated 598,875 shares held in escrow subject to the
Earn-Out
Target.

5.	Earn-out
The
earn-out
eligible for AdTheorent equityholders is expected to be accounted for as a liability classified instrument that is earned upon achieving the earn-out
target. The
earn-out
issuable to holders of employee stock options and units are expected to be accounted for as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. The MCAP shares held in escrow subject to earn-out
are accounted for as an equity classified instrument.
The preliminary estimated fair value of the
earn-out
for AdTheorent equityholders and for MCAP shares held in escrow was $40.5 million and $5.4 million, respectively, and was recorded as an earn-out
liability and as
earn-out
equity, respectively, and charged to APIC as a “deemed dividend” as of the Closing in the unaudited pro forma condensed combined balance sheet as of September 30, 2021. The preliminary estimated fair value of the earn-out
issuable to holders of unvested employee stock options and units was $1.1 million, of which $0.2 million and $0.9 million, was recorded as stock-based compensation expense in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, assuming the continuing service requirement was met, and assuming no forfeitures. The portion of the estimated fair value of the earn-out
associated with unvested stock options and units will be recognized as an expense as the future continuing employment vesting requirement is met. For the vested options and units an expense of $3.5 million has been recognized in the year ended December 31, 2020, although all future service requirements have been met, the payment is contingent on future employment given the underlying option or unit would be forfeited in the event of an employment separation.
The preliminary estimated fair values of the earn-outs were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the three-year earn-out
period determined using the most reliable information available. The preliminary fair value of the earn-out
is subject to change as additional information becomes available and additional analyses are performed. Such changes could be material once the final valuation is determined at the closing of the Business Combination. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

•	Current stock price —The current stock price was set at the deemed value of $10.00 per share for the Post-Combination Company Common Stock.

•
Expected volatility
—The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

•
Risk-free interest rate
—The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon
U.S. Treasury notes with maturities corresponding to the expected three year term of the earnout period.

•	Expected term —The expected term is the three-year years of the earn-out period.

•	Expected dividend yield —The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term.

The following table depicts a sensitivity analysis of the AdTheorent equityholders earn-out
value and the related impacts based on incremental increases and decreases in certain valuation assumptions.
Earn-out
sensitivity for the AdTheorent equityholders
earn-out
(in thousands):

	Increase/(decrease) in earn-out value	Increase/(decrease) in earn-out liability	Increase/(decrease) in future stock- based compensation expense
Stock price change with all other valuation inputs kept consistent:
Increase of stock price to $11.00	$7,000	$6,286	$714
Decease of stock price to $9.00	$(6,900)	$(6,196)	$(704)
Stock volatility change with all other valuation inputs kept consistent:
Increase of volatility by 10% to 78.4%	$800	$718	$82
Decrease of volatility by 10% to 58.4%	$(1,400)	$(1,257)	$(143)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis is intended to help the reader understand our results of operations and financial condition. This discussion and analysis is provided as a supplement to, and should be read in conjunction with, the section entitled “Selected Historical Financial Information”, the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements”, and AdTheorent’s consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the sections entitled “Risk Factors” or “Forward-Looking Statements and Risk Factor Summary” in other parts of this prospectus.
Business Overview
OVERVIEW
We are a digital media platform which focuses on performance-first, privacy-forward methods to execute programmatic digital advertising campaigns, serving both advertising agency and brand customers. Without relying on individualized profiles or sensitive personal data for targeting, we utilize machine learning and advanced data analytics to make programmatic digital advertising more effective and efficient at scale, delivering measurable real-world value for advertisers. Our differentiated advertising capabilities and superior campaign performance, measured by customer-defined business metrics or Key Performance Indicators (“KPIs”), have helped fuel our customer adoption and year-after-year growth. Our technology and solutions, conceived and developed in-house
since 2012, have been recognized with numerous awards including Drum Digital Advertising Awards (2020), MMA Smarties Awards (2018-2020), Martech Breakthrough Awards (2020-2021) and Deloitte’s Technology Fast 500 (2015-2018). Additionally, AdTheorent was named “Best
AI-Based
Advertising Solution” (AI Breakthrough Awards) (2018-2021) and “Most Innovative Product” (B.I.G. Innovation Awards) (2018- 2021) for four consecutive years. We are also the only five-time recipient of Frost & Sullivan’s “Digital Advertising Leadership Award” (2016-2020).
We use machine learning and advanced data science to organize, analyze and operationalize non-sensitive
data to deliver real-world value for customers. Central to our ad-targeting
and campaign optimization methods, the company builds custom machine learning models for each campaign using historic and real-time data to predict future consumer conversion actions for every digital ad impression using non-
individualized attributes. Such attributes include variables such as publisher, device make, device operating system and other device attributes, ad position, geographic data, weather, demographic signals, creative type and size, etc. The “predictive scores” generated by the platform allow the company and its advertising clients to determine which ad impressions are more likely or less likely to result in client-desired KPIs. Our machine learning models are customized for every campaign and the platform “learns” over the course of each campaign as it processes more data related to data attributes and actual conversion experience. Based on these statistical probabilities or “predictive scores,” our platform automatically determines bidding optimizations to drive conversions and advertiser ROI (“return on investment”) or “return on ad spend” (“ROAS”), bidding on less than .001 of the evaluated impressions. We use machine learning and data science to maximize efficiency and performance, enabling our customers to avoid wasted ad spend related to suboptimal impressions such as impressions that are predicted to be at a greater risk for fraud/invalid traffic (“IVT”) or impressions with a higher likelihood of being unviewable, unmeasurable, and not brand safe, among other factors.
Our capabilities extend across the digital ecosystem to identify and engage digital actors with the highest likelihood of completing customer-desired actions, including online sales, other online actions, and real-world actions such as physical location visitation, in-store
sales or vertical specific KPI such as prescription fills/lift or submitted credit card applications. Our custom and highly impactful campaign executions encompass popular digital screens—mobile, desktop, tablet, CTV—and all digital ad formats, including display, rich media, video, native and streaming audio. We actively manage our digital supply to provide advertisers with scale and reach, while minimizing redundant inventory, waste and other inefficiencies. Our CTV capability delivers scale and reach supplemented by innovative and industry recognized machine-learning optimizations towards real-world actions and value-added measurement services.
Our platform and machine learning-based targeting provide privacy advantages that are lacking from alternatives that rely on individual user profiles or cookies employing a
“one-to-one”
approach to digital ad targeting. Our targeting approach is statistical, not individualized, and as a result we do not need to compile or maintain user profiles, and we do not rely on cookies or user profiles for targeting. Our solution-set
is especially valuable to regulated customers, such as financial institutions and pharmaceutical companies, and other privacy-forward advertisers who desire efficient and effective digital ad-targeting
without individualized or personal targeting data. We adhere to strict data usage protocols and model governance processes that help to ensure that each customer’s data is safeguarded and used only for that customer’s benefit, and we take a consultative and collaborative approach to data use best practices with all our customers. See “Our Technology Platform and Service Offering” section for further detail on our technology and differentiated targeting capabilities.
In addition to our core machine learning-powered platform capabilities, we offer customized vertical solutions to address the needs of advertisers in specialized industries. These specialized solutions feature vertical-specific capabilities related to targeting, measurement and audience validation. Our Pharmaceutical and Healthcare offering (“AdTheorentRx”) harnesses the power of machine learning to drive superior performance on campaigns targeting both healthcare providers (“HCP”) and patients, leveraging HIPAA-compliant methods and targeting practices that comply with NAI Code and other self-regulatory standards. Our BFSI solutions drive real-world performance within the context of regulatory requirements and data use best practices intended to prevent discrimination in the promotion of federally regulated credit-extension products. We have created additional industry-tailored offerings to address the unique challenges and opportunities in a growing range of verticals, including retail, auto, dining, and entertainment.
Since 2012, we have executed tens of thousands of campaigns, driving millions of digital user KPI actions for thousands of customers. As of September 30, 2021, we had 306 active customers. Our innovative end-to-end
technology platform is enhanced by the expertise of creative technologists and data scientists, supported by a deep customer service team that is dedicated to customers’ performance and success. Despite the size of the market, its growth rate is accelerating, and the market remains highly fragmented and non-integrated
outside of the walled gardens of Google, Facebook, Apple, Amazon, etc. We believe this fragmentation across the open Internet provides room for consolidation and disruption, providing us with the opportunity to capture more market share due to our ability to drive customer KPIs and ROAS and its platform’s ability to scale.
Recent Developments
Business Combination and Public Company Costs
We were originally known as MCAP Acquisition Corporation (“MCAP”). On December 22, 2021 MCAP consummated the Business Combination with Legacy AdTheorent pursuant to the Business Combination Agreement, dated as of July 27, 2021, among MCAP, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub 4, Blocker, the Blocker Member, and Legacy AdTheorent. In connection with the Closing of the Business Combination, MCAP changed its name to AdTheorent Holding Company, Inc.
While MCAP was the legal acquirer in the Business Combination Agreement, because Legacy AdTheorent was deemed the accounting acquirer, the historical financial statements of Legacy AdTheorent became the historical financial statements for the combined company, upon the consummation of the Business Combination.
Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a “reverse recapitalization” in accordance with GAAP.

The most significant change in our future reported financial positions and results are an increase in cash and cash equivalents (as compared to Legacy AdTheorent’s consolidated balance sheet at September 30, 2021) as a result of the Business Combination and the PIPE transaction, offset by payments for operations. Our unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2021 is contained elsewhere in this prospectus.
As a consequence of the Business Combination, we are an
SEC-registered
and Nasdaq listed company, which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.
FACTORS AFFECTING ADTHEORENT’S PERFORMANCE
Growth of the Programmatic Advertising Market
Our operating results and prospects will be impacted by the overall continued adoption of programmatic advertising by inventory owners and content providers, as well as advertisers and the agencies that represent them. Programmatic advertising has grown rapidly in recent years, and any acceleration, or slowing, of this growth would affect our operating and financial performance. In addition, even if the programmatic advertising market continues to grow at its current rate, our ability to successfully position itself within the market will impact the future growth of the business.
Investment in Platform and Solutions to Provide Continued Differentiation in Evolving Market
We believe that the capabilities and differentiation of our platform and solutions has been critical to our historical growth. Continued innovation in an evolving programmatic marketplace will be an important driver of our future growth. We anticipate that operating expenses will increase in the foreseeable future as we invest in platform operations and technology, data science and machine learning capabilities and data infrastructure and tools to enhance its custom solutions and value-added offerings. We believe that these investments will contribute to our long-term growth, although they may have a negative impact on profitability in the near-term.
Growth in and Retention of Customer Spend
We plan to make incremental investments in sales and marketing to acquire new customers and increase existing customers’ usage of our platform and solutions. We believe that there is significant room for growth within our existing customers, which include many large global brands and advertising agencies. Future revenue and profitability growth depends upon our ability to cost effectively on-board
new customers and its
on-going
ability to retain and scale existing customers.
Ability to Continue to Access High Performing Media Inventory in Existing and Emerging Channels
Our ability to deliver upon clients’ targeted key performance indicators is reliant upon its ability to access high quality media inventory across multiple advertising channels at scale. Our future growth will depend on our ability to maintain and grow spend on existing and emerging channels, including advertising on display, rich media, native, video and audio ad formats across mobile, desktop and CTV formats.
Development of International Markets
Although almost all of our historic revenue is attributable to campaigns and operations in the United States and Canada, we plan to explore opportunities to serve new international markets, including serving the global needs of existing customers. We believe that the global opportunity for programmatic advertising is significant, and should continue to expand as publishers and advertisers outside the United States and Canada increasingly seek to adopt the benefits that programmatic advertising provides. We believe that our privacy-forward approach to ad targeting and data usage will provide desired differentiation and value in highly and increasingly regulated markets such as the EU, which is subject to the GDPR. Our ability to efficiently expand into new markets will affect its operating results.
Managing Seasonality
The global advertising industry experiences seasonal trends that affect the vast majority of participants in the digital advertising ecosystem. Most notably, advertisers have historically spent relatively more in the fourth quarter of the calendar year to coincide with the holiday shopping season, and relatively less in the first quarter. In addition to the impact on revenue, increased fourth quarter demand for advertising inventory applies additional upward pressure on fourth quarter media costs, which adversely impacts profitability. We expect seasonality trends to continue, and our ability to manage resources in anticipation of these trends could affect operating results.
KEY BUSINESS METRIC
To analyze our business performance, determine financial forecasts and help develop long- term strategic plans, we review the following key business metric:
Active Customers
We tracks active customers, which are defined as our customers who spent over $5,000 during the previous twelve months. We monitor active customers to help understand our revenue performance. Additionally, monitoring active customers helps us understand the nature and extent to which the active customer base is growing, which assists management in establishing operational goals.
Our key business metric is as follows for the periods presented:

	Year Ended December 31,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2021	2020
Active Customers	270	275	-1.8%	306	284	7.7%
The number of active customers for the twelve months ended December 31, 2020, was 270, and for the twelve months ended December 31, 2019, was 275, decreasing by 5 customers, or 1.8%. The number of active customers for the twelve months ended September 30, 2021, was 306, and for the twelve months ended September 30, 2020, was 284, increasing by 22 customers, or 7.7%.
COMPONENTS OF RESULTS OF OPERATIONS
Revenue
Media Services Revenue
We generate Managed Programmatic and Direct Access (collectively “Media Services”) revenue by using its proprietary machine learning-powered technology platform to execute targeted digital advertising campaigns, offering advanced predictive targeting solutions across different customer industry verticals and consumer screens (desktop, mobile, and CTV), including customized targeting, measurement and analytical services to address unique advertiser challenges. Our customers consist of brands working directly with us and advertising agencies working on behalf of our customers.

Managed Programmatic Revenue
For Managed Programmatic Revenue the Company negotiates Insertion Orders (“IOs”) with the advertising agency or brand, which specifies the material terms of the campaign. IOs are subject to cancellation by the client, usually with no penalty, for the unfilled portion of the IO. Our performance obligation is to deliver digital advertisements in accordance with the terms of the IO. We have concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized over the time, using the output method, for which we are transferring value to the customer through delivered advertising units.
Our contracts with a customer may convey a right to discounted or free of charge impressions. We determine whether rights to discounted future impressions provide a material right to the customer and revenue related to such material right should be deferred to the period when such right to discount expires or is exercised by the customer. For periods presented, we did not identify material rights related to such discounts.
Managed Programmatic Revenue is recorded on a gross basis. We are responsible for fulfilling advertising delivery, including optimization and reporting, establishes the selling price for the delivery, and we perform billing and collections, including ultimately retaining credit risk. We have therefore determined that it serves as a principal and that gross presentation of revenue is appropriate.
Direct Access Revenue
Direct Access customers access our platform directly and manage all aspects of their advertising campaigns. We provide advertiser and marketer customers direct access to the platform so that they can execute and manage advertising campaigns. Advertising Services Agreements with customers specify the pricing framework, which typically involves a percentage of customer spend and additional fees applicable to various data science model deployments and uses as applicable to a given campaign. Additional services can be procured on a per-service
pricing basis. Platform fee revenue is recognized, on an over time basis, when the customer makes a purchase through the platform during the month. Our performance obligation is to provide the use of the platform to customers. We are not primarily responsible for the purchase of advertising inventory, third party data, and other related expenses. Revenue for customers working with the Company on this basis is recorded net of the amount incurred and payable to suppliers for the cost of advertising inventory, third party data and other add-on
features, as the Company does not control the purchase nor have pricing discretion with regard to these items. We have therefore determined that it serves as an agent and that net presentation of revenue is appropriate. We bill clients for their purchases through its platform and the associated platform fees.
A customer cannot take possession of the software platform, nor is it feasible or currently an available option for a customer to contract with a third party to host the software or for a customer to host the software. Fees are entirely variable, and revenue is recognized in the period the Company has the contractual right to the fee.
Operating Expenses
The Company classifies its Operating expenses into the following four categories. Each expense category includes overhead, including rent and related occupancy costs, which is allocated based on headcount.
Platform Operations
Platform operations consists of the cost of revenue including advertising inventory, third party inventory validation and measurement, adserving, adverification, research and data (collectively referred to as “traffic acquisition costs” or “TAC”) and other platform operations costs, which consist of amortization related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license and maintenance costs.

Sales and Marketing
Sales and marketing expenses consist of compensation and commission costs of the sales and related support teams, as well as travel, trade show, and other marketing related costs. Advertising costs are expensed to operations when incurred.
Technology and Development
Technology and development costs include costs to maintain and develop our technology platform. Costs incurred for research and product development are expensed as incurred and include salaries, taxes and benefits, contracting, and travel expenses related to research and development.
General and Administrative Expense
General and administrative expenses include compensation for executive and administrative personnel, professional service fees, insurance, supplies and other fixed costs.
Rent Expense
Rent expense is recognized on a straight-line basis over the term of the lease, with the difference between the cash rent expense and straight-line expense recorded as deferred rent.
Equity-based Compensation
Compensation expense related to employee equity-based awards is measured and recognized in the Consolidated Financial Statements based on the fair value of the awards granted. We grant awards to employees that vest based solely on continued service, or service conditions, and awards that vest based on the achievement of performance targets, or performance conditions. The fair value of each option award containing service and/or performance conditions is estimated on the grant date using the Black- Scholes option-pricing model. For service condition awards, equity-based compensation expense is recognized on a straight-line basis over the requisite service periods of the awards. For performance condition awards, equity-based compensation expense is recognized using a graded vesting model over the requisite service period of the awards. Forfeitures are recorded as they occur.
Debt Issuance Cost
Deferred issuance costs relate to our debt instruments, the short-term and long-term portions are reflected as a deduction from the carrying amount of the related debt. The debt issuance costs are amortized using the straight-line method over the term of the related debt instrument which approximates the effective interest method. Debt issuance costs incurred with line-of-credit
arrangements are recorded as contra debt on our consolidated balance sheets and amortized over the term of the arrangement. Debt may be considered extinguished when it has been modified and the terms of the new debt instruments and old debt instruments are “substantially different” (as defined in the debt modification guidance in ASC Topic
470-50,
Debt—Modifications and Extinguishments (“ASC
470-50”)).
Income Taxes
Income tax expense includes federal, state, and foreign taxes and is based on reported income before income taxes. We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities are determined based on the enacted tax rates expected to apply in the periods in which the deferred tax assets or liabilities are anticipated to be settled or realized.

We regularly review deferred tax assets for recoverability and establish a valuation allowance if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The determination as to whether a deferred tax asset will be realized is made on a jurisdictional basis and is based on the evaluation of positive and negative evidence. This evidence includes historical taxable income, projected future taxable income, the expected timing of the reversal of existing temporary differences and the implementation of tax planning strategies.
We recognize the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized from uncertain tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. Interest related to uncertain tax positions is recognized as part of the provision for income taxes and is accrued beginning in the period that such interest would be applicable under relevant tax law until such time that the related tax benefits are recognized. We are required to file tax returns in the U.S. federal jurisdiction, various states, and in Canada. Our policy is to recognize interest and penalties related to uncertain tax benefits (if any) in the tax provision.
RESULTS OF OPERATIONS
Comparison for the unaudited nine months ended September 30, 2021 and 2020
The following table summarizes our historical results of operation for the periods presented:

	Nine Months Ended September 30 (unaudited)
	2021		2020		Change	%

(amounts in US Dollars)	(in thousands, except for percentages)
Revenue	$110,368	100.0%	$73,910	100.0%	$36,458	49.3%
Operating expenses:
Platform operations	52,368	47.4%	38,066	51.5%	14,302	37.6%
Sales and marketing	25,689	23.3%	22,190	30.0%	3,499	15.8%
Technology and development	8,046	7.3%	6,994	9.5%	1,052	15.0%
General and administrative	13,187	11.9%	5,757	7.8%	7,430	129.1%

Total operating expenses	99,290	90.0%	73,007	98.8%	26,283	36.0%

Income (loss) from operations	11,078	10.0%	903	1.2%	10,175	1126.8%
Interest expense, net	(1,808)	-1.6%	(2,570)	-3.5%	762	-29.6%
Other income (expense), net	20	0.0%	640	0.9%	(620)	-96.9%

Total other expense, net	(1,788)	-1.6%	(1,930)	-2.6%	142	-7.4%

Income (loss) from operations before income taxes	9,290	8.4%	(1,027)	-1.4%	10,317	1004.6%
Provision (for) benefit from taxes	(3,141)	-2.8%	215	0.3%	(3,356)	1560.9%

Net income (loss)	$6,149	5.6%	$(812)	-1.1%	$6,961	857.3%

Revenue
Total revenue for the nine-month period ended September 30, 2021 and 2020 was $110.4 million and $73.9 million, respectively, an increase of $36.5 million, or 49.3%. Growth was driven by a combination of continued increases in spend within COVID-resilient verticals, including: Banking, Financial Services, Insurance (“BFSI”); Government, Education, and
Non-profit;
and Healthcare/Pharmaceutical, which increased 47.1% during the period, as well as growth and recovery within other verticals impacted by
COVID-19
that suffered declines in the fiscal year ended December 31, 2020, including primarily: Automotive; Travel and Hospitality; Entertainment; Dining; and Retail, which increased 97.3% during the period. As measured on a by-channel
basis,

Video (including CTV) revenue increased 67.2% during the period, while revenue from all other channels increased 43.5% during the period.
Operating Expenses
Total operating expenses for the nine-month period ended September 30, 2021 and 2020 were $99.3 million and $73.0 million, respectively, an increase of $26.3 million or 36.0%.
Platform operations
Platform operations expenses for the nine-month period ended September 30, 2021 and 2020 were $52.4 million and $38.1 million, respectively. The increase of $14.3 million or 37.6% was mainly attributable to revenue driven TAC costs which increased approximately 45%, or $11.6 million. Volume-driven increases in hosting expense increased approximately $1.0 million, and hiring driven increases in allocated costs of our personnel which set up and monitor campaign performance totaling approximately $1.3 million also contributed to the overall platform operations expense increase.
Sales and marketing
Sales and marketing expenses for the nine-month period ended September 30, 2021 and 2020 were $25.7 million and $22.2 million, respectively. The increase of $3.5 million or 15.8% was primarily due to the increases in sales commissions. Hiring for the sales and customer support teams resulted in increases in employee expenses allocated to sales and marketing.
Technology and development
Technology and development expenses for the nine-month period ended September 30, 2021 and 2020 were $8.0 million and $7.0 million, respectively. The increase of $1.1 million or 15.0% was mainly due to the increases in hiring and employee related costs to support research and product development.
General and administrative
General and administrative expenses for the nine-month period ended September 30, 2021 and 2020 were $13.2 million and $5.8 million, respectively. The increase of $7.4 million or 129.1% was primarily attributable to a one-time
lease termination fee of approximately $4.2 million we incurred for terminating our primary New York City headquarters office lease as we negotiated a more cost-effective lease in the same building to reduce future rent obligations. Additionally, costs related to transaction and public company readiness related legal and professional services increased expenses by approximately $2.9 million. We expect general and administrative expenses to remain above historical levels for the remainder of 2021.
Interest Expense
Total interest expense for the nine-month period ended September 30, 2021 and 2020 was $1.8 million and $2.6 million, respectively. The decrease of $0.8 million or 29.6% was primarily the result of a reduction in the loan principal balance.
Provision for, Benefit from Income Taxes
Provision for and benefit from income taxes for the nine-month period ended September 30, 2021 and 2020 was ($3.1) million and $0.2 million, respectively, an increase of $3.4 million or 1,560.9%. The overall increase was the result of an increase in state and local taxes due to an increase in projected pre-tax
book income,
non-deductible
transaction costs, and change in the valuation allowance.

COMPARISON FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
The following table summarizes our historical results of operation for the periods presented:

	Year Ended December 31,
	2020		2019		Change	%

(amounts in US Dollars)	(in thousands, except for percentages)
Revenue	$121,015	100.0%	$120,406	100.0%	$609	0.5%
Operating expenses:
Platform operations	59,458	49.1%	59,691	49.6%	(233)	-0.4%
Sales and marketing	31,608	26.1%	31,119	25.8%	489	1.6%
Technology and development	9,709	8.0%	8,052	6.7%	1,657	20.6%
General and administrative	8,126	6.7%	7,918	6.6%	208	2.6%

Total operating expenses	108,901	90.0%	106,780	88.7%	2,121	2.0%

Income from operations	12,114	10.0%	13,626	11.3%	(1,512)	-11.1%
Interest expense, net	(3,285)	-2.7%	(4,145)	-3.4%	860	-20.7%
Other income (expense), net	646	0.5%	(1,965)	-1.6%	2,611	-132.9%

Total other expense, net	(2,639)	-2.2%	(6,110)	-5.1%	3,471	-56.8%

Income from operations before income taxes	9,475	7.8%	7,516	6.2%	1,959	26.1%
Provision for taxes	(2,780)	-2.3%	(2,029)	-1.7%	(751)	37.0%

Net income	$6,695	5.5%	$5,487	4.6%	$1,208	22.0%

Revenue
Total revenue for the years ended December 31, 2020 and 2019 was $121.0 million and $120.4 million, respectively, an increase of $0.6 million, or 0.5%.
Our vertical depth, variety of offerings and measurable return on advertising spend facilitated our year over year growth in revenue despite the
COVID-19
pandemic. The increase in total revenue year-over-year was driven by 30% growth across certain COVID-resilient verticals, including: BFSI; Government, Education, and
Non-profit;
and Healthcare/Pharmaceutical. This growth offset a year-over-year decline of 25% in other verticals more impacted by
COVID-19,
including primarily: Automotive; Travel and Hospitality; Quick Service Restaurant; and Retail. On a
by-channel
basis, Video (including CTV) revenue grew 51.5% year-over-year, which was offset by a decline in revenue from all other channels of 7.0%.
Operating expenses
Total Operating Expenses for the years ended December 31, 2020 and 2019 were $108.9 million and $106.8 million, respectively an increase of $2.1 million or 2%.
Platform operations
Platform operations expenses for the years ended December 31, 2020 and 2019 were $59.5 million and $59.7 million, respectively. The decrease of $0.2 million or 0.4% was attributable to TAC costs being down approximately 2% with revenue increasing nominally. Additionally, allocated headcount costs were up in 2020 driven by full-time equivalent employee (“FTE”) adds to the teams that set up and run client campaigns; however, decreases in allocated software amortization costs largely offset the year over year increase in allocated FTE costs.

Sales and marketing
Sales and marketing expenses for the years ended December 31, 2020 and 2019 were $31.6 million and $31.1 million, respectively. The increase of $0.5 million or 1.6% was primarily due to increases in FTEs on the sales and client services teams, which drove increases in related allocated payroll and related costs. We adjusted sales commissions and incentives in 2020 to mitigate anticipated impacts of the pandemic which resulted in a year over year increase in commission expense of approximately $0.8 million. Travel, entertainment, marketing, and advertising expenses were down significantly in 2020, largely offsetting the increase in salary related and commissions expense.
Technology and development
Technology and development expenses for the years ended December 31, 2020 and 2019 were $9.7 million and $8.1 million, respectively. The increase of $1.7 million or 20.6% was due to an increase in capitalized software costs offsetting year over year increases in allocated salary and FTE related costs.
General and administrative
General and administrative expenses for the years ended December 31, 2020 and 2019 were $8.1 million and $7.9 million, respectively. The increase of $0.2 million or 2.6% was primarily attributable to the increase in allocated FTE driven payroll and related costs in 2020, but largely offset by pandemic-driven decreases in allocated travel costs.
The overall increase in operating expenses was predominantly due to increases in salaries and related costs in platform operations and sales and marketing. We hired for growth in Q1 2020, prior to the
COVID-19
pandemic, and then in Q3 and Q4 of 2020 in anticipation of post-pandemic demand for digital advertising and our offerings.
We anticipate that operating expenses will increase as we scale of our operations and incur the incremental costs of operating as a public company. We expect increased expenses for general and director and officer insurance, investor relations, and other administrative and professional services. In addition, we expect to incur additional costs as we hire additional personnel and enhance our infrastructure to support the anticipated growth of the business.
Interest expense
Total Interest Expense for the years ended December 31, 2020 and 2019 was $3.3 million and $4.1 million, respectively, a decrease of $0.9 million or 20.7%. The decrease in interest expense was primarily the result of a reduction in loan principal balance.
Other income (expense)
On December 22, 2016, Legacy AdTheorent and a private equity investment firm (the “Buyer”), closed a growth recapitalization transaction (the “Growth Capital Transaction”) in partnership with its co-founders
and existing investors (the “Sellers”). As part of that transaction, Legacy AdTheorent agreed to pay to the Sellers an amount equal to the tax benefit realized by it during each of the first five taxable years of Legacy AdTheorent through 2020, any net operating loss carryover and research credits as a portion of the residual purchase price.
In connection with that transaction, Legacy AdTheorent specifically agreed to pay consideration to the Sellers following the filing of its tax return for each relevant taxable year an amount equal to the tax benefit realized by it during each of the first five (5) taxable years of Legacy AdTheorent ending following December 22, 2016 (the “Relevant Closing Date”) resulting from: (i) net operating loss carryover (within the meaning of Section 172 of the Code) to such taxable year of any net operating loss of Legacy AdTheorent for a taxable year ending on or before the Relevant Closing Date (the “NOL Carryforwards”) and (ii) carryforward of the research credits determined under Section 41(a) of the Code to such taxable year of any such research credits of Legacy AdTheorent for a taxable year ending on or before the Relevant Closing Date (the “R&D Carryforwards” and together with the NOL Carryforwards, the “Tax Attribute Carryforwards”). Legacy AdTheorent shall be deemed to realize a tax benefit in any taxable year to the extent that (i) its cash Tax liability for such taxable year computed without taking the Tax Attribute Carryforwards to such taxable year into account is greater than (ii) its cash Tax liability for such taxable year computed by taking the Tax Attribute Carryforwards to such taxable year into account. If Legacy AdTheorent made a payment with respect to a taxable year and in a subsequent taxable year realizes a net operating loss or tax credit that, if carried back to such taxable year would reduce or eliminate the tax benefit deemed realized for such taxable year, such reduced or eliminated tax benefit shall become a Disallowed Tax Benefit, and the Sellers shall promptly pay to Buyer an amount equal to the excess, if any, of (i) the tax benefit computed for such taxable year without taking such net operating loss and tax credit into account and (ii) the tax benefit computed for such taxable year taking such net operating loss and tax credit into account. During 2019, Legacy AdTheorent incurred $1,917 of residual purchase price to the Sellers which is included under other income (expense) on the Consolidated Statements of Operations. As of December 31, 2020, all tax attributes arising from December 22, 2016, and prior have been exhausted.
During the year ended December 31, 2020, Other Income consisted primarily of an escrow deposit recovery of $0.6 million related to the 2018 sale of its Barometric department.
Provision for income taxes
Provision for Income Taxes for the years ended December 31, 2020 and 2019 was $2.8 million and $2.0 million, respectively an increase of $0.8 million or 37%. This overall increase was the result of an increase in current provision for Federal and State taxes of $1.4 million or 36% which was offset by a $0.6 million or 35% increase in Federal and State deferred tax benefit.

SELECTED QUARTERLY RESULTS OF OPERATIONS
The following table sets forth unaudited statement of operations data for each of the quarters presented below. The quarterly statement of operations data was prepared on the same basis as the consolidated financial statements. In our opinion, this financial information includes all normal and recurring adjustments considered necessary for a fair statement of such financial information. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods. This information should be read together with the consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2019	2019	2019	2019	2020	2020	2020	2020	2021	2021	2021

(amounts in US Dollars)	(in thousands, except for percentages)
Revenue	$22,853	$28,335	$29,452	$39,766	$23,835	$21,064	$29,011	$47,105	$30,967	$39,867	$39,534
Operating expenses:
Platform operations	11,621	13,570	14,573	19,927	12,259	11,369	14,438	21,392	14,888	18,263	19,217
Sales and marketing	7,070	7,424	7,692	8,933	7,630	6,866	7,694	9,418	8,058	8,422	9,209
Technology and development	1,865	1,910	2,019	2,258	2,014	2,479	2,501	2,715	2,463	2,670	2,913
General and administrative	1,750	2,103	1,767	2,298	1,754	2,025	1,978	2,369	2,137	7,977	3,073

Total operating expenses	22,306	25,007	26,051	33,416	23,657	22,739	26,611	35,894	27,546	37,332	34,412

Income (loss) from operations	547	3,328	3,401	6,350	178	(1,675)	2,400	11,211	3,421	2,535	5,122
Interest expense, net	(1,122)	(1,118)	(974)	(931)	(873)	(942)	(755)	(715)	(600)	(610)	(598)
Other income (expense), net	1	(57)	(992)	(917)	(1)	—	641	6	—	20	—

Total other expense, net	(1,121)	(1,175)	(1,966)	(1,848)	(874)	(942)	(114)	(709)	(600)	(590)	(598)

Income (loss) from operations before income taxes	(574)	2,153	1,435	4,502	(696)	(2,617)	2,286	10,502	2,821	1,945	4,524
Provision (for) benefit from taxes	155	(579)	(386)	(1,219)	192	732	(709)	(2,995)	(988)	(584)	(1,569)

Net income (loss)	$(419)	$1,574	$1,049	$3,283	$(504)	$(1,885)	$1,577	$7,507	$1,833	$1,361	$2,955

NON-GAAP
FINANCIAL INFORMATION
We calculate and monitor certain
non-GAAP
financial measures to help set budgets, establish operational goals, analyze financial results and performance, and make strategic decisions. We also believe that the presentation of these non-GAAP
financial measures in this prospectus provides an additional tool for investors to use in comparing our results of operations over multiple periods. However, the non-GAAP
financial measures presented in this prospectus may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP
financial measures presented should not be considered as the sole measure of our performance, and should not be considered insolation from, or a substitute for, comparable financial measures calculated in accordance with generally with accepted accounting principles in the United States (“GAAP”).
The information in the table below sets forth the
non-GAAP
financial measures that we use in this prospectus. Because of the limitations associated with these non-GAAP
financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a % of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP
measures on a supplemental basis. You should review the reconciliation of the non-GAAP
financial measures below and not rely on any single financial measure to evaluate our business.
ADJUSTED GROSS PROFIT
Adjusted Gross Profit is a
non-GAAP
profitability measure. Adjusted Gross Profit is a
non-GAAP
financial measure of campaign profitability, monitored by management and the board, used to evaluate our operating performance and trends, develop short and long term operational plans, and make strategic decisions regarding the allocation of capital. We believe this measure provides a useful period to period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, we add back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.
The following table presents the calculation of gross profit and reconciliation of gross profit to Adjusted Gross Profit for the years ended December 31, 2020 and 2019, and the nine months ended September 30, 2021 and 2020.

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

(amounts in US Dollars)	(in thousands, except for percentages)
Revenue	$121,015	$120,406	$110,368	$73,910
Less: Platform operations	59,458	59,691	52,368	38,066

Gross Profit	61,557	60,715	58,000	35,844

Add back: Other platform operations	17,475	16,996	14,995	12,254

Adjusted Gross Profit (1)	$79,032	$77,711	$72,995	$48,098

EBITDA AND ADJUSTED EBITDA
EBITDA is a
non-GAAP
financial measure defined by us as net income (loss), before interest expense, net, depreciation, amortization and income tax expense. Adjusted EBITDA is defined as EBITDA before stock compensation expense, transaction costs, management fees, non-core
operations and other potential
non-recurring
items.

Collectively these
non-GAAP
financial measures are key profitability measures used by our management and board to understand and evaluate our operating performance and trends, develop short-and
long-term operational plans and make strategic decisions regarding the allocation of capital. We believe that these measures can provide useful period-to-period
comparisons of campaign profitability. Accordingly, we believe that these measures provide useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board.

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

(amounts in US Dollars)	(in thousands, except for percentages)
Net income (loss)	$6,695	$5,487	$6,149	$(812)
Interest expense, net	3,285	4,145	1,808	2,570
Tax expense (benefit)	2,780	2,029	3,141	(215)
Depreciation and amortization	8,134	9,365	6,354	6,046

EBITDA (1)	$20,894	$21,026	$17,452	$7,589

Equity based compensation	657	776	382	547
Transaction costs (2)	1,412	3,200	3,345	1,116
Management fees (3)	872	898	653	654
Lease termination fee (4)	—	—	4,243	—
Non-core operations (5)	1,047	1,208	1,656	799

Adjusted EBITDA (1)	$24,882	$27,108	$27,731	$10,705

ADJUSTED EBITDA AS A PERCENTAGE OF ADJUSTED GROSS PROFIT AND ADJUSTED GROSS PROFIT AS A PERCENTAGE OF REVENUE

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

(amounts in US Dollars)	(in thousands, except for percentages)
Gross Profit	$61,557	$60,715	$58,000	$35,844
Net income (loss)	$6,695	$5,487	$6,149	$(812)

Net income (loss) as a % of Gross Profit	10.9%	9.0%	10.6%	-2.3%

Adjusted Gross Profit (1)	$79,032	$77,711	$72,995	$48,098
Adjusted EBITDA (1)	$24,882	$27,108	$27,731	$10,705

Adjusted EBITDA as a % of Adjusted Gross Profit (1)	31.5%	34.9%	38.0%	22.3%

Gross Profit	$61,557	$60,715	$58,000	$35,844
Revenue	$121,015	$120,406	$110,368	$73,910

Gross Profit as a % of Revenue	50.9%	50.4%	52.6%	48.5%

Revenue	$121,015	$120,406	$110,368	$73,910
Adjusted Gross Profit (1)	$79,032	$77,711	$72,995	$48,098

Adjusted Gross Profit as a % of Revenue (1)	65.3%	64.5%	66.1%	65.1%

(1)	We used Non-GAAP financial measures to help set budgets, establish operational goals, analyze financial results and performance, and make strategic decisions.
(2)
Legacy AdTheorent entered into strategic discussions and incurred transaction-related expenses in 2019, continuing into 2020, although such strategic initiatives were suspended due to the
Covid-19
pandemic. Legacy AdTheorent commenced a different strategic process in 2021, which process lead to the Business Combination. We expect to continue to incur related legal and professional services fees in the first quarter of 2022 related to this transaction.

(3)
On December 22, 2016, Legacy AdTheorent closed a growth recapitalization transaction with H.I.G. Capital. As part of that transaction Legacy AdTheorent agreed to pay monthly Management Fees to H.I.G. Capital. These fees were discontinued as of the Closing Date.

(4)
In April 2021, Legacy AdTheorent incurred a lease termination fee of approximately $4.2 million in connection with moving its primary headquarters office in New York City to another space in the same building at a lower cost.

(5)
Effective as of March 1, 2020, Legacy AdTheorent effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. Legacy AdTheorent periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Note”) with several parties (see AFS Note 11). We view SymetryML operations as non-core,
and do not intend to fund future operational expenses incurred in excess of SAFE Note funding secured. We are exploring several strategic alternatives that could result in the de-consolidation
of the entity in the future.

SELECTED QUARTERLY FINANCIAL INFORMATION AND METRICS
The following tables present the unaudited quarterly historical consolidated financial, other data, and metrics for each of the quarterly periods presented below. This information should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results in any future period and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year.
ADJUSTED GROSS PROFIT

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2019	2019	2019	2019	2020	2020	2020	2020	2021	2021	2021

(amounts in US Dollars)	(in thousands, except for percentages)
Revenue	$22,853	$28,335	$29,452	$39,766	$23,835	$21,064	$29,011	$47,105	$30,967	$39,867	$39,534
Less: Platform operations	11,621	13,570	14,573	19,927	12,259	11,369	14,438	21,392	14,888	18,263	19,217

Gross Profit	$11,232	$14,765	$14,879	$19,839	$11,576	$9,695	$14,573	$25,713	$16,079	$21,604	$20,317

Add back: Other platform operations	3,841	4,072	4,441	4,642	3,975	4,018	4,261	5,221	4,719	5,048	5,228

Adjusted Gross Profit (1)	$15,073	$18,837	$19,320	$24,481	$15,551	$13,713	$18,834	$30,934	$20,798	$26,652	$25,545

EBITDA AND ADJUSTED EBITDA

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2019	2019	2019	2019	2020	2020	2020	2020	2021	2021	2021

(amounts in US Dollars)	(in thousands, except for percentages)
Net income (loss)	$(419)	$1,574	$1,049	$3,283	$(504)	$(1,885)	$1,577	$7,507	$1,833	$1,361	$2,955
Interest expense, net	1,122	1,118	974	931	873	942	755	715	600	610	598
Tax expense (benefit)	(155)	579	386	1,219	(192)	(732)	709	2,995	988	584	1,569
Depreciation and amortization	2,289	2,326	2,362	2,388	1,967	2,019	2,060	2,088	2,102	2,122	2,130

EBITDA (1)	$2,837	$5,597	$4,771	$7,821	$2,144	$344	$5,101	$13,305	$5,523	$4,677	$7,252

Equity based compensation	98	270	184	224	194	171	182	110	164	108	110
Transaction costs (2)	283	239	1,402	1,276	311	541	264	296	241	2,197	907
Management fees (3)	222	224	221	231	217	218	219	218	217	218	218
Lease termination fee (4)	—	—	—	—	—	—	—	—	—	4,243	—
Non-core operations (5)	312	303	293	300	228	312	259	248	599	595	462

Adjusted EBITDA (1)	$3,752	$6,633	$6,871	$9,852	$3,094	$1,586	$6,025	$14,177	$6,744	$12,038	$8,949

ADJUSTED EBITDA AS A PERCENTAGE OF ADJUSTED GROSS PROFIT AND ADJUSTED GROSS PROFIT AS A PERCENTAGE OF REVENUE

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2019	2019	2019	2019	2020	2020	2020	2020	2021	2021	2021

(amounts in US Dollars)	(in thousands, except for percentages)
Gross Profit	$11,232	$14,765	$14,879	$19,839	$11,576	$9,695	$14,573	$25,713	$16,079	$21,604	$20,317
Net income (loss)	$(419)	$1,574	$1,049	$3,283	$(504)	$(1,885)	$1,577	$7,507	$1,833	$1,361	$2,955

Net income (loss) as a % of Gross Profit	-3.7%	10.7%	7.1%	16.5%	-4.4%	-19.4%	10.8%	29.2%	11.4%	6.3%	14.5%

Adjusted Gross Profit (1)	$15,073	$18,837	$19,320	$24,481	$15,551	$13,713	$18,834	$30,934	$20,798	$26,652	$25,545
Adjusted EBITDA (1)	$3,752	$6,633	$6,871	$9,852	$3,094	$1,586	$6,025	$14,177	$6,744	$12,038	$8,949

Adjusted EBITDA as a % of Adjusted Gross Profit (1)	24.9%	35.2%	35.6%	40.2%	19.9%	11.6%	32.0%	45.8%	32.4%	45.2%	35.0%

Gross Profit	$11,232	$14,765	$14,879	$19,839	$11,576	$9,695	$14,573	$25,713	$16,079	$21,604	$20,317
Revenue	$22,853	$28,335	$29,452	$39,766	$23,835	$21,064	$29,011	$47,105	$30,967	$39,867	$39,534

Gross Profit as a % of Revenue	49.1%	52.1%	50.5%	49.9%	48.6%	46.0%	50.2%	54.6%	51.9%	54.2%	51.4%

Revenue	$22,853	$28,335	$29,452	$39,766	$23,835	$21,064	$29,011	$47,105	$30,967	$39,867	$39,534
Adjusted Gross Profit (1)	$15,073	$18,837	$19,320	$24,481	$15,551	$13,713	$18,834	$30,934	$20,798	$26,652	$25,545

Adjusted Gross Profit as a % of Revenue (1)	66.0%	66.5%	65.6%	61.6%	65.2%	65.1%	64.9%	65.7%	67.2%	66.9%	64.6%

KEY BUSINESS METRIC:
Number of Active Customers

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2019	2019	2019	2019	2020	2020	2020	2020	2021	2021	2021
Active Customers	251	270	271	275	282	280	284	270	280	287	306

(1)	We use Non-GAAP financial measures to help set budgets, establish operational goals, analyze financial results and performance, and make strategic decisions.
(2)
Legacy AdTheorent entered into strategic discussions and incurred transaction-related expenses in 2019, continuing into 2020, although such strategic initiatives were suspended due to the
Covid-19
pandemic. Legacy AdTheorent commenced a different strategic process in 2021, which process lead to the Business Combination with MCAP. We expect to continue to incur related legal and professional services fees in the first quarter of 2022 related to this transaction.

(3)
On December 22, 2016, Legacy AdTheorent closed a growth recapitalization transaction with H.I.G. Capital. As part of that transaction Legacy AdTheorent agreed to pay monthly Management Fees to H.I.G. Capital. These fees were discontinued as of the Closing Date.

(4)
In April 2021, Legacy AdTheorent incurred a lease termination fee of approximately $4.2 million in connection with moving its primary headquarters office in New York City to another space in the same building at a lower cost.

(5)
Effective as of March 1, 2020, Legacy AdTheorent effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. Legacy AdTheorent periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Note”) with several parties (see AFS Note 11). We view SymetryML operations as non-core,
and do not intend to fund future operational expenses incurred in excess of SAFE Note funding secured. We are exploring several strategic alternatives that could result in the de-consolidation
of the entity in the future.

LIQUIDITY AND CAPITAL RESOURCES
Our business requires substantial amounts of cash for operating activities, including salaries and wages paid to our employees, development expenses, general and administrative expenses, and others. As of September 30, 2021, we had $22.6 million in cash and cash equivalents.
As of September 30, 2021, Legacy AdTheorent’s working capital included term loans amounting to $24.4 million, which matured and was repaid in full in December 2021. As of September 30, 2021, Legacy AdTheorent had approximately $6.5 million available for borrowing under its revolving line of credit. We believe we have sufficient sources of liquidity, including cash generated from operations and available capacity on the revolving credit facility, to support its operating needs, capital requirements, and debt service requirements for the next twelve months.
On December 22, 2021, the Business Combination and the PIPE Financing were consummated, resulting in an increase in cash and cash equivalents of approximately $437.8 million, including $121.5 million in gross proceeds from the PIPE Financing by the investors, or approximately $185.5 million, after accounting for redemptions of 25.2 million shares of common stock with no cash shortfall by MCAP stockholders. Total direct and incremental transaction costs of the MCAP and Legacy AdTheorent transaction are estimated at approximately $40.4 million.
The accompanying audited financial statements were prepared assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.
Our purchase commitments per our standard terms and conditions with our suppliers and vendors are cancellable in whole or in part with or without cause prior to delivery. If we terminate an order, we will have no liability beyond payment of any balances owing for goods or services delivered previously.
Debt Facility
On December 22, 2016, in connection with the Growth Capital Transaction, the Legacy AdTheorent entered into a credit agreement (the “2016 Credit Agreement”) with various financial institutions (“Lenders”), including affiliates of MCAP. The 2016 Credit Agreement consisted of a $48.5 million term loan (the “Term Loan”) and revolving loans (“Revolving Loans”) in aggregate principal amount of $5.0 million (collectively, the “Facility”). The Facility matured and was repaid in full on December 22, 2021. The Facility bore interest at a rate equal to the greater of 0.5% or the one-month
London Inter-bank Offered Rate (“LIBOR”), plus 8.5%, per annum.
Legacy AdTheorent entered into five separate amendments (collectively “Amendments”) to the 2016 Credit Agreement subsequent to the date of the 2016 Credit Agreement. The Amendments did not result in a change to the principal amount, terms or interest rate of the Facility.
Legacy AdTheorent incurred debt issuance costs of $1.2 million which are presented in the consolidated balance sheets. For the years ended December 31, 2020 and 2019, Legacy AdTheorent amortized $0.2 million and $0.3 million, respectively, and $0.1 million and $0.2 million for the nine months ended September 30, 2021 and 2020, respectively. The effective rate of interest associated with this loan was 10.6% for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020.
The Term Loan required Legacy AdTheorent to be subjected to certain customary representations, warranties, and covenants, and as of September 30, 2021, Legacy AdTheorent was in full compliance with the terms of the Term Loan.
All obligations under the Term Loan were secured by a fully perfected priority security interest in substantially all assets of the Company.

Silicon Valley Bank Revolver
On September 21, 2017, Legacy AdTheorent entered into a Loan and Security agreement (“Loan and Security Agreement”) with Silicon Valley Bank (“SVB”). The Loan and Security Agreement consisted of a revolving line of up to $8.0 million (“SVB Revolver”) including letters of credit up to $2.775 million (“Letters of Credit”) (Refer to Note 16—Commitments and contingencies).
The SVB Revolver initially matured on September 21, 2019. The SVB Revolver is available on demand and accrues interest at Prime (as defined in the Loan and Security Agreement) plus 2.5% and interest shall be payable monthly. The borrowing base of the SVB Revolver is 80.0% of our eligible accounts receivable. Upon expiration, all outstanding principal and interest balances are due. The collections of our accounts receivable are applied to the outstanding loan balance daily.
Since the inception of the Loan and Security Agreement Legacy AdTheorent entered into several amendments, primarily to extend the term of the agreement. On October 23, 2020, Legacy AdTheorent entered into the Sixth Amendment to the Loan and Security Agreement (“Sixth SVB Revolver Amendment”). The Sixth SVB Revolver Amendment extended the previously amended maturity date of July 31, 2020 to July 31, 2021. The interest rate definition was also amended to accrue at a floating per annum rate equal to the greater of (a) two 2.50% above the Prime Rate and (b) 3.25%; provided, however, during a Streamline Period, the principal amount outstanding under the SVB Revolver shall accrue interest at a floating per annum rate equal to the greater of (x) 1.50% above the Prime Rate and (y) 3.25%.
For the year ended December 31, 2020 and 2019, and the nine months ended September 30, 2021 and 2020, Legacy AdTheorent did not incur any interest related to the SVB Revolver. As of December 31, 2020, and 2019 and as of September 30, 2021, the SVB Revolver balance was $0, respectively.
Credit Agreement
On December 22, 2021, AdTheorent, Inc., a wholly-owned subsidiary of the Company (the “Borrower”), AdTheorent Acquisition Corporation, AdTheorent Intermediate Holding Corporation, and, after giving effect to the Business Combination, AdTheorent, Merger Sub 2, and MCAP, entered into a credit agreement (the “Credit Agreement”) with Silicon Valley Bank as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), issuing lender and swingline lender, the lenders party thereto, and the other parties party thereto, pursuant to which the lenders have agreed to extend credit to Borrower in the form of a $40,000,000 revolving credit facility (including a $10,000,000 sub-limit
for letters of credit and a swing line
sub-limit
of $10,000,000), with the Company and certain wholly-owned subsidiaries of the Company acting as guarantors (collectively, the Company and such subsidiaries being the “Guarantors”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
The proceeds of the revolving loans on shall be used solely (i) to refinance the Borrower’s existing indebtedness, (ii) to fund shareholder redemptions in connection with the Business Combination, (iii) to pay related fees and expenses in connection with the foregoing, and (iv) for general corporate purposes.
All amounts under the Credit Agreement will become due on the earlier of (i) December 22, 2026, and (ii) in any case, the date on which the loans are declared (or deemed to be declared) to be due and owing by the Administrative Agent at the request (or with the consent) of the Required Lenders upon the occurrence of the applicable events of default under the Credit Agreement.
The payment of all amounts owing by the Borrower under the Credit Agreement is guaranteed by the Company and the other Guarantors and is secured by a pledge of all equity interests issued by the Borrower, the Guarantors (other than the Company) and certain other subsidiaries of the Company, as well as a lien on substantially all of the assets of the Borrower and the Guarantors, subject to certain exceptions.

The loans outstanding under the Credit Agreement bear interest at rates based upon, at the Borrower’s option, Adjusted Term SOFR or ABR. The interest rate margins applicable to the revolving loans are initially 2.00% for SOFR loans and letters of credit (which may be adjusted based upon a leverage-based pricing grid ranging from 2.50% to 2.00%) and 1.00% for ABR loans and Swingline loans (which may be adjusted based upon a leverage-based pricing grid ranging from 1.50% to 1.00%). A commitment fee initially equal to 0.25% per annum (which may be adjusted based upon a leverage-based pricing grid ranging from 0.35% to 0.25%) is payable quarterly in arrears with respect to the average daily unused portion of the revolving loan commitments.
The Credit Agreement provides for incremental facilities in an aggregate amount not to exceed $35,000,000, in the form of a commitment increase of the Revolving Commitments.
The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type. These include, among other things covenants limiting the Borrower’s, the Company’s and each of their Subsidiary’s ability, subject to certain exceptions and baskets, to (i) permit (x) the Consolidated Total Leverage Ratio to be greater than 3.00:1.00 as of the last day of any fiscal quarter, and (y) the Liquidity Coverage Ratio to be less than 1.25:1.00 as of the last day of any calendar month, (ii) incur indebtedness, (iii) incur liens on their respective assets, (iv) consummate any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve, or dispose of all or substantially all of their respective property or business, (v) dispose of any of their respective property, including restrictions of dispositions of subsidiary stock, (vi) make any payment or prepayment for any Subordinated Indebtedness, pay any earn-out
payment, seller debt or deferred purchase price payments, declare or pay any dividend or make any other distribution, (vii) make investments, (viii) permit certain ERISA events, (ix) modify terms of preferred stock, (x) enter into certain transactions with affiliates, (xi) enter into sale and leaseback transactions, (xii) enter into swap agreements, (xiii) change its accounting policies or fiscal year, (xiv) agree to any additional negative pledges, (xv) limit the ability of its subsidiaries to pay dividends or distribute assets, and (xvi) engage in a line of business substantially different than existing business and businesses reasonably related, ancillary or ancillary thereto.
The Credit Agreement contains certain events of default, including, without limitation, (i) failure to pay (x) principal when due or (y) interest or any other amount owing on any other obligation under the Credit Agreement within 3 Business Days of becoming due, (ii) incorrectness of representations and warranties when made, (iii) breach of covenants, (iv) failure to pay principal or interest on any material debt, (v) bankruptcy and insolvency events with respect to MCAP or its subsidiaries, (vi) the occurrence of certain ERISA events, (vii) entry by a court of one or more material judgments against MCAP or its subsidiaries remain unpaid, unbonded, undischarged or unstayed for a certain number of days after the entry thereof, (viii) occurrence of a Change in Control, (ix) failure to comply with customary holding company restrictions, and (x) failure to maintain governmental approvals necessary to operate the business, in each case, subject to certain materiality thresholds or grace periods set forth in the Credit Agreement. If any event of default occurs and is not cured within applicable grace periods set forth in the Credit Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated.
This description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Debt consists of the following as of December 31, 2020 and 2019, and September 30, 2021:

	As of December 31,		(unaudited) As of September 30,
	2020	2019	2021
(amounts in US Dollars)	(in thousands)
Term Loan Payable	$26,187	$32,958	$24,368
Less: deferred financing fees	(155)	(375)	(37)

	26,032	32,583	24,331
Less: Current portion of Term Loan Payable, net	(26,032)	(2,425)	(24,331)

Term Loan, net of current portion	$—	$30,158	$—

The carrying value of debt as of September 30, 2021, December 31, 2020 and December 31, 2019 approximated its fair value. All required principal payments are due in 2021.
SAFE Notes
Effective as of March 1, 2020, the Legacy AdTheorent effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. “Symetry”. During the year ended December 31, 2020 and nine months ended September 30, 2021 and 2020 (unaudited), the Company raised $1.25 million, $1.2 million and $1.2 million, respectively, to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Note”) with several parties. The SAFE Notes resulted in cash proceeds to Legacy AdTheorent in exchange for the right to stock of SymetryML, Inc, a subsidiary of Legacy AdTheorent, or cash at a future date in the occurrence of certain events, as follows:
If there is an equity financing transaction, where Legacy AdTheorent issues and sells capital units of SymetryML, Inc, at a fixed pre-money
valuation and with an aggregate investment amount of a defined threshold, before the expiration or termination of the SAFE Note, Legacy AdTheorent will automatically issue a number of new units equal to the purchase price of the SAFE Note, as defined in the SAFE agreement, divided by either: (1) the price per new unit equal to the quotient obtained by dividing (i) $10,000 by (ii) Legacy AdTheorent’s capitalization as of immediately prior to the transaction; or (2) the product of the price per new units sold in the transaction multiplied by 80%, whichever calculation results in a greater number of new units.
If there is a liquidity event, as defined in the SAFE Notes, before the expiration or termination of the SAFE Notes, the investor will, at its option, either receive a cash payment equal to the purchase price of the note; or automatically receive from Legacy AdTheorent a number of units of capital units equal to the purchase price of the note divided by the price per unit of capital unit equal to 80% multiplied by the quotient obtained by dividing (i) $10,000 by (ii) Legacy AdTheorent’s capitalization as of immediately prior to the liquidity event, if the investor fails to select the cash option.
In a dissolution event, as defined in the SAFE Notes, Legacy AdTheorent will pay the investors an amount equal to the purchase price of the SAFE Note, due and payable immediately prior to the consummation of the dissolution event.
The SAFE Notes were classified as
marked-to-market
liabilities pursuant to ASC 480, Distinguishing Liabilities from Equity. The SAFE Notes were measured at fair value, with changes in fair value recorded within loss on SAFE Note revaluation within the Consolidated Statement of Operations. Any changes in fair value were not material to the financial statements.
CASH FLOW SUMMARY
The following table summarizes our cash flows for the years ended December 31, 2020, 2019 and the nine months ended September 30, 2021, 2020:

	Year ended December 31,		Nine Months ended September 30,
	2020	2019	2021	2020

(amounts in US Dollars)	(in thousands)
Net cash provided by operating activities	$17,366	$11,821	$8,285	$13,093
Net cash used in investing activities	$(2,270)	$(1,758)	$(1,731)	$(1,928)
Net cash used in financing activities	$(5,420)	$(6,730)	$(576)	$(1,867)

Operating Activities
Net cash provided by operating activities for the nine-month period ended September 30, 2021 was $8.3 million, consisting primarily of net income of $6.1 million, non-cash
amortization and depreciation of $6.4 million,
non-cash
deferred tax benefit of $1.6 million,
non-cash
equity-based compensation of $0.4 million, a decrease in accounts receivable of $8.1 million, a decrease in accounts payable of $4.3 million, a decrease in income taxes recoverable of $0.1 million, an increase in prepaid expenses of $1.0 million and decrease in accrued liabilities and other liabilities of $6.1 million.
Net cash provided by operating activities for the nine-month period ended September 30, 2020 was $13.1 million, consisting primarily of a net loss of $0.8 million, non-cash
amortization and depreciation of $6.0 million,
non-cash
deferred tax benefit of $1.7 million,
non-cash
equity-based compensation of $0.5 million, a decrease in accounts receivable of $13.0 million, a decrease in accounts payable of $2.4 million, an increase in income taxes recoverable of $0.9 million, a decrease in prepaid expenses of $0.2 million and a decrease in accrued liabilities of $1.1 million.
Net cash provided by operating activities for the year ended December 31, 2020 was $17.4 million, consisting primarily of net income of $6.7 million, non-cash
amortization and depreciation of $8.1 million,
non-cash
deferred tax benefit of $2.3 million,
non-cash
equity-based compensation of $0.7 million, an increase in accounts receivable of $4.4 million and an increase in accounts payable and accrued expenses of $7.8 million.
Net cash provided by operating activities for the year ended December 31, 2019 was $11.8 million, consisting primarily of net income of $5.5 million, non-cash
amortization and depreciation of $9.4 million,
non-cash
deferred tax benefit of $1.7 million,
non-cash
equity-based compensation of $0.8 million, an increase in accounts receivable of $5.7 million and an increase in accounts payable and accrued expenses of $3.4 million.
DPO
Days payable outstanding (“DPO”) is calculated by dividing the average accounts payable for the period presented by the expense activity classified as platform operations less allocated costs of our personnel and allocated depreciation and amortization for the periods presented multiplied by the number of days in the period.
DPO for the year ended December 31, 2020, was 56 days and for the year ended December 31, 2019 was 55 days. No significant change is noted between periods.
DPO for the nine-month period ended September 30, 2021, was 53 days and for the nine-month period ended September 30, 2020 was 59 days. No significant change is noted between periods.
DSO
Days sales outstanding (“DSO”) is calculated by dividing average accounts receivable for the period by revenue recorded for the period multiplied by the number of days in the period.
DSO for the year ended December 31, 2020, was 95 days and for the year ended December 31, 2019 was 94 days. No significant change is noted between periods.
DSO for the nine-month period ended September 30, 2021, was 93 days and for the nine-month period ended September 30, 2020 was 107 days. The decrease in DSO was primarily due to a decrease in customer payment cycles as compared to the nine-month period ended September 30, 2020 during which DSO had increased due to the impact of
COVID-19
on customers.

TYPICAL PAYMENT TERMS
Our standard payment terms range from 30 to 60 days. Our consolidated average DSO for the year ended December 31, 2020, was 95 days, for the year ended December 31, 2019, was 94 days, for the nine months ended September 30, 2021, was 93 days, and for the nine months ended September 30, 2020, was 107 days. For the periods presented, our DSO has exceeded the standard payment terms of customers, because like many companies in our industry, we often experience slow payment by advertising agencies, such that advertising agencies typically collect payment from their customers before remitting payment to us. The Company evaluates the creditworthiness of customers on a regular basis.
Accounts receivable are recorded at the invoiced amount, are unsecured, and do not bear interest. The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. The Company individually reviews all balances that exceed 90 days from the invoice date and assesses for provisions for doubtful accounts based on an assessment of the balance that will not be collected. Factors considered include the aging of the receivable, historical write off experience, the creditworthiness of each agency customer, and general economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.
We expect to continue generating strong positive cash flows as we scale our operations.
Investing Activities
Net cash used in investing activities during the nine-month period ended September 30, 2021 was $1.7 million, primarily consisting of capitalized software development costs of $1.6 million.
Net cash used in investing activities during the nine-month period ended September 30, 2020 was $1.9 million, primarily consisting of capitalized software development costs of $1.8 million.
Net cash used in investing activities during the year ended December 31, 2020 was $2.3 million, primarily consisting of capitalized software development costs of $2.2 million.
Net cash used in investing activities during the year ended December 31, 2019 was $1.8 million, primarily consisting of capitalized software development costs of $1.6 million.
We expect to continue capitalizing software and purchasing property and equipment as we expand our operations.
Financing Activities
Net cash used in financing activities during the year ended December 31, 2020 was $5.4 million, consisting of payment of term loan and revolver debt of $6.8 million, proceeds from SAFE notes of $1.2 million and cash received for exercised options of $0.1 million.
Net cash used in financing activities during the year ended December 31, 2019 was $6.7 million, consisting of payment of term loan and revolver debt.
Net cash used in financing activities during the nine-month period ended September 30, 2021 was $0.6 million, consisting of payments of term loan of $1.8 million and proceeds from SAFE notes of $1.2 million.
Net cash used in financing activities during the nine-month period ended September 30, 2020 was $1.9 million, consisting of payments of term loan of $3.1 million and proceeds from SAFE notes of $1.2 million.
We expect to extinguish the existing indebtedness and obtain additional cash by consummating the Business Combination, issuing new equity, or incurring new debt to continue operations. Our future cash requirements and the adequacy of available funds will depend on many factors including those set forth in the section of this proxy statement/ prospectus titled “Risk Factors.”

OFF-BALANCE
SHEET ARRANGEMENTS
As of December 31, 2020, we did not have any
off-balance
sheet arrangements.
CONTRACTUAL OBLIGATIONS
The table below summarizes our contractual obligations as of September 30, 2021:

	Less than 1 year	1 – 3 years	3 – 5 years	Total

(amounts in US Dollars)	(in thousands)
Operating Leases	$1,049	$4,084	$4,091	$9,224
Purchase commitments	4,125	12,000	3,000	19,125

Total contractual cash obligations	$5,174	$16,084	$7,091	$28,349

The table below summarizes our contractual obligations as of December 31, 2020:

	Less than 1 year	1 – 3 years	3 – 5 years	Total

(amounts in US Dollars)	(in thousands)
Operating Leases	$3,810	$8,524	$10,751	$23,085
Purchase commitments	500	—	—	500

Total contractual cash obligations	$4,310	$8,524	$10,751	$23,585

We have operating lease agreements for office space in the United States and Canada. The agreements expire over the next 3 years, except for the New York headquarters office, which expires in 2028. The Company recognizes rent expense on a straight-line basis.
Our future operating lease obligations were significantly reduced as of September 30, 2021, as the Company entered into an agreement on April 20, 2021 to move its primary headquarters office in New York City to another space in the same building, approximately half of the rentable square footage and therefore a lower monthly base rent. Under the new lease terms, we are required to pay a lease termination fee of $4.2 million. $2.1 million of the lease termination fee was paid in May 2021, and the remaining $2.1 million was paid in September 2021.
In 2018, Legacy AdTheorent sold its Barometric department to Claritas. As part of the sale Legacy AdTheorent entered into a
3-year
licensing agreement with Claritas, which expired on December 31, 2021. Our minimum obligation under this agreement was $0.5 million as of December 31, 2020 and $0.1 million as of September 30, 2021.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates.
Interest Rate Fluctuation Risk
Our cash and cash equivalents consist of cash and highly liquid investments with an original maturity of three months or less. The primary objective of our investment activities is to preserve principal. Because our cash and cash equivalents have a short maturity, our portfolio’s fair value is insensitive to interest rate changes. We do not believe that an increase or decrease in interest rates of 100 basis points would have a material effect on our operating results or financial condition. In future periods, we will continue to evaluate our investment policy to ensure that we continue to meet our overall objectives.

Our borrowings under notes payable and finance lease obligations are generally at variable interest rates. We do not hedge our exposure to changes in interest rates. As of December 31, 2020, Legacy AdTheorent had $26 million in variable rate debt outstanding. A 10% change in interest rates would have an immaterial impact on annualized interest expense.
CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT ESTIMATES
Our discussion and analysis of financial condition and results of operations are based upon our unaudited consolidated financial statements as of September 30, 2021 and our audited annual consolidated financial statements for the year ended December 31, 2020, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. By their nature, these judgments are subject to an inherent degree of uncertainty. We periodically evaluate the judgments and estimates used for our critical accounting policies to ensure that such judgments and estimates are reasonable under the circumstances. These judgments and estimates are based on our historical experience, current trends and information available from other sources, as appropriate. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be materially affected by changes in these estimates. The estimates used herein are based on the information available as of the date of the consolidated financial statements.
While our significant accounting policies are described in more detail in Note 2 to our audited annual financial statements included elsewhere in this prospectus, we believe that the following accounting policies discussed below are critical to understanding our historical and future performance as these policies involve a greater degree of judgment and complexity.
Revenue Recognition
We adopted FASB Accounting Standards Codification (“ASC”) Topic 606,
Revenue from Contracts with Customers
(“ASC 606”) using the modified retrospective method, on January 1, 2019. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. We measure revenue based on the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a promise in a contract to transfer a distinct service or product to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation.
In determining the appropriate amount of revenue to be recognized as we fulfill our obligations under our agreements, we perform the following steps (i) identification of contracts with customers; (ii) identification of performance obligations; (iii) determination of the transaction price; (iv) allocation of the transaction price to performance obligations; and (v) recognition of revenue when or as we satisfy each performance obligation.
Typical payment terms are between net 30 and net 60 days.
Equity-based compensation
Equity-based compensation expense related to employee equity-based awards is measured and recognized in the Consolidated Financial Statements based on the fair value of the awards granted.
Prior to completion of the Business Combination, as Legacy AdTheorent’s units were not listed on a public marketplace, the calculation of the fair value of its units was subject to a greater degree of estimation in determining the basis for unit-based awards that were issued. Given the absence of a public market, Legacy

AdTheorent was required to estimate the fair value of the units at the time of each grant. Legacy AdTheorent considered objective and subjective factors in determining the estimated fair value and utilized third party valuation experts to determine the grant date unit price using the Black-Scholes option-pricing model.
Under the Black-Scholes model, Legacy AdTheorent determined the value of its units based on interpolating from the valuations in its most recent external equity financing rounds and, when applicable, an expected valuation for an initial public offering of its shares, subject to discounts for the probability and timing of an exit event and lack of marketability, among other factors.
The assumptions underlying the valuations represent Legacy AdTheorent’s best estimates, which involve inherent uncertainties and the application of management judgment. As a result, if Legacy AdTheorent used significantly different assumptions or estimates, the equity-based compensation expense for prior periods could have been materially different. Following the consummation of the Business Combination, we expect to use the market price of our Common Stock as the basis for the valuation of future grants.
Software development Costs
We capitalize certain costs associated with creating and enhancing internally developed software. The development costs associated with certain solutions offered exclusively through software as a service model are accounted for in accordance with ASC Topic
350-40,
Internal-Use
Software (“ASC
350-40”).
Under ASC
350-40
qualifying software costs developed for internal use are capitalized when application development begins, it is probable that the project will be completed, and the software will be used as intended. Capitalized costs include (1) payroll and payroll- related costs for employees who are directly associated with, and devote time to, a qualifying project and (2) certain external direct costs for third- parties who are directly associated with, and devote time to, a qualifying project. Costs incurred during the preliminary project stage of development as well as maintenance costs are expensed as incurred. We capitalize direct costs related to application development activities that are probable to result in additional functionality. Capitalized costs are amortized on a straight-line basis over 2 years, which best represents the pattern of the software’s useful life. We test for impairment whenever events or changes in circumstances that could impact recoverability occur.
RECENT ACCOUNTING PRONOUNCEMENTS
See “Note 2—Summary of Significant Accounting Policies” included in the notes to our consolidated financial statements included herein.
EMERGING GROWTH COMPANY STATUS
We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earlier of (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of MCAP’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

BUSINESS
Overview
Founded in 2012, we are a digital media platform which focuses on performance-first, privacy-forward methods to execute programmatic digital advertising campaigns, serving both advertising agency and brand customers. Without relying on individualized profiles or sensitive personal data for targeting, we utilize machine learning and advanced data analytics to make programmatic digital advertising more effective and efficient at scale, delivering measurable real-world value for advertisers. Our differentiated advertising capabilities and superior campaign performance, measured by customer-defined business metrics or Key Performance Indicators (“KPIs”), have helped fuel our customer adoption and year-after-year growth. Our technology and solutions, conceived and developed in-house
since 2012, have been recognized with numerous awards including Drum Digital Advertising Awards (2020), MMA Smarties Awards (2018-2020), Martech Breakthrough Awards (2020-2021) and Deloitte’s Technology Fast 500 (2015-2018). Additionally, we were named “Best
AI-Based
Advertising Solution” (AI Breakthrough Awards) (2018-2021) and “Most Innovative Product” (B.I.G. Innovation Awards) (2018-2021) for four consecutive years. We are also the only five-time recipient of Frost & Sullivan’s “Digital Advertising Leadership Award” (2016-2020). We use machine learning and advanced data science to organize, analyze and operationalize non-sensitive
data to deliver real-world value for customers. Central to our ad-targeting
and campaign optimization methods, we build custom machine learning models for each campaign using historic and real-time data to predict future consumer conversion actions for every digital ad impression. We have integrations with over 20 different Ad Exchanges/SSPs where we are sent ad impression opportunities to evaluate and purchase.
We predictively score all of these ad impression opportunities on our platform and this data is recorded and stored in our data warehouse. We are able to report out on these ad impression opportunities as well as ad impressions purchased over various time periods. Our predictive platform scores over 1 million digital ad impressions per second and approximately 87 billion digital ad impressions per day, assigning a “predictive score” to each, for the purpose of identifying which of more than 200 non-personal
data attributes correlate with customer-desired conversions/actions. Such non-individualized
attributes include variables such as publisher, device make, device operating system and other device attributes, ad position, geographic data, weather, demographic signals, creative type and size, etc. The “predictive scores” generated by the platform allow us and our advertising clients to determine which ad impressions are more likely or less likely to result in client-desired KPIs. Our machine learning models are customized for every campaign and our platform “learns” over the course of each campaign as it processes more data related to data attributes and actual conversion experience. Based on these statistical probabilities or “predictive scores,” our platform automatically determines bidding optimizations to drive conversions and advertiser ROI or “return on ad spend” (“ROAS”), bidding on less than .001 of the evaluated impressions. We use machine learning and data science to maximize efficiency and performance, enabling our customers to avoid wasted ad spend related to suboptimal impressions such as impressions that are predicted to be at a greater risk for fraud/invalid traffic (“IVT”) or impressions with a higher likelihood of being unviewable, unmeasurable, and not brand safe, among other factors.
Our capabilities extend across the digital ecosystem to identify and engage digital actors with the highest likelihood of completing customer-desired actions, including online sales, other online actions, and real-world actions such as physical location visitation, in-store
sales or vertical specific KPI such as prescription fills/lift or submitted credit card applications. Our custom and highly impactful campaign executions encompass popular digital screens—mobile, desktop, tablet, connected TV (“CTV”)—and all digital ad formats, including display, rich media, video, native and streaming audio. We actively manage our digital supply to provide advertisers with scale and reach, while minimizing redundant inventory, waste and other inefficiencies. Our CTV capability delivers scale and reach supplemented by innovative and industry recognized machine-learning optimizations towards real-world actions and value-added measurement services.
Our platform and machine learning-based targeting provides privacy advantages that are lacking from alternatives that rely on individual user profiles or cookies employing a
“one-to-one”
approach to digital ad

targeting. Our targeting approach is statistical, not individualized, and as a result we do not need to compile or maintain user profiles, and we do not rely on cookies or user profiles for targeting. Our solution-set
is especially valuable to regulated customers, such as financial institutions and pharmaceutical companies, and other privacy-forward advertisers who desire efficient and effective digital ad-targeting
without individualized or personal targeting data. We adhere to strict data usage protocols and model governance processes that help to ensure that each customer’s data is safeguarded and used only for that customer’s benefit, and we take a consultative and collaborative approach to data use best practices with all of our customers. See
“Our Technology Platform and Service Offering”
section for further detail on our technology and differentiated targeting capabilities.
In addition to our core machine learning-powered platform capabilities, we offer customized vertical solutions to address the needs of advertisers in specialized industries. These specialized solutions feature vertical-specific capabilities related to targeting, measurement and audience validation. Our Pharmaceutical and Healthcare offering (“AdTheorentRx”) harnesses the power of machine learning to drive superior performance on campaigns targeting both healthcare providers (“HCP”) and patients, leveraging HIPAA-compliant methods and targeting practices that comply with NAI Code and other self-regulatory standards. Our Banking, Financial Services and Insurance (“BFSI”) solutions drive real-world performance within the context of regulatory requirements and data use best practices intended to prevent discrimination in the promotion of federally regulated credit-extension products. We have created additional industry-tailored offerings to address the unique challenges and opportunities in a growing range of verticals, including retail, auto, dining, and entertainment.
Since 2012, we have executed tens of thousands of campaigns, driving millions of digital user KPI actions for thousands of customers. As of September 30, 2021, we have 306 active customers. Our innovative end-to-end
technology platform is enhanced by the expertise of creative technologists and data scientists, supported by a deep customer service team that is dedicated to customers’ performance and success. In 2020, we supported delivery of over 20 billion digital advertising impressions. Despite the size of the market, its growth rate is accelerating, and the market remains highly fragmented and non-integrated
outside of the walled gardens of Google, Facebook, Apple, Amazon, etc. We believe this fragmentation across the open Internet provides room for consolidation and disruption, providing us with the opportunity to capture more market share due to our ability to drive customer KPIs and ROAS and its platform’s ability to scale.
For the fiscal year ended December 31, 2020, our total revenue was $121.0 million, essentially flat versus 2019 revenue of $120.4 million. Gross profit was $61.6 million versus 2019 gross profit of $60.7 million, an increase of 1.4%, and net income was $6.7 million, an increase of 22.0% over 2019 net income of $5.5 million.
For the fiscal year ended December 31, 2020 total Adjusted Gross Profit was $79.0 million, up 1.7% over 2019 Adjusted Gross Profit of $77.7 million. Adjusted EBITDA for the fiscal year ended December 31, 2020 was $24.9 million, a decrease of 8.2% over Adjusted EBITDA of $27.1 million for the fiscal year ended December 31, 2019.
For the nine months ended September 30, 2021, our total revenue was $110.4 million, gross profit was $58.0 million, and net income was $6.1 million, compared with total revenue of $73.9 million, gross profit of $35.8 million, and a net loss of $0.8 million for the nine months ended September 30, 2020. For the nine months ended September 30, 2021, revenue and gross profit increased 49.3% and 61.8%, respectively, compared with the nine months ended September 30, 2020.
For the nine months ended September 30, 2021 total Adjusted Gross Profit was $73.0 million, an increase of 51.8% over Adjusted Gross Profit for the nine months ended September 30, 2020. Adjusted EBITDA was $27.7 million for the nine months ended September 30, 2021, an increase of 159.0% over Adjusted EBITDA of $10.7 million for the nine months ended September 30, 2020.

Our Technology Platform and Service Offering
Behind every ad impression in the programmatic ecosystem, a “real time bidding” (“RTB”) auction takes place which connects prospective media buyers or Demand Side Platforms (“DSPs”) like us (acting on behalf of our agency and brand customers seeking to place digital ads on optimal digital impressions) to suppliers of digital media suitable for and seeking digital advertisements (i.e., publishers like The New York Times). These real-time auctions are mediated by Ad Exchanges or Supply Side Platforms (“SSPs”) which are connected to the various individual publishers. We use a highly differentiated machine learning platform to optimize our media buying decisions. Put simply, we use our capabilities to identify which specific ad impressions are most likely to drive conversion activity from our customers’ ads. When desirable ad impressions are auctioned, as determined by us using advanced data science and machine learning, our automated bidders will bid for each desirable impression with a competitive price, leading to either the impression being served by our executed campaign, or the bid being lost. The following illustration shows this general workflow, as well as how we have been able to build a robust
ML-powered
decisioning and targeting solution on top of the RTB process to make it more efficient and scalable, as evidenced by strong and measurable performance for our customers:

Unlike other programmatic advertising competitors, whose
ad-targeting
practices are reliant on the availability of cookies and other individualized
ID-based
user profiles, our machine learning-based targeting approach is statistical, not individualized. Cookies are used by advertisers to retarget a specific user based on the user’s web browsing behavior. Simply put, a cookie is software code deposited on a user’s device when the user accesses web content, which allows advertisers to track and retarget the user based on assumptions about the user’s interests. To the extent cookies are available in the digital ecosystem, we can access and use them in different ways, but we are not dependent on cookies for ad targeting. We are well positioned following Google’s announcement in early 2020 related to the planned elimination of third-party cookies, projected by Google to be implemented in 2023. Following that announcement, several industry initiatives (led by Google and Microsoft) commenced to facilitate ad serving, measurement, and attribution in a privacy-first manner, which initiatives we have supported and adopted as a participant. These initiatives are centered around an
API-based
approach in which interest-based information and ad serving/measurement is managed within user browsers and shared in anonymized, aggregate forms. This post-cookie paradigm is well suited to us because our machine learning-based ad targeting approach is already centered around ingesting and using aggregated and statistical data for modeling. Parallel industry efforts to replace cookies with privacy friendly Unified IDs (led by The Trade Desk and LiveRamp) will allow us and the industry generally to leverage a form of one-to-one
cookie replacement, but

with more limits, and we are not dependent on these outcomes. We are also not dependent on third party licenses to user profiles or IDs as part of syndicated “audiences,” which are commonly used methods for digital ad-targeting.
We have also used machine learning and data science to advance location-based targeting in a more accurate, efficient and privacy-forward way. Our platform leverages geographic information for location-based targeting augmented by our machine learning-based predictive capabilities. This approach makes location data more valuable and actionable as a component of machine learning-based predictive advertising, enabling advertisers to reach consumers who are currently at, or have recently been to, a location and have the highest probability of taking a desired action. Our Point of Interest (“POI”) capability provides a diverse set of consumer-focused retail and service businesses, and leisure and geographic landmarks, all available for targeting within the platform, utilizing more than 14 million consumer-focused POIs and more than 19,000 business categories to reach consumers at scale. We believe that our location-based targeting is differentiated versus industry-standard geotargeting because machine learning-based optimizations supplement all location-based targeting parameters, and as a result, often provide superior results for customers. Additionally, we offer value-added geo-intelligence
solutions that enable advertisers to track performance indices such as Cost Per Incremental Visit (“CPIV”) and Cost Per Visit (“CPV”), with such metrics verified by third parties.
We similarly make traditional contextual advertising more effective by leveraging URL and publisher content to perform natural language processing (“NLP”) keyword analysis as additional signals to inform predictive models. This provides us with enhanced non-personalized
methods to leverage data signals that are capable of informing predictions about non-individualized
engagement with digital advertisements. For example, our machine learning may identify that the presence of certain keywords or keyword combinations in a publisher’s content are more likely to drive engagement and action from users relative to a given product or service. In addition, although we do not rely on third party-licensed audience segments for ad targeting or optimizations, our Predictive Audiences applies machine learning to traditional audience segments to identify consumers within such audiences who are most likely to convert given the customer’s business goal or KPI.
We use contextual and other privacy-friendly signals to offer cross-device, relationship and visitation targeting by identifying connections between devices and locations, all without creating or maintaining user profiles or seeking to resolve any user “identity.” These capabilities enable delivery of targeted audience messages across multiple devices. Additionally, we are able to amplify campaign messages by activating all devices connected to a network or community. Our capability for correlating devices using machine learning and statistics enables the extension of targeted messaging to friends and family.
Machine learning technology is also embedded within all creative ad units developed by our in-house
creative technologists, referred to as Studio A\T, delivered through our platform. Our solution relies on machine learning for creative optimizations with creative elements adjusted and delivered dynamically based on real-time data regarding the consumer, location and other key environmental factors, allowing the advertiser to deliver personalized experiences for its target consumers. Our machine learning enables the selection and delivery of the most effective creative solution for the individual consumer. Our in-house
creative technologists support brands from ideation to design, through production and launch, making us a natural extension of digital customer brand teams.
In addition to our Managed Programmatic solution, our Direct Access offering is a self-service enterprise solution that provides brand and agency users direct access to our award-winning media buying platform and machine learning technology. Our Direct Access expands our total addressable market by making our platform and offerings available to customers regardless of their preferred method for executing programmatic digital campaigns. According to a survey of brand and agency executives conducted by Digiday, there is a close-to-even
split in digital ad spend between managed programmatic and self-serve programmatic, with 42% of advertisers surveyed allocating more than half of their budget to managed programmatic and 41% allocating more than half their budget to self-serve. We believe that our managed programmatic and Direct Access offerings are complimentary, empowering customers with the optimal offering given their unique business goals, internal capabilities and technical and other resources. The managed programmatic model is well suited for customers focusing on complex KPIs who desire additional support and value-added benefits including strategy, creative, and campaign optimization and execution, while Direct Access addresses the needs of customers with media trading teams and trading expertise and resources.
We have partnered with Palantir to utilize Palantir’s Foundry platform, which is a data integration and management platform consisting of a suite of analytical tools and operational applications for business users. We plan to leverage Foundry to delivery data driven insights and products to end users in a more operational and cost efficient manner.
Industry Overview
We believe the key industry trends shaping the advertising market include:
Fundamental shift to digital programmatic advertising:
    The advertising industry is still in the early stages of a shift to programmatic advertising as the ability to transact through real-time-bidding platforms has evolved to be used across a wide range of advertising channels and formats, including desktop, tablet, mobile, and CTV. U.S. programmatic advertising is experiencing a rapid increase in adoption and, according to eMarketer, is expected to grow at a 21% CAGR from 2018 to 2022, reaching $118 billion in 2021 and $140 billion by 2022. Also according to eMarketer, U.S. programmatic advertising is forecasted to represent 48% of total U.S. media spend by 2022, increasing from 29% in 2018. eMarketer estimates that in 2020 mobile ad spending accounted for more than two-thirds
of total U.S. digital ad spending, and mobile is expected to continue taking share with mobile ad spend in the United States projected to increase from $96 billion in 2020 to $174 billion in 2024, representing average annual growth of 16%. In 2020 due to the
COVID-19
pandemic and related economic shutdowns, we believe we saw decreased advertising investment from usually active business verticals where the crisis impact was most acute, such as automotive, travel and entertainment, quick service restaurants and retail. In 2021 and beyond, we expect such COVID-impacted verticals to resume pre-pandemic
digital advertising activity and investment. As the broader market continues to mature and programmatic platforms compete to capture more of this growing opportunity, advertisers are prioritizing media buying platforms which provide measurable ROI/ROAS, as opposed to platforms which connect media buyers and media sellers in a more generic manner.
CTV is projected to be the fastest-growing programmatic channel in the coming years:
    The TV industry is undergoing significant disruption as Internet-enabled CTV has become a preferred vehicle for streaming video content. The amount of CTV users in the U.S. is forecasted to increase from 195 million, or 59% of the U.S. population, in 2019, to 226 million, or 66% of the U.S. population, in 2024, according to eMarketer. According to a 2020 survey from DoubleVerify, nearly half of respondents worldwide reported increased consumption of CTV since the
COVID-19
pandemic began. CTV also provides many benefits to advertisers, including more accurate control of scale, addressability, and measurement. Advertisers are increasingly investing in CTV as more inventory becomes available. According to eMarketer, 51% of CTV ad spend was transacted programmatically in 2019 and the share of programmatic is estimated to increase to nearly 60% in 2021. As the CTV advertising market continues to mature, advertisers will demand more customized solutions which leverage CTV in a data manner to drive measurable ROI/ROAS.
Focus on consumer data privacy is expected to increase demand for cookie-less advertising solutions:
    Advertising has become more data driven and advertisers want to target audiences while respecting consumer privacy. Internet advertisers in the past have capitalized on data from cookies to gain insights into users for retargeting, and they have relied on third party licensed “audience” data to target user profiles perceived to represent interested consumers. However, increased privacy regulations, such as the European General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”), which restrict the ability to use personal data for advertising, along with industry changes restricting access to individualized IDs (internet browser providers including Google (Chrome) and Apple (Safari), and Apple’s iOS changes), are causing advertisers to reduce their reliance on vendors and software platforms that primarily utilize cookies and user IDs/profiles for ad targeting. In today’s connected world, we expect advertisers to increasingly need privacy-forward methods to identify their customers and connect with them across multiple channels, devices and formats. This is driving an industry shift away from cookie-based and profile-based DSPs towards privacy-focused solutions.
Continued proliferation of digital content consumption is expected to further increase advertiser demand for solutions outside of walled gardens:
    Over the last decade, advertising budgets have been shifting from traditional media, such as print newspapers and television, to digital channels. This trend has been driven by a shift in consumer attention to digital properties and closed ecosystems of tech giants like Google, Facebook, Apple, and Amazon (“walled gardens”). However, although the walled gardens are vast, the digital opportunity for advertisers is much broader. According to eMarketer, in 2020, only 13% of consumer digital time was spent within walled garden social platforms, with video, audio, and other activities (gaming, browsing, consuming news, shopping, etc.) comprising the vast majority of consumer digital time. And, as the number of walled gardens proliferate beyond Google, Facebook, Apple, and Amazon, we believe the costs of advertising within walled gardens will continue to increase, causing advertisers to shift spend to opportunities across the “open internet” where performance-driven ROI can be captured.
Machine learning applied in a programmatic advertising setting drives measurable ROAS for brands:
    Advertisers are looking for a centralized view of their customers, while connecting online and offline purchases to accurately measure performance and ROAS. ROAS is a critical metric for marketing campaigns, and insights from ROAS across all campaigns inform advertisers about their return on investment across all media investments near real-time. Machine learning and data-driven solutions deliver the accountability that advertisers need and want, and we believe that informed advertisers will prioritize machine learning-based solutions to maximize ROAS in a privacy-forward manner.
Market Opportunity
We believe that over the long term, our total addressable market is equal to the total global advertising market which, according to eMarketer, is forecasted to grow from $614 billion in 2020 to $846 billion in 2024, an 8% CAGR. In the United States and Canada alone, the only markets in which we are currently active, we estimate the market for our core services to be in excess of $68 billion, growing to $132 billion by 2024, an 18% CAGR. When including the UK and Europe, markets where our solutions are highly applicable given our privacy-forward approach to data, the available market expands by approximately 60% to $212 billion by 2024. In addition, CTV ad spend in the US is expected to grow from $6 billion in 2019 to $18 billion in 2024, a 25% CAGR according to eMarketer.
Strengths
We believe the following strengths and capabilities provide us with the ability to maintain and expand our position as a leading technology platform and solutions provider for digital advertising:
Award-Winning Proprietary Machine Learning Powered Media Buying Platform:
    Our technology and solutions, designed and developed
in-house,
have been recognized with numerous industry awards, and have been enhanced and refined since our founding in early 2012. Our machine learning-powered Predictive Advertising capability are engineered to drive superior KPI outcomes (versus other advertising methods), producing measurable ROAS for advertiser customers. We provide valuable differentiation through our proprietary media buying platform that uses machine learning and data science as its core method of ad-targeting
and campaign optimization. Our predictive platform scores over 1 million digital ad impressions per second, and approximately 87 billion digital ad impressions per day, assigning a “predictive score” to each, for the purpose of identifying which of more than 200 non-personal
data attributes correlate with customer-desired conversions/actions. Predictive scores are used to optimize media purchases and ad delivery to maximize customer ROI on each advertising campaign.

Privacy-Forward Solutions and Approach:
    Our privacy-friendly approach to data and
ad-targeting
represents a significant strategic advantage, as industry privacy regulation increases, including but not limited to GDPR in the EU, CCPA in California, and other state and local regulations. Industry changes, including initiatives lead by Apple and Google which will make it more difficult to access and use individual user IDs, reinforce the value of
ML-powered
statistics-driven
ad-targeting.
Because we do not rely on individualized IDs to target ads—instead relying on statistics and machine learning models—we are not dependent on cookies, device IDs, or industry-created replacements for the foregoing, which we believe represents a notable and growing advantage.
Value-Added Vertical Solutions Which Enhance Differentiation:
    We offer customized vertical solutions to address the unique needs of advertisers in specialized industries. These solutions feature vertical-specific capabilities related to targeting, custom KPI achievement and ROI measurement, data and inventory, and audience validation. For example, many of these solutions will leverage data signals which constitute valuable KPIs to clients within those industry verticals (e.g., SKU level sales for CPG, prescription fill data for Pharmaceutical, viewership data for Entertainment, etc.). AdTheorentRx harnesses the power of machine learning to drive performance on campaigns targeting both HCP and patients, leveraging HIPAA-compliant methods and targeting practices that comply with NAI Code and other self-regulatory standards. Our BFSI solutions drive real-world performance within the context of regulatory requirements and data use best practices intended to prevent discrimination in the promotion of federally regulated credit-extension products. We have created additional industry-tailored offerings to address the unique challenges and opportunities in a growing range of verticals, including retail, auto, dining, and entertainment.
Customer Retention and Growth Across Leading Global Brand and Agency Customers:
    Our demonstrated ability to address advertiser challenges and provide measurable value has yielded strong customer loyalty, retention and growth among a growing roster of the most sophisticated digital advertising customers. We have significantly grown the number of active customers (which are defined as our customers who spent over $5,000 during the previous twelve months). We monitor active customers to help understand our revenue performance. Additionally, monitoring active customers helps us understand the nature and extent to which the active customer base is growing, which assists our management in establishing operational goals. We have many long tenured customers with 69% of revenue for the fiscal year ended December 31, 2020 coming from customers who have generated revenue with us since 2017 or earlier. This is calculated by analyzing our 2020 revenue and grouping customers according to the year in which they commenced generating spend with us. See “Customers” section for further detail.
Advanced Platform
 Automation and Efficiencies Which Drive Profitability:
    Key among the efficiency-driving features of our platform are our automated optimizer tools which allow users to drive performance and efficiency. Our platform optimizers automate intraday changes to targeting and bid prices at regular intervals to balance delivery (i.e., media buying goals) with campaign objectives. Media buyers/traders leverage the optimizer to drive efficient media costs, KPI metric performance, and reduce time spent on manual adjustments. In addition, our platform allows highly efficient campaign management which has enabled us to capture operating leverage efficiencies as the business has scaled. Collectively these factors have resulted in our net income as a percentage of Gross Profit of 10.9% for the fiscal year ended December 31, 2020, and 10.6% for the nine months ended September 30, 2021. EBITDA and Adjusted EBITDA as a percentage of Adjusted Gross Profit of $20.9 million and 31.5%, respectively, for the fiscal year ended December 31, 2020, and $17.5 million and 38.0%, respectively, for the nine months ended September 30, 2021.
Experienced, Long-Tenured Management
 & Team:
    Our management team has deep and extensive experience in the advertising technology sector and a track-record of delivering positive financial results and value creation for stakeholders, which we believes gives us a competitive advantage. Our long-tenured management and extended team has provided us with valuable continuity of operations and unanimity of purpose and mission. Our deep advertising technology, data science and operational experience, combined with our keen awareness of evolving digital customer demands and data use trends and changes, significantly contribute to our operating success.

Growth Strategies
As the advertising industry continues to shift spend towards digital programmatic advertising, we believe that we are uniquely suited to capture a growing share of the rapidly expanding market opportunity. We believe existing market fragmentation provides room for consolidation and disruption, and expect to capture more market share due to our ability to drive customer KPIs and ROAS. We believe that we have significant growth potential, which we intend to realize by pursuing the following strategies:

•
Advance capability differentiation and innovation.
    Our innovative digital advertising solutions have been designed with the commitment to driving campaign results for customers, using privacy-forward data use and targeting methods, measured by the specific business metrics its customers designate. We will continue to innovate and maintain focus on delivering solutions that deliver compelling value to customers.

•
Capitalize on market and regulatory trends favoring privacy-forward solutions.
    As privacy standards evolve and the availability of personal identifiers continues to be restricted, we believe that our differentiation will compound and be further prioritized by media buyers seeking privacy-forward alternatives to legacy methods of ad-targeting.
We plan to accelerate marketing efforts to highlight our advantages to advertisers that are increasingly looking for solutions that are not reliant on cookies or that require one-to-one
identity resolution.

•
Gain share through sales team growth, brand direct initiatives, further development of verticalized value-added offerings and expansion of Direct Access offering.
    We will seek to attract new customers and grow existing customers by continuing to aggressively scale our sales team. The sales team will continue to serve agency as well as brand direct customers with whom we have experienced strong growth traction in recent years. In addition, we will continue to invest in developing vertical specific offerings to address the unique needs of advertisers in specialized industries with recent offerings launched in auto, dining and entertainment verticals. Our Direct Access offering expands our total addressable market by making our platform and offerings available to customers regardless of their preferred method for executing programmatic digital campaigns.

•
Further capitalize on capabilities in rapidly expanding CTV market.
    We believe that our machine learning and
AI-based
Predictive Advertising provides unique differentiation in the CTV marketplace, positioning our CTV growth to outpace overall CTV market growth. Our CTV campaigns leverage custom machine learning models to drive measurable business outcomes (i.e. a credit card sign up) for our customers, going beyond the “video view” or “video complete” metrics that are widely used to define CTV success today.

•
International Expansion.
    Given the breadth of our offerings, multi-national customer base, and privacy-forward approach to data use and machine learning that is not dependent on using individualized data for targeting, we believe our offerings and solutions are particularly compelling to EU markets and other markets governed by or subject to current or proposed privacy regulation. We will continue to use rigorous criteria to identify which additional markets should be in primary focus over the next several years.

•
Growth through acquisitions.
    In addition to our organic growth, we intend to pursue accelerated growth through acquisitions with potential targets including businesses that would help us more quickly enter new geographies and more rapidly expand our products and solution offerings.

Regulation
We operate in support of many highly-regulated businesses across the United States and Canada, with significant un-tapped
opportunity across the EU and APAC. Within the United States and Canadian market that is our current focus, we are subject to a variety of, and may in the future become subject to additional, federal, state and local statutes and regulations in various jurisdictions, which are subject to change at any time, including data privacy and consumer protection laws. Companies such as us must balance the demands of the consumer and the most effective advertising techniques with responsible, privacy-compliant methods of managing data internally and with advertising technology intermediaries.
Although we do not rely on sensitive personal data to target our campaigns and we do not compile or seek to create behavioral user profiles, we provide product offerings that may result in receiving or facilitating transmission of PII. The United States Congress and state legislatures, along with federal regulatory authorities, have recently increased their attention on matters concerning the collection and use of consumer data, including relating to internet-based advertising. Data privacy legislation has been introduced in Congress, and California has enacted broad-based privacy legislation, CCPA. State legislatures outside of California have proposed and, in certain cases, enacted a variety of types of data privacy legislation. Many
non-U.S. jurisdictions
have also enacted or are developing laws and regulations governing the collection and use of personal data.
We expect that the trend of enacting and revising data protection laws will continue and that new and expanded data privacy legislation in various forms will be implemented in the United States and in other countries around the globe. We believe that our data use practices have positioned us to provide market leadership as a privacy-forward leader in digital advertising. Moreover, since our platform does not rely on personal and individualized targeting methods to deliver desirable KPIs for its customers, we believe such evolving regulation will serve as a competitive advantage, as many competitors will need to reimagine how they conduct business to keep up with such regulations
Competition
The programmatic advertising industry is highly competitive and fragmented. We compete with smaller, privately-held companies, along with public companies such as the Trade Desk, and with divisions of large, well-established companies such as Google and Amazon. We believe that we provide a valuable, highly differentiated alternative to other programmatic media buying platforms and service providers because of our foundationally different approach to programmatic ad targeting, privacy-forward approach to data, and the measurable results our capabilities and solutions make possible. We believe we are differentiated from our competitors in the following areas:

•	Our machine-learning powered platform has been developed in-house since 2012 under the consistent management of a long-tenured and dedicated team;

•	We have operationalized into our platform advanced data science techniques in a manner that makes large and disparate data sets actionable in a real-time bidding environment;

•
Unlike other programmatic advertising competitors, whose
ad-targeting
practices may be reliant on the availability of cookies and other individualized
ID-based
user profiles, our machine learning-based targeting approach is statistical, not individualized;

•	Our approach to impression-specific predictive scoring is unique, effective and drives value and ROI/ROAS for its customers;

•	Our platform is omni-channel and highly scalable, covering a wide range of inventory/publication types and digital screens;

•	Our platform is highly efficient and automated, offering platform users ease of use and complex KPI attainment while facilitating operating leverage that drives strong financial performance;

•	Our verticalized solutions layer value-added custom services on top of our core platform advantages;

•	Our privacy-forward approach to data provides international expansion opportunities in markets where personalized and individualized ad-targeting is disfavored or not permitted; and

•
We offer value-added services for customers who desire
“one-stop”
programmatic executions, including strategy, creative, customer success, campaign optimization, data and analytics, data science as a service, and compliance support.

Customers
Our customers consist of many of the largest, most sophisticated and most recognized brands in the United States. Our top customer industries include Pharmaceutical/Healthcare; Banking Financial Services and Insurance (“BFSI”); Dining; Retail; and Travel and Hospitality. We monitor active customers to help understand our Revenue performance. Additionally, monitoring active customers helps us understand the nature and extent to which the active customer base is growing, which assists management in establishing operational goals. As of September 30, 2021, we had 306 active customers (which are defined as our customers who spent over $5,000 during the previous twelve months), which include a mix of brand and agency customers.
We have grown the number of active customers by 13% from 239 to 270 between the years ended December 31, 2018, and December 31, 2020. We monitor this metric to understand the extent to which the active customer base is growing.
In addition, as shown in graph below, we have many customers who have been customers for multiple years, as evidenced by 69% of our revenue for the year ended December 31, 2020, being from customers who have generated revenue with us since 2017 or earlier. This is calculated by analyzing our 2020 revenue and grouping customers according to the year in which such customers commenced generating spend with us.
2020 Total Revenue by Customer Cohort

Sales and Marketing
We have a large and growing experienced sales team of 59 sellers as of September 30, 2021, across the United States & Canada. Our experienced sales team is focused on business development overall, with an emphasis across key industries and media channels. The team is responsible for reaching and engaging new customers and driving revenue growth with existing customers. We provide an unparalleled level of end-to-end
customer service, which includes support from campaign ideation to design, through production, launch and successful delivery.
We plan to increase our investment in the sales team to accelerate growth in key strategies such as brand direct, Direct Access, CTV, as well as to accelerate opportunities in new markets and verticals. We have added 7 net sellers YTD in 2021, increasing the sales team by 13%, and plan to double our sales team over the next 24 months.
Our marketing efforts are focused on increasing awareness of our brand, articulating key differentiators, engaging core customer segments and driving revenue opportunities for sales. We work to increase visibility to our customers and potential customers through a variety of channels and initiatives including events, thought leadership (industry insights, awards, research, content), public relations, lead generation, social media, and sponsored content/advertising. The team supports our overall brand including the managed service offering and Direct Access, as well as deploying vertical-specific marketing initiatives across key industries.

Intellectual Property
The protection of our intellectual property is an important component of our success. We rely on statutory and common law intellectual property laws, including trade secret, copyright, patent and trademark laws in the United States and Canada, and use contractual provisions, confidentiality procedures, non-disclosure
agreements, employee disclosure and invention assignment agreements and other contractual rights to establish and protect our intellectual property. We also restrict the use of our proprietary technology and intellectual property through provisions in our terms of service.
As of September 30, 2021, we had four (4) pending patent applications and four (4) registered trademarks. We are also the registered holder of a variety of domain name registrations, including
www.adtheorent.com
. We continually review our development efforts to assess the existence and patentability of new intellectual property.
Human Capital Resources
As of September 30, 2021, we had 272 employees in 7 office locations across the United States and Canada. Our team draws from a broad spectrum of backgrounds and experiences across the technology, data science and advertising industries. We prioritize our people and are proud to have earned a spot on the Crain’s New York “Best Places to Work” list for the past eight consecutive years. None of our employees are represented by a labor union or covered by collective bargaining agreements. We engage consultants and contractors from time to time to supplement our permanent workforce.
Facilities
Our headquarters is located in the Soho neighborhood of New York, New York, where we have 139 full-time employees and occupy facilities totaling approximately 17,000 square feet under a lease that expires in September 2028. We have 6 other office spaces across the United States and Canada. Regional offices are leased or accessed pursuant to shared-space service contracts, and we do not own any real property. We believe that our current facilities are adequate to meet our current needs and provide flexibility as we continue to scale.
Legal Proceedings
From time to time, we are made aware of legal allegations arising in the ordinary course of its business. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition.

MANAGEMENT
Information about Executive Officers and Directors of the Company
Our directors and executive officers and their ages (as of December 31, 2021) are as follows:

Name	Age	Position
Executive Officers:
James Lawson	49	Chief Executive Officer and Director
Charles Jordan	58	Chief Financial Officer, Secretary and Vice President
Non-Employee Directors:
Eric Tencer (1)	42	Chairperson and Director
Richard Boghosian	34	Director
Danielle Qi	37	Director
John Black (2)	58	Director
Zia Uddin (3)	50	Director
Ben Tatta (1)(3)	55	Director
Vineet Mehra (2)	43	Director
Kihara Kiarie (3)	47	Director

(1)	Member of the Compensation Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Audit Committee
Executive Officers
James Lawson
is currently the Chief Executive Officer and a member of the Board. Mr. Lawson served as a member of Legacy AdTheorent’s board of directors since its inception in February 2012. From February 2012 to December 2017, Mr. Lawson served as a Managing Partner and Chief Legal Officer of Legacy AdTheorent. Prior to becoming Chief Executive Officer in January 2019, Mr. Lawson served as Chief Operating Officer and General Counsel from January 2018 to December 2018. Mr. Lawson previously served on the board of directors of Barometric from April 2018 to November 2018. Mr. Lawson has been a member of the Board of Mogility Capital, LLC, with respect to Mogility Capital Fund I, L.P., an early-stage venture capital fund and lead investor in Legacy AdTheorent, since 2010, and has been a member of the board of directors of The Ticket Chest Corp. since 2000. Previously, Mr. Lawson served as General Counsel and executive-level management to
VC-backed
and publicly traded companies, including Augme Technologies, Inc., a publicly traded mobile marketing technology services provider, and Interactions, LLC, a leading communications technology and service provider. Mr. Lawson was also a
Co-Founder
of Augme Mobile, an integrated mobile marketing technology platform. Mr. Lawson structured and effectuated the sale of Augme to publicly-traded Modavox, Inc. Following the sale, Mr. Lawson joined the acquiring company (renamed Augme Technologies, Inc.) where he served as its General Counsel and Chief Legal Officer for the
12-month
period following the acquisition. Prior to becoming involved in forming and operating new technology ventures, Mr. Lawson practiced business law as a Partner in the Washington, D.C. office of the law firm McDermott, Will & Emery, LLP, focusing on financial services and healthcare enterprises. Prior to that, Mr. Lawson was an Associate in the Chicago office of Sonnenschein, Nath & Rosenthal in the firm’s Executive Compensation & Employee Benefits practice, and before that he was an Associate in the Chicago office of Ross & Hardies, LLP (now McGuire Woods, LLP) in the firm’s Labor & Employment practice. Given Mr. Lawson’s history with the Legacy AdTheorent, including serving in the roles of Chief Executive Officer, Chief Operating Officer, General Counsel, Managing Partner and Chief Legal Officer, as well as his experience serving as a member of its board of directors as well as his other board service and executive-level management roles, we believe that Mr. Lawson is uniquely qualified to serve as a member of our Board.

Charles Jordan
is currently Chief Financial Officer, Secretary and Vice President at AdTheorent. Mr. Jordan
co-founded
a boutique outsourced CFO and controller services firm focused on the technology sector, and first joined the Legacy AdTheorent team on a consulting basis as the Acting Vice President of Finance in November 2015. Mr. Jordan joined Legacy AdTheorent full-time in May 2017 as Senior Vice President of Finance before becoming CFO in May 2020. Mr. Jordan began his career in public accounting and has broad finance and operations experience ranging from technology start-ups
to global financial services firms. Mr. Jordan is a CPA and received a B.S. from Clarkson University and an M.B.A. from the Smeal College of Business at Pennsylvania State University.
Non-Employee
Directors
Eric Tencer
is a Managing Director at H.I.G. Growth Partners, and has served on Legacy AdTheorent’s Board since 2016. Mr. Tencer focuses on growth equity and buyout investments in SaaS software, internet & digital media and technology-enabled business services where he is responsible for sourcing, executing, and monitoring investments. In addition to serving on AdTheorent’s Board, Mr. Tencer is currently a member of the Boards of Suzy, Inc. and AdTheorent’s subsidiaries, AdTheorent Intermediate Holding Corporation, AdTheorent Acquisition Corporation, AdTheorent Canada, Inc., SymetryML Holdings, LLC, SymetryML, Inc., and SymetryML Canada Inc. Mr. Tencer has served on the Boards of Directors of Escalate since 2012, Boostability since August 2014,
CDI-Troxell
Majority Parent, LLC since August 2018, Eruptr since September 2018, CarltonOne since September 2019, and Suzy, Inc since July 2021. Previously, Mr. Tencer served on the Boards of Directors of Community Intervention Services from 2015 to 2021, Go2mobi from 2015 to 2020, Centerfield Media from 2015 to 2019, Just Home Healthcare Services from 2017 to 2019, and Integrity Nutraceuticals from 2014 to 2018. Prior to joining H.I.G. in April 2011, Mr. Tencer was a Principal with The Mustang Group, a private equity firm focused on leveraged buyouts and growth equity investments in business services, interactive media, consumer and manufacturing companies. Mr. Tencer began his career in investing at Arcadia Partners, a venture capital firm focused on education and training related business service companies. Mr. Tencer began his career at Bain & Company, where he helped lead initiatives for consumer, retail, healthcare and manufacturing businesses evaluating new product introductions, analyzing pricing programs, creating business unit growth plans, developing supply chain strategies and conducting due diligence for acquisitions. Mr. Tencer received his Bachelor of Science degree in Economics from Duke University and received an M.B.A. from Harvard Business School. Mr. Tencer’s experience working with companies in a wide range of industries, including the software, digital media and technology-enabled business services sectors and knowledge of complex financial matters provides him with valuable and relevant experience in strategic planning, corporate finance, financial reporting, and leadership of complex organizations, providing him with the qualifications and skills to serve as a director.
Richard Boghosian
is a Principal at H.I.G. Growth Partners and has been involved with Legacy AdTheorent since H.I.G.’s investment in 2016. Mr. Boghosian joined H.I.G. as an investment professional in January 2015 and focuses on lower middle market and growth equity investment opportunities across the technology, media, and tech-enabled services sectors. Prior to H.I.G., Mr. Boghosian worked at BB&T Capital Markets, advising on numerous M&A and equity capital markets transactions primarily in the retail and consumer sector. He began his career at State Street Corporation within enterprise risk management. Mr. Boghosian received a Bachelor of Business Administration from The George Washington University. Mr. Boghosian has served on the Boards of Directors of CarltonOne since January 2019, Funambol since May 2021, and Troy PM Parent, LLC (dba Pinnacle GI Partners) since August 2021. Previously, Mr. Boghosian served on the Boards of Directors of Forte Veterinary from January 2018 to January 2019, Centerfield Media from September 2018 to December 2019, Trox/CDI from March 2019 to April 2020, and Telescope from January 2019 to August 2021. Mr. Boghosian’s experience working with companies in a wide range of industries, including the technology, media, and technology-enabled services sectors and knowledge of complex financial matters provides him with valuable and relevant experience in strategic planning, corporate finance, financial reporting, and leadership of complex organizations, and provides him with the qualifications and skills to serve as a director.

Danielle Qi
is a Managing Director at H.I.G. Growth Partners and has served on Legacy AdTheorent’s Board since December 2016. Ms. Qi has served as an investment professional at H.I.G. since July 2015, focusing primarily on the technology-enabled services, internet, media, and consumer sectors. In addition to serving on AdTheorent’s Board, Ms. Qi is currently a member of the Board of AdTheorent’s subsidiaries AdTheorent Intermediate Holding Corporation and AdTheorent Acquisition Corporation.
Prior to joining H.I.G., Ms. Qi was with Alliance Holdings, a private equity firm focused on lower middle market companies in a wide range of industries. Previously, Ms. Qi co-founded
Veritat Advisors, a financial advisory firm and technology platform acquired by LPL Financial. She began her career at McKinsey & Company, consulting to Fortune 500 companies in variety of industries, including financial services, health care, and media. Ms. Qi has served on the board of directors of Lulus Fashion Lounge (NASDAQ: LULU) since July 2015 and on the board of directors of Parachute Home, Cuyana and GLD since May 2021. Ms. Qi received a B.S. in Economics from the Wharton School and B.A. in History from the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University. Ms. Qi’s experience working with companies in a wide range of industries, including the internet, consumer, media, and technology-enabled services sectors and knowledge of complex financial matters provides her with valuable and relevant experience in strategic planning, corporate finance, financial reporting, and leadership of complex organizations, and provides her with the qualifications and skills to serve as a director.
John Black
is currently a Senior Advisor at H.I.G. Growth Partners and has served on Legacy AdTheorent’s Board since 2019. Previously, he served as the Head of H.I.G. Growth Equity, the dedicated growth equity investment group for H.I.G. Capital, LLC since March 2010. In addition to serving on AdTheorent’s board of directors, Mr. Black is currently a member of the Board of AdTheorent’s subsidiaries AdTheorent Intermediate Holding Corporation and AdTheorent Acquisition Corporation. Since joining H.I.G. in June of 1996, Mr. Black has led or had a significant role in more than forty H.I.G. investments in a wide range of industries including technology, media, healthcare, consumer oriented, and business service companies. His investments have supported management in the development and implementation of their growth strategies in a wide range of transaction dynamics including owner-operated/ family business recapitalizations, corporate divestitures, take-private transactions, consolidations and minority growth equity investments. Mr. Black has served on the Boards of Directors of Healthstar Communications since 2001, Boostability since 2014, Lulus Fashion Lounge since 2017 where he is also the Chair of the Nomination and Governance Committee, Pocasset Golf Club since August 2020, and GLD since June 2021. Previously, Mr. Black served on the board of directors of TDN Holding Company, LLC from 2016 to 2017, TDN Acquisition Corporation from 2016 to 2017, Centerfield Media from 2015 to December 2019 and Telescope from March 2015 to August 2021. He also served on the Boards of Nexidia and Lancope until 2016. Prior to H.I.G., Mr. Black was a senior professional with several leading firms working with lower middle market businesses to identify and implement operational initiatives to enable the businesses to realize their full growth potential. Mr. Black has held several executive level management positions including chief operating officer and chief financial officer. Mr. Black began his career in the Corporate Finance Group at Ernst & Young. Mr. Black received his Bachelor of Arts in Applied Mathematics from Harvard University. Mr. Black’s experience as an executive level manager and leadership roles in a wide range of industries and business situations provides him with valuable and relevant experience in finance, accounting, reporting, operational matters, and leadership of complex organizations, and provides him with the qualifications and skills to serve as a director.
Zia
Uddin
has served as MCAP’s
Co-President
since its inception. Mr. Uddin is currently a Partner at Monroe Capital and is a member of Monroe Capital’s various investment committees. He joined Monroe Capital in 2007 and is portfolio manager of several institutional direct lending investment vehicles. Mr. Uddin also focuses on Monroe Capital’s investments in software, technology and technology-enabled business services companies. He is also actively involved in Monroe Capital’s growth equity and buyout investments, including SPACs. He works extensively with management, private equity sponsors and privately held owners of businesses. Mr. Uddin has experience as a member of the board of directors of several companies in a variety of industries. Mr. Uddin has approximately 30 years of private equity, management consulting, corporate finance, investing and turnaround experience at various firms. Mr. Uddin earned his M.B.A. from The University of Chicago Graduate School of Business and a B.S. from University of Illinois. He is a CFA charter holder and is a non-practicing
CPA. Mr. Uddin’s experience in private equity, management consulting, corporate finance and investing and his experience serving on boards of directors of several companies in a variety of industries provides him with valuable and relevant experience in growth strategies, financing and management, and provides him with the qualifications and skills to serve as a director.
Ben Tatta
is an accomplished media executive with over 25 years of experience in all facets of media including content/programming, advertising, sales, marketing, technology, data, measurement and analytics. In his current role as President of Standard Media Index, which he has held since July 2020, Mr. Tatta has full operational and P&L responsibility for the company in addition to leading growth initiatives and strategic partnerships. Prior to SMI, he was co-founder
and President of advanced TV analytics firm 605, where he was instrumental in both the formation and growth of the company into one of the top media analytics and attribution companies in the industry, from June 2016 to November 2019. Prior to 605, Ben served as President of the media division of Cablevision Systems Corporation from March 2006 to June 2016, driving unprecedented growth through the first system-wide deployment of addressable advertising and launch of advanced audience measurement and analytics capabilities. Prior to Cablevision, Mr. Tatta held senior leadership positions at several blue-chip companies including USA Networks/IAC, ABC, IBM, Lagardere, and GSI Commerce/eBay. Mr. Tatta has been a board member of Glidr since June 2019. He received a B.A. in Economics from Villanova University. Mr. Tatta’s experience as a media executive and broad range of leadership roles provide him with the valuable and relevant experience, qualifications, and skills to serve as a director on our board.
Vineet Mehra
is a business leader that has lived in and led diverse teams across North America, Europe, Asia and South America. Mr. Mehra is currently Chief Growth, Product, and CX Officer at Good Eggs, beginning in March 2021. From January 2019 to March 2021, Mr. Mehra was Global Chief Marketing Officer for Walgreens Boots Alliance, where he was responsible for laying out the vision and strategic direction for all of WBA’s marketing activities. Before WBA, Mr. Mehra was Global Chief Marketing Officer for Ancestry.com, from 2017 to 2019. Prior to Ancestry, from 2013 to 2017, Mr. Mehra held leadership positions at Johnson & Johnson including Global President—Baby Care and Global President—Marketing Services. Mr. Mehra is also Board Chairman for Effie Worldwide’s board of directors, elected in June 2019 and having been a member of the board of directors since April 2017. Mr. Mehra was named by Forbes as one of the world’s Top 50 CMOs, recognized by AdWeek as one of the Top 20 Tech-Driven CMOs, honored with the Top 40 under 40 award by both Ad Age and P&G’s Alumni Association, Chair of the Jury for the Global Media Awards, and an Invited Speaker at the Cannes Lions Festival of Creativity. Mr. Mehra’s experience as an executive level manager and in leadership roles in a wide range of industries and business situations provide him with the valuable and relevant experience, qualifications, and skills to serve as a director on our board.
Kihara Kiarie
has spent the vast majority of his career in finance and private equity with over $20 billion of direct principal investing experience and extensive corporate financial management responsibility with public and private companies. Mr. Kiarie is currently the Chief Financial Officer of Bloomberg Media, beginning in August 2021. Prior to Bloomberg, Mr. Kiarie was the Chief Financial Officer – Media at Geller & Company, from June 2020 to August 2021. Mr. Kiarie was the Chief Investment Officer at Media Development Investment Fund from February 2018 to June 2020. From February 2013 to May 2016, Mr. Kiarie was Chief Financial Officer of Revolt Media & TV. Mr. Kiarie is currently an independent board member of Somos, Inc. (fka SMS/800, Inc.), where he serves as the chairman of the Investment Committee, and also serves on the Audit Committee and Nomination and Governance Committee. Mr. Kiarie has been an independent board member of Somos, Inc. since 2015. Mr. Kiarie was a board member of Eurozet (Poland) from 2019 to 2020. Mr. Kiarie was a board member of Colad (Brazil) from 2018 to 2020. Mr. Kiarie was a board member of Josh Talks (India) in 2020. Mr. Kiarie earned a BA in Economics with high honors from Dartmouth College and an MBA from Harvard Business School where he was a Bert King Fellow. Mr. Kiarie’s experience in finance and private equity, as well as in leadership roles in a wide range of industries, provide him with the valuable and relevant experience, qualifications, and skills to serve as a director, which we believe would make him a great asset to our board.

Board Composition
Our Board directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees.
Our Board consists of nine members. Eric Tencer serves as Chairperson of our Board. The primary responsibilities of our Board will be to provide oversight, strategic guidance, counseling and direction to our management team. Our Board meets on a regular basis and additionally as required.
Our Charter provides that our Boardshall be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The term of office of the first class of directors, consisting of Ben Tatta, John Black and Danielle Qi, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Vineet Mehra, Richard Boghosian and Zia Uddin, will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Kihara Kiarie, Eric Tencer and James Lawson, will expire at our third annual general meeting.
Family Relationships
There are no family relationships between any of our executive officers and directors.
Independence of Directors
The NASDAQ listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Ben Tatta, John Black, Danielle Qi, Vineet Mehra, Richard Boghosian, Zia Uddin, Kihara Kiarie and Eric Tencer are independent directors of the Company. The Company’s independent directors shall have regularly scheduled meetings at which only independent directors are present.
Board Leadership Structure and Role in Risk Oversight
Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by our needs at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. This allows our Board the flexibility to establish the most appropriate structure for the Company any given time.
Our Board oversees the risk management activities designed and implemented by our management. Our Board does not have a standing risk management committee, but rather anticipates executing its oversight responsibility both directly and through its standing committees. Our Board also will consider specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with operation and business of the Company and providing appropriate updates to the Board and the audit committee. Our Board anticipates has delegated to the audit committee oversight of our risk management process, and our other board committees also will consider risks as they perform their respective committee responsibilities. All board committees will report to our Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.
Board Committees of the Company’s Board of Directors
Our Board has established: an audit committee; a nominating and corporate governance committee; and a compensation committee. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Copies of each board committee’s charter are posted on our website. Our website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus.
Audit Committee Information
Our audit committee consists of Kihara Kiarie, Ben Tatta, and Zia Uddin. Under Nasdaq Global Market listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Kihara Kiarie, Ben Tatta, and Zia Uddin each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule
10A-3(b)(1)
of the Exchange Act, and Kihara Kiarie will serve as chairperson of the audit committee
Each member of the audit committee is financially literate, and our Board has determined that Kihara Kiarie qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Our Board has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•
pre-approving
all audit and permitted
non-audit
services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval
policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to the Company entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding MCAP’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Nominating and Corporate Governance Committee Information
Our nominating and corporate governance committee consists of Vineet Mehra and John Black. Under the Nasdaq Global Market listing standards and applicable SEC rules, our nominating and corporate governance committee must consist of all independent members. Vineet Mehra and John Black meet the independent director standard under the Nasdaq Global Market listing standards, and John Black will serve as chairperson of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee is to assist the Board in:

•
identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing, recommending to the Board and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.
Guidelines for Selecting Director Nominees
The nominating and corporate governance committee will recommend to the Board candidates for nomination for election at the annual meeting of the stockholders.
Our nominating and corporate governance committee will recommend to the Board candidates for nomination who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In general, in identifying and evaluating nominees for director, our Board considers experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable, independence and the ability to represent the best interests of our stockholders.
Compensation Committee Information
Ben Tatta and Eric Tencer serve as members of our compensation committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our compensation committee must consist of all independent members. Ben Tatta and Eric Tencer meet the independent director standard under the Nasdaq Global Market listing standards, and Eric Tencer will serve as chairperson of the compensation committee.
Our Board has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq Global Market and the SEC.
Code of Business Conduct and Ethics
Our code of business conduct and ethics, which applies to all executive officers, directors and employees, codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of the code of business conduct and ethics. The code of business conduct and ethics is also available on our website.
Our website, and the information contained on, or that can be accessed through, such websites are not deemed to be incorporated by reference in, and are not considered part of, this prospectus. For copies of the code of business conduct and ethics, please see the section entitled “Where You Can Find More Information.”
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board or compensation committee of any entity that has one or more executive officers serving or will serve as a member of our Board or compensation committee.

EXECUTIVE COMPENSATION
Except as otherwise noted, this section presents the executive and director compensation of Legacy AdTheorent prior to the Business Combination.
To achieve our goals, we have designed, and intend to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work toward achieving our goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our equityholders. Our current compensation programs for our executive officers consist primarily of salary, annual bonuses and equity awards. As our needs evolve, we intend to continue to evaluate our compensation philosophy and programs.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For the year ended December 31, 2021, our named executive officers were the following individuals:

•	James Lawson, Chief Executive Officer

•	William Todd, Chief Revenue Officer

•	Charles Jordan, Chief Financial Officer

•	Theodore Koenig, former Chairman and Chief Executive Officer of MCAP
Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2020 and December 31, 2021. Mr. Koenig did not receive any cash or non-cash
compensation for services rendered to MCAP during those years and has never received any compensatory equity awards.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Non-Equity Invective Plan Compensation Option Awards ($) (2)	All Other Compensation ($) (3)	Stock Awards ($) (4)	Total ($)
James Lawson.	2020	425,000	0	300,000	11,400		736,400
Chief Executive Officer	2021	450,000	2,250,000	322,500	11,600	2,895,833	5,929,933

Bill Todd	2020	341,250	0	360,000	11,400		712,650
Chief Revenue Officer	2021	360,000	325,000	320,760	11,600		1,017,360

Charles Jordan	2020	302,500	0	165,000	10,632		478,132
Chief Financial Officer	2021	327,500	450,000	180,000	11,600		969,100

(1)	The amounts reported in the Bonus column reflect bonuses paid in connection with the closing of the Business Combination.
(2)
The amounts reported in the
Non-Equity
Incentive Plan Compensation column reflect bonuses earned by the NEOs under the annual bonus plan for the fiscal years ended December 31, 2020 and December 31, 2021.

(3)	This amount reflects matching contributions made to the 401(k) profit sharing plan with respect to each named executive officer.
(4)
The amount reported in the “Stock Awards” column reflects the aggregate grant date fair value of the restricted interest units in Legacy AdTheorent granted to Mr. Lawson, calculated in accordance with FASB ASC 718.

Narrative Disclosure to Summary Compensation Table
For the year ended December 31, 2021, the compensation program for our named executive officers consisted of base salary and incentive compensation (including bonuses paid in connection with the closing of the Business Combination) as well as a grant of restricted interest units to Mr. Lawson.
Base Salary
We established base salaries for each of the named executive officers at a level that is commensurate with the executive’s duties and authorities, contributions and prior experience.
Bonuses
In connection with the closing of the Business Combination, the Legacy AdTheorent board approved bonuses payable to the named executive officers as shown in the Summary Compensation Table.
2021
Non-Equity
Incentive Plan Compensation
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses earned by the NEOs under the annual bonus plan for the fiscal year ended December 31, 2021. For the year ended December 31, 2021, the target annual bonuses for Messrs. Lawson, Todd and Jordan were $240,000, $325,000 and $120,000, respectively. The performance metric for the annual bonus for the year ended December 31, 2021 consisted of (i) an EBITDA goal and (ii) a goal based on revenue generated by certain of the Company’s business units for Mr. Lawson. Mr. Todd’s performance metrics for the annual bonus for the year ended December 31, 2021 consisted of (x) an EBITDA goal and (y) a goal based on revenue from certain of the Company’s business units. Mr. Jordan’s performance metric for the annual bonus for the year ended December 31, 2021 consisted solely of an EBITDA goal. The attainment percentages for each NEO are shown in the table below.
Target Bonus
Attainment Annual Bonus

Name	Opportunity	Percentage	Amount
James Lawson	$240,000	134%	$322,500
Bill Todd	$325,000	99%	$320,760
Chuck Jordan	$120,000	150%	$180,000
Equity Compensation
Prior to the Business Combination, Legacy AdTheorent from time to time granted equity awards, in the form of options and restricted interest units, to its named executive officers, which are subject to time vesting conditions based on each of the named executive officer’s continued service with Legacy AdTheorent or the attainment of performance goals. As of December 31, 2021, each of the named executive officers held outstanding options to purchase shares of our Common Stock and other awards, as set forth in the “Outstanding Equity Awards Table” below. The material terms regarding each equity award in the “Outstanding Equity Awards Table,” including the vesting schedule, are described in the corresponding footnotes.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance;
short-and
long-term disability insurance; and a
tax-qualified
Section 401(k) plan. We does not maintain any executive-specific benefit or perquisite programs.
Agreements with Our Named Executive Officers
We have entered into agreements with each of our named executive officers and the details of such agreements are outlined below.

Agreement with James Lawson
On December 22, 2016, James Lawson entered into an employment agreement with Legacy AdTheorent and this agreement was subsequently amended on January 1, 2019 and January 1, 2021. The agreement had a two year term but provides for automatic one year renewals unless either party gives notice of an intent not to renew the agreement. Pursuant to the employment agreement, as most recently amended, Mr. Lawson’s base salary is $450,000 per year (it was previously $425,000 as of January 1, 2019) and his target annual incentive compensation is $240,000 (it was $175,000 as of January 1, 2019). If Mr. Lawson’s employment terminates due to his death or if we terminate his employment due to his permanent disability (as defined in the agreement), he is entitled to receive a prorated bonus for the calendar year in which the termination occurs and if he was employed as of the last day of a prior calendar year and the termination occurs prior to the date of the payment of the bonus for the prior year, he is entitled to receive the bonus that would have been payable had he remained employed through the payment date (collectively, the “Post- Termination Bonus”). If we terminate Mr. Lawson’s employment without cause (as defined in the employment agreement) or if Mr. Lawson resigns for good reason (as defined in the employment agreement), he is entitled to receive (i) twelve months of base salary, (ii) the Post-Termination Bonus and (iii) continued group medical, dental and vision insurance for twelve months (provided that he pays the employee portion of such premiums), subject to his timely execution and non-revocation
of a general release of claims against us. The employment agreement also provides that for twelve months following his termination of employment, Mr. Lawson will not compete with us or our subsidiaries or affiliates, solicit officers from our employees or consultants, subsidiaries or affiliates, hire any person who was previously an AdTheorent officer or its subsidiaries or affiliates during the 180 days prior to such hire or solicit customers of us or its subsidiaries or affiliates.
Agreement with Bill Todd
On December 20, 2018, Bill Todd entered into an offer letter agreement with Legacy AdTheorent to serve as Chief Revenue Officer. Mr. Todd’s agreement does not have a fixed term, provides for at-will
employment and does not include a severance provision. Pursuant to the offer letter, Mr. Todd’s initial base salary was $325,000 and he also had a target annual incentive compensation amount of $325,000 for 2019.
Agreements with Chuck Jordan
On May 1, 2017, Chuck Jordan entered into an offer letter agreement with Legacy AdTheorent to serve as SVP, Finance. Mr. Jordan’s agreement does not have a fixed term, provides for at-will
employment and does not include a severance provision. Pursuant to the offer letter, Mr. Jordan’s initial base salary was $250,000 and he also was also eligible for annual incentive compensation, although no target amount was specified.

Outstanding Equity Awards at 2021 Year End
The following table presents information regarding outstanding equity awards held by the named executive officers as of December 31, 2021.

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Awards Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Unearned Shares or Units or Other Rights That Have Not Vested ($) (1)
James Lawson	10/1/17		820,731	0	0.47	10/1/27
	5/6/19	(2)	827,570	118,224	0.74	5/6/29
	7/28/21	(3)				7/28/31	273,464	1,605,234

Bill Todd	5/6/19	(4)	493,367	77,274	0.74	5/6/29

Chuck Jordan	10/1/17		112,548	0	0.47	10/1/27
	2/15/18		78,158	0	0.59	2/15/28
	5/6/19	(5)	58,619	19,539	0.74	5/6/29

(1)	Amounts are based on the closing price of our Common Stock on December 31, 2021, which was $5.87.
(2)
The portion of the option that remains unvested has a time-based vesting schedule. 87.5% of this option grant was vested as of December 31, 2021, with the remaining unvested portion of this option vesting at a rate of approximately 1% per month (or approximately 9,852 shares per month), subject to Mr. Lawson’s continuous employment through each vesting date.

(3)
The award has a time-based vesting schedule. 50% of these restricted interest units vest on July 28, 2022, the one-year
anniversary of the grant date. The remaining 50% of these restricted interest units vest in four equal quarterly installments thereafter, such that the restricted interest units will be fully vested on the two-year
anniversary of the grant date.

(4)
The portion of the option that remains unvested has a time-based vesting schedule. Approximately 74% of this option grant was vested as of December 31, 2021, with the remaining unvested portion of this option vesting at a rate of approximately 1% per month (or approximately 5,944 shares per month), subject to Mr. Todd remaining continuously employed through each vesting date.

(5)
The option has a time-based vesting schedule. 75% of this option grant was vested as of December 31, 2021, with the remaining unvested portion of this option vesting on December 31, 2022, subject to Mr. Jordan remaining continuously employed through such date.

Retirement Benefits
Our employees, including named executive officers participate in a tax-qualified
Section 401(k) plan. We make a safe harbor matching contribution equal to 100% of a participant’s salary deferrals that do not exceed 3% of the participant’s compensation plus 50% of the salary deferrals between 3% and 5% of the participant’s compensation and such matching contributions are fully vested. We do not provide its employees, including the named executive officers, with any other retirement benefits, including, but not limited to, other tax-qualified
retirement plans, supplemental executive retirement plans or nonqualified deferred compensation plans.
Board Member Compensation
During the year ended December 31, 2021, no member of Legacy AdTheorent, MCAP or AdTheorent’s operating board received cash, equity or other compensation for service on the operating board or any committee thereof. Our policy is to reimburse board members for reasonable and necessary out-of-pocket
expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as board members. As of December 31, 2021, non-employee
members of Legacy AdTheorent, MCAP or AdTheorent’s operating board did not hold any outstanding options or other compensatory equity awards.
2017 Interest Option Plan
Legacy AdTheorent’s operating board previously adopted the AdTheorent Holding Company, LLC 2017 Interest Option Plan (the “2017 Plan”), the material terms of which are summarized below. As of December 31, 2021, options to purchase 7,726,827 shares of our Common Stock granted pursuant to the 2017 Plan remained outstanding with a weighted-average exercise price of $0.64 per share and 846,797 restricted interest units with respect to our Common Stock were outstanding. Following the consummation of the Business Combination, no new awards will be granted under the 2017 Plan.
Awards
. The 2017 Plan provided for the grant of options and restricted interest units to AdTheorent’s managers, executive officers, other key employees or consultants of AdTheorent and its subsidiaries.
Authorized Shares
. After the 2021 Long-Term Plan became effective, no additional awards will be made pursuant to the 2017 Plan.
Plan Administration
. Our board, or a duly authorized committee thereof administers the 2017 Plan. Subject to the provisions of the 2017 Plan, the administrator has the power to administer the 2017 Plan and make all determinations deemed necessary or advisable for administering the 2017 Plan, including, but not limited to, the power to determine the limitations, restrictions and conditions on awards previously granted under the 2017 Plan, and construe and interpret the terms of the 2017 Plan and awards granted under thereunder.
Options
. Options granted under the 2017 Plan will vest at the rate specified in the award agreement as determined by the administrator. The administrator determined the term of options granted under the 2017 Plan, up to a maximum of 10 years. Payment of the exercise price for the purchase of shares of our Common Stock issued upon the exercise of an option will be made in cash (including check), or, in the discretion of the administrator, by delivery of a promissory note or other property or by cashless exercise.
Restricted Interest Units
. Restricted interest units are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. No cash consideration is required from the recipient upon the grant of a restricted interest unit. The administrator established the terms and conditions of the restricted interest unit award, including the vesting and settlement terms and unless otherwise specified in an award agreement, an unvested restricted interest unit will be forfeited upon the participant’s termination of employment. A vested restricted interest unit may be settled by cash, delivery of shares of our Common Stock, or a combination thereof.
Non-Transferability
of Awards
. Unless otherwise provide by the administrator in an award agreement and the operating agreement, awards granted under the 2017 Plan will not be transferable except by will or the laws of descent or distribution.
Changes to Capital Structure
. In the event of a reorganization, recapitalization, unit dividend or units split, or combination or other change in our Common Stock, the administrator will make appropriate adjustments to (i) the number and type of shares subject to outstanding awards and (ii) the exercise price per share of each outstanding option.
Corporate Transaction
. In the event of a corporate transaction (as defined in the 2017 Plan), the administrator may provide, in its discretion, that outstanding awards granted under the 2017 Plan will become vested and if applicable, exercisable by participants who are still employed or engaged by us or one of our subsidiaries and that such awards will terminate if not exercised or settled as of the date of the corporate transaction or other prescribed time. The administrator may also provide for the assumption or substitution of outstanding awards by the acquiring entity (or parent thereof) or provide for “rollover” treatment in connection with the corporate transaction, provided that such assumption, substitution or rollover is permissible under Sections 409A or 424 of the Code, to the extent applicable.
Plan Amendment or Termination
. The administrator has the authority to suspend, or terminate the 2017 Plan at any time, and the administrator may also amend the 2017 Plan at any time, provided that member approval of an amendment is required to the extent required by law, agreement or any exchange upon which our Common Stock is listed.
2021 Long-Term Plan
Purpose
. The 2021 Long-Term Plan became effective upon the date of the closing of the Business Combination and its purpose is to attract and retain the best available personnel to ensure our success and accomplish our goals, to incentivize our employees, directors, and consultants with long-term equity-based compensation to align their interests with the interests of our stockholders and to promote the success of our business.
Awards
. The 2021 Long-Term Plan provides for the grant incentive stock options, within the meaning of Section 422 of the Code (“ISOs”), to our employees and employees of our parent and subsidiary corporations, and for the grant of options which do not qualify as ISOs (“NSOs”), share appreciation rights, restricted or unrestricted share awards, restricted share unit awards (“RSUs”), deferred share units (“DSUs”), and dividend equivalent rights to our employees, directors and consultants and any of our affiliates’ employees, directors and consultants. As of December 31, 2021, no options or other rights to purchase shares of our Common Stock had been granted pursuant to the 2021 Long-Term Plan.
Authorized Shares
. Initially, the maximum number of shares of our Common Stock that may be issued under our 2021 Long-Term Plan was 10,131,638 shares of our Common Stock. The number of shares of our Common Stock that will be reserved for issuance under the 2021 Long-Term Plan will automatically increase on January 1 of each year for a period of up to ten years, beginning on the January 1, 2022 and continuing through January 1, 2031, by the lesser of (i) 5% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, or (ii) such smaller number of shares of our Common Stock as is determined by our Board. However, before the date of any such increase, our Board may determine that that there will be no annual increase or that such increase will be less than the amount set forth in the preceding sentence. The maximum number of shares of our Common Stock that may be issued on the exercise of ISOs under our 2021 Long-Term Plan is approximately 10,131,638 shares. Shares issuable pursuant to the 2021 Long-Term Plan may be authorized, but unissued, or reacquired shares of our Common Stock.
Plan
 Administration
. Our Board, or a duly authorized committee of our Board, will administer our 2021 Long-Term Plan. Our Board may delegate to one or more of our officers the authority to grant awards (to eligible persons other than themselves) based on forms approved by the administrator. Subject to the provisions of our 2021 Long-Term Plan, the administrator has the power to administer our 2021 Long-Term Plan and make all determinations deemed necessary or advisable for administering the 2021 Long-Term Plan, including, but not limited to, the power to construe and interpret the terms of our 2021 Long-Term Plan and awards granted under thereunder. The 2021 Long-Term Plan provides that the administrator may not reprice underwater options, other than an adjustment to reflect certain changes to our capital structure as described below, or exchange such options for cash or another award, without stockholder approval.
Options
. The administrator will determine the exercise price for ISOs and NSOs, subject to the terms and conditions of our 2021 Long-Term Plan, except that the exercise price of an option generally will generally not be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under our 2021 Long-Term Plan will vest at the rate specified in the award agreement as determined by the administrator.

The administrator will determine the term of options granted under our 2021 Long-Term Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s award agreement, or other written agreement between us and the recipient, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Stock issued upon the exercise of an option will be determined by the administrator and may include (i) cash or check; (ii) the tender of shares of our Common Stock previously owned by the optionholder; (iii) a net exercise of the option; (iv) a broker-assisted cashless exercise; (v) any combination of the foregoing methods; or (vi) any other form of legal consideration approved by the administrator.
Tax Limitations on ISOs
. The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an employee during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations (a “10% stockholder”) unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.
Share Appreciation Rights.
Share appreciation rights permit the participant to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The administrator will determine the purchase price or strike price for a share appreciation right, which will not be less than 100% of the fair market value of our Common Stock on the date of grant. A share appreciation right granted under our 2021 Long-Term Plan will vest at the rate specified in the share appreciation right agreement as will be determined by the administrator. Upon exercise, the participant will be entitled to receive shares of our Common Stock or cash (or any combination thereof) in an amount equal to the product of (i) the number of shares for which the share appreciation right is being exercised, multiplied by (ii) the excess of the fair market value of our Common Stock on the date of exercise over the exercise price per share.
The administrator will determine the term of share appreciation rights granted under our 2021 Long-Term Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested share appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, the participant or a beneficiary may generally exercise any vested share appreciation right for a period of 12 months. In the event of a termination for cause, share appreciation rights generally terminate upon the termination date. In no event may a share appreciation right be exercised beyond the expiration of its term.
RSUs.
RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock and may be granted with or without the requirement for payment of cash or other consideration. The administrator may set vesting criteria based upon the achievement of divisional or company-wide, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the administrator in its discretion. An RSU may be settled by cash, delivery of shares, or a combination thereof. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, RSUs that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Share Awards.
Restricted share awards are grants of shares of our Common Stock that vest in accordance with the terms and conditions established by the administrator. Our 2021 Long-Term Plan also permits the administrator to award shares which are fully vested to eligible service providers. Such share awards may be granted with or without the requirement for payment of cash or other consideration. The administrator will determine the terms and conditions of restricted share awards, including vesting and forfeiture terms. Participants holding restricted shares generally will have voting rights with respect to such shares upon grant without regard to vesting. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
DSUs.
The administrator may grant DSUs to eligible persons and may also permit members of our Board or highly compensated employees to elect to forego the receipt of cash or other compensation (including shares deliverable upon the vesting of RSUs) to have us credit DSUs (to an internal 2021 Long-Term Plan account) with a fair market value of the shares or other compensation which is deferred, and may also grant DSUs to eligible service providers which are not related to a deferral of compensation. Unless otherwise provided in an award agreement, DSUs will be fully vested and will be paid to the participant (in the form of one share of our Common Stock for each DSU) in five substantially equal annual installments at the end of each of the five calendar years after the date that the participant terminates service with us and our affiliates. However, if permitted by the administrator, the DSU will be settled at such time or times elected by a participant in his or her DSU election form.
Dividend Equivalents.
The administrator may grant dividend equivalent awards to participants who have awards pursuant to the 2021 Long-Term Plan (other than options and share appreciation rights) which give the holders thereof the right to receive payments equivalent to cash dividends declared during the term of the dividend equivalent right with respect to the number of shares subject to such award and will be subject to such terms and conditions as determined by the administrator.
Non-Transferability
of Awards.
Unless the administrator provides otherwise, awards granted under the 2021 Long-Term Plan will not be transferable except by will or the laws of descent and distribution. To the extent that the administrator provides in the award agreement, an NSO, a share appreciation right (which is settled in shares) or restricted shares may be transferred to an immediate family member, a trust or other entity in which the award will be passed to the participant’s beneficiaries or by gift to a charitable institution. In addition, to the extent permitted in the award agreement, an option (both ISOs and NSOs), a share appreciation right (which is settled in shares) or restricted shares may transferred pursuant to a domestic relations order.
Changes to Capital Structure.
In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of shares of our Common Stock, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued shares of our Common Stock effected without receipt or payment of consideration by us, appropriate adjustments will be made to: (i) the class and maximum number of shares reserved for issuance under our 2021 Long-Term Plan; (ii) the class and maximum number of shares by which the share reserve may increase automatically each year; (iii) the class and maximum number of shares that may be issued on the exercise of ISOs; and (iv) the class and number of shares and exercise price, if applicable, of all outstanding awards granted under our 2021 Long-Term Plan.
Change in Control.
In the event of a change in control (as defined in our 2021 Long-Term Plan), subject to the terms of a participant’s award agreement or other employment-related agreement with us or one of our affiliates, any awards outstanding under our 2021 Long-Term Plan may be assumed or substituted for by any surviving or acquiring entity (or its parent or subsidiary). Instead of having outstanding awards assumed or substituted for, the administrator may, without obtaining the consent of any participant, take one or more of the following actions with respect to the outstanding awards (i) accelerate the vesting of some or all of the shares subject to the awards, (ii) provide for the payment of cash or other consideration to participants in exchange for the cancellation of the outstanding awards (based on the fair market value, on the date of the change in control, of the award being cancelled), (iii) terminate all or some of the awards upon the consummation of the change in control without payment of any consideration, or (iv) make such other modifications, adjustments or amendments to the outstanding awards or the 2021 Long-Term Plan as the administrator deems necessary or appropriate.
Plan
 Amendment or Termination
. Our Board has the authority to amend or terminate our 2021 Long-Term Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. We will also obtain the approval of our stockholders for amendments, including an amendment to increase the total number of shares issuable under our 2021 Long-Term Plan, to the extent required by applicable law and listing requirements. No ISOs may be granted after the tenth anniversary of the date that our Board adopts our 2021 Long-Term Plan. No awards may be granted under our 2021 Long-Term Plan while it is suspended or after it is terminated.
Recoupment.
Unless otherwise provided in an award agreement, awards granted under the 2021 Long-Term Plan are subject to recoupment (or the administrator may require the termination or rescission of, or the recapture of proceeds related to, any award) if (i) the grant, vesting or payment of an award was based on an achievement of a financial result that was subsequently the subject of a material financial restatement, (ii) the participant either benefitted from a calculation that later proves to be materially inaccurate or engaged in fraud or misconduct that partially caused the need for a material financial restatement, (iii) a lower granting, vesting or payment of an award would have occurred based on the foregoing items (i) or (ii), or (iv) as required by applicable law or listing requirements. In general, this means that the administrator may, to the extent permitted by applicable law, require reimbursement or forfeiture to us of the value of the awards granted under the 2021 Long-Term Plan (whether cash-based or equity-based) to such participant received, to the extent that such value exceeds what the participant would have received based on an applicable restated performance measure or target. We will recoup such compensation to the extent required under the applicable rules, regulations and listing standards. In addition, awards granted pursuant to the 2021 Long-Term Plan and shares issued pursuant to such awards are subject to termination, rescission or recapture in the event that the participant materially violated an agreement with us or one of our affiliates, solicited any non-administrative
employee to terminate his or her employment with us or one of our affiliates during the participant’s service with us or within six months after termination of the participant’s service with us, or the participant engaged in activities which were competitive or materially prejudicial to us during his or her service with us.
Employee Stock Purchase Plan
Purpose
. The 2021 ESPP became effective immediately prior to and contingent upon the closing of the Business Combination and its purpose is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The 2021 ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our Common Stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code (the “423 Component”) and accordingly, it will be construed in a manner that is consistent with the requirements of Section 423 of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment (the
“Non-423
Component”) in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws and except as otherwise provided in the 2021 ESPP or determined by our Board, it will operate and be administered in the same manner as the 423 Component.
Share Reserve.
The 2021 ESPP authorizes the issuance of 2,026,328 shares of our Common Stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our Common Stock that will be reserved for issuance will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2022 and ending on (and including) January 1, 2031, by the lesser of (i) 1% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, (ii) 1,013,164 shares of our Common Stock, or (iii) such smaller number of shares of our Common Stock as is determined by our Board. However, before the date of any such increase, our Board may determine that that there will be no annual increase or that such increase will be less than the amount set forth in the preceding sentence.
Administration.
Our Board will administer the 2021 ESPP and may delegate its authority to administer the 2021 ESPP to a committee of one or more members of our Board.
Offerings.
The 2021 ESPP will be implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our Common Stock on specified dates during such offerings. Under the 2021 ESPP, our Board will be permitted to specify offerings with durations of not more than 27 months consisting of one or more purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Common Stock will be purchased for employees participating in the offering.
Eligibility. G
enerally, purchase rights may only be granted to employees, including executive officers, employed by us (or by any of our affiliates designated by our Board) on the first day of an offering if such employee has been employed by us or by one of our designated affiliates for such continuous period preceding such date (not to exceed two years) as our Board may require. Our Board may (unless prohibited by applicable law) require that employees have to satisfy one or both of the following service requirements with respect to the 423 Component: (i) being customarily employed for more than 20 hours per week; or (ii) being customarily employed for more than five months per calendar year. No employee will be eligible for the grant of any purchase rights under the 2021 ESPP if immediately after such rights are granted, such employee owns stock possessing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock (or the stock of any parent or subsidiary corporation) determined in accordance with the rules of Section 424(d) of the Code. As specified by Section 423(b)(8) of the Code, no employee will be permitted to purchase shares under the 2021 ESPP at a rate in excess of $25,000 worth of our Common Stock (based on the fair market value per share of our Common Stock on the date that the purchase right is granted) for each calendar year such purchase right is outstanding.
Purchase Rights; Purchase Price.
On the first day of each offering, each eligible employee will be granted a purchase right to purchase up to that number of shares purchasable either with a percentage or with a maximum dollar amount, as designated by our Board, which will not exceed 15% of his or her cash compensation, including, without limitation, regular and recurring straight time gross earnings, payments for overtime and shift premium, as well as cash payments for incentive compensation, bonuses and other similar compensation (unless otherwise specified by the administrator on a uniform and nondiscriminatory basis prior to the commencement of a specified offering). Each eligible employee may purchase of up to 4,500 shares of our Common Stock on each purchase date in an offering (or such lesser number of shares determined by our Board prior to the start of the offering). Our Board may also specify (i) a maximum number of shares that may be purchased by any participant on any purchase date during an offering, (ii) a maximum aggregate number of shares that may be purchased by all participants in an offering and/or (iii) a maximum aggregate number of shares that may be purchased by all participants on any purchase date under an offering. If the aggregate number of shares issuable upon exercise of purchase rights would exceed any such maximum aggregate number, then, in the absence of any action by our Board otherwise, a pro rata allocation of the shares available, based on each participant’s accumulated contributions, will be made in as nearly a uniform manner as will be practicable and equitable.
The purchase price of shares acquired pursuant to purchase rights will not be less than the lesser of (i) 85% of the fair market value of a share of our Common Stock on the first day of an offering; or (ii) 85% of the fair market value of a share of our Common Stock on the date of purchase.
Participation; Withdrawal; Termination.
An eligible employee may elect to participate in an offering and authorize payroll deductions as the means of making contributions by completing and delivering to us or our designee, within the time specified in the offering, an enrollment form provided by us or our designee. If permitted in the offering, a participant may thereafter reduce (including to zero) or increase his or her contributions.
A participant may cease making contributions and withdraw from the offering by delivering to us or our designee a withdrawal form provided us prior to any deadline before a purchase date that we may impose. Upon such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions.
Purchase rights will terminate immediately if the participant either (i) is no longer an employee for any reason or for no reason (subject to any post-employment participation period required by applicable law) or (ii) is otherwise no longer eligible to participate. We will distribute the individual’s accumulated but unused contributions as soon as practicable to such individual.
Purchase of Shares.
On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares, up to the maximum number of shares permitted by the 2021 ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise provided in the offering, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares on the final purchase date of an offering, then such remaining amount will not roll over to the next offering and will instead be distributed in full to such participant after the final purchase date of such offering without interest (unless otherwise required by applicable law).
Changes to Capital Structure.
The 2021 ESPP provides that in the event of a change in our capital structure through actions such as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, our Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares subject to the 2021 ESPP; (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year; (iii) the class(es) and number of shares subject to, and purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of shares that are subject to purchase limits under each ongoing offering.
Corporate Transactions.
The 2021 ESPP provides that in the event of a corporate transaction (as defined in our 2021 ESPP), any then-outstanding rights to purchase our Common Stock under the 2021 ESPP may be assumed, continued, or substituted for by any surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then (i) the participants’ accumulated payroll contributions will be used to purchase shares of our Common Stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase, or (ii) our Board, in its discretion, may terminate outstanding offerings and purchase rights and refund the participants’ accumulated contributions.
Transferability.
During a participant’s lifetime, purchase rights will be exercisable only by a participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if permitted by us, by a beneficiary designation.
Amendment, Suspension or Termination.
Our Board has the authority to amend, suspend or terminate the 2021 ESPP, except in certain circumstances such amendment, suspension or termination may not materially impair any outstanding purchase rights without the holder’s consent. Stockholder approval is required for any amendment to the 2021 ESPP if such approval is required by applicable law or listing requirements

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2019 to which we or Legacy AdTheorent have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “
Executive Compensation
.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Stockholders’ Agreement
In connection with the Closing of the Business Combination, on the Closing Date we entered into that certain Stockholders’ Agreement (the “Stockholders’ Agreement”) with H.I.G. Growth—AdTheorent, LLC, a Delaware limited liability company (“H.I.G.”), MCAP Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), and certain Legacy AdTheorent members (the “Stockholders”) pursuant to which, among other things, the Company agreed to take all necessary action to ensure that (i) the Board will consist of nine members and (ii) the following persons shall be nominated for election to the Board at each annual or special meeting of the stockholders of the Company at which elections to the Board will be held:

•
three (3) independent directors, which individuals shall initially be Messrs. Kiarie, Tatta and Uddin (collectively, the “Independent Directors”) and shall thereafter be nominated by the Board (or any duly authorized committee thereof in accordance with the Charter, Bylaws, or other corporate governance documents of the Company); provided, that at least one of the Independent Directors must qualify as an “audit committee financial expert” within the meaning of U.S. Securities and Exchange Commission Regulation
S-K;

•
four (4) director nominees nominated by H.I.G., for so long as H.I.G. beneficially owns 20% or more of our Common Stock of the Company three (3) directors nominated by H.I.G., for so long as H.I.G. Beneficially Owns 15% or more (but less than 20%) of the outstanding shares of Common Stock of the Company, two (2) directors nominated by H.I.G., for so long as H.I.G. Beneficially Owns 10% or more (but less than 15%) of the outstanding shares of Common Stock of the Company, and one (1) director nominated by H.I.G., for so long as H.I.G. beneficially owns 5% or more (but less than 10%) of the outstanding shares of Common Stock of the Company;

•	one (1) director nominated by the Sponsor for so long as the Sponsor and its affiliates beneficially own 1% or more of the outstanding shares of Common Stock of the Company; and

•	one (1) director who shall be the individual serving as the Chief Executive Officer of the Company (the “CEO Director”), which individual shall initially be James Lawson.
Amended and Restated Registration Rights Agreement
In connection with the Closing of the Business Combination, on the Closing Date we entered into an amended and restated registration rights agreement (the
“Registration Rights Agreement”
) with certain MCAP stockholders (including the Sponsor) and certain Legacy AdTheorent members (such stockholders, the
“Holders”
), pursuant to which, among other things, the Holders are entitled to certain registration rights in respect of the registrable securities under the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Member Support Agreement
In connection with the execution of the Business Combination Agreement, MCAP, Legacy AdTheorent and certain Legacy AdTheorent members, who held a majority of Legacy AdTheorent’s membership interests,

entered into a Member Support Agreement
,
pursuant to which, among other things, the Legacy AdTheorent members agreed to vote in favor of the Business Combination Agreement, the Business Combination, and the other transactions contemplated by the Business Combination Agreement (“Transactions”) at a meeting of Legacy AdTheorent members called to approve the Business Combination Agreement, the Business Combination, and Transactions (or to act by written consent approving the Business Combination Agreement, the Business Combination, and Transactions).
Indemnity Agreements
In connection with the Closing of the Business Combination, we entered into indemnity agreements (each, an “Indemnity Agreement”) with each of our directors and executive officers. These Indemnity Agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.
MCAP Related Person Transactions
Founder Shares
In December 2020, MCAP issued an aggregate of 7,187,500 Founder Shares to the Sponsor, which is controlled by Theodore L. Koenig, for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. On February 25, 2021, MCAP effected a stock dividend, resulting in an aggregate 7,906,250 Founder Shares. The Founder Shares, after giving effect to the stock dividend, included an aggregate of up to 1,031,250 shares of MCAP common stock subject to forfeiture if the over-allotment option with respect to MCAP’s initial public offering was not exercised by the underwriters in full. In connection with the underwriters’ full exercise of their over-allotment option in March 2021, the 1,031,250 MCAP shares were no longer subject to forfeiture. Such MCAP shares had an aggregate market value of approximately $78.6 million based on the last sale price of $9.94 per share on Nasdaq on December 1, 2021.
In connection with the Business Combination, the Sponsor agreed not to transfer, assign or sell its Founder Shares until the earlier of (i) one year after the date of the consummation of the initial business combination or (ii) the date on which the closing price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-
trading day period commencing after the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, the date the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.
Private Warrants
The Sponsor purchased an aggregate of 5,983,333 Private Warrants, each exercisable for one share of MCAP common stock at $11.50 per share, for a purchase price of $8,975,000, or $1.50 per warrant. Such warrants had an aggregate market value of approximately $6.9 million based on the last sale price of $1.16 per warrant on Nasdaq on December 1, 2021. MCAP’s charter required MCAP to complete an initial business combination prior to March 2, 2023 (unless MCAP submits and its stockholders approve an extension of such date). Per the terms of the Business Combination Agreement, the Sponsor forfeited 551,096 Private Placement Warrants.
In December 2020, MCAP issued an unsecured promissory note to the Sponsor, pursuant to which MCAP could borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of MCAP’s initial public offering. This loan was non-interest
bearing, unsecured and due at the earlier of June 30,

2021 or the closing of MCAP’s initial public offering. The loan would be repaid upon the closing of MCAP’s initial public offering out of the offering proceeds not held in the trust account. On March 2, 2021, the $250,000 outstanding under the promissory note was repaid.
Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, MCAP entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and MCAP agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 12,150,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $121.50 million.
The shares issued to the PIPE Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder.
Additional Related Party Transactions
Other than as described above, no compensation of any kind has been paid by MCAP, Legacy AdTheorent or the Company to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals have been or will be reimbursed for any out-of-pocket expenses
incurred in connection with activities on MCAP’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The audit committee has reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates.
All ongoing and future transactions between the Company and any of its officers and directors or their respective affiliates will be on terms believed by the Company to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to the Company than those that would be available to the Company with respect to such a transaction from unaffiliated third parties.
Monroe Capital LLC
In addition, the Sponsor, its manager, certain of its members, and certain of MCAP’s officers and directors are affiliated with Monroe Capital LLC. Affiliates of Monroe Capital LLC own approximately 11.2% of the fully diluted equity of AdTheorent and had issued debt to AdTheorent with outstanding principal amount of approximately $24.4 million as of September 30, 2021, which debt was fully repaid by us in December 2021 as a condition to the closing of the Business Combination.
Legacy AdTheorent Related Person Transactions
Lock-up
Agreement
Certain Legacy AdTheorent members that received shares of our Common Stock in the Business Combination have entered into a
Lock-Up
Agreement with Company, pursuant to which such members have agreed that, from the Closing Date until the 180th day after the Closing Date, they will not (subject to certain exceptions) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock (including the shares of Common Stock issued or issuable upon the exercise of any other in connection with the transactions contemplated by the Business Combination Agreement).

Employment Agreements and Other Transactions with Executive Officers
Prior to the consummation of the Business Combination, Legacy AdTheorent had entered into employment agreements and offer letter agreements with certain of its executive officers and reimburses affiliates for reasonable travel related expenses incurred while conducting business on behalf of Legacy AdTheorent. See the section entitled
“Executive Compensation—Narrative Disclosure to Summary Compensation Table
.
Related Person Transactions Policy Following the Business Combination
Our Board has adopted a written Policy and Procedures With Respect to Related Person Transactions that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to the Company as an employee, consultant or director will not be considered related person transactions under this policy. A “related person” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Company’s voting securities, information regarding the proposed related person transaction must be presented to the Company’s audit committee for review.
The Company’s audit committee will approve only those transactions that it determines are in the best interests of the Company and its stockholders.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of December 22, 2021, after giving effect to the Closing, by:

•	Each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock;

•	each executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on approximately 85,743,994 shares of Common Stock issued and outstanding as of the Closing Date, after giving effect to the Closing.
Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

	Number of Shares of Common Stock	%
Name and Address of Beneficial Owner (1)
Directors and Executive Officers
James Lawson (2)	2,667,340	3.1
Charles Jordan (3)	250,953	*
John Black (4)	34,064,174	39.7
Richard Boghosian (4)	34,064,174	39.7
Eric Tencer (4)	34,064,174	39.7
Danielle Qi (4)	34,064,174	39.7
Zia Uddin (5)	—	—
Ben Tatta	—	—
Vineet Mehra	—	—
Kihara Kiarie	—	—
All directors and executive officers as a group (10 individuals) (6)	2,918,293	3.4
Five Percent Holders:
MCAP Acquisition, LLC (7)	7,873,250	9.2
Theodore L. Koenig (8)	11,598,104	13.5
H.I.G. Growth—AdTheorent, LLC (9)	34,064,174	39.7

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following individuals is 330 Hudson Street, 13th Floor, New York, New York 10013.
(2)	Includes 1,648,301 shares subject to options exercisable within 60 days of December 22, 2021 (1,530,076 of which are fully vested and 118,225 of which will vest within 60 days of December 22, 2021).
(3)	Includes 250,953 shares subject to options exercisable within 60 days of December 22, 2021 (228,157 of which are fully vested and 22,796 of which will vest within 60 days of December 22, 2021).
(4)
H.I.G. Growth—AdTheorent, LLC is the record holder of the shares reported herein. Messrs. Black, Boghosian and Tencer and Ms. Qi, as members of our Board, indirect members of H.I.G. Growth—AdTheorent, LLC and agents of entities affiliated with H.I.G. Growth—AdTheorent, LLC, may be deemed to share voting and investment power with regard to the shares held directly by H.I.G. Growth—AdTheorent, LLC, but disclaim beneficial ownership in the securities, except to the extent of any pecuniary interest in such securities. H.I.G. Growth—AdTheorent, LLC is located at 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.
(5)
Mr. Uddin holds economic interests in MCAP Acquisition, LLC and pecuniary interests in certain of the securities held by MCAP Acquisition, LLC. Mr. Uddin disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(6)
Excludes 34,064,174 shares held by H.I.G. Growth—AdTheorent LLC, which may be deemed to be beneficially owned by Messrs. Black, Boghosian and Tencer and Ms. Qi (see related discussion in note (4) above).

(7)
Includes 7,873,250 shares held by MCAP Acquisition, LLC. Mr. Koenig may be deemed to beneficially own shares held by MCAP Acquisition, LLC by virtue of his control over Monroe Capital Management Advisors, LLC, the manager of MCAP, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of MCAP Acquisition, LLC is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

(8)
Interests include 7,873,250 shares held by MCAP, 500,000 shares acquired by funds (“Monroe Funds”) managed by Monroe Capital, LLC and/or its affiliates (“Monroe”) in their capacities as PIPE Investors, 1,720,413 shares issued to Monroe Funds as consideration in connection with the Business Combination and 1,504,441 shares acquired by Monroe Funds according to Forms 4 filed on December 10, 2021, December 13, 2021, December 14, 2021, December 15, 2021, December 16, 2021, December 20, 2021, December 21, 2021 (two filings), and December 23, 2021. Mr. Koenig may be deemed to beneficially own (i) shares held by the Sponsor by virtue of his control over Monroe Capital Management Advisors, LLC, the manager of the Sponsor, and (ii) shares acquired by Monroe Funds by virtue of his position as Chief Executive Officer of Monroe, but Mr. Koenig disclaims beneficial ownership of such shares held by the Sponsor and the Monroe Funds, except to the extent of any pecuniary interest therein. Mr. Koenig’s address is c/o Monroe Capital, LLC, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

(9)
Includes 34,064,174 shares held by H.I.G. Growth—AdTheorent, LLC. H.I.G.-GPII, Inc. is the sole managing member of H.I.G. Growth—AdTheorent, LLC, and has sole voting and dispositive power with respect to the shares held by H.I.G. Growth—AdTheorent, LLC. Sami Mnaymneh and Anthony Tamer, the directors of H.I.G.-GPII, Inc., have shared voting and dispositive power with respect to the shares held by H.I.G. Growth—AdTheorent, LLC. Messrs. Mnaymneh and Tamer may be deemed to be indirect beneficial owners of the reported securities, but disclaim beneficial ownership in the securities, except to the extent of any pecuniary interest in such securities. The address of H.I.G. Growth—AdTheorent, LLC is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.

SELLING SECURITY HOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 76,713,193 shares of Common Stock (including 7,906,250 shares exchanged for Founder Shares, 12,150,000 shares issued in the PIPE financing, 5,432,237 shares that may be issued upon exercise of the Private Warrants, 1,720,413 shares issued as consideration in connection with the Business Combination to Monroe, 1,504,441 additional shares held by Monroe, 34,064,174 shares held by H.I.G. Growth—AdTheorent, LLC and 13,935,678 shares held by or underlying equity awards held by other affiliates of the Company) and 5,432,237 Private Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or warrants after the date of this prospectus.
Pursuant to the Registration Rights Agreement, the Subscription Agreements and the Warrant Agreement, we agreed to file a registration statement with the SEC for the purpose of registering for resale (i) the Private Warrants (and the shares of Common Stock that may be issued upon exercise of the Private Warrants), (ii) the shares of our Common Stock issued to the Selling Securityholders pursuant to the Subscription Agreements and the Business Combination Agreement and (iii) the shares of our Common Stock issued upon the conversion of the Founder Shares. A description of our relationships with certain of the Selling Securityholders and their affiliates is set forth in
“Certain Relationships and Related Person Transactions.”
Certain Legacy AdTheorent equity holders that received shares of our Common Stock in the Business Combination have entered into a
Lock-Up
Agreement with the Company, pursuant to which such stockholders have agreed that, from the Closing Date until the 180th day after the Closing Date, they will not (subject to certain exceptions) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company received in connection with the transaction contemplated by the Business Combination Agreement. The initial purchasers of the Private Warrants and the Sponsor have also entered into lock-up
agreements with respect to the Private Warrants, including the Common Stock issuable upon exercise of the Private Warrants, and the shares of Common Stock issued upon conversion of the Founder Shares, respectively. Additional information about these lock-up
agreements is set forth in
“Certain Relationships and Related Person Transactions.”
Other Selling Securityholders, including the subscribers that purchased the PIPE Shares, will be able to sell their shares of our Common Stock immediately after the registration statement of which this prospectus is a part is declared effective by the SEC.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock or Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of December 22, 2021 concerning the Common Stock and Private Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. See
“Plan of Distribution.”
For the purposes of this following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. The percentage ownership of voting securities in the following table is based on 85,743,994 shares of our Common Stock issued and outstanding as of December 22, 2021.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 330 Hudson Street, 13th Floor, New York, New York 10013.

Selling Securityholders
Selling Securityholder (1)	Shares of Common Stock Beneficially Owned Prior to Offering		Private Warrants Beneficially Owned Prior to Offering		Shares of Common Stock Offered		Private Warrants Offered		Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
MCAP Acquisition, LLC (1)	7,873,250	(2)	5,432,237	(3)	13,305,487	(2)	5,432,237	(3)	—	—	—	—
Thomas Allison (4)	11,000		—		11,000		—		—	—	—	—
John Chrystal (5)	11,000		—		11,000		—		—	—	—	—
Roger Schoenfeld (6)	11,000		—		11,000		—		—	—	—	—
Loop Capital Markets LLC (7)	100,000		—		100,000		—		—	—	—	—
Corbin ERISA Opportunity Fund, Ltd. (8)	507,375		—		507,375		—		—	—	—	—
Corbin Opportunity Fund, L.P. (9)	222,750		—		222,750		—		—	—	—	—
Pinehurst Partners, L.P. (10)	507,375		—		507,375		—		—	—	—	—
CAZ PEA2 MCAC Aggregator, LP (11)	812,500		—		812,500		—		—	—	—	—
Palantir Technologies Inc. (12)	1,500,000		—		1,500,000		—		—	—	—	—
KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trust No. 175-1) (13)	4,000,000		—		4,000,000		—		—	—	—	—
KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trust No. 175-2) (14)	4,000,000		—		4,000,000		—		—	—	—	—
Monroe Capital Opportunistic Private Credit Master Fund SCSp (15)	200,445		—		200,445		—		—	—	—	—
Monroe Capital Private Credit Fund 559 LP (16)	200,445		—		200,445		—		—	—	—	—
Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp (17)	200,445		—		200,445		—		—	—	—	—
Monroe Private Credit Fund A LP (18)	1,156,499		—		1,156,499		—		—	—	—	—
Monroe Capital Private Credit Master Fund IV SCSp (19)	601,331		—		601,331		—		—	—	—	—
Anthony Iacovone	5,813,255		—		5,813,255		—		—	—	—	—
Charles L. Jordan	250,953		—		268,864	(20)	—		—	—	—	—
James Andrew Lawson	2,667,340		—		3,059,028	(21)	—		—	—	—	—
H.I.G. Growth— AdTheorent, LLC	34,064,174		—		34,064,174		—		—	—	—	—
Joshua David Walsh (22)	2,301,106		—		2,301,106		—		—	—	—	—
Scott Russo (23)	1,922,784		—		1,922,784		—		—	—	—	—
Bill Todd	505,255	(24)			570,641	(25)

Selling Securityholders
Selling Securityholder (1)	Shares of Common Stock Beneficially Owned Prior to Offering	Private Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Private Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Monroe Capital Corporation (26)	177,362	—	177,362	—	—	—	—	—
Monroe Capital Partners Fund LP (27)	248,307	—	248,307	—	—	—	—	—
Monroe Capital Private Credit Fund I LP (28)	601,163	—	601,163	—	—	—	—	—
Monroe Capital Private Credit Fund II (Unleveraged) LP (29)	65,301	—	65,301	—	—	—	—	—
Monroe Capital Private Credit Fund II LP (30)	198,610	—	198,610	—	—	—	—	—
Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP (31)	74,946		74,946

*	Less than one percent
(1)
The address of MCAP Acquisition, LLC is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. The manager of the Sponsor is Monroe Capital Management Advisors, LLC (“MCMA”). Theodore L. Koenig is the Chief Executive Officer of MCMA and may be deemed to beneficially own shares held by the Sponsor by virtue of his control over MCMA. Mr. Koenig disclaims beneficial ownership of the securities held by the Sponsor other than to the extent of his pecuniary interest in such securities.

(2)
Includes 7,873,250 shares of Common Stock exchanged in the Business Combination for Class B common stock issued by MCAP Acquisition Corporation to the Sponsor in a private placement prior to MCAP Acquisition Corporation’s initial public offering. These shares are subject to a contractual lock-up pursuant to a letter agreement as of February 25, 2021. Subject to certain limited exceptions, such securities cannot be transferred for one year following the Business Combination; provided that the lock-up will terminate if the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Business Combination. Also, includes 5,432,237 shares of Common Stock underlying the 5,432,237 Private Warrants. See related discussion in note 3 below.

(3)
Includes 5,432,237 Private Warrants. These Warrants and the shares of Common Stock underlying the Warrants are subject to a contractual lock-up
pursuant to a letter agreement dated February 25, 2021. Subject to certain limited exceptions, such Warrants and the shares underlying such Warrants cannot be transferred for 30 days following the Business Combination.

(4)	Mr. Allison served on the board of directors of MCAP Acquisition Corporation until the completion of the Business Combination on December 22, 2021.
(5)	Mr. Chrystal served on the board of directors of MCAP Acquisition Corporation until the completion of the Business Combination on December 22, 2021.
(6)	Mr. Schoenfeld served on the board of directors of MCAP Acquisition Corporation until the completion of the Business Combination on December 22, 2021.
(7)	The address of Loop Capital Markets LLC is 111 West Jackson Blvd., Chicago, Illinois 60604.
(8)	The address of Corbin ERISA Opportunity Fund, Ltd. is 590 Madison Ave, 31 st Floor, New York, New York 10022.
(9)	The address of Corbin Opportunity Fund, L.P. is 590 Madison Ave, 31 st Floor, New York, New York 10022.
(10)	The address of Pinehurst Partners, L.P. is 590 Madison Ave, 31 st Floor, New York, New York 10022.
(11)	The address of CAZ PEA2 MCAC Aggregator, LP is One Riverway, Suite 2000, Houston, Texas 77056.

(12)	The address of Palantir Technologies Inc. is 1555 Blake Street, Suite 250, Denver, Colorado 80202.
(13)	The address of KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trust No. 175-1) is 50, Yeouinaru-ro, Yeongdeungpo-gu, Seoul, Republic of Korea.
(14)	The address of KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trust No. 175-2) is 50, Yeouinaru-ro, Yeongdeungpo-gu, Seoul, Republic of Korea.
(15)
The address of Monroe Capital Opportunistic Private Credit Master Fund SCSp is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Opportunistic Private Credit Master Fund SCSp is managed by Monroe Capital LLC and/or its affiliates (“Monroe”). Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules
13d-3
and
16a-1
under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Opportunistic Private Credit Master Fund SCSp. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Opportunistic Private Credit Master Fund SCSp other than to the extent of his pecuniary interest in such securities. Includes 50,000 shares of Common Stock purchased in the PIPE financing and 150,445 shares of Common Stock purchased in open market transactions.

(16)
The address of Monroe Capital Private Credit Fund 559 LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund 559 LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules
13d-3
and
16a-1
under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund 559 LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund 559 LP other than to the extent of his pecuniary interest in such securities. Includes 50,000 shares of Common Stock purchased in the PIPE Financing and 150,445 shares of Common Stock purchased in open market transactions.

(17)
The address of Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules
13d-3
and
16a-1
under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp other than to the extent of his pecuniary interest in such securities. Includes 50,000 shares of Common Stock purchased in the PIPE Financing and 150,445 shares of Common Stock purchased in open market transactions.

(18)
The address of Monroe Private Credit Fund A LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Private Credit Fund A LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Private Credit Fund A LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Private Credit Fund A LP other than to the extent of his pecuniary interest in such securities. Includes 200,000 shares of Common Stock purchased in the PIPE Financing, 354,724 shares of Common Stock issued as consideration in connection with the Business Combination and 601,775 shares of Common Stock purchased in open market transactions.

(19)
The address of Monroe Capital Private Credit Master Fund IV SCSp is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Master Fund IV SCSp is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules
13d-3
and
16a-1
under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Master Fund IV SCSp. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Master Fund IV SCSp other than to the extent of his pecuniary interest in such securities. Includes 150,000 shares of Common Stock purchased in the PIPE financing and 451,331 shares of Common Stock purchased in open market transactions.

(20)	Includes 268,864 options to purchase shares of Common Stock, 250,953 of which are exercisable within 60 days of December 22, 2021.
(21)	Includes 1,766,525 options to purchase shares of Common Stock and 273,464 restricted interest units, 1,648,301 of which are exercisable within 60 days of December 22, 2021.
(22)	Includes 498,263 options to purchase shares of Common Stock, all of which are fully vested.
(23)	Includes 903,745 options to purchase shares of Common Stock, all of which are fully vested.
(24)	Represents 505,255 shares subject to options exercisable within 60 days of December 22, 2021 (493,367 of which were fully vested and 11,888 of which will vest within 60 days of December 22, 2021).
(25)	Includes 570,641 options to purchase shares of Common Stock, 505,255 of which are exercisable within 60 days of December 22, 2021.
(26)
The address of Monroe Capital Corporation is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Corporation is an affiliate of Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Corporation. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Corporation other than to the extent of his pecuniary interest in such securities. Represents 177,362 shares of Common Stock issued as consideration in connection with the Business Combination.

(27)
The address of Monroe Capital Partners Fund LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Partners Fund LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Partners Fund LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Partners Fund LP other than to the extent of his pecuniary interest in such securities. Represents 248,307 shares of Common Stock issued as consideration in connection with the Business Combination.

(28)
The address of Monroe Capital Private Credit Fund I LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund I LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund I LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund I LP other than to the extent of his pecuniary interest in such securities. Represents 601,163 shares of Common Stock issued as consideration in connection with the Business Combination.

(29)
The address of Monroe Capital Private Credit Fund II (Unleveraged) LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund II (Unleveraged) LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund II (Unleveraged) LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund II (Unleveraged) LP other than to the extent of his pecuniary interest in such securities. Represents 65,301 shares of Common Stock issued as consideration in connection with the Business Combination.

(30)
The address of Monroe Capital Private Credit Fund II LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund II LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund II LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund II LP other than to the extent of his pecuniary interest in such securities. Represents 198,610 shares of Common Stock issued as consideration in connection with the Business Combination.

(31)	The address of Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund II-O (Unleveraged

Offshore) LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP other than to the extent of his pecuniary interest in such securities. Represents 74,946 shares of Common Stock issued as consideration in connection with the Business Combination.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 15,973,904 shares of Common Stock, which consists of (i) up to 10,541,667 shares of Common Stock that are issuable by us upon the exercise of the Public Warrants and (ii) up to 5,432,237 shares of Common Stock that are issuable by us upon the exercise of the Private Warrants. We are also registering for resale by the Selling Securityholders from time to time of (i) up to 76,713,193 shares of Common Stock, comprised of (a) 7,906,250 shares of Common Stock held by the Sponsor and its affiliates, (b) 12,150,000 shares of Common Stock issued to PIPE Investors that participated in the PIPE Financing, (c) up to 5,432,237 shares of Common Stock that are issuable upon the exercise of the Private Warrants by the holders thereof, (d) 3,224,854 additional shares of Common Stock held by entities affiliated with Monroe Capital, (e) 34,064,174 shares held by H.I.G. Growth—AdTheorent, LLC and (f) 13,935,678 shares of Common Stock held by or underlying equity awards held by affiliates of the Company.
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.
The shares of Common Stock and the Private Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.
The Selling Securityholders may sell their shares and warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to
Rule 10b5-1
under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of common stock, such Selling Securityholder may transfer shares of common stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required, the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and warrants are currently listed on Nasdaq under the symbols “ADTH” and “ADTHW,” respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (
e.g.
, financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations,
taxpayers that
have elected mark-to-market accounting,
S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (
e.g.
, estate or gift tax), any state,
local, or non-U.S. tax considerations,
or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Common Stock and Warrants for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to, any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A
“Non-U.S. Holder”
is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE,
LOCAL AND NON-U.S. INCOME, ESTATE,
AND OTHER TAX CONSIDERATIONS.

U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “
U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder
will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate
holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate
U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Common Stock received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock generally would include the holding period of the Warrant.
It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “
U.S. Holders—Possible Constructive Distributions
”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.
A redemption of Warrants for Common Stock described in this prospectus under “
Description of Securities—Warrants
” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate initial tax basis in the shares of Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Common Stock.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “
Description of Securities—Warrants
.” An adjustment which has the effect

of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “
U.S. Holders—Taxation of Distributions
” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S.
Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a
Non-U.S.
Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
Non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E,
as applicable). In the case of any constructive dividend (as described below under “
Non-U.S.
Holders—Possible Constructive Distributions
”), it is possible that this tax would be withheld from any amount owed to a
Non-U.S.
Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
Non-U.S.
Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the
Non-U.S.
Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “
Non-U.S.
Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “
Non-U.S.
Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits
Dividends we pay to a
Non-U.S.
Holder that are effectively connected with such
Non-U.S.
Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the
Non-U.S.
Holder) will generally not be subject to U.S. withholding tax, provided such
Non-U.S.
Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form
W-8ECI).
Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the
Non-U.S.
Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant
The U.S. federal income tax treatment of a
Non-U.S.
Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “
U.S. Holders—Exercise of a Warrant
” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the
Non-U.S.
Holder would be the same as those described below in “
Non-U.S.
Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
.”
Redemption of Warrants for Common Stock
A redemption of Warrants for Common Stock described in this prospectus under “
Description of Securities—Warrants
” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate initial tax basis in the shares of Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly,
Non-U.S.
Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Common Stock.
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A
Non-U.S.
Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

•
the gain is effectively connected with the conduct of a trade or business by the
Non-U.S.
Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the
Non-U.S.
Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the
Non-U.S.
Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the
Non-U.S.
Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such
Non-U.S.
Holder’s holding period for the shares of our common stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the
Non-U.S.
Holder were a U.S. resident. Any gains described in the first bullet point above of a
Non-U.S.
Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax.
Non-U.S.
Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a
Non-U.S.
Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition.
Non-U.S.
Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “
Description of Securities—Warrants
.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a
Non-U.S.
Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A
Non-U.S.
Holder would be subject to U.S. federal income tax withholding as described above under “
Non-U.S.
Holders—Taxation of Distributions
” under that section in the same manner as if such
Non-U.S.
Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial
non-U.S.
entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Common Stock and Warrants. A
Non-U.S.
Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a
Non-U.S.
Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 350,000,000 shares of Common Stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of December 22, 2021, there were approximately 85,743,994 shares of Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any preferred stock designation, our holders of Common Stock possess all voting power for the election of our directors and all other matters submitted to a vote of our stockholders. Our holders have one vote in respect of each share of stock held by such holder on matters to be voted on by stockholders. Except as otherwise required by law, our holders of Common Stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation (including any preferred stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of our preferred stock if the holders of such affected series of our preferred stock are entitled to vote on such amendment pursuant to the Certificate of Incorporation (including any preferred stock designation) or pursuant to the DGCL.
Dividends
Subject to applicable law and the rights and preferences of any holders of any of our outstanding class or series of preferred stock, our holders of Common Stock are entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.
Liquidation, Dissolution and Winding Up
Upon our voluntary or involuntary liquidation, dissolution or winding up and after payment in full of our debts and other liabilities and payment to any holders of our preferred stock having liquidation preferences, if any, the holders of shares of our Common Stock are entitled to receive all our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of the Common Stock held by them.
Preemptive or Other Rights
Subject to the preferential rights of any other class or series of stock, all shares of our Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of our common stock have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of preferred stock that our Board may authorize and issue in the future.

Election of Directors
Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Preferred Stock
Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. Our Board may, without stockholder approval, issue the preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.
Warrants
As of September 30, 2021, there were 15,973,904 Warrants to purchase Common Stock outstanding, consisting of 10,541,667 Public Warrants and 5,432,237 Private Warrants held by the Sponsor. Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days from the Closing or March 2, 2023. The Warrants will expire on the fifth anniversary of the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We agreed that as soon as practicable, but in no event later than 20 business days after the Closing, we would use our reasonable best efforts to file, and within 60 business days after the Closing to have declared effective, a registration statement for registration under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants. We will use our reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is, at the time of any exercise of a Warrant, not listed on a national securities exchange, the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
We may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, (i) at any time after the Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of Warrants after the warrants become exercisable, and (iii) if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the notice of redemption to holders of Warrants.
The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the MCAP warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
We may call the Warrants for redemption, in whole and not in part, at a price of $0.10 per warrant, (i) at any time after the Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of Warrants after the warrants become exercisable, and (iii) if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the notice of redemption to holders of Warrants.
The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The “fair market value” of our Common Stock for the above purpose means the average last reported sale price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to holders of Warrants. This redemption feature differs from the typical warrant redemption features used in other blank check company offerings. We will provide holders of our Warrants with the final fair market value no later than one business day after the
10-
trading day period described above ends. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment).
The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.
As of December 31, 2021, 10,541,667 Public Warrants were outstanding and were exercisable for 10,541,667 shares of Common Stock.
In addition, if (x) we issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the MCAP Board, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any MCAP Class B common stock held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of MCAP’s initial business combination on the date of the consummation of its initial business combination (net of redemptions), and (z) the “market value” (as defined below) is below $9.20 per share, the exercise price of the MCAP warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the market value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of, (i) the market value or (ii) the Newly Issued Price. The “market value” for this purpose means the volume weighted average trading price of MCAP common stock during the 20 trading day period starting on the trading day prior to the day on which MCAP consummates its initial business combination.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.
The Private Warrants are identical to the Public Warrants except that the Private Warrants: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees. If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of such warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. The initial purchasers of the Private Warrants have agreed not to transfer, assign or sell any of the warrants, including the Common Stock issuable upon exercise of the Warrants (except to certain permitted transferees), until 30 days after the Closing.
As of December 31, 2021, 5,432,237 Private Warrants were outstanding and were exercisable for 5,432,237 shares of Common Stock.
Lock-Up
Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up
periods. See the section entitled “
Certain Relationships and Related Person Transactions
.”

Transfer Agent and Registrar
The transfer agent, Warrant Agent and registrar for our Common Stock and Warrants is Continental Stock Transfer & Trust Company.
Certain Anti-Takeover Provisions of Delaware Law
Classified Board of Directors
Our Certificate of Incorporation provides that our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third
of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Company common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder Action; Special Meetings of Stockholders
Our Certificate of Incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meeting of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. This restriction does not apply to actions taken by the holders of any series of our preferred stock to the extent expressly provided in the applicable preferred stock designation. Further, our Certificate of Incorporation provides that, subject to any special rights of the holders of our preferred stock, only the Board, the chairperson or the chief executive officer may call special meetings of stockholders, thus prohibiting a holder of common stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year
anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received (A) not earlier than the close of business on the 120th day prior to such annual meeting and (B) not later than the close of business on the later of (y) the 90th day prior to such annual meeting and (z) the 10 th
day following the day on which public announcement of the date of such meeting is first made by us. Our Bylaws specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors.

Amendment of Charter or Bylaws
Our Bylaws may be amended or repealed by our Board or by the affirmative vote of the holders of at least 66
2
⁄
3
% of the voting power of all of the shares of our capital stock entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least 66
2
⁄
3
% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the our Certificate of Incorporation.
Board Vacancies
Any vacancy on our Board may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to the Stockholders Agreement and any special rights of the holders of our preferred stock. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law, the Stockholders Agreement or our Bylaws, in the event of a vacancy in our Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled.
Exclusive Forum Selection
Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action brought by or on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders, (iii) any action arising under our Certificate of Incorporation, Bylaws or the DGCL or (iv) any action asserting a claim against us governed by the internal affairs doctrine. In addition, the Certificate of Incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the exclusive forum provisions in our Certificate of Incorporation.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.
Limitation on Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation provides that the our directors and officers will be indemnified and advanced expenses by the us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL.

Our Certificate of Incorporation also permits us to purchase and maintain insurance on behalf of any officer, director, employee or agent of us for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than
Form 8-K
reports; and

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Upon the Closing, the Company ceased to be a shell company.
When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Listing of Securities
Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “ADTH” and “ADTHW,” respectively.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Paul Hastings LLP.
EXPERTS
The financial statements of AdTheorent Holding Company, LLC as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, included in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, included herein, given on the authority of said firm as experts in auditing and accounting.
The financial statements of MCAP Acquisition Corporation as of December 31, 2020 and for the period from November 12, 2020 (inception) to December 31, 2020, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
CHANGE IN AUDITORS
On December 22, 2021, our board of directors approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. BDO served as the independent registered public accounting firm of Legacy AdTheorent prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), MCAP’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed and replaced by BDO as the Company’s independent registered public accounting firm.
The audit report of Marcum on MCAP’s financial statements as of December 31, 2020, and for the period from November 12, 2020 (date of inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.
During the period from November 12, 2020 (inception) through December 31, 2020, and the subsequent period through September 30, 2021, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation
S-K.
The Company has provided Marcum with a copy of the disclosures made by us in response to Item 304(a) of Regulation
S-K
under the Exchange Act (“Regulation
S-K”)
and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation
S-K
and, if not, stating the respects in which it does not agree.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at
 http://www.sec.gov
.
Our website address is
 www.adtheorent.com
. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on
Form 10-K;
our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on
Form 10-Q;
our Current Reports on
Form 8-K;
Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
MCAP ACQUISITION CORPORATION FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of December 31, 2020 and unaudited Condensed Balance Sheet as of September 30, 2021	F-2

Condensed Consolidated Statements of Income for the three months and nine months ended September 30, 2021 (unaudited)	F-3

Condensed Consolidated Statements of Changes in Stockholder’s Equity for the three and nine months ended September 30, 2021 (unaudited)	F-4

Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2021 (unaudited)	F-5

Notes to Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-23

Balance Sheet as of March 2, 2021	F-24

Notes to Financial Statements	F-25

Report of Independent Registered Public Accounting Firm	F-39

Balance Sheet as of December 31, 2020	F-40

Statement of Operations for the period from November 12, 2020 (date of inception) through December 31, 2020	F-41

Statements of Changes in Stockholder’s Equity for the period from November 12, 2020 (date of inception) through December 31, 2020	F-42

Statement of Cash Flows for the period from November 12, 2020 (date of inception) through December 31, 2020	F-43

Notes to Financial Statements	F-44

ADTHEORENT FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-53

Consolidated Balance Sheets as of December 31, 2020 and 2019 and unaudited Consolidated Balance Sheet as of September 30, 2021	F-54

Consolidated Statements of Operations for the years ended December 31, 2020 and 2019 and unaudited Consolidated Statement of Operations for the nine months ended September 30, 2021 and 2020	F-55

Consolidated Statements of Members’ Equity for the years ended December 31, 2020 and 2019 and unaudited Consolidated Statement of Members’ Equity for the nine months ended September 30, 2021	F-56

Unaudited Consolidated Statement of Members’ Equity for the period from January 1, 2020 to September 30, 2020	F-57

Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019 and unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and 2020	F-58

Notes to Consolidated Financial Statements	F-59

Financial Statement Schedules

Schedule I—Condensed Financial Information as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and 2019, and the accompanying notes.	F-90

PART I—FINANCIAL INFORMATION
Item 1.    Financial Statements
MCAP ACQUISITION CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets
Cash	$797,602	$25,000
Prepaid expenses	454,364	—

Total current assets	1,251,966	25,000
Deferred offering costs	—	146,634
Other assets	178,020	—
Cash and marketable securities held in Trust Account	316,270,386	—

Total assets	$317,700,372	$171,634

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$545,835	$65,584
Promissory note payable—related party	—	100,000

Total current liabilities	545,835	165,584
Warrant liability	23,591,000	—
Deferred underwriting fee payable	11,068,750	—

Total liabilities	35,205,585	165,584

Common Stock subject to possible redemption, 31,625,000 and 0 shares, at September 30, 2021 and December 31, 2020, respectively, at redemption value	316,270,386	—

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 0 and 0 issued and outstanding (excluding 31,625,000 and 0 shares subject to possible redemption), at September 30, 2021 and December 31, 2020, respectively	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,906,250 shares issued and outstanding (1)	791	791
Additional paid in capital	—	24,209
Accumulated deficit	(33,776,390)	(18,950)

Total Stockholders’ Equity	(33,775,599)	6,050

	$317,700,372	$171,634

(1)
The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 0.1 share of Class B common stock for each share of Class B common stock outstanding on February 25, 2021.

See accompanying notes to the condensed consolidated financial statements.

MCAP ACQUISITION CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021
Formation costs and other operating expenses	$504,323	$1,312,020

Loss from operations	(504,323)	(1,312,020)
Other Income (Loss):
Warrant issuance costs	—	(832,378)
Interest income	4,070	20,386
Change in fair value of warrant liability	(4,100,000)	(772,251)
Net loss	$(4,600,253)	$(2,896,263)

Weighted average shares outstanding of Class A redeemable common stock, basic and diluted	31,625,000	24,674,451
Basic and diluted net loss per share of Class A redeemable common stock	$(0.12)	$(0.09)
Weighted average shares outstanding of Class B non-redeemable common stock, basic and diluted	7,906,250	7,906,250
Basic and diluted net loss per share of Class B non-redeemable common stock	$(0.12)	$(0.09)
See accompanying notes to the condensed consolidated financial statements.

MCAP ACQUISITION CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance—December 31, 2020	—	$—	7,906,250	$791	$24,209	$(18,950)	$6,050
Sale of 31,625,000 Units, net of underwriter discount and offering costs	31,625,000	3,163	—	—	285,381,838	—	285,385,001
Common stock subject to redemption	(31,625,000)	(3,163)	—	—	(285,406,047)	(30,857,107)	(316,266,317)
Net income	—	—	—	—	—	1,703,990	1,703,990

Balance—June 30, 2021	—	—	7,906,250	791	—	(29,172,067)	(29,171,276)
Common stock subject to redemption	—	—	—	—	—	(4,070)	(4,070)
Net loss	—	—	—	—	—	(4,600,253)	(4,600,253)

Balance—September 30, 2021	—	$—	7,906,250	$791	$—	$(33,776,390)	$(33,775,599)

(1)
The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 0.1 share of Class B common stock for each share of Class B common stock outstanding on February 25, 2021.

See accompanying notes to the condensed consolidated financial statements.

MCAP ACQUISITION CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(Unaudited)

Cash flow from operating activities:
Net loss	$(2,896,263)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned in Trust Account	(20,386)
Change in fair value of warrant liability	772,251
Transaction costs allocable to warrant liability	832,378
Changes in operating assets and liabilities:
Prepaid expenses	(632,384)
Accounts payable and accrued expenses	530,385

Net cash used in operating activities	(1,414,019)

Cash flows from investing activities:
Investment of cash in Trust Account	(316,250,000)

Net cash used in financing activities	(316,250,000)

Cash flows from financing activities:
Proceeds from sale of Units, net of underwriting discounts paid	309,925,000
Proceeds from promissory note—related party	150,000
Proceeds from sale of Private Placement Warrants	8,975,000
Repayment of promissory note—related party	(250,000)
Payments of deferred offering costs	(363,379)

Net cash provided by financing activities	318,436,621

Net change in cash	772,602
Cash at the beginning of the period	25,000

Cash at the end of the period	$797,602

Non-Cash investing and financing activities:
Initial classification of Class A common stock shares subject to possible redemption	$302,376,840
Change in value of class A common stock shares subject to possible redemption	4,070
Deferred underwriting fee payable	11,068,750
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	22,818,749
See accompanying notes to the condensed consolidated financial statements.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 1—Description of Organization and Business Operations
MCAP Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on November 12, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
The accompanying condensed consolidated financial statements includes the Company and its wholly owned subsidiaries GRNT Merger Sub 1 LLC, GRNT Merger Sub 2 LLC, GRNT Merger Sub 3 LLC, and GRNT Merger Sub 4 LLC.
As of September 30, 2021, the Company had not yet commenced any operations. All activity for the period November 12, 2020 (inception) through September 30, 2021 relates to the Company’s formation, initial public offering (the “Initial Public Offering”) and search to effectuate a Business Combination. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, the Company consummated the Initial Public Offering of 31,625,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units offered, the “Public Shares”), generating gross proceeds of $316,250,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,983,333 private placement warrants (the “Private Placement Warrants”) at a price of $1.50 per warrant in a private placement to MCAP Acquisition, LLC (the “Sponsor”), generating gross proceeds of $8,975,000, which is described in Note 4.
Following the closing of the Initial Public Offering on March 2, 2021, an amount of $316,250,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of
Rule 2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.
Transaction costs of the Initial Public Offering amounted to $17,853,629 consisting of $6,325,000 of underwriting fees, $11,068,750 of deferred underwriting fees (see Note 6) and $459,879 of other costs.
Following the closing of the Initial Public Offering $2,431,242 of cash was held outside of the Trust Account available for working capital purposes. As of September 30, 2021, we have available to us $797,602 of cash on our balance sheet and a working capital surplus of $706,131.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 1—Description of Organization and Business Operations (continued)

underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.
The Company will have until March 2, 2023 to consummate a Business Combination. If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the
24-month
time period.
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 1—Description of Organization and Business Operations (continued)

any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern and Management’s Plans
The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2021, we had incurred accumulated losses of approximately $2,915,213 for the period from November 12, 2020 (date of inception) through September 30, 2021.
The Company’s management believes that its operations may not be sufficient to fund operating cash needs for at least 12 months from the issuance of these financial statements. The Company has no significant assets and has no revenue generating operations. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. These factors raise substantial doubt about the company’s ability to continue as a going concern within one year after the date that the unaudited condensed financial statements are issued.
The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management is currently evaluating the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.
In preparation of the Company’s unaudited condensed consolidated financial statements as of and for quarterly period ended September 30, 2021, the Company concluded it will restate its financial statements to

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 2—Summary of Significant Accounting Policies (continued)

classify all Class A common shares as Class A common stock subject to possible redemption in temporary equity as of September 30, 2021 (see Note 11).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $797,602 in cash and no cash equivalents as of September 30, 2021.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 2—Summary of Significant Accounting Policies (continued)

Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The provision for income taxes was deemed to be immaterial for the three and nine months ended September 30, 2021.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2021, 31,625,000 shares of Class A Common Stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Cash Held in Trust Account
At September 30, 2021, the assets held in the Trust Account were invested in a money market fund.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Net Loss Per Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net loss per share is computed by dividing net income by the weighted average number of shares of

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 2—Summary of Significant Accounting Policies (continued)

common stock outstanding during the period. The Company has two classes of shares, Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of common stock. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase common stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted net loss per common share is the same as basic net loss per share for the period presented.
The Company’s condensed statement of operations applies the
two-class
method in calculating net income per share. Basic and diluted net loss per share for Class A common stock and Class B common stock is calculated by dividing net loss attributable to the Company by the weighted average number of shares of Class A common stock and Class B common stock outstanding, allocated proportionally to each class of common stock.
The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021
Class A common stock
Net loss allocable to Class A common stock	$(3,680,202)	$(2,193,437)
Basic and diluted weighted average shares outstanding	31,625,000	24,674,451

Basic and diluted net loss per share	$(0.12)	$(0.09)

Non-Redeemable Class B common stock
Net loss allocable to Class B common stock	$(920,051)	$(702,826)
Basic and diluted weighted average shares outstanding	7,906,250	7,906,250

Basic and diluted net loss per share	$(0.12)	$(0.09)

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued
at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 2—Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3—Initial Public Offering
Pursuant to the Initial Public Offering, the Company sold 31,625,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).
Note 4—Private Placement
Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 5,983,333 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $8,975,000.
The Private Placement Warrants are identical to the warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants are not transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable
so long as they are held by the initial purchasers or their permitted transferees.
Note 5—Related Party Transactions
Founder Shares
On December 21, 2020, the Company issued an aggregate of 7,187,500 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On February 25, 2021, the Company effectuated a 0.1 for 1 dividend of its Class B common stock, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. The Founder Shares which the Sponsor will collectively own, on an as-converted
basis, represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering.
The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.
Promissory Note—Related Party
On December 21, 2020, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest
bearing and was payable on the earlier of June 30, 2021 or the completion of the Initial Public Offering. On March 2, 2021, the $250,000 outstanding under the Note was repaid in full.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 5—Related Party Transactions (continued)

Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Administrative Support Agreement
Commencing on the date of the prospectus and until completion of the Company’s Business Combination or liquidation, the Company may reimburse an affiliate of the Sponsor up to an amount of $10,000 per month for office space, secretarial and administrative support. As of September 30, 2021, our Sponsor did not intend to request reimbursement from the Company for any administrative support.
Note 6—Commitments
Registration Rights
Pursuant to a registration rights agreement entered into on February 25, 2021, the holders of the Founder Shares, Private Placement Warrants and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up
period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriters Agreement
The Company granted the underwriter a
45-day
option to purchase up to 4,125,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The aforementioned option was exercised on March 2, 2021.
The underwriter was paid a cash underwriting discount of two percent (2.00%) of the gross proceeds of the Initial Public Offering, or $6,325,000. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $11,068,750. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS

Note 7—Warrant Liability
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial Business Combination, it will use its best efforts to file with the SEC, and within 60 business days following its initial Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities) for any 20 trading days within a
30-trading
day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.
The Company accounts for the 10,541,667 Public Warrants issued in connection with the Initial Public Offering and the 5,983,333 Private Placement Warrants in accordance with the guidance contained in

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 7—Warrant Liability (continued)

ASC 815-40.
Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A common stock in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the common stock consists exclusively of cash, the amount of such cash per common stock, and (ii) in all other cases, the volume weighted average price of the common stock as reported during the ten-trading
day period ending on the trading day prior to the effective date of the Business Combination.
The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a
“fixed-for-fixed”
option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting. The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement
at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.
Note 8—Stockholders’ Equity
Preferred Stock
—The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At September 30, 2021, there were no preferred shares issued or outstanding.
Class
 A Common Stock
—The Company is authorized to issue up to 200,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At September 30, 2021, there were no Class A common stock issued or outstanding
Class
 B Common Stock
—
The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. On February 25, 2021, the Company effectuated a 0.1 for 1 dividend of its Class B common stock resulting in an aggregate of 7,906,250 shares of Class B common stock issued and outstanding. At September 30, 2021, there were 7,906,250 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law; provided that only holders of Class B common stock have the right to vote for the election of directors prior to the Company’s initial Business Combination.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 8—Stockholders’ Equity (continued)

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.
Note 9—Fair Value Measurements
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 9—Fair Value Measurements (continued)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

	Level	September 30, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$316,270,386
Liabilities:
Public Warrants	1	$11,385,000
Private Placement Warrants	3	$12,206,000
The Warrants were accounted for as liabilities in accordance with ASC
815-40
and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.
Initial Measurement
The Company established the initial fair value for the Warrants on March 2, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of common stock and one-third
of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common stock subject to possible redemption, and common stock based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.
The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:

Input	March 2, 2021
Risk-free interest rate	0.71%
Expected term (years)	7
Expected Volatility	13%
Exercise Price	$11.50
Stock price	$9.55
On March 2, 2021, the Private Placement Warrants and Public Warrants were determined to be $1.40 and $1.37 per warrant for aggregate values of $8,376,666 and $14,442,083, respectively.
Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of September 30, 2021 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker MACQW.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 9—Fair Value Measurements (continued)

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at September 30, 2021:

Input	September 30, 2021
Risk-free interest rate	0.98%
Expected term (years)	5.1
Expected Volatility	12%
Exercise Price	$11.50
Stock price	$9.87
On September 30, 2021, fair value of the Private Placement Warrants and Public Warrants were determined to be $2.04 and $1.08 per warrant for aggregate values of $12,206,000 and $11,385,000 respectively.
The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value	$—	$—	$—
Initial Measurement on March 2, 2021	8,376,666	14,442,083	22,818,749
Change in valuation inputs or other assumptions (1)(2)	3,829,334	(3,057,083)	772,251

Fair value as of September 30, 2021	$12,206,000	$11,385,000	$23,591,000

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.
(2)
Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) to measure the fair values of the Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling approximately $22,819,000 during the period from March 31, 2021 through September 30,2021. Because of the inherent uncertainty of valuation, estimated values using Level 3 inputs may be materially higher or lower than the values that would have been used had a ready market for investments existed. Accordingly, the degree of judgement exercised by the Company in determining fair value is greatest for investments categorized in Level 3.

Note 10—Business Combination
On July 27, 2021, MCAP Acquisition Corporation (“MCAP”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4” and together with Merger Sub 1, Merger Sub 2 and Merger Sub 3, the “Merger Sub Entities”), H.I.G. Growth – AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company (the “Blocker Member”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (the “AdTheorent”), entered into a business combination agreement (the “Business Combination Agreement”) pursuant to which, among other things, the AdTheorent will merge with and into Merger Sub 4 and become a wholly owned subsidiary of MCAP. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the Mergers and the other transactions.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS

Note 11—Restatement of Previously Issued Financial Statements
The Company has concluded it will restate its financial statements to classify all Class A common stock subject to possible redemption in temporary equity as of September 30, 2021. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph
10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company considered that the threshold would not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside equity. The change in the carrying value of the redeemable shares of Class A common stock at the Initial Public Offering resulted in a decrease of approximately $5.9 million in additional paid-in
capital and a charge of approximately $30.8 million to accumulated deficit, as well as a reclassification of 3,669,191 shares of Class A common stock from permanent equity to temporary equity.
As a result of the above, the Company should have classified all of it Class A common stock as Class A common stock subject to possible redemption in temporary equity in its previously issued financial statement.
The Company’s accounting for the Class A common stock as a component of equity instead of as Class A common stock subject to possible redemption in temporary equity did not have any effect on the Company’s previously reported investments held in trust, operating expenses, cash flows or cash.

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 11—Restatement of Previously Issued Financial Statements (continued)

The following tables are a summary of certain financial data for the period ended March 2, 2021 and for the quarters ended March 31, 2021 and June 30, 2021.

	As Previously Restated	Adjustments	As Restated
	March 2, 2021		March 2, 2021
Total assets	$319,562,536	$—	$319,562,536
Total liabilities	35,004,435	—	35,004,435
Temporary equity (Class A ordinary shares subject to possible redemption)	279,558,090	36,691,910	316,250,000
Permanent equity:
Preferred stock	—	—	—
Class A common stock	368	(368)	—
Class B common stock	791	—	791
Additional paid-in capital	5,850,752	(5,850,752)	—
Accumulated deficit	851,900	(30,840,790)	(31,692,690)
Total permanent equity	5,000,011	(36,691,910)	(31,691,899)

	March 31, 2021		March 31, 2021
Total assets	$318,615,345	$—	$318,615,345
Total liabilities	33,989,034	—	33,989,034
Temporary equity (Class A ordinary shares subject to possible redemption)	279,626,302	36,629,820	316,256,122
Permanent equity:
Preferred stock	—	—	—
Class A common stock	367	(367)	—
Class B common stock	791	—	791
Additional paid-in capital	5,782,541	(5,782,541)	—
Accumulated deficit	(783,690)	(30,846,912)	(31,630,602)
Total permanent equity	5,000,009	(36,629,820)	(31,629,811)
Redeemable Class A common stock
Numerator:
Allocation of loss to redeemable Class A common stock	$6,122	$(443,116)	$(436,994)
Denominator: weighted average redeemable Class A common stock shares
Redeemable Class A common stock shares, basic and diluted	30,237,684	(19,696,017)	10,541,667
Earnings per share basic and diluted redeemable Class A common stock	$—	$(0.04)	$(0.04)
Non-Redeemable Class common stock
Numerator:
Allocation of loss to non-redemable Class B common stock	$(770,862)	$443,116	$(327,746)
Denominator: weighted average non-redeemable Class A and B common stock
Non-Redeemable Class B common stock shares, basic and diluted	8,353,274	(447,024)	7,906,250
Loss per share basic and diluted non-redeemable Class B common stock	$(0.09)	$0.05	$(0.04)

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS
Note 11—Restatement of Previously Issued Financial Statements (continued)

	As Previously Restated	Adjustments	As Restated
	June 30, 2021		June 30, 2021
Total assets	$318,156,764	$—	$318,156,764
Total liabilities	31,061,723	—	31,061,723
Temporary equity (Class A ordinary shares subject to possible redemption)	282,095,033	34,171,283	316,266,316
Permanent equity:
Preferred stock	—	—	—
Class A common stock	342	(342)	—
Class B common stock	791	—	791
Additional paid-in capital	3,313,835	(3,313,835)	—
Accumulated deficit	1,685,040	(30,857,790)	(29,172,750)
Total permanent equity	5,000,008	(34,171,967)	(29,171,959)
Three Months Ended June 30, 2021
Redeemable Class A common stock
Numerator:
Allocation of loss to redeemable Class A common stock	$10,194	$1,964,790	$1,974,984
Denominator: weighted average redeemable Class A common stock shares
Redeemable Class A common stock shares, basic and diluted	27,962,071	3,662,929	31,625,000
Earnings per share basic and diluted redeemable Class A common stock	$—	$0.06	$0.06
Non-Redeemable Class common stock
Numerator:
Allocation of loss to non-redemable Class B common stock	$2,458,536	$(1,964,790)	$493,746
Denominator: weighted average non-redeemable Class A and B common stock
Non-Redeemable Class B common stock shares, basic and diluted	11,569,179	(3,662,929)	7,906,250
Loss per share basic and diluted non-redeemable Class B common stock	$0.21	$(0.15)	$0.06
Six Months Ended June 30, 2021
Redeemable Class A common stock
Numerator:
Allocation of loss to redeemable Class A common stock	$16,316	$1,223,881	$1,240,197
Denominator: weighted average redeemable Class A common stock shares
Redeemable Class A common stock shares, basic and diluted	28,526,273	(7,384,698)	21,141,575
Earnings per share basic and diluted redeemable Class A common stock	$—	$0.06	$0.06
Non-Redeemable Class common stock
Numerator:
Allocation of loss to non-redemable Class B common stock	$1,687,674	$(1,223,881)	$463,793
Denominator: weighted average non-redeemable Class A and B common stock
Non-Redeemable Class B common stock shares, basic and diluted	9,977,775	—	7,906,250
Loss per share basic and diluted non-redeemable Class B common stock	$0.17	$(0.11)	$0.06

MCAP ACQUISITION CORPORATION
NOTES TO CONDENSED CONSOLIDATED STATEMENTS

Note 12—Subsequent Events
Management of the Company evaluates events that have occurred after the balance sheet date of September 30, 2021 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized
subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
MCAP Acquisition Corporation
Opinion on the Financial Statement
We have audited the accompanying balance sheet of MCAP Acquisition Corporation (the “Company”) as of March 2, 2021, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of March 2, 2021, in conformity with accounting principles generally accepted in the United States of America.
Emphasis of Matter—Restatement of the March 2, 2021 Financial Statement
As discussed in Note 10 to the financial statement, the accompanying financial statement as of March 2, 2021 has been restated.
Explanatory Paragraph—Going Concern
The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has no significant assets and has no revenue generating operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
Melville, NY
March 8, 2021 except for Notes 1 (Going Concern and Management’s Plans Section), 2, 7, 8, 9 and 10, which are dated December 2, 2021

MCAP ACQUISITION CORPORATION
BALANCE SHEET
MARCH 2, 2021
(As Restated)

ASSETS
Current Assets
Cash	$2,431,242
Prepaid expenses	881,294

Total current assets	3,312,536
Cash and marketable securities held in Trust Account	316,250,000

Total assets	$319,562,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,116,936

Total current liabilities	1,116,936
Warrant liabilty	22,818,749
Deferred underwriting fee payable	11,068,750

Total liabilites	35,004,435

Common Stock subject to possible redemption, 31,625,000, at redemption value	316,250,000

Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 0 issued and outstanding (excluding 31,625,000 shares subject to possible redemption)	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,906,250 shares issued and outstanding (1)	791
Additional paid in capital	0
Accumulated deficit	(31,692,690)

Total Stockholders’ Equity (Deficit)	(31,691,899)

$319,562,536

(1)
The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 0.1 shares of Class B common stock for each share of Class B common stock outstanding on February 25, 2021.

The accompanying notes are an integral part of this financial statement.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
MCAP Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on November 12, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
All activity for the period November 12, 2020 (inception) through March 2, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described in Note 3.
The registration statement for the Company’s Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, the Company consummated the Initial Public Offering of 31,625,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units offered, the “Public Shares”), generating gross proceeds of $316,250,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,983,333 private placement warrants (the “Private Placement Warrants”) at a price of $1.50 per warrant in a private placement to MCAP Acquisition, LLC (the “Sponsor”), generating gross proceeds of $8,975,000, which is described in Note 4.
Following the closing of the Initial Public Offering on March 2, 2021, an amount of $316,250,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.
Transaction costs amounted to $17,853,629 consisting of $6,325,000 of underwriting fees, $11,068,750 of deferred underwriting fees (see Note 6) and $459,879 of other costs. In addition, $2,431,242 of cash was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These shares of Class A common stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business
Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Placement Warrants into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business
Combination activity and (d) that the Founder Shares and Private Placement Warrants shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.
The Company will have until March 2, 2023 to consummate a Business Combination. If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering (the

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

“Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the
24-month
time period.
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Management is currently evaluating the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Going Concern and Management’s Plans
The accompanying financial statement has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s management believes that its operations may not be sufficient to fund operating cash needs for at least 12 months from the issuance of this financial statement. The Company has no significant assets and has no revenue generating operations. There can be no assurance that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least 12 months from the issuance of this financial statement. The accompanying financial statement does not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying balance sheet has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $2,431,242 in cash and no cash equivalents as of March 2, 2021.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 2, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 2, 2021, shares subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $17,853,629 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash Held in Trust Account
At March 2, 2021, the assets held in the Trust Account were held in cash.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued
at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 31,625,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share.
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 5,983,333 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $8,975,000.
Each Private Placement Warrant is identical to the warrants offered in the Initial Public Offering, except there will be no redemption rights or liquidating distributions from the trust account with respect to Private Placement Warrants, which will expire worthless if the Company does not consummate a Business Combination within the Combination Period.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET

NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On December 21, 2020, the Company issued an aggregate of 7,187,500 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On February 25, 2021, the Company effectuated a 0.1 for 1 dividend of its Class B common stock, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. The Founder Shares which the Sponsor will collectively own, on an as-converted
basis, represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering.
The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.
Promissory Note—Related Party
On December 21, 2020, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest
bearing and was payable on the earlier of June 30, 2021 or the completion of the Initial Public Offering. On March 2, 2021, the $250,000 outstanding under the Note was repaid in full.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Administrative Support Agreement
Commencing on the date of the prospectus and until completion of the Company’s Business Combination or liquidation, the Company may reimburse an affiliate of the Sponsor up to an amount of $10,000 per month for office space, secretarial and administrative support.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on February 25, 2021, the holders of the Founder Shares, Private Placement Warrants and the warrants that may be issued upon conversion of the Working Capital

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up
period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriter’s Agreement
The Company granted the underwriter a
45-day
option to purchase up to 4,125,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The aforementioned option was exercised on March 2, 2021.
The underwriter was paid a cash underwriting discount of two percent (2.00%) of the gross proceeds of the Initial Public Offering, or $6,325,000. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $11,068,750. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. WARRANT LIABILITY
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial Business Combination, it will use its best efforts to file with the SEC, and within 60 business days following its initial Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 7. WARRANT LIABILITY (cont.)

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities) for any 20 trading days within a 30-trading
day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.
The Company accounts for the 10,541,667 Public Warrants issued in connection with the Initial Public Offering and the 5,983,333 Private Placement Warrants in accordance with the guidance contained in ASC
815-40.
Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A common stock in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the common stock consists exclusively of cash, the amount of such cash per common stock, and (ii) in all other cases, the volume weighted average price of the common stock as reported during the ten-trading
day period ending on the trading day prior to the effective date of the Business Combination.
The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option
as defined under FASB ASC Topic No. 815—40, and thus the warrants are not eligible for an exception from derivative accounting. The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement
at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 7. WARRANT LIABILITY (cont.)

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees (other than in the case the Public Warrants are redeemed for $0.10 as described above). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred Stock
—The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At March 2, 2021, there were no preferred shares issued or outstanding.
Class
 A Common Stock
—The Company is authorized to issue up to 200,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At March 2, 2021, there were no shares of Class A common stock issued or outstanding, (excluding 31,625,000 Class A shares subject to possible redemption).
Class
 B Common Stock
—
The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. On February 25, 2021, the Company effectuated a 0.1 for 1 dividend of its Class B common stock resulting in an aggregate of 7,906,250 shares of Class B common stock issued and outstanding. At March 2, 2021, there were 7,906,250 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law; provided that only holders of Class B common stock have the right to vote for the election of directors prior to the Company’s initial Business Combination.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET

NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

	Level	March 2, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$316,250,000
Liabilities:
Public Warrants	3	$14,442,083
Private Placement Warrants	3	$8,376,666
The Warrants were accounted for as liabilities in accordance with ASC
815-40
and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception.
Initial Measurement
The Company established the initial fair value for the Warrants on March 2, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of common stock and one-third
of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common stock subject to possible redemption, and common stock based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:

March 2, 2021
Risk-free interest rate	0.071%
Expected term (years)	7
Expected Volatility	13%
Exercise Price	$11.5
Stock price	$9.55
On March 2, 2021, the Private Placement Warrants and Public Warrants were determined to be $1.40 and $1.37 per warrant for aggregate values of $8,376,666 and $14,442,083, respectively.
NOTE 10. RESTATEMENT OF PREVIOUSLY ISSUED BALANCE SHEET
The Company previously accounted for its outstanding Public Warrants (as defined in Note 7) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The Warrant Agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the Warrant Agreement includes a provision that in the event of a tender offer or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of stock, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of February 25, 2021, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”).
In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic
815-40,
Contracts in Entity’s Own Equity. ASC
Section 815-40-15
addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC
Section 815-40-15,
a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC
Section 815-40-15
because the holder of the instrument is not an input into the pricing of a fixed-for-fixed
option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the tender offer provision fails the “classified in stockholders’ equity” criteria as contemplated by ASC
Section 815-40-25.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET
NOTE 10. RESTATEMENT OF PREVIOUSLY ISSUED BALANCE SHEET (cont.)

As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued balance sheet dated March 2, 2021, filed on Form
8-K/A
on March 8, 2021. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period as well as re-evaluate
the treatment of the Warrants and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported investments held in trust or cash as of March 2, 2021.
Additionally, the Company has concluded it will also restate its balance sheet dated March 2, 2021, filed on Form
8-K/A
on March 8, 2021 to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph
10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company considered that the threshold would not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside equity.
As a result of the above, the Company should have classified all of it Class A common stock as Class A common stock subject to possible redemption in temporary equity in its previously issued balance sheet dated March 2, 2021, filed on Form
8-K/A
on March 8, 2021. The Company’s accounting for the Class A common stock as a component of equity instead of as Class A common stock subject to possible redemption in temporary equity did not have any effect on the Company’s previously reported investments held in trust or cash as of March 2, 2021.
Collectively the warrant liability and temporary equity restatements of the March 2, 2021 balance sheet resulted in a decrease of approximately $5.0 million in additional paid-in
capital and a charge of approximately $31.7 million to accumulated deficit, as well as a reclassification of 1.387.316 shares of Class A common stock from permanent equity to temporary equity. The following table is a summary of the impact of the accounting for the warrant liability and temporary equity restatements on the balance sheet as of March 2, 2021.

	As Previously Reported	Adjustment	As Restated
Balance sheet as of March 2, 2021
Warrant liability	$—	$22,818,749	$22,818,749
Total liabilities	12,185,686	22,818,749	35,004,435
Class A common stock subject to possible redemption (1)	302,376,840	13,873,160	316,250,000
Class A common stock	140	(140)	—
Additional paid in capital	5,018,601	(5,018,601)	—
Accumulated deficit	(19,522)	(31,673,168)	(31,692,690)

(1)	Shares of Class A common stock subject to possible redemption as Previously Reported as of March 2, 2021 were 30,237,684, were Adjusted by 1,387,316 and are As Restated at 31,625,000.

MCAP ACQUISITION CORPORATION
NOTES TO BALANCE SHEET

NOTE 11. SUBSEQUENT EVENTS
Management of the Company evaluates events that have occurred after the balance sheet date of March 2, 2021 through the date this financial statement was issued. Based upon the review, management did not identify any recognized or non-recognized
subsequent events that would have required adjustment or disclosure in the financial statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors of
MCAP Acquisition Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheet of MCAP Acquisition Corporation (the “Company”) as of December 31, 2020 and the related statements of operations, changes in stockholder’s equity and cash flow for the period from November 12, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from November 12, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph—Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1 and 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
We have served as the Company’s auditor since 2020.
Melville, NY
February 22, 2021, except for Notes 3, 5 and 7, which are dated March 1, 2021

MCAP ACQUISITION CORPORATION
BALANCE SHEET
AS OF DECEMBER 31, 2020

ASSETS
Current Assets
Cash	$25,000

Total current assets	25,000
Deferred offering costs	146,634

Total assets	$171,634

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable and accrued expenses	$65,584
Promissory note payable—related party	100,000

Total current liabilities	165,584

Stockholder’s Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; none outstanding	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,906,250 shares issued and outstanding (1)(2)	791
Additional paid in capital	24,209
Accumulated deficit	(18,950)

Total Stockholder’s Equity	6,050

$171,634

(1)	Includes an aggregate of up to 1,031,250 shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Note 7).
(2)
The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 0.1 shares of Class B common stock for each share of Class B common stock outstanding on February 25, 2021 (see Note 2).

The accompanying notes are an integral part of these financial statements.

MCAP ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 12, 2020 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2020

Formation costs and other operating expenses	$18,950

Net loss	$(18,950)

Weighted average shares outstanding, basic and diluted (1)(2)	6,875,000

Basic and diluted net loss per common share	$—

(1)	Excludes an aggregate of up to 1,031,250 shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Note 7).
(2)
The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 0.1 shares of Class B common stock for each share of Class B common stock outstanding on February 25, 2021 (see Note 2)

The accompanying notes are an integral part of these financial statements.

MCAP ACQUISITION CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM NOVEMBER 12, 2020 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2020

	Class B Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance—November 12, 2020 (date of inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to sponsor (1)(2)	7,906,250	791	24,209	—	25,000
Net loss	—	—	—	(18,950)	(18,950)

Balance—December 31, 2020	7,906,250	$791	$24,209	$(18,950)	$6,050

(1)	Includes an aggregate of up to 1,031,250 shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Note 7).
(2)
The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 0.1 shares of Class B common stock for each share of Class B common stock outstanding on February 25, 2021 (see Note 2).

The accompanying notes are an integral part of these financial statements.

MCAP ACQUISITION CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 12, 2020 (INCEPTION)
THROUGH DECEMBER 31, 2020

Cash flow from operating activities:
Net loss	$(18,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	15,450

Net cash used in operating activities	(3,500)

Cash flows from financing activities:
Proceeds from sale of Class B common stock	25,000
Proceeds from promissory note payable	100,000
Payments of deferred offering costs	(96,500)

Net cash provided by financing activities	28,500

Net change in cash	25,000
Cash at the beginning of the period	—

Cash at the end of the period	$25,000

Noncash financing activities:
Deferred offering costs included in accounts payable	$50,134

The accompanying notes are an integral part of these financial statements.

MCAP ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
MCAP Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on November 12, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not yet commenced any operations. All activity for the period November 12, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (the “Proposed Offering”). The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 27,500,000 units at $10.00 per unit (or 31,625,000 units if the underwriter’s over-allotment option is exercised in full) (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3 and the sale of 5,433,333 warrants (or 5,983,333 warrants if the underwriter’s over-allotment option is exercised in full) (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant that will close in a private placement to MCAP Acquisition, LLC (the “Sponsor”) simultaneously with the closing of the Proposed Offering (see Note 4).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.00 per Unit sold in the Proposed Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of
Rule 2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Certificate of Incorporation provides that, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These shares of Class A common stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Certificate of Incorporation with respect to the Company’s pre-Business
Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business
Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Offering price per Unit ($10.00).
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At December 31, 2020, the Company had $25,000 in cash and working capital deficit of $140,584. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The provision for income taxes was deemed to be immaterial for the period from November 12, 2020 (inception) through December 31, 2020.

Net Loss Per Common Share
Net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding common shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,031,250 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Notes 7 and 8). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Subsequent Events
Management of the Company evaluates events that have occurred after the balance sheet date of December 31, 2020 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized
subsequent events that would have required adjustment or disclosure in the financial statements, except as follows.
On February 25, 2021, the Company’s Board of Directors approved a stock dividend of 718,750 shares of Class B common stock (the “Stock Dividend”). The par values of the common and preferred stock were not adjusted as a result of the Stock Dividend. All references to common stock, warrants to purchase common stock, share data, per share data, and related information contained in the financial statements have been retroactively adjusted to reflect this Stock Dividend for all periods presented.
NOTE 3. PROPOSED OFFERING
Pursuant to the Proposed Offering, the Company will offer for sale up to 27,500,000 Units (or 31,625,000 Units if the underwriter’s overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of the Company’s Class A common stock, $0.0001 par value, and one-third
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
The Sponsor has agreed to purchase an aggregate of 5,433,333 Private Placement Warrants (or 5,983,333 Private Placement Warrants if the over-allotment option is exercised in full) at a price of $1.50 per warrant ($8,150,000 in the aggregate, or $8,975,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of Proposed Offering.

Each Private Placement Warrant is identical to the warrants offered in the Proposed Offering, except there will be no redemption rights or liquidating distributions from the trust account with respect to Private Placement Warrants, which will expire worthless if we do not consummate a Business Combination within the Combination Period.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On December 21, 2020, the Company issued an aggregate of 7,187,500 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On February 25, 2021, the Company effectuated a 0.1 for 1 dividend of its Class B common stock, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. The Founder Shares include an aggregate of up to 1,031,250 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted
basis, 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Offering).
The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.
Promissory Note—Related Party
On December 21, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Offering pursuant to a promissory note (the “Note”). The Note is non-interest
bearing and is payable on the earlier of June 30, 2021 or the completion of the Proposed Offering. As of December 31, 2020, the Company had borrowed $100,000 under the Note.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Administrative Support Agreement
Commencing on the date of the prospectus and until completion of the Company’s initial business combination or liquidation, the Company may reimburse an affiliate of the Sponsor up to an amount of $10,000 per month for office space and secretarial and administrative support.

NOTE 6. COMMITMENTS
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriter’s Agreement
The Company will grant the underwriter a
45-day
option to purchase up to 4,125,000 additional Units to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.
The underwriter will be entitled to a cash underwriting discount of two percent (2.00%) of the gross proceeds of the Proposed Offering, or $5,500,000 (or $6,325,000 if the over-allotment option in exercised in full). In addition, the underwriter will be entitled to a deferred fee of three and half percent (3.50%) of the gross proceeds of the Proposed Offering, or $9,625,000 (or $11,068,750 if the over-allotment option in exercised in full). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. STOCKHOLDER’S EQUITY
Preferred Stock
—The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At December 31, 2020, there were no preferred shares issued or outstanding.
Class
 A Common Stock
—The Company is authorized to issue up to 200,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2020, there were no shares of Class A common stock issued or outstanding.
Class
 B Common Stock
—The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2020, there were 7,906,250 Class B common stock issued and outstanding, of which an aggregate of up to 1,031,250 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the Sponsor will own 20% of the Company’s issued and outstanding common stock after the Proposed Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Offering).
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of

Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Proposed Offering plus all shares of Class A common stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.
Warrants
—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Proposed Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than
20
business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.
The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.
The Private Placement Warrants will be identical to the Public Warrants included in the Units being sold in the Proposed Offering, except that the Private Placement Warrants will and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

INDEPENDENT AUDITOR’S REPORT
Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
AdTheorent Holding Company, LLC
New York, New York
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of AdTheorent Holdings Company, LLC and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes and schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
As discussed in Note 3 to the consolidated financial statements, effective January 1, 2019, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2021.
New York, New York
August 23, 2021

AdTheorent Holding Company, LLC and Subsidiaries
Consolidated Balance Sheets
(in thousands, except units and per unit data)

	As of December 31,		As of September 30,
	2020	2019	2021
			(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$16,717	$6,818	$22,640
Restricted cash	50	273	105
Accounts receivable, net	47,015	42,764	38,886
Income tax recoverable	132	509	46
Prepaid expenses	991	1,097	1,307
Deferred transaction costs	—	—	731

Total current assets	64,905	51,461	63,715
Property and equipment, net	326	356	362
Customer relationships, net	13,499	18,013	10,114
Other intangible assets, net	9,351	10,668	8,086
Goodwill	35,778	35,778	35,778
Security deposits	151	134	90

Total assets	$124,010	$116,410	$118,145

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$12,542	$10,896	$8,260
Accrued compensation	10,575	5,937	5,484
Accrued expenses	5,999	4,999	5,187
Term loans, current portion	26,032	2,425	24,331

Total current liabilities	55,148	24,257	43,262
Term Loan, net of current portion	—	30,158	—
SAFE notes	1,250	—	2,475
Deferred income taxes	4,520	6,837	2,922
Deferred rent	1,825	1,344	1,670

Total liabilities	62,743	62,596	50,329

Commitments and contingencies (Note 16)
Members’ equity
Class A Common Units; 26,000,000 units authorized, issued and outstanding as of December 31, 2020, December 31, 2019, and September 30, 2021 (unaudited), respectively.	26,000	26,000	26,000
Class B Common Units; 17,333,333 units authorized, issued and outstanding as of December 31, 2020, December 31, 2019, and September 30, 2021 (unaudited), respectively.	17,333	17,333	17,333
Class C Common Units; 5,850,000 units authorized as of December 31, 2020, December 31, 2019, and September 30, 2021 (unaudited); 154,250, 34,250 and 175,500 units issued and outstanding as of December 31, 2020, December 31, 2019 and September 30, 2021 (unaudited), respectively.	—	—	—
Additional paid-in capital	2,257	1,499	2,657
Retained earnings	16,309	8,982	22,997

Total members’ equity attributable to AdTheorent Holding Company, LLC members	61,899	53,814	68,987

Noncontrolling interests in consolidated subsidiaries	(632)	—	(1,171)

Total members’ equity	61,267	53,814	67,816

Total liabilities and members’ equity	$124,010	$116,410	$118,145

The accompanying notes are an integral part of these consolidated financial statements.

AdTheorent Holding Company, LLC and Subsidiaries
Consolidated Statements of Operations
(in thousands, except units data)

	Year ended December 31,		Nine months ended September 30,
	2020	2019	2021	2020
				(unaudited)
Revenue	$121,015	$120,406	$110,368	$73,910
Operating expenses:
Platform operations	59,458	59,691	52,368	38,066
Sales and marketing	31,608	31,119	25,689	22,190
Technology and development	9,709	8,052	8,046	6,994
General and administrative	8,126	7,918	13,187	5,757

Total operating expenses	108,901	106,780	99,290	73,007

Income from operations	12,114	13,626	11,078	903
Interest expense, net	(3,285)	(4,145)	(1,808)	(2,570)
Other income (expense), net	646	(1,965)	20	640

Total other expense, net	(2,639)	(6,110)	(1,788)	(1,930)

Income (loss) from operations before income taxes	9,475	7,516	9,290	(1,027)
(Provision for) benefit from taxes	(2,780)	(2,029)	(3,141)	215

Net income (loss)	$6,695	$5,487	$6,149	$(812)

Less: Net loss attributable to noncontrolling interest	632	—	539	524

Net income (loss) attributable to common members	$7,327	$5,487	$6,688	$(288)

Net income (loss) per common unit:
Basic	$0.17	$0.13	$0.15	$(0.01)
Diluted	$0.17	$0.13	$0.14	$(0.01)
Weighted-average common units outstanding:
Basic	43,399,728	43,367,583	43,499,745	43,395,968
Diluted	43,399,728	43,367,583	47,841,702	43,395,968
The accompanying notes are an integral part of these consolidated financial statements.

AdTheorent Holding Company, LLC and Subsidiaries
Consolidated Statements of Members’ Equity
(in thousands, except units and per unit data)

	Class A Common Units		Class B Common Units		Class C Common Units		Additional paid-in Capital	Retained Earnings	Noncontrolling Interests	Total Members’ Equity
	Units	Amount	Units	Amount	Units	Amount
December 31, 2018	26,000,000	$26,000	17,333,333	$17,333	34,250	$—	$720	$3,495	$—	$47,548
Equity-based compensation	—	—	—	—	—	—	776	—	—	776
Exercises of options	—	—	—	—	—	—	3	—	—	3
Net income	—	—	—	—	—	—	—	5,487	—	5,487

December 31, 2019	26,000,000	$26,000	17,333,333	$17,333	34,250	$—	$1,499	$8,982	$—	$53,814
Equity-based compensation	—	—	—	—	—	—	657	—	—	657
Exercises of options	—		—	—	120,000	—	101	—	—	101
Net income (loss)	—	—	—	—	—	—		7,327	(632)	6,695

December 31, 2020	26,000,000	$26,000	17,333,333	$17,333	154,250	$—	$2,257	$16,309	$(632)	$61,267
Equity-based compensation	—	—	—	—	—	—	382	—	—	382
Exercises of options	—	—	—	—	21,250	—	18	—	—	18
Net income (loss)	—	—	—	—	—	—	$—	6,688	(539)	6,149

September 30, 2021 (unaudited)	26,000,000	$26,000	17,333,333	$17,333	175,500	$—	$2,657	$22,997	$(1,171)	$67,816

The accompanying notes are an integral part of these consolidated financial statements.

AdTheorent Holding Company, LLC and Subsidiaries
Consolidated Statements of Members’ Equity
(in thousands, except units and per unit data)
Nine months ended September 30, 2020 (unaudited)

	Class A Common Units		Class B Common Units		Class C Common Units		Additional paid-in Capital	Retained Earnings	Noncontrolling Interests	Total Members’ Equity
	Units	Amount	Units	Amount	Units	Amount
December 31, 2019	26,000,000	$26,000	17,333,333	$17,333	34,250	$—	$1,499	$8,982	$—	$53,814
Equity-based compensation	—	—	—	—	—	—	547	—	—	547
Exercises of options	—	—	—	—	42,500	—	33	—	—	33
Net loss		—	—	—	—	—	—	(288)	(524)	(812)

September 30, 2020 (unaudited)	26,000,000	$26,000	17,333,333	$17,333	76,750	$—	$2,079	$8,694	$(524)	$53,582

The accompanying notes are an integral part of these consolidated financial statements.

AdTheorent Holding Company, LLC and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, except units data)

	Year ended December 31,		Nine months ended September 30,
	2020	2019	2021	2020

			(unaudited)
Cash flows from operating activities
Net income / (loss)	$6,695	$5,487	$6,149	$(812)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debt	159	155	8	47
Amortization expense	7,988	9,237	6,247	5,934
Depreciation expense	146	128	107	112
Amortization of debt issuance costs	220	264	118	151
Deferred tax benefit	(2,317)	(1,712)	(1,598)	(1,739)
Equity-based compensation	657	776	382	547
Changes in operating assets and liabilities:
Accounts receivable	(4,410)	(5,673)	8,121	13,006
Income taxes recoverable	377	(509)	86	(868)
Prepaid expenses and other assets	89	269	(986)	231
Accounts payable	1,643	656	(4,291)	(2,393)
Accrued expenses and other liabilities	6,119	2,743	(6,058)	(1,123)

Net cash provided by operating activities	17,366	11,821	8,285	13,093

Cash flows from investing activities
Capitalized software development costs	(2,154)	(1,587)	(1,588)	(1,823)
Purchase of property and equipment	(116)	(171)	(143)	(105)

Net cash used in investing activities	(2,270)	(1,758)	(1,731)	(1,928)

Cash flows from financing activities
Cash received for exercised options	101	3	18	33
Proceeds from SAFE notes	1,250	—	1,225	1,150
Payment of term loan	(6,771)	(6,733)	(1,819)	(3,050)

Net cash used in financing activities	(5,420)	(6,730)	(576)	(1,867)

Net increase in cash and cash equivalents	9,676	3,333	5,978	9,298
Cash, cash equivalents and restricted cash at beginning of period	7,091	3,758	16,767	7,091

Cash, cash equivalents and restricted cash at end of period	$16,767	$7,091	$22,745	$16,389

Cash and cash equivalents	16,717	6,818	22,640	16,277
Restricted cash	50	273	105	112

Cash, cash equivalents and restricted cash at end of period	$16,767	$7,091	$22,745	$16,389

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$3,131	$3,951	$1,732	$2,478
Cash paid during the year for income taxes	$1,416	$4,124	$7,614	$1,182
Non-cash investing and financial activities
Capitalized software and property and equipment, net included in accounts payable	$3	$12	$9	$62
The accompanying notes are an integral part of these consolidated financial statements.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)
1. NATURE OF BUSINESS
AdTheorent
Holding Company LLC (“Holding Co.”) is a Delaware limited liability company and is headquartered in New York City. Holding Co. is the parent of AdTheorent Intermediate Holding Corporation (“Intermediate”), a Delaware corporation. Intermediate is the parent of AdTheorent Acquisition Corporation (“Acquisition”), also a Delaware corporation. Acquisition is the parent company of AdTheorent, Inc. (“AdTheorent”). AdTheorent is the parent of AdTheorent Canada, Inc., a Nova Scotia corporation. These entities collectively are referred to herein as “the Company”, “us” or “our”. AdTheorent generates revenue by using its proprietary machine learning-powered technology platform to execute targeted digital advertising campaigns on behalf of brand and agency customers. The Company provides advanced predictive targeting solutions across different customer industry verticals and consumer screens (desktop, mobile, Connected TV (“CTV”)), offering customized targeting, measurement and analytical services to address unique advertiser challenges. The Company operates in various cities across the United States and Canada, where its customers are primarily located. Intermediate and Acquisition are pass-thru entities, with principal operations taking place in AdTheorent.
On July 27, 2021, MCAP Acquisition Corporation, a Delaware corporation (“MCAP”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4” and together with Merger Sub 1, Merger Sub 2 and Merger Sub 3, the “Merger Sub Entities”), H.I.G. Growth—AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth—AdTheorent, LLC, a Delaware limited liability company (the “Blocker Member”), and the Company, entered into a business combination agreement (the “BCA” or the “Business Combination Agreement”) pursuant to which, among other things, (i) Merger Sub 1 will merge with and into the Blocker, with the Blocker surviving such merger as a wholly owned subsidiary of MCAP, (ii) immediately thereafter and pursuant to an integrated plan, the Blocker will merge with and into Merger Sub 2, with Merger Sub 2 surviving such merger as a wholly owned subsidiary of MCAP, (iii) immediately thereafter, Merger Sub 3 will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of MCAP and (iv) immediately thereafter and pursuant to an integrated plan, the Company will merge with and into Merger Sub 4, with Merger Sub 4 surviving such merger as a wholly owned subsidiary of MCAP. The transaction is structured as four mergers, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination.”
Impact of
COVID-19
During the first quarter ended March 31, 2020, concerns related to the spread of novel coronavirus
(“COVID-19”)
began to create global business disruptions.
COVID-19
was declared a global pandemic by the World Health Organization on March 11, 2020. Governments at the national, state and local level in the United States (“U.S.”), and globally, have implemented aggressive actions to reduce the spread of the virus, with such actions including lockdown and shelter in place orders, limitations on non-essential
gatherings of people, suspension of all
non-essential
travel, and ordering certain businesses and governmental agencies to cease non-essential
operations at physical locations. The spread of
COVID-19
has caused significant volatility in the U.S. and international markets.
While
COVID-19
has not had a significant impact on the Company’s results from operations to date, the Company has developed and implemented a range of measures to address the risks, uncertainties and operational challenges associated with operating in a
COVID-19
environment. The Company has taken and will continue to

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

take proactive measures to provide for the well-being of its workforce while continuing to safely and effectively run operations. The Company has implemented alternative working practices, including enhanced cleaning protocols and safety measures throughout all Company offices, and a work from home option for all employees.
The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) in the U.S. includes measures that assist companies in responding to the
COVID-19
pandemic. These measures consist primarily of cash assistance to support employment levels and deferment of remittance of certain non-income
tax expense payments. The Company did not seek relief under the Payroll Protection Program (PPP) under the CARES Act because it determined that it had adequate access to capital from private sources. Additionally, the CARES Act provides for refundable employee retention tax credits and the deferral of the employer-paid portion of social security taxes. The Company has elected to defer the employer-paid portion of social security payroll taxes. The Company deferred a total of $930 of the employer portion of social security tax, which is included in Accrued compensation as of December 31, 2020. The deferred employment tax must be paid over two years; however, the Company expects to repay the deferred tax within the 2021 fiscal year and the Company has therefore classified it as a current liability. The Company repaid the deferred employment taxes in the nine months ended September 30, 2021, and there was a total of $0 of the employer portion of social security tax accrued as of September 30, 2021 (unaudited). The Company will continue to assess the impact that various provisions in the CARES Act will have on the business.
The Company has assessed various accounting estimates and other matters, including those that require consideration of forecasted financial information, in context with the unknown future impacts of
COVID-19
using information that is reasonably available to us at this time. While the Company’s current assessment of the estimates did not have a material impact on its Consolidated Financial Statements as of and for the year ended December 31, 2020 and for the nine month period ended September 30, 2021 (unaudited), as additional information becomes available to the Company, its future assessment of its estimates, including its expectations at the time regarding the duration, scope and severity of the pandemic, as well as other factors, could materially and adversely impact the Company’s Consolidated Financial Statements in future reporting periods.
Liquidity
The Company had cash and cash equivalents of $22,640 and working capital, calculated as current assets less current liabilities, of $20,453 as of September 30, 2021 (unaudited). The Company’s working capital includes term loans, net of deferred financing costs, amounting to $24,331, which are due in December of 2021. As of September 30, 2021 (unaudited), the Company had approximately $6,500 available for borrowing under its bank revolver. The Company believes it has sufficient sources of liquidity, including cash generated from operations and available capacity on the revolving credit facility, to support its operating needs, capital requirements, and debt service requirements for the next twelve months.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the operations of the Company, its subsidiaries. All intercompany transactions have been eliminated in consolidation.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expense during the reporting periods. Significant estimates and judgments are inherent in the analysis and measurement of items including, but not limited to: income taxes, the valuation and recoverability of goodwill and intangible assets, assigned lives used for depreciation and amortization for long-lived assets and capitalized software, the allowance for doubtful accounts, and assumptions used in determining the fair value of equity-based compensation. Management bases its estimates and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in these estimates. These estimates are based on the information available as of the date of the Consolidated Financial Statements.
Unaudited Interim Consolidated Financial Statements
The accompanying interim Consolidated Balance Sheet as of September 30, 2021, the interim Consolidated Statements of Operations, the Consolidated Statement of Members’ Equity and Consolidated Statements of Cash Flow for the nine months ended September 30, 2021 and 2020 and the related footnote disclosures are unaudited. The unaudited interim Consolidated Financial Statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2021 and its results of operations and cash flows for the nine months ended September 30, 2021 and 2020. The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other period.
Segments
The Company operates in one segment in accordance with ASC Topic 280,
Segment Reporting
(“ASC 280”). Operating segments are components of public entities that engage in business activities from which they may earn revenue and incur expenses, and separate financial information is available and evaluated regularly by our Chief Operating Decision Maker (“CODM”) in deciding how to assess performance and allocate resources. (Refer to Note 15—
Segment and Geographic Information
).
Fair Value of Financial Instruments
The Company evaluates the fair value of certain assets and liabilities using the fair value hierarchy. Fair value is an exit price representing the amount that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company applies the three-tier GAAP value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1—	Observable inputs such as quoted prices in active markets.

Level 2—
Inputs other than the quoted prices in active markets that are observable either directly or indirectly. These include quoted prices for similar assets and liabilities in active markets and quoted prices identical or similar assets and liabilities in markets that are not active.

Level 3—	Unobservable inputs of which there is little or no market data, which require the Company to develop its own assumptions.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measure.
The carrying amounts of the Company’s cash equivalents, accounts receivable, accounts payable, accrued expenses, and accrued compensation approximate fair value due to the short-term nature of these instruments. Certain assets of the Company are recorded at their fair value, using the fair value hierarchy, and other assets and liabilities, including goodwill and intangible assets, are subject to measurement at fair value on a non-recurring
basis if they are deemed to be impaired as a result of an impairment review (Refer to Note 6—
Property and Equipment,
and Note 7—
Intangible Assets
).
The Company’s SAFE notes are measured at fair value, with the fair value measurements using significant unobservable inputs (Level 3) (Refer to Note 11—
SAFE Notes
).
Cash and Cash Equivalents
The Company considers all short-term highly liquid investments with an original maturity of three months or less to be cash equivalents.
Restricted Cash
Restricted cash represents collateral amounts set aside per debt agreements. Upon satisfying the terms of the agreements, the funds are expected to be released and available for use by the Company. As of December 31, 2020, and 2019, the Company had $50 and $273 of restricted cash, respectively. As of September 30, 2021 (unaudited), the Company had $105 of restricted cash.
Accounts Receivable, Net of Allowance for Doubtful Accounts
Accounts receivable are recorded at the invoiced amount, are unsecured, and do not bear interest. The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is determined based on historical collection experience and the review in each period of the status of the then-outstanding accounts receivable, while taking into consideration current client information, subsequent collection history and other relevant data. The Company individually reviews all balances that exceed 90 days from the invoice date and assesses for provisions for doubtful accounts based on an assessment of the balance that will not be collected. Factors considered include the aging of the receivable, historical write off experience, the creditworthiness of each agency customer, and general economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.
Prepaid Expenses
Prepaid expenses and other current assets on the Consolidated Balance Sheets consistent primarily of prepaid professional fees, software, marketing and insurance. Any expenses paid prior to the related services being rendered are recorded as prepaid expenses and amortized over the period of service. As of December 31, 2020, and 2019, the Company had $991 and $1,097 in prepaid expenses, respectively. As of September 30, 2021 (unaudited), the Company had $1,307 in prepaid expenses.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Property and Equipment, Net
Property and equipment are recorded at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which bests reflects the pattern of use. The Company tests for impairment whenever events or changes in circumstances that could impact recoverability occur. The estimated useful lives of the Company’s property and equipment are as follows:

Description	Estimated Life (Years)
Computer equipment	5
Leasehold improvements	5	*

*	Leasehold improvements are depreciated over the lesser of the useful life of the improvement or lease term.
Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.
Intangibles Assets
Intangible assets primarily consist of acquired software,
non-compete
agreements, customer relationships and trademarks/tradenames resulting from business combinations. Intangible assets acquired are recorded at acquisition-date fair value, less accumulated amortization.
The Company’s intangible assets are being amortized over their estimated useful lives as follows:

Description	Estimated Life (Years)
Software	2 – 6
Non-compete agreements	5
Customer relationships	6 – 7
Trademarks/tradenames	9 – 15
Software Development Costs
Development costs associated with certain solutions offered exclusively through software as a service model are accounted for in accordance with ASC Topic
350-40,
Internal-Use
Software (“ASC
350-40”).
Under ASC
350-40
qualifying software costs developed for internal use are capitalized when application development begins, it is probable that the project will be completed, and the software will be used as intended. Capitalized costs include (1) payroll and payroll- related costs for employees who are directly associated with, and devote time to, a qualifying project and (2) certain external direct costs for third- parties who are directly associated with, and devote time to, a qualifying project. Costs incurred during the preliminary project stage of development as well as maintenance costs are expensed as incurred. The Company capitalizes direct costs related to application development activities that are probable to result in additional functionality. Capitalized costs are amortized on a straight-line basis over 2 years, which best represents the pattern of the software’s useful life. The Company tests for impairment whenever events or changes in circumstances that could impact recoverability occur. There were no impairments recorded for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020 (unaudited).

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Impairment of Long-Lived Assets
The Company assesses the recoverability of its long-lived assets when events or changes in circumstances indicate their carrying value may not be recoverable. Such events or changes in circumstances may include: a significant adverse change in the extent or manner in which a long-lived asset is being used, significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, an accumulation of costs significantly in excess of the amount originally expected for the acquisition or development of a long-lived asset, current or future operating or cash flow losses that demonstrate continuing losses associated with the use of a long-lived asset, or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The Company assesses recoverability of a long-lived asset by determining whether the carrying value of the asset group can be recovered through projected undiscounted cash flows over their remaining lives. If the carrying value of the asset group exceeds the forecasted undiscounted cash flows, an impairment loss is recognized, measured as the amount by which the carrying amount exceeds estimated fair value. An impairment loss is charged to operations in the period in which management determines such impairment. There were no impairments recorded for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020 (unaudited).
Goodwill
Goodwill represents the fair value of acquired businesses in excess of the fair value of the individually identified net assets acquired. Goodwill is not amortized but is tested for impairment annually or whenever indications of impairment exist. Impairment exists when the carrying amount, including goodwill, of the reporting unit exceeds its fair value, resulting in an impairment charge for this excess (not to exceed the carrying amount of the goodwill). The Company’s annual impairment testing date is performed on December 31 in the fourth quarter of each fiscal year. The Company can elect to qualitatively assess goodwill for impairment if it is more likely than not that the fair value of a reporting unit exceeds its carrying value.
For purposes of the goodwill impairment test, the Company has determined the business operates in one reporting unit.
A qualitative assessment considers macroeconomic and other industry-specific factors, such as trends in short-term and long-term interest rates and the ability to access capital, and company specific factors such as trends in revenue generating activities, and merger or acquisition activity. If the Company elects to bypass qualitatively assessing goodwill, or it is not more likely than not that the fair value of the reporting unit exceeds its carrying value, management estimates the fair value of the reporting unit and compares it to the carrying value. The estimated fair value of the reporting unit is established using an income approach based on a discounted cash flow model that includes significant assumptions about the future operating results and cash flows of the reporting unit, and a market approach which compares the reporting unit to comparable companies in our industry.
The impairment is recorded within operating expenses in the Consolidated Statements of Operations in the period the determination is made. There were no impairments recorded for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020 (unaudited). (Refer to Note 8—
Goodwill)

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Revenue
The Company generates revenue by using its proprietary machine learning-powered technology platform to execute targeted digital advertising campaigns, offering advanced predictive targeting solutions across different customer industry verticals and consumer screens (desktop, mobile, CTV), including customized targeting, measurement and analytical services to address unique advertiser challenges. The Company’s customers consist of clients working directly with the Company and advertising agencies working on behalf of its customers. The Company accounts for revenue in accordance with ASU
2014-09
(Topic 606),
Revenue from Contracts with Customers
(“ASC 606”). (Refer to Note 3—
Revenue Recognition).
Expenses
The Company classifies its Operating expenses into the following four categories. Each expense category includes overhead, including depreciation, amortization, rent and related occupancy costs, which is allocated based on headcount.
Platform Operations
Platform operations consists of the cost of revenue including advertising inventory, third party inventory validation and measurement, adserving, adverification,research and data (collectively referred to as ‘traffic acquisition costs’ or TAC), amortization expense related to capitalized software, depreciation expense, allocated costs of the Company’s personnel which set up and monitor campaign performance and platform hosting, license, and maintenance costs. Allocated overhead costs were $1,201 and $1,183 for the years ended December 31, 2020 and 2019, respectively, and $961 and $913 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively.
Sales and Marketing
Sales and marketing expenses consist of compensation and commission costs of the sales and related support teams, as well as travel, trade show, and other marketing related costs. Advertising costs are charged to operations when incurred. Total advertising costs amounted to $149 and $200 for the years ended December 31, 2020 and 2019, respectively. Total advertising costs were $236 and $111 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively. Allocated overhead costs were $2,257 and $2,252 for the years ended December 31, 2020 and 2019, respectively and $1,639 and $1,718 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively.
Technology and Development
Technology and development costs include costs to maintain and develop the Company’s technology platform. Costs incurred for research and product development are expensed as incurred and include salaries, taxes and benefits, contracting, and travel expenses related to research and development. Allocated overhead costs were $801 and $887 for the years ended December 31, 2020 and 2019, respectively and $572 and $634 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively.
General and Administrative Expense
General and administrative expenses include compensation for executive and administrative personnel, professional service fees, insurance, supplies, and other fixed costs. Allocated overhead costs were $298 and $342 for the years ended December 31, 2020 and 2019, respectively and $217 and $230 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Rent Expense
Rent expense is recognized on a straight-line basis over the term of the lease, with the difference between the cash rent expense and straight-line expense recorded as deferred rent. (Refer to Note 16—Commitments and Contingencies, for discussion of the Company’s commitments under operating leases.)
Equity-based Compensation
Compensation expense related to employee equity-based awards is measured and recognized in the Consolidated Financial Statements based on the fair value of the awards granted. The Company granted awards to employee that vest based solely on continued service, or service conditions, and awards that vest based on the achievement of performance targets, or performance conditions. The fair value of each option award containing service and/or performance conditions is estimated on the grant date using the Black-Scholes option-pricing model. For service condition awards, equity-based compensation expense is recognized on a straight-line basis over the requisite service periods of the awards. For performance condition and market condition awards, equity-based compensation expense is recognized using a graded vesting model over the requisite service period of the awards. Forfeitures are recorded as they occur. (Refer to Note 13—
Equity Based Compensation Expense
)
Debt Issuance Cost
Deferred issuance costs relate to the Company’s debt instruments, the short-term and long-term portions are reflected as a deduction from the carrying amount of the related debt. The debt issuance costs are amortized using the straight-line method over the term of the related debt instrument which approximates the effective interest method. Debt issuance costs incurred with line-of-credit
arrangements are recorded as contra debt on our consolidated balance sheets and amortized over the term of the arrangement. Debt may be considered extinguished when it has been modified and the terms of the new debt instruments and old debt instruments are “substantially different” (as defined in the debt modification guidance in ASC Topic
470-50,
Debt—Modifications and Extinguishments (“ASC
470-50”)).
Income Taxes
Income tax expense includes federal, state, and foreign taxes and is based on reported income before income taxes. The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities are determined based on the enacted tax rates expected to apply in the periods in which the deferred tax assets or liabilities are anticipated to be settled or realized.
The Company regularly reviews its deferred tax assets for recoverability and establish a valuation allowance if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The determination as to whether a deferred tax asset will be realized is made on a jurisdictional basis and is based on the evaluation of positive and negative evidence. This evidence includes historical taxable income, projected future taxable income, the expected timing of the reversal of existing temporary differences and the implementation of tax planning strategies.
The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized from uncertain tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. Interest related to uncertain tax positions is recognized as part of the

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

provision for income taxes and is accrued beginning in the period that such interest would be applicable under relevant tax law until such time that the related tax benefits are recognized. The Company is required to file tax returns in the U.S. federal jurisdiction, various states, and in Canada. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits (if any) in the tax provision.
Contingencies
A liability is contingent if the amount is not presently known but may become known in the future as a result of the occurrence of some uncertain future event. The Company accrues a liability for an estimated loss if it is determined that the potential loss is probable of occurring and the amount can be reasonably estimated. Significant judgment is required in both the determination of probability and the determination as to whether the amount of an exposure is reasonably estimable, and accruals are based only on the information available to our management at the time the judgment is made. The Company expenses legal costs, including those legal costs incurred in connection with a loss contingency, as incurred.
Deferred Transaction Costs and Transaction Costs Payable
As part of the contemplated reverse recapitalization transaction with MCAP Acquisition Corporation (“MCAP”), the Company has accrued direct and incremental transaction costs related to the merger which will be deducted from the combined entity’s additional paid-in
capital at the closing of the transaction when the proceeds are received.
As of September 30, 2021 (unaudited), the Company had recorded $731 of transaction costs payable to advisers, which is included in Accrued expenses.
Recent Accounting Pronouncements
Recently Adopted Accounting Pronouncements
The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2016-18,
Statement of Cash Flows
(Topic 230), which requires that entities explain in a statement of cash flows the change in total cash, including cash considered restricted cash. Furthermore, if an entity presents cash, cash equivalents and items considered to be restricted cash in multiple line items in the balance sheets, the entity is required to reconcile the specific cash items in the balance sheets to the total cash presented in the Statements of Cash Flows. Finally, entities are required to disclose information regarding the nature of restrictions on cash, cash equivalents and items included in restricted cash. ASU
2016-18
is effective for entities or emerging growth companies following private company adoption dates or fiscal years beginning after December 15, 2019 with retrospective application to all periods presented. The company adopted ASU
2016-18
as of January 1, 2019.
In May 2014, the FASB issued ASC 606. ASC 606 provides a single model for entities to use in accounting for revenue arising from contracts with customers and supersedes historical revenue recognition guidance. ASC 606 also requires expanded qualitative and quantitative disclosures about the nature, timing, and uncertainty of revenue and cash flows rising from contracts with customers. The Company adopted ASC 606 on January 1, 2019, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. There were no changes to the timing nor amount of revenue recognized resulting from the adoption of ASC 606 and as a result no cumulative effect adjustment was recorded. The adoption of ASC 606 had no transition impact on cash provided by or used in operating, financing, or investing activities reported in the Consolidated Statements of Cash Flows.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

In January 2017, the FASB issued ASU
No. 2017-04,
Intangibles
—
Goodwill and Other
(Topic 350)
: Simplifying the Test for Goodwill Impairment
(“ASU
2017-04”).
Under ASU
2017-04
goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is applied on a prospective basis and is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2022, and interim periods with fiscal years beginning after December 15, 2022, with early adoption, including adoption in any interim period, permitted. The Company early adopted this standard on January 1, 2019 and the adoption did not have a material effect on the Consolidated Financial Statements.
ASU
2018-13,
Fair Value Measurements—Disclosure Framework (Topic 820), modifies required disclosures for fair value measurements by removing certain disclosure requirements such as transfers between Level 1 and Level 2 amounts in the fair value hierarchy and the policy for timing of transfers between levels and modifying other disclosure requirements, such as requiring disclosure of transfers into and out of the Level 3 fair value hierarchy for non-public
companies. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The adoption did not have a material effect on the Consolidated Financial Statements.
In August 2020, the FASB issued ASU
2020-06,
“Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entities Own Equity (Subtopic
815-40).”
This ASU simplifies accounting for convertible instruments by eliminating two of the three models in
ASC 470-20
that require separating embedded conversion features from convertible instruments. The guidance is effective for fiscal years beginning after December 15, 2021. The Company early adopted this standard effective January 1, 2021 and the adoption did not have a material effect on the Consolidated Financial Statements.
Accounting Pronouncements Issued Not Yet Adopted
In February 2016, the FASB issued ASU
2016-02,
Leases
(Topic 842) (“ASU
2016-02”),
which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use
asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. ASU
2016-02
supersedes the previous leases standard, ASC 840, Leases. ASU
2016-02,
as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2022. The Company is currently evaluating the new guidance to determine the impact it will have on the Consolidated Financial Statements.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments
—
Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
(“ASU
2016-13”),
which requires entities to estimate all expected credit losses for certain types of financial instruments, including trade receivables, held at the reporting

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

date based on historical experience, current conditions, and reasonable and supportable forecasts. The updated guidance also expands the disclosure requirements to enable users of financial statements to understand the entity’s assumptions, models and methods for estimating expected credit losses over the entire contractual term of the instrument from the date of initial recognition of that instrument. ASU
2016-13,
as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the new guidance to determine the impact it will have on the Consolidated Financial Statements.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes
(Topic 740) (“ASU
2019-12”),
which is part of the FASB’s overall simplification initiative to reduce the costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. ASU
2019-12
simplifies accounting guidance for intra-period allocations, deferred tax liabilities, year-to-date
losses in interim periods, franchise taxes,
step-up
in tax basis of goodwill, separate entity financial statements, and interim recognition of tax laws or rate changes. ASU
2019-12
is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the new guidance to determine the impact it will have on our Consolidated Financial Statements.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848) (“ASU
2020-04”),
subsequently clarified in January 2021 by ASU
2021-01,
Reference Rate Reform (Topic 848) (“ASU
2021-01”).
The main provisions of this update provide optional expedients and exceptions for contracts, hedging relationships, and other transactions that reference the London Inter-bank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. The guidance in
ASU 2020-04
and ASU
2021-01
was effective upon issuance and, once adopted, may be applied prospectively to contract modifications and hedging relationships through December 31, 2022. The Company is currently evaluating the new guidance to determine the impact ASU
2020-04
and ASU
2021-01
will have on the Consolidated Financial Statements.
3. REVENUE RECOGNITION
ASC 606, Revenue from Contracts with Customers
The Company adopted FASB Accounting Standards Codification (“ASC”) Topic 606,
Revenue from Contracts with Customers
(“ASC 606”) using the modified retrospective method, on January 1, 2019.
Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company measures revenue based on the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a promise in a contract to transfer a distinct service or product to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation.
In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps (i) identification of contracts with customers;

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

(ii) identification of performance obligations; (iii) determination of the transaction price; (iv) allocation of the transaction price to performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.
Typical payment terms are between net 30 and net 60 days.
Media Services Revenue
The Company generates Managed Programmatic and Direct Access (collectively “Media Services”) revenue by using its proprietary machine learning-powered technology platform to execute targeted digital advertising campaigns, offering advanced predictive targeting solutions across different customer industry verticals and consumer screens (desktop, mobile, and CTV), including customized targeting, measurement and analytical services to address unique advertiser challenges. The Company’s customers consist of brands working directly with the Company and advertising agencies working on behalf of its customers.
Managed Programmatic Revenue
For its Managed Programmatic revenue the Company negotiates Insertion Orders (“IOs”) with the advertising agency or brand, which specifies the material terms of the campaign. IOs are subject to cancellation by the client, usually with no penalty, for the unfilled portion of the IO. The Company’s performance obligation is to deliver digital advertisements in accordance with the terms of the IO. The Company has concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized over the time, using the output method, for which the Company is transferring value to the customer through delivered advertising units.
The Company’s contracts with a customer may convey a right to discounted or free of charge impressions. The Company determines whether rights to discounted future impressions provide a material right to the customer and revenue related to such material right should be deferred to the period when such right to discount expires or is exercised by the customer. For periods presented, the Company did not identify material rights related to such discounts.
Managed Programmatic revenue is recorded on a gross basis. The Company is responsible for fulfilling advertising delivery, including optimization and reporting, establishes the selling price for the delivery, and the Company performs billing and collections, including ultimately retaining credit risk. The Company has therefore determined that it serves as a principal and that gross presentation of revenue is appropriate.
Direct Access Revenue
Direct Access customers access the Company’s platform directly and manage all aspects of their advertising campaigns. The Company provides advertiser and marketer customers direct access to the platform so that they can execute and manage advertising campaigns. Advertising Services Agreements with customers specify the pricing framework, which typically involves a percentage of customer spend and additional fees applicable to various data science model deployments and uses as applicable to a given campaign. Additional services can be procured on a per-service
pricing basis. Platform fee revenue is recognized, on an over time basis, when the customer makes a purchase thru the platform during the month. The Company’s performance obligation is to provide the use of the platform to customers. The Company is not primarily responsible for the purchase of advertising inventory, third party data, and other related expenses. Revenue for customers working with the

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Company on this basis are recorded net of the amount incurred and payable to suppliers for the cost of advertising inventory, third party data and other add-on
features, as the Company does not control the purchase nor have pricing discretion with regard to these items. The Company has therefore determined that it serves as an agent and that net presentation of revenue is appropriate. The Company bills clients for their purchases through its platform and the associated platform fees.
A customer cannot take possession of the software platform, nor is it feasible or currently an available option for a customer to contract with a third party to host the software or for a customer to host the software.
Fees are entirely variable, and revenue is recognized in the period the Company has the contractual right to the fee.
This offering is new to the market and not yet material to the Company from a financial reporting perspective.
Accounting Policy Elections and Practical Expedients
The Company has elected to exclude from the measurement of the transaction price all taxes (e.g., sales, use, value-added) assessed by government authorities and collected from a customer. Therefore, revenue is recognized net of such taxes.
The Company used the practical expedient and expenses the costs to obtain or fulfill a contract as incurred because the amortization period of the asset that the Company otherwise would have recognized is one year or less. Therefore, there were no contract cost assets recognized as of December 31, 2020 or 2019, and none recognized as of September 30, 2021 (unaudited).
The Company has elected not to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of the end of the reporting period for performance obligations with a remaining performance obligation that is part of a contract that has an original expected duration of one year or less.
Contract Balances
Contract assets and contract liabilities related to the Company’s revenue streams were not significant to these Consolidated Financial Statements.
Receivables related to revenue from contracts with customers are described in Note 5.
4. NET INCOME PER UNIT
The Company has three classes of common unit, Class A, B, and C. Basic and diluted earnings per unit (“EPU”) attributable to common unit holders for Class A, B, and C common units were the same because they were entitled to the same liquidation and dividend rights.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

The computation of basic and diluted EPU is as follows:

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

			(unaudited)
Net income (loss) attributable to common members	$7,327	$5,487	$6,688	$(288)
Weighted-average common units outstanding:
Basic	43,399,728	43,367,583	43,499,745	43,395,968
Diluted	43,399,728	43,367,583	47,841,702	43,395,968
Net income (loss) per common unit:
Basic	$0.17	$0.13	$0.15	$(0.01)
Diluted	$0.17	$0.13	$0.14	$(0.01)
For the year ended December 31, 2020 and 2019, 4,970,375 and 5,737,250 units of potentially dilutive equity-based awards outstanding, respectively, were excluded from the computation of diluted net income (loss) per common unit as their effect was anti-dilutive. For the nine months ended September 30, 2021 and 2020 (unaudited), 1,142,818 and 5,132,875 units of potentially dilutive equity-based awards outstanding, respectively, were excluded from the computation of diluted net income (loss) per common unit as their effect was anti-dilutive.
5. ACCOUNTS RECEIVABLE, Net
Accounts receivable as of December 31, 2020 and 2019 and September 30, 2021 (unaudited) consisted of the following:

	As of December 31,		As of September 30,
	2020	2019	2021
			(unaudited)
Accounts receivables	$47,132	42,915	38,893
Other receivables	340	225	352

	47,472	43,140	39,245
Less: provision for bad debts	(457)	(376)	(359)

Total	$47,015	42,764	38,886

The provision for bad debt expense on accounts receivable was $159 and $155 for the years ended December 31, 2020 and 2019, respectively, $8 and $47 for the nine months ended September 30, 2021 and 2020 (unaudited).

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

6. PROPERTY AND EQUIPMENT, Net
Property and Equipment, net as of December 31, 2020 and 2019 and September 30, 2021 (unaudited) consisted of the following:

	As of December 31,		As of September 30,
	2020	2019	2021
			(unaudited)
Computers and equipment	$659	$587	$726
Leasehold improvements	—	62	—

	659	649	726
Less: accumulated depreciation	(333)	(293)	(364)

Total	$326	$356	$362

Depreciation expense on Property and Equipment was $146 and $128 for the years ended December 31, 2020 and 2019, respectively, and $107 and $112, for the nine months ended September 30, 2021 and 2020 (unaudited), respectively.
7. INTANGIBLE ASSETS, Net
Intangible assets, net as of December 31, 2020 and 2019 and September 30, 2021 (unaudited) consisted of the following:

	Remaining Weighted Average Useful Life (in years)	As of December 31, 2020
		Gross amount	Accumulated amortization	Net carrying amount
Software	2.0	$9,124	$(8,138)	$986
Capitalized software costs	1.4	5,275	(3,334)	1,941
Customer relationships	3.0	31,726	(18,227)	13,499
Trademarks/tradename	6.0	10,243	(4,115)	6,128
Non-compete agreements	1.0	1,519	(1,223)	296

Total		$57,887	$(35,037)	$22,850

	Remaining Weighted Average Useful Life (in years)	As of December 31, 2019
		Gross amount	Accumulated amortization	Net carrying amount
Software	3.0	$9,124	$(7,624)	$1,500
Capitalized software costs	2.2	3,118	(1,699)	1,419
Customer relationships	4.0	31,726	(13,712)	18,014
Trademarks/tradename	7.0	10,243	(3,094)	7,149
Non-compete agreements	2.0	1,519	(920)	599

Total		$55,730	$(27,049)	$28,681

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

	Remaining Weighted Average Useful Life (in years)	As of September 30, 2021 (unaudited)
		Gross amount	Accumulated amortization	Net carrying amount
Software	1.3	$9,124	$(8,524)	$600
Capitalized software costs	1.1	6,875	(4,818)	2,057
Customer relationships	2.3	31,726	(21,612)	10,114
Trademarks/tradename	5.3	10,240	(4,879)	5,361
Non-compete agreements	0.3	1,519	(1,451)	68

Total		$59,484	$(41,284)	$18,200

Amortization expense on intangible assets was $7,988 and $9,237 for the years ended December 31, 2020 and 2019, respectively, and $6,247 and $5,934 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively.
Amortization expense was included in the Company’s Consolidated Statements of Operations as follows:

	Year ended December 31,		Nine months ended September 30,
	2020	2019	2021	2020

			(unaudited)
Platform operations	$1,720	$3,401	$1,482	$1,255
Sales and marketing	5,489	5,522	4,110	4,118
Technology and development	465	—	419	326
General and administrative	314	314	236	235

Total	$7,988	$9,237	$6,247	$5,934

The following is a schedule for the next five years of future amortization of intangible assets:

Year ended December 31,
2021	$6,345
2022	$6,003
2023	$5,496
2024	$1,021
2025	$1,021
The preceding expected amortization expense is an estimate. Actual amounts of amortization expense may differ from estimated amounts due to additional intangible asset acquisitions, impairment of intangible assets, accelerated amortization of intangible assets and other events. The Company expenses the costs incurred to renew or extend the term of intangible assets.
8. GOODWILL
Goodwill impairment exists when a reporting unit’s carrying value exceeds its fair value. The Company is a single reporting unit. On December 31, 2020 and December 31, 2019, the Company performed a qualitative and quantitative assessment to determine if it was more likely than not that the fair value of the reporting unit

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

exceeded its carrying value, including goodwill. The goodwill test indicated that it was more likely than not that the fair value of the reporting unit exceeded its carrying value, resulting in no impairment. The goodwill balance at December 31, 2020 and 2019, and at September 30, 2021 (unaudited) was $35,778.
9. ACCRUED EXPENSES
Accrued expenses as of December 31, 2020 and 2019 and September 30, 2021 (unaudited) consist of the following:

	As of December 31,		As of September 30,
	2020	2019	2021
			(unaudited)
Income taxes payable	$3,878	$1,178	$1,000
Sales and use taxes payable	190	65	195
Deferred revenues	42	—	59
Other liabilities	1,889	3,756	3,933

Total	$5,999	$4,999	$5,187

10. DEBT
Facility
On December 22, 2016, the Company entered into a credit agreement (“Credit Agreement”) with various financial institutions (“Lenders”). The Credit Agreement consisted a $48,500 term loan (the “Term Loan”) and revolving loans (“Revolving Loans”) in aggregate principal amount of $5,000 (collectively, the “Facility”). The Facility matures on December 22, 2021. The Facility bears interest at a rate equal to the greater of 0.5% or the one-month
London Inter-bank Offered Rate (“LIBOR”), plus 8.5%, per annum.
The Company entered into five separate amendments (collectively “Amendments”) to the Credit Agreement subsequent to the date of the Credit Agreement. The Amendments did not result in a change to the principal amount, terms or interest rate of the Facility.
The Company incurred debt issuance costs of $1,220 which are presented in the consolidated balance sheets. For the years ended December 31, 2020 and 2019, the Company amortized $220 and $264, respectively, and $118 and $151 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively. The effective rate of interest associated with this loan was 10.6% for the years ended December 31, 2020 and 2019, and for the nine months ended September 30, 2021 and 2020 (unaudited).
The Company is subject to customary representations, warranties, and covenants. The Facility requires that the Company meet certain financial and non-financial
covenants which include, but are not limited to, (i) delivering audited consolidated financial statements to the lender within 120 days after year-end,
(ii) delivering unaudited consolidated financial statements within 45 days after each fiscal quarter and 30 days after each month end (other than those days that constitute fiscal quarter), (iii) maintaining certain leverage ratios and fixed charge coverage ratios, (iv) and limit capital expenditures to $500 in any fiscal year. As of December 31, 2020, and 2019, the Company was in full compliance with the terms of the Term Loan, and obtained an extension from the lender of the required delivery of the December 31, 2020 audited financial statements until September 30, 2021. As of September 30, 2021 (unaudited), the Company was in full compliance with the terms of the Term Loan.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

All obligations under the Term Loan are secured by a fully perfected priority security interest in substantially all assets of the Company.
Silicon Valley Bank Revolver
On September 21, 2017, the Company entered into a Loan and Security agreement (“Loan and Security Agreement”) with Silicon Valley Bank (“SVB”). The Loan and Security Agreement consisted of a revolving line of up to $8,000 (“SVB Revolver”) and letters of credit up to $2,775 (“Letters of Credit”) (Refer to Note 16—
Commitments and contingencies
). Under the original terms, before subsequent amendments, the SVB Revolver matured on September 21, 2019. The SVB Revolver is available on demand and accrues interest at Prime (as defined in the Loan and Security Agreement) plus 2.5% and interest shall be payable monthly. The borrowing base of the SVB Revolver is 80.0% of the Company’s eligible accounts receivable. Upon expiration, all outstanding principal and interest are due. The collections of the Company’s accounts receivable are applied to the outstanding loan balance daily.
Since the inception of the Loan and Security Agreement the Company has entered into several amendments, primarily to extend the term of the agreement. On October 23, 2020, the Company entered into the Sixth Amendment to the Loan and Security Agreement (“Sixth SVB Revolver Amendment”). The Sixth SVB Revolver Amendment extended the previously amended maturity date of July 31, 2020 to July 31, 2021. The interest rate definition was also amended to accrue at a floating per annum rate equal to the greater of (a) 2.50% above the Prime Rate and (b) 3.25%; provided, however, during a Streamline Period, the principal amount outstanding under the SVB Revolver shall accrue interest at a floating per annum rate equal to the greater of (x) 1.50% above the Prime Rate and (y) 3.25%.
On July 27, 2021, the Seventh Loan Modification Agreement to the Loan and Security Agreement was executed. The Seventh SVB Revolver Amendment extended the previously amended maturity date of July 31, 2021 to November 30, 2021. Additionally, an amendment fee in the amount of $4 was charged by the Bank to AdTheorent in connection with the amendment. The Company accounted for the extension of the maturity date as a modification of the debt instrument.
For the year ended December 31, 2020 and 2019, and the nine months ended September 30, 2021 and 2020 (unaudited), the Company did not incur any interest related to the SVB Revolver. As of December 31, 2020, and 2019 and as of September 30, 2021 (unaudited), the SVB Revolver balance was $0, respectively. The Company did not draw upon the SVB Revolver as of December 31, 2020, and 2019, and as of September 30, 2021 (unaudited).
The SVB Revolver requires that the Company meet certain financial and non-financial
covenants which include, but are not limited to, (i) delivering a Borrowing Base Report (as defined in the Loan and Security Agreement) within 30 days after the end of each month, (ii) delivering monthly accounts receivable aging and monthly accounts payable aging within 30 days after the end of each month, (iii) delivering Monthly Financial Statements (as defined in the Loan and Security Agreement) no later than 30 days after the last day of each month, (iv) delivering audited consolidated financial statements within 180 days after year-end.
As of December 31, 2020, and 2019 and September 30, 2021 (unaudited), the Company was in full compliance with the terms of the SVB Revolver and obtained an extension from the lender of the required delivery of the December 31, 2020 audited financial statements until September 30, 2021. As of September 30, 2021 (unaudited), the Company was in full compliance with the terms of the SVB Revolver.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

All obligations under the SVB Revolver are secured by substantially all assets of the Company (subject only to permitted liens to have superior priority).
Debt consists of the following as of December 31, 2020 and 2019 and as of September 30, 2021 (unaudited):

	As of December 31,		As of September 30,
	2020	2019	2021
			(unaudited)
Term Loan Payable	$26,187	$32,958	$24,368
Less: Deferred financing fees	(155)	(375)	(37)

	26,032	32,583	24,331
Less: Current portion of Term Loan Payable, net	(26,032)	(2,425)	(24,331)

Term Loan, net of current portion	$—	$30,158	$—

The carrying value of debt as of December 31, 2020 and 2019 approximated its fair value. The carrying value of debt as of September 30, 2021 (unaudited) approximated its fair value. All required principal payments are due in 2021.
11. SAFE NOTES
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. (“Symetry’). During the year ended December 31, 2020 and nine months ended September 30, 2021 and 2020 (unaudited), the Company raised $1,250, $1,225 and $1,150, respectively, to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Note”) with several parties. The SAFE Notes resulted in cash proceeds to the Company in exchange for the right to stock of SymetryML, Inc, a subsidiary of the Company, or cash at a future date in the occurrence of certain events, as follows:
If there is an equity financing transaction, where the Company issues and sells capital units of SymetryML, Inc, at a fixed pre-money
valuation and with an aggregate investment amount of a defined threshold, before the expiration or termination of the SAFE Note, the Company will automatically issue a number of new units equal to the purchase price of the SAFE Note, as defined in the SAFE agreement, divided by either: (1) the price per new unit equal to the quotient obtained by dividing (i) $10,000 by (ii) the company capitalization as of immediately prior to the transaction; or (2) the product of the price per new units sold in the transaction multiplied by 80%, whichever calculation results in a greater number of new units.
If there is a liquidity event, as defined in the SAFE Notes, before the expiration or termination of the SAFE Notes, the investor will, at its option, either receive a cash payment equal to the purchase price of the note; or automatically receive from the Company a number of units of capital units equal to the purchase price of the note divided by the price per unit of capital unit equal to 80% multiplied by the quotient obtained by dividing (i) $10,000 by (ii) the company capitalization as of immediately prior to the liquidity event, if the investor fails to select the cash option.
In a dissolution event, as defined in the SAFE Notes, the Company will pay the investors an amount equal to the purchase price of the SAFE Note, due and payable immediately prior to the consummation of the dissolution event.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

The SAFE Notes were classified as
marked-to-market
liabilities pursuant to ASC 480, Distinguishing Liabilities from Equity. The SAFE Notes were measured at fair value, with changes in fair value recorded within loss on SAFE Note revaluation within the Consolidated Statement of Operations. Any changes in fair value were not material to the financial statements.
12. INCOME TAXES
For the nine months ended September 30, 2021 and 2020 (unaudited), the Company recorded an income tax expense/(benefit) of $3,141 and $(215), respectively. The effective income tax rates (“ETR”) for the nine months ended September 30, 2021 and 2020 (unaudited) were 33.8% and 20.9%, respectively. The ETR for the nine months ended September 30, 2021 (unaudited) differed from the statutory rate of 21% primarily due to state and local income taxes, and transaction costs not deductible for tax purposes.
As of each reporting date, the Company’s management considers new evidence, both positive and negative, that could impact management’s view with regard to future realization of deferred tax assets. As of September 30, 2021 (unaudited), management has recorded a valuation allowance on certain deferred tax assets where management believes that after considering all of the available evidence, The Company has determined that these deferred tax assets will not be realized. The valuation allowance increased by $266 from December 31, 2020.
The components of income (loss) from operations before income taxes consist of the following for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Domestic	$9,946	$7,468
Foreign	(471)	48

Income from operations before income taxes	$9,475	$7,516

Components of the provision for income taxes consist of the following for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Current provision (benefit):
Federal	$3,465	$2,744
State and local	1,643	976
Foreign	(11)	21

Total current provision	5,097	3,741
Deferred benefit:
Federal	(1,614)	(1,412)
State and local	(703)	(300)
Foreign	—	—

Total deferred benefit	(2,317)	(1,712)

Provision for income taxes	$2,780	$2,029

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Reconciliation of the federal statutory rate to the Company’s effective tax rate is the following for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Federal income tax rate	21.00%	21.00%
State and local taxes, net of federal benefit	7.68%	4.09%
Foreign rate differential	-0.27%	0.15%
Permanent items	1.18%	4.03%
Research and development credits	-2.96%	-3.99%
Equity option forfeitures	1.38%	0.00%
Change in valuation allowance	1.20%	0.00%
State FIN 48	0.14%	1.63%
Other	0.00%	-0.03%

Effective tax rate	29.35%	26.88%

The tax effects of significant temporary differences that comprise deferred tax assets and liabilities were as of December 31, 2020 and 2019:

	As of December 31,
	2020	2019
Deferred tax assets:
Accrued expenses	$598	$171
Deferred rent	505	371
Investments	30	202
Net operating losses	353	7
Reserves	178	121
Equity-based compensation	389	387
Uncertain Tax Positions	86	81
Disallowed Interest Expense	—	—

Deferred tax assets	2,139	1,340
Valuation Allowance	(114)	—

Net deferred tax asset	2,025	1,340
Deferred tax liabilities:
Property & equipment	(315)	(869)
Intangible assets	(6,230)	(7,308)

Deferred tax liabilities	(6,545)	(8,177)

Deferred income taxes	$(4,520)	$(6,837)

As of each reporting date, the Company’s management considers new evidence, both positive and negative, that could impact management’s view with regard to future realization of deferred tax assets. As of December 31, 2020, management has recorded a valuation allowance on certain foreign deferred tax assets where management believes that after considering all of the available evidence, it is more likely than not that these assets will not be realized. The valuation allowance increased by $114 from December 31, 2019.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

As of December 31, 2020, the Company has U.S Federal net operating losses of $917, U.S. state net operating loss carryforwards of $917, and Canadian net operating loss carryforwards of $428. U.S. Federal net operating losses do not expire, U.S. State net operating losses will begin to expire in 2040, and Canadian net operating losses will begin to expire in 2040.
As tax law is complex and often subject to varied interpretations, it is uncertain whether some of our tax positions will be sustained upon examination. Tax liabilities associated with uncertain tax positions represent unrecognized tax benefits, which arise when the estimated benefit recorded in our financial statements differs from the amounts taken or expected to be taken in a tax return because of the uncertainties described above. Substantially all of these unrecognized tax benefits, if recognized, would benefit our effective income tax rate.

	Year Ended December 31,
	2020	2019
Unrecognized tax benefits—beginning of period	$380	$169
Tax position changes—current period	—	211

Unrecognized tax benefits—end of period	380	380
Interest and penalties—end of period	27	8

Total liabilities related to uncertain tax positions	$407	$388

The Company recognizes interest and penalties associated with uncertain tax positions as a component of the provision for income taxes. The Company recognized interest and penalties expense of $18 and $8, for 2020 and 2019, respectively.
Management believes it will be able to reverse the unrecognized tax benefits in the next 12 months through filing with the state and local taxing authorities.
The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company is subject to taxation in the U.S, various states, and Canada. As of December 31, 2020, the Company’s tax returns remain open and subject to examination by the tax authorities for the tax years 2017 and after.
In response to the market volatility and economic instability prompted by
COVID-19,
the CARES Act was enacted and signed into law on March 27, 2020. The CARES Act is a $2 trillion relief package comprising a combination of tax provisions and other stimulus measures. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carry back periods, alternative minimum tax credit refunds, modifications to the interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company has accounted for the relevant impacts of the CARES Act in its December 31, 2020 Consolidated Financial Statements.
On December 22, 2016, the Company and a private equity investment firm (the “Buyer”), closed a growth recapitalization transaction in partnership with the Company’s co-founders
and existing investors (the “Sellers”). As part of that transaction, the Company shall pay to the former Sellers an amount equal to the tax benefit realized by the Company during each of the first five taxable years of the Company through 2020, any net operating loss carryover and research credits as a portion of the residual purchase price.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

In connection with that transaction, the Company shall pay compensation to the former Sellers following the filing of the Company’s tax return for each relevant taxable year an amount equal to the tax benefit realized by the Company during each of the first five (5) taxable years of the Company ending following the Closing Date (December 22, 2016) resulting from any (i) net operating loss carryover (within the meaning of Section 172 of the Code) to such taxable year of any net operating loss of the Company for a taxable year ending on or before the Closing Date (the “NOL Carryforwards”“) and (ii) carryforward of the research credits determined under Section 41(a) of the Code to such taxable year of any such research credits of the Company for a taxable year ending on or before the Closing Date (the ““R&D Carryforwards”“ and together with the NOL Carryforwards, the ““Tax Attribute Carryforwards”“). The Company shall be deemed to realize a tax benefit in any taxable year to the extent that (i) its cash Tax liability for such taxable year computed without taking the Tax Attribute Carryforwards to such taxable year into account is greater than (ii) its cash Tax liability for such taxable year computed by taking the Tax Attribute Carryforwards to such taxable year into account. If the Company makes a payment with respect to a taxable year and in a subsequent taxable year realizes a net operating loss or tax credit that, if carried back to such taxable year would reduce or eliminate the tax benefit deemed realized for such taxable year, such reduced or eliminated tax benefit shall become a Disallowed Tax Benefit, and the Sellers shall promptly pay to Buyer an amount equal to the excess, if any. of (i) the tax benefit computed for such taxable year without taking such net operating loss and tax credit into account and (ii) the tax benefit computed for such taxable year taking such net operating loss and tax credit into account. During 2019, the Company incurred $1,917 of residual purchase price to the Sellers which is included under other income (expense) on the Consolidated Statements of Operations. Of that amount, $1,000 was paid during 2019 and $917 was accrued and included in accrued expenses in the Consolidated Balance Sheet as of December 31, 2019.
As of December 31, 2020, all tax attributes arising from December 22, 2016 and prior have been exhausted and therefore the impacts of the arrangement have been concluded.
13. EQUITY-BASED COMPENSATION EXPENSE
The Company’s Member Incentive Plan (the “Plan”) for its employees and officers provides for granting of options at the discretion of the Board of Directors. The Company measures and recognizes compensation expense for all equity-based awards using fair values as determined by the Black-Scholes model. Under the Plan, the total number of common units that may be optioned is 5,850,000 units of non-voting
Class C Common Units. Option terms under the Plan are 10 years. There were no options granted for the year ended December 31, 2020. There were no options granted for the nine months ended September 30, 2021 and 2020 (unaudited). There were 2,547,500 options granted for the year ended December 31, 2019. There were 541,900 and no Restricted Incentive Units (“RIUs”) granted for the nine months ended September 30, 2021 and 2020 (unaudited), respectively. The equity options that have been granted by the Company consist of time based (service condition awards) and performance based (performance condition awards). RIUs that have been granted by the Company have both service and performance vesting condition. As of December 31, 2020 and September 30, 2021 (unaudited), 725,375 and 189,725 options, respectively, are available for future grant.
Equity Options
The time based equity options vest 25% each year for 4 years. The performance-based options are eligible to vest 25% each year subject to the Company meeting certain annual Adjusted Earnings Before Interest, Income Tax, Depreciation and Amortization (“Adjusted EBITDA”) targets.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

The following table summarizes the total equity-based compensation expense included in the Consolidated Statements of Operations:

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020

			(unaudited)
General and administrative	$657	$776	$382	$547

Total equity-based compensation expense	$657	$776	$382	$547

The Company received cash in the amount of $101, $3, $18, and $33 from the exercise of equity options for the year ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020 (unaudited), respectively. The tax benefit from equity options exercised were $28, $1, $6 and $10 for the year ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020 (unaudited), respectively.
The estimated income tax benefit of equity-based compensation expense included in the provision for income taxes were approximately $181, $214, $105, and $161, for the year ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020 (unaudited), respectively. No equity-based compensation costs were capitalized in any period.
During 2019, the Company granted certain directors and officers of the Company an aggregate of 2,547,500 options at a strike price of $1.15. Of the options granted, there were time-based options and performance-based options, which vest upon achievement of the following performance milestones:

•	25% vest on the later of (i) December 31, 2019, or (ii) the date which is the 12-month anniversary of the Initial Vesting Date if 90% of Adjusted EBITDA milestones are achieved

•	25% vest on the later of (i) December 31, 2020 or (ii) the date which is the 12-month anniversary of the Initial Vesting Date if 90% of Adjusted EBITDA milestones are achieved

•	25% vest on the later of (i) December 31, 2021, or (ii) the date which is the 12-month anniversary of the Initial Vesting Date if 90% of Adjusted EBITDA milestones are achieved

•	25% vest on the later of (i) December 31, 2022, or (ii) the date which is the 12-month anniversary of the Initial Vesting Date if 90% of Adjusted EBITDA milestones are achieved
During the year ended December 31, 2020 and the nine months ended September 30, 2021 and 2020 (unaudited), the Company did not approve any options to be granted to employees of the Company.
For any milestones not met in the defined timeframe, the recipient will be eligible to vest in the unvested portion upon achievement of the subsequent milestone. As of December 31, 2020, and 2019, the Company approved the performance goal for Adjusted EBITDA and recognized $136 and $197, related to these options, which is included in the $657 and $776 of equity-based compensation costs in 2020 and 2019, respectively. As of September 30, 2021, and 2020 (unaudited), the Company approved the performance goal for Adjusted EBITDA and recognized $63 and $123, related to these options, which is included in the $382 and $547 of equity-based compensation costs in the respective nine-month period.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

The following summarizes the Company’s equity option plan and the activity for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 (unaudited):

	Equity Option Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding at December 31, 2018	3,328,500	$0.78	8.18
Granted	2,547,500	1.15
Exercised	—	—
Forfeited	(138,750)	0.75
Outstanding at December 31, 2019	5,737,250	$0.95	8.26
Granted	—	—
Exercised	(120,000)	0.84
Forfeited	(646,875)	1.00

Outstanding at December 31, 2020	4,970,375	$0.94	6.04

Vested or expect to vest as of December 31, 2020	4,970,375	$0.94	6.04

Vested and exercisable at December 31, 2020	3,745,500	$0.92	5.44

	Equity Option Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
	(unaudited)
Outstanding at December 31, 2020	4,970,375	$0.94	6.04
Granted	—	—
Exercised	(21,250)	0.85
Forfeited	(6,250)	1.15

Outstanding at September 30, 2021	4,942,875	$0.94	5.46

Vested or expect to vest as of September 30, 2021	4,942,875	$0.94	5.46

Vested and exercisable at September 30, 2021	3,789,250	$0.89	4.57

The aggregate intrinsic value of vested and expected to vest at September 30, 2021 (unaudited) and December 31, 2020 is $75,041 and $0, respectively. The weighted average fair value of options granted in 2019 was $0.68 on the dates of grant.
As of September 30, 2021 (unaudited) and December 31, 2020, there were approximately $448 and $776 total unrecognized compensation cost related to non-vested
equity-based compensation arrangements, respectively, which is expected to be recognized over a weighted average period of 1.13 years and 1.88 years, respectively.
Restricted Incentive Units (“RIUs”)
On July 28, 2021, the Company granted 541,900 RIUs to employees of the Company at a fair value of $16.12 per unit. The RIU’s are subject to terms and conditions of the Restricted Interest Unit Agreement (“RIU

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Agreement”). The awards expire at the earlier of settlement or the tenth anniversary of the grant date. If a participant terminates service, any portion of an RIUs that have not been settled by the Company by the termination date shall be forfeited.
Compensation expense related to RIUs granted to certain employees is based on the fair value of the common units valued on the grant date. RIUs vest upon satisfaction of both the participants’ continued employment and a liquidity event. The RIUs therefore have a service condition and a performance condition. The RIUs’ service condition is satisfied fifty percent (50%) as of the first anniversary of the vesting start date and the remaining fifty percent (50%) in four substantially equal installments every three months thereafter (12.5% per quarter, such that the service requirement is fully satisfied on the second anniversary of the vesting start date). The performance condition is met by the completion of a liquidity requirement, which is defined as a sale of the Company or the date that the Common Units covered by the applicable RIUs are transferable via a sale through the public markets via a national securities exchange. The Company will recognize compensation expense for the RIUs upon the liquidity event occurring to the extent the participants’ service condition is satisfied. The liquidity event is not considered probable until the date of the event, as the event is outside the Company’s control. No awards have vested as of September 30, 2021 (unaudited) and no awards have been cancelled.
A summary of the RIU activity for the nine months ended September 30, 2021 (unaudited), is as follows:

	Equity Option Awards	Weighted Average Grant-Date Fair Value per Unit
Nonvested as of December 31, 2020	—	$—
Granted	541,900	16.12
Vested	—	—
Forfeited	—	—
Nonvested as of September 30, 2021	541,900	$16.12
As of September 30, 2021 (unaudited), there was $8,735 of total unrecognized compensation expense related to the RIUs.
Valuation Assumptions
The Company estimates the fair value of equity options using the Black-Scholes model. The fair value of each option grant is estimated on the date of grant using the Black-Scholes model and the straight-line approach with the following weighted-average assumptions:

2019 Grants
Expected term (years)	7.0
Expected volatility	58.5%
Risk free interest rate	2.14%
Expected dividend yield	—
Expected volatility:    There is no active external or internal market for the Company’s common units. Thus, it was not possible to estimate the expected volatility of the Company’s unit price in estimating fair value of options granted. Accordingly, as a substitute for such volatility, the Company used the historical volatility of the common stock of other companies in the same industry over a period of time commensurate with the expected term of the options awarded.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Expected dividend yield:    The Company does not anticipate that dividends will be distributed in the near future.
Expected term:    The Company’s expected term represents the period that the awards are expected to be outstanding and was determined as a function of contractual terms of the equity-based awards and vesting schedules. The Company uses the simplified method of calculation for estimating expected term, since the simplified method provides a reasonable estimate in comparison to actual experience.
Risk-free interest rate:    The Company bases the risk-free interest rate used in the Black-Scholes model on implied yield currently available on U.S. Treasury zero-coupon
issues with an equivalent remaining term.
14. NONCONTROLLING INTERESTS
On March 4, 2020, the Company and SymetryML Holdings, an entity formed by the Company, entered into a contribution and exchange agreement (“AdTheorent Contribution Agreement”). SymetryML Holdings became a wholly owned subsidiary of the Company through a contribution of the Company’s SymetryML department in exchange for 100% of its membership interest. SymetryML Holdings and SymetryML, a direct subsidiary of SymetryML Holdings, entered into a contribution and exchange agreement (“SymetryML Contribution Agreement”). SymetryML Holdings contributed the contributed assets and liabilities received from the AdTheorent Contribution Agreement to SymetryML, in exchange for 100% of its membership interest. SymetryML became a wholly owned subsidiary of SymetryML Holdings.
Immediately following the contributions described above, Class B interests that vest over time, comprising 50% of the total Class B equity interests of SymetryML Holdings, were offered to certain employees. As of December 31, 2020 and September 30, 2021 (unaudited), 30% and 38% of the total Class B equity interests of SymetryML Holdings are owned by noncontrolling interests, respectively.
15. SEGMENT AND GEOGRAPHIC INFORMATION
ASC 280 establishes the standards for reporting information about segments in financial statements. In applying the criteria set forth in ASC 280, Management has determined that the Company operates as one segment. The Company’s chief operating decision maker (“CODM”) reviews financial information on an aggregated and consolidated basis, together with certain operating and performance measures principally to make decisions about how to allocate resources and to measure the Company’s performance.
While the Company has sales offices in different geographical regions, which results in a possibility for different operating segments by region, the Company is not managed by geographical locations. As the CODM does not review operating results by geographic location, determining operating segments in this manner would not be appropriate. Therefore, the Company has one reportable segment.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Geographic Data
Revenue by geographic region for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021 and 2020 (unaudited) was as follows:

	Year ended December 31,		Nine months ended September 30,
	2020	2019	2021	2020
				(unaudited)
Canada	$1,834	$623	$2,292	$728
United Kingdom	140	164	390	35
U.S.	119,041	119,619	107,667	73,143
Other	—	—	19	4

Total	$121,015	$120,406	$110,368	$73,910

Total consolidated long-lived assets are all located in the U.S.
16. COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company has operating lease agreements for office space in the United States and Canada. The agreements expire over the next 3 years, except for the New York headquarters office, which expires in 2028. The Company recognizes rent expense on a straight-line basis.
Approximate future minimum lease payments for the Company’s
non-cancelable
operating leases are as follows as of December 31, 2020:

Year ended December 31,
2021	$3,810
2022	2,790
2023	2,867
2024	2,867
2025	2,867
Thereafter	7,884

Total	$23,085

In connection with several lease agreements, the Company maintains letters of credit in the total amount of $2,228 and $2,505, for the years ended December 31, 2020 and 2019, respectively, and $1,500 as of September 30, 2021 (unaudited).
Additionally, the Company rents several locations on a month to month basis. Rent expense for these locations totals approximately $2 and $73 per month for the years ended December 31, 2020 and 2019, respectively, and $2 for the nine months ended September 30, 2021 and 2020 (unaudited). The Company subleases a portion of its office space to third parties. Rental income related to the sublease totaled $318 and $538 for the years ended December 31, 2020 and 2019, respectively, and $0 and $318 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively. Rental income is netted with rent expense. Total net rent expense for the years ended December 31, 2020 and 2019 was $3,774 and $3,528, respectively and for the nine months ended September 30, 2021 and 2020 (unaudited) was $2,871 and $2,829, respectively.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

On April 20, 2021 the Company entered into an agreement to move its primary headquarters office in New York City to another space in the same building, approximately half of the rentable square footage and therefore a lower monthly base rent. Under the new lease terms, the Company is required to pay a rent cancellation penalty for the current office space of $4,243. Fifty percent of the penalty amount was paid in May 2021. The remainder of the penalty was paid on September 1, 2021. As a result of the new lease arrangement, the Company’s existing Letter of Credit previously entered into to secure the subleased premises was amended and reduced, effective, May 24, 2021, from $2,228 to $1,500.
Palantir Foundry Agreement
Effective as of July 1, 2021, the Company entered into a subscription agreement with Palantir Technologies to utilize Palantir’s Foundry platform, which is a data integration and management platform consisting of a suit of analytical tools and operational applications for business users. The Company plans to leverage Foundry to deliver data driven insights and products to end users in a more operational and cost efficient manner. Pursuant to the agreement, the subscription and related professional services will be provided for the next 5 years at a quarterly fee of $1,000.
17. RISKS, UNCERTAINTIES, AND CONCENTRATIONS
The Company’s future results could be affected by several risks and uncertainties, including uncertainty of market acceptance of its services, uncertainty in development of new technological innovations, the need to obtain additional funding, and protection of proprietary technology. Future sales and profitability are dependent upon the Company’s ability to successfully attain technological feasibility of new services under development, continued efforts related to market penetration of products and services, and its ability to obtain sufficient sources of financing to fund its operations. There can be no assurance that future developments in computer hardware, software, internet and the worldwide web will not adversely affect the market for the Company’s services.
Legal Proceedings
From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Although the outcome of the various legal proceedings and claims cannot be predicted with certainty, management does not believe that any of these proceedings or other claims will have a material effect on the Company’s business, financial condition, results of operations or cash flows.
Major Customers—Accounts Receivable and Revenue
The Company manages its accounts receivable credit risk by performing credit evaluations and monitoring amounts due from the Company’s customers.
The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:
At December 31, 2020 and 2019, one customer represented approximately 15% and 12% of accounts receivable, respectively. At December 31, 2020, five customers accounted for approximately 34% of accounts receivable. At December 31, 2019, five customers represented approximately 30% of accounts receivable.

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

At September 30, 2021 (unaudited) one customer represented approximately 9% of accounts receivable. At September 30, 2021 (unaudited), five customers represented approximately 27% of accounts receivable.
For the year ended December 31, 2020, one customer represented approximately 10% of revenue and five customers represented approximately 32% of revenue. For the year ended December 31, 2019, five customers represented approximately 28% of revenue.
For the nine months ended September 30, 2021 and 2020 (unaudited), one customer represented approximately 10% and 12% of revenue, respectively. For the nine months ended September 30, 2021 and 2020 (unaudited), five customers represented approximately 29% and 34% of revenue, respectively.
Concentration of Credit
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250. The Company also places its cash and cash equivalents with some foreign financial institutions and these deposits may at times be in excess of insured limits. At December 31, 2020 and 2019, the Company had balances of $16,307 and $6,700 in excess of the FDIC insured limits, respectively. At September 30, 2021 (unaudited), the Company had balances of $22,209 in excess of the FDIC insured limits. The Company reduces exposure to credit risk by maintaining cash deposits with major financial institutions. The Company has not experienced any losses on these accounts and conclude the credit risk to be minimal.
18. RELATED PARTY TRANSACTIONS
The Company is in a Transaction Services Agreement and a Professional Services Agreement with H.I.G Capital LLC (“H.I.G”), the majority member of the Company. H.I.G provides management services to the Company for an annual management fee of $870, invoiced on a quarterly basis.
The Company recognized management fees of $872 and $898 for the years 2020 and 2019, respectively, and $653 and $654 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively. There were no amounts remaining outstanding as of December 31, 2020 and 2019, and September 30, 2021 (unaudited).
19. MEMBERS’ EQUITY
At December 31, 2020 and 2019 and September 30, 2021 (unaudited) the common units issued and outstanding were:

	December 31, 2020	December 31, 2019	September 30, 2021
			(unaudited)
Voting Class A Common Units	26,000,000	26,000,000	26,000,000
Non-Voting Class B Common Units	17,333,333	17,333,333	17,333,333
Non-Voting Class C Common Units	154,250	34,250	175,500

Total	43,487,583	43,367,583	43,508,833

The rights of the holders of Class A, Class B, and Class C units were identical, except with respect to voting and certain preemptive and transfer rights. Each unit of Class A unit is entitled to one vote per unit (“Voting

AdTheorent Holding Company, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands, except units and per unit data)

Unit”), and Class B and Class C Unit have no voting rights
(“Non-Voting
Unit”). Class C units could only have been issued under the Company’s Member Incentive Plan (the “Plan”) discussed in Note 13—Equity-Based Compensation Expense. All classes of members were entitled to receive distributions, if any, in accordance with the provisions of the Company’s Operating agreement.
The holders of Class A and Class B units can elect three and two members to the Operating Board (collectively, the “Managers”). The number of Managers the Class B unit holders can elect is reduced when the equity ownership percentage of the Class B unit holders falls below a certain threshold. The holders of Class B units can prevent certain limited amendments to the Operating Agreement and have limited transfer rights, which the holders of Class C units do not have. In addition, the exercised and outstanding Class C units can be repurchased by the Company if the holder of the Class C unit were to breach certain restrictive covenants remain in effect post-termination.
20. EMPLOYEE SAVINGS
The Company offers its employees a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), whereby employees may contribute a percentage of their compensation, not to exceed the maximum amount allowable under the Code. The Company made matching contributions of $1,073 and $885 for the years ended December 31, 2020 and 2019, respectively, and $1,063 and $877 for the nine months ended September 30, 2021 and 2020 (unaudited), respectively, to its employee savings plan.
21. SUBSEQUENT EVENTS
For the Company’s annual Consolidated Financial Statements, management has evaluated the impact of all subsequent events on the Company through August 23, 2021, the date the Consolidated Financial Statements were available to be issued and has determined, other than reported below, that there were no other subsequent events requiring adjustments or disclosure in the Consolidated Financial Statements.
For the Company’s unaudited interim Consolidated Financial Statements, the Company evaluated the effects of subsequent events that occurred from September 30, 2021 through November 17, 2021. Other than reported below, no events have occurred which require adjustment to or disclosure in the Consolidated Financial Statements.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT
AdTheorent Holding Company, LLC
(Parent Company Only)
Condensed Balance Sheets
(in thousands, except units and per unit data)

	As of December 31,
	2020	2019
ASSETS
Investment in subsidiaries	$65,832	$57,500

Total assets	$65,832	$57,500

LIABILITIES AND MEMBERS’ EQUITY
Intercompany payables to subsidiaries	$3,933	$3,686
Members’ equity
Class A Common Units; 26,000,000 units authorized, issued and outstanding as of December 31, 2020, and 2019, respectively	26,000	26,000
Class B Common Units; 17,333,333 units authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	17,333	17,333
Class C Common Units; 5,850,000 units authorized as of December 31, 2020 and 2019; 154,250 and 34,250 units issued and outstanding as of December 31, 2020 and 2019, respectively.	—	—
Additional paid-in capital	2,257	1,499
Retained earnings	16,309	8,982

Total members’ equity	61,899	53,814

Total liabilities and members’ equity	$65,832	$57,500

See accompanying notes to consolidated financial statements.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT
AdTheorent Holding Company, LLC
(Parent Company Only)
Condensed Statements of Operations
(in thousands, except units and per unit data)

	For the year ended December 31,
	2020	2019
Equity in income of subsidiaries	$8,856	$7,161
General and administrative	1,529	1,674

Net income	$7,327	$5,487
See accompanying notes to consolidated financial statements.

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF REGISTRANT
AdTheorent Holding Company, LLC
(Parent Company Only)
Notes to Registrant’s Condensed Financial Statements
(in thousands, except units and per unit data)

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$54,363.37
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Item 14. Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
Item 15. Recent Sales of Unregistered Securities.
Subscription Agreements.
Concurrently with the execution of the Business Combination Agreement, MCAP entered into subscription agreements with certain investors (the
 “PIPE Investors”
), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and MCAP agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 12,150,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $121.50 million. The shares issued to the PIPE Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the
 “Securities Act”
) under Section 4(a)(2) and/or Regulation D promulgated thereunder.
Class A Common Stock
Pursuant to our prior amended and restated certificate of incorporation, each share of MCAP’sClass B Common Stock converted into one share of MCAP’s Class A Common Stock at the Closing of the Business Combination. After the Closing and following the effectiveness of our Certificate of Incorporation, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable
share of Common Stock, without any further action by us or any stockholder. The issuance of Class A Common Stock upon automatic conversion of Class B Common Stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.
Private Warrants.
Simultaneously with the consummation of the Initial Public Offering, the Sponsor purchased from us an aggregate of 5,983,333 Private Warrants at a price of $1.50 per Private Warrant, generating total proceeds of $8,975,000. Each Private Warrant entitles the holder thereof to purchase one share of our Common Stock at an exercise price of $11.50 per share. The sale of the Private Warrants was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits.

Exhibit No.	Description	Incorporation by Reference

2.1*	Business Combination Agreement, dated July 27, 2021, by and among MCAP Acquisition Corporation, GRNT Merger Sub 1 LLC, GRNT Merger Sub 2 LLC, GRNT Merger Sub 3 LLC, GRNT Merger Sub 4 LLC, H.I.G. Growth—AdTheorent Intermediate, LLC, H.I.G. Growth—AdTheorent, LLC, and AdTheorent Holding Company, LLC	Exhibit 2.1 to the Current Report on Form 8-K filed on July 27, 2021

3.1	Second Amended and Restated Certificate of Incorporation of AdTheorent Holding Company, Inc.	Exhibit 3.1 to the Current Report on Form 8-K filed on December 29, 2021

3.2	Amended and Restated Bylaws of AdTheorent Holding Company, Inc.	Exhibit 3.2 to the Current Report on Form 8-K filed on December 29, 2021

4.1	Specimen Common Stock Certificate

4.2	Specimen Warrant Certificate (included in Exhibit 4.3)

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and MCAP Acquisition Corporation	Exhibit 4.1 of Current Report on Form 8-K filed on March 2, 2021

5.1	Opinion of Paul Hastings LLP

10.1	Stockholders Agreement, dated as of December 22, 2021, by and among AdTheorent Holding Company, Inc., H.I.G. Growth—AdTheorent, LLC, MCAP Acquisition, LLC, and the other parties thereto	Exhibit 10.1 to the Current Report on Form 8-K filed on December 29, 2021

10.2	Amended and Restated Registration Rights Agreement, dated as of December 22, 2021, by and among AdTheorent Holding Company, Inc., MCAP Acquisition, LLC, H.I.G. Growth—AdTheorent, LLC, and the other parties thereto	Exhibit 10.2 to the Current Report on Form 8-K filed on December 29, 2021

10.3	Credit Agreement, dated December 22, 2021, among AdTheorent, Inc., a Delaware corporation, AdTheorent Acquisition Corporation, a Delaware corporation, AdTheorent Intermediate Holding Corporation, a Delaware corporation, after giving effect to the SPAC Combination, AdTheorent Holding Company, LLC, a Delaware limited liability company, GRNT Merger Sub 2 LLC, a Delaware limited liability company, and AdTheorent Holding Company, Inc., a Delaware corporation, and Silicon Valley Bank, as Administrative Agent and Collateral Agent, Issuing Lender and Swingline Lender, and the Lenders party thereto	Exhibit 10.3 to the Current Report on Form 8-K filed on December 29, 2021

10.4#	MCAP Acquisition Corporation 2021 Long-Term Incentive Plan	Exhibit 10.4 to the Current Report on Form 8-K filed on December 29, 2021

Exhibit No.	Description	Incorporation by Reference

10.5#	MCAP Acquisition Corporation 2021 Employee Stock Purchase Plan	Exhibit 10.5 to the Current Report on Form 8-K filed on December 29, 2021

10.6#	Form of Stock Option Grant Notice under the MCAP Acquisition Corporation 2021 Long-Term Incentive Plan	Exhibit 10.6 to the Current Report on Form 8-K filed on December 29, 2021

10.7#	Form of RSU Award Grant Notice under the MCAP Acquisition Corporation 2021 Long-Term Incentive Plan	Exhibit 10.7 to the Current Report on Form 8-K filed on December 29, 2021

10.8	Form of Indemnification Agreement	Exhibit 10.8 to the Current Report on Form 8-K filed on December 29, 2021

16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated December 29, 2021	Exhibit 16.1 to the Current Report on Form 8-K filed on December 29, 2021

21.1	Subsidiaries of the Registrant	Exhibit 21.1 to the Current Report on Form 8-K filed on December 29, 2021

23.1	Consent of BDO USA LLP

23.2	Consent of Marcum LLP

23.3	Consent of Paul Hastings LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*
Schedule and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation
S-K.
The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**	Portions of this Exhibit have been omitted in accordance with Item 601 of Regulation S-K.
#	Indicates a management or compensatory plan.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided
,
however
, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(
b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

ADTHEORENT HOLDING COMPANY, INC.

/s/ James Lawson
Name:	James Lawson
Title:	Chief Executive Officer
Date: January 14, 2022
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Lawson and Charles Jordan, and each of them, his or her true and lawful attorneys-in-fact
and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact
and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James Lawson James Lawson	Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2022

/s/ Charles Jordan Charles Jordan	Chief Financial Officer, Secretary and Vice President (Principal Financial Officer and Principal Accounting Officer)	January 14, 2022

/s/ Eric Tencer Eric Tencer	Director	January 14, 2022

/s/ Richard Boghosian Richard Boghosian	Director	January 14, 2022

/s/ Danielle Qi Danielle Qi	Director	January 14, 2022

/s/ John Black John Black	Director	January 14, 2022

Signature	Title	Date

/s/ Zia Uddin Zia Uddin	Director	January 14, 2022

/s/ Ben Tatta Ben Tatta	Director	January 14, 2022

/s/ Vineet Mehra Vineet Mehra	Director	January 14, 2022

/s/ Kihara Kiarie Kihara Kiarie	Director	January 14, 2022